UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
AMENDMENT NO. 1

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

GLG PARTNERS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☑  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share, of GLG Partners, Inc. (“Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

323,717,487 shares of Common Stock*

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction was determined by calculating the sum of (i) the product of 160,887,080 shares of Common Stock that may be exchanged for cash in the transaction, multiplied by the $4.50 per share cash merger consideration, (ii) the product of 149,900,926 shares of Common Stock that will be exchanged by the Selling Stockholders (as defined below) for shares of Man Group plc in the transaction, multiplied by the average of the high and low sales prices of Common Stock on The New York Stock Exchange on August 5, 2010 of $4.40 per share, and (iii) the product of awards under GLG Partners, Inc.’s stock plans which represent a right to receive 12,929,481 shares of Common Stock upon satisfaction of vesting conditions, which shall be assumed by Man Group plc in the transaction and shall be settleable in shares of Man Group plc following the transaction upon satisfaction of such vesting conditions, multiplied by the average of the high and low sales prices of Common Stock on The New York Stock Exchange on August 5, 2010 of $4.40 per share. In accordance with Exchange Act Rule 0-11(c), the filing fee was determined by multiplying
0.00007130 by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction: $1,440,445,651

(5)	Total fee paid:

$102,704

☐  Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

$51,402.35

(2)	Form, Schedule or Registration Statement No.:

Preliminary Proxy Statement on Schedule 14A

(3)	Filing Party:

GLG Partners, Inc.

(4)	Date Filed:

June 29, 2010

*	Includes 58,904,993 shares of Common Stock that are issuable upon conversion of 58,904,993 shares of Ordinary Class B Shares, par value $0.0001 per share, of FA Sub 2 Limited that are held by the Selling Stockholders, and awards under GLG Partners, Inc.’s stock plans which represent a right to receive 12,929,481 shares of Common Stock upon satisfaction of vesting conditions, which shall be assumed by Man Group plc in the transaction and shall be settleable in shares of Man Group plc following the transaction upon satisfaction of such vesting conditions.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION
DATED AUGUST 10, 2010

GLG PARTNERS, INC.
399 Park Avenue, 38th Floor
New York, New York 10022

To Our Stockholders:

We cordially invite you to attend the special meeting of stockholders of GLG Partners, Inc. to be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112 on September   , 2010, at 10:00 a.m., Eastern Time. The Board of Directors has fixed the close of business on August   , 2010 as the record date for the purpose of determining the stockholders entitled to receive notice of and vote at the special meeting and any adjournment or postponement of the special meeting.

On May 17, 2010, we agreed to be acquired by Man Group plc, subject to, among other things, the approval of the respective stockholders of Man and GLG as described in the accompanying proxy statement. The proposed acquisition is contemplated to be made through two concurrent transactions: a cash merger under an Agreement and Plan of Merger dated as of May 17, 2010 among Man, Escalator Sub 1 Inc. (a wholly owned subsidiary of Man) and GLG; and a share exchange under a Share Exchange Agreement dated as of May 17, 2010 among Man and Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities, two limited partnerships that held shares for the benefit of key personnel who are participants in GLG’s equity participation plans and the permitted transferees of such limited partnerships.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement. If the merger is completed, GLG’s stockholders (other than parties to the share exchange agreement (with respect to the shares subject thereto), Man and its subsidiaries, GLG and certain of its subsidiaries, stockholders who properly exercise and perfect their appraisal rights under Delaware law, and holders of restricted shares and other awards to receive shares of our common stock under our stock incentive plans) will have the right to receive, for each share of our common stock they hold at the time of the merger, $4.50 in cash.

Upon completion of the proposed merger, we will cease to be a publicly traded company and Man will own 100% of our outstanding securities. As a result, you will no longer have any direct or indirect equity interest in GLG or any interest in our future earnings or growth, if any. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934 are expected to be terminated. In addition, upon completion of the merger, shares of our common stock will no longer be listed on the New York Stock Exchange.

After careful consideration, our Board of Directors has determined that the merger is advisable and that the terms of the merger are fair to, and in the best interests of, GLG and its stockholders and, therefore, has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommends that you vote “FOR” adoption of the merger agreement. This recommendation of our Board of Directors is based upon the unanimous recommendation of a special committee of the Board of Directors consisting of three independent and disinterested directors, who were advised by an independent financial advisor on the fairness of the value of the cash merger consideration and by independent legal counsel.

In considering the recommendation of our Board of Directors with respect to the merger, you should be aware that some of our directors have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. For example, each of Noam Gottesman, Pierre Lagrange and Emmanuel Roman will enter into employment or service agreements with Man entities providing for, among other things, the payment of salaries, and each of them, through their respective trusts, holds our convertible notes, which pursuant to their terms upon conversion during a specified period following the merger will be entitled to a make-whole premium, in addition to the right to receive a cash amount equal to the merger consideration for each share of common stock into which the notes are convertible. In addition, outstanding restricted stock awards held by our non-employee directors will be accelerated and paid a cash amount equal to the merger consideration for each restricted share as a result of the merger. Moreover, indemnification and directors’ and officers’ liability insurance coverage will continue to be provided by the surviving corporation in the merger to our current and former officers and directors. Furthermore, pursuant to the terms of the merger agreement, we are required to use reasonable best efforts to launch a tender offer to purchase all of our outstanding warrants to purchase shares of our common stock, including warrants held by certain of our directors. Finally, compensation will be paid to the directors serving on the special committee.

In addition, you are being asked at the special meeting to approve the adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. Our Board of Directors unanimously recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The accompanying notice of special meeting and proxy statement provide information regarding the matters to be acted on at the special meeting, including any adjournment or postponement of the special meeting. Please read these materials carefully.

YOUR VOTE IS VERY IMPORTANT, regardless of the number of shares you own. We cannot complete the merger unless the holders of a majority of the outstanding shares of GLG common stock (excluding (i) Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities, (ii) the permitted transferees of two limited partnerships that held shares for the benefit of key personnel who are participants in GLG’s equity participation plans, (iii) Man and its affiliates, (iv) GLG and its affiliates (other than directors serving on the special committee of the GLG Board of Directors) and (v) employees of GLG) entitled to vote on the matter vote to adopt the merger agreement. Once you have read the accompanying materials, please take the time to vote on the matters submitted to stockholders at the special meeting, whether or not you plan to attend the special meeting. I urge you to submit a proxy to vote your shares promptly by using the telephone or Internet or by signing and returning the enclosed proxy card. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting in person. Your vote in person will revoke any proxy previously submitted.

If your shares are held in “street name” by your broker, bank or other nominee, your broker, bank or other nominee will be unable to vote your shares on the merger proposal or the adjournment proposal without instructions from you. You should instruct your broker, bank or other nominee to vote your shares by following the procedures provided by your broker, bank or other nominee.

Our Board of Directors and management urge you to vote “FOR” each of the proposals.

Sincerely,

Noam Gottesman
Chairman of the Board and Co-Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated August   , 2010 and is first being mailed to stockholders on or about August   , 2010.

GLG PARTNERS, INC.
399 Park Avenue, 38th Floor
New York, New York 10022

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held September   , 2010

To Our Stockholders:

Notice is hereby given that a special meeting of stockholders of GLG Partners, Inc. (“GLG”) will be held on September   , 2010, at 10:00 a.m., Eastern Time, at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112 for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of May 17, 2010 among GLG, Man Group plc, a public limited company existing under the laws of England and Wales (“Man”), and Escalator Sub 1 Inc., a Delaware corporation and a wholly owned subsidiary of Man (the “Merger Proposal”).

2. To approve the adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment Proposal”).

3. To transact such other business as may properly come before the meeting or any adjournment or postponement of the special meeting.

Only stockholders who owned shares of our common stock and Series A voting preferred stock at the close of business on August   , 2010 will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements of the meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 399 Park Avenue, 38th Floor, New York, New York 10022 at least ten days before the special meeting.

We urge you to read the accompanying proxy statement carefully as it sets forth details of each proposal to be voted on, including the proposed merger and other important information related to the merger.

Under Delaware law, if the merger is completed, holders of our common stock who do not vote in favor of the Merger Proposal and who otherwise properly perfect their demand for appraisal under Delaware law will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must (i) submit to GLG a written demand for an appraisal prior to the stockholder vote on the Merger Proposal, (ii) not vote in favor of the Merger Proposal, nor consent thereto in writing, (iii) continue to hold your shares until the consummation of the merger and (iv) comply with other Delaware law procedures explained in the accompanying proxy statement.

Your vote is important and we urge you to submit your proxy for voting at the special meeting on the Internet, by telephone or by completing, signing, dating and returning your proxy card as promptly as possible by mail, whether or not you expect to attend the special meeting. If you are unable to attend in person and you submit your proxy on the Internet, by telephone or by returning your properly executed proxy card in time for the special meeting, your shares will be voted at the special meeting in accordance with your instructions as reflected on your proxy. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the Merger Proposal and “FOR” approval of the Adjournment Proposal. If your shares are held in “street name” by your broker, bank or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from your broker, bank or nominee. You should follow the directions provided by your broker, bank or nominee regarding how to instruct such broker, bank or nominee to vote your shares.

The merger is described in the accompanying proxy statement, which we urge you to read carefully. Copies of the merger agreement, the share exchange agreement and the other transaction-related documents are attached as appendices to the proxy statement.

Your Board of Directors recommends that you vote in favor of the Merger Proposal and the Adjournment Proposal. Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors,

Alejandro R. San Miguel
Secretary

New York, New York
August   , 2010

i

ii

Page

IMPORTANT INFORMATION REGARDING THE PRINCIPALS	134
Individual Principals	134
Trusts and Related Entities	134
Voting Agreement	135
Agreement among Principals and Trustees	136
GLG Shareholders Agreement	137
Founders Agreement	138
Amended and Restated Warrant Agreement	138
Convertible Subordinated Note Indenture	139
Support Agreement	140
IMPORTANT INFORMATION REGARDING MAN AND MERGER SUB	141
Important Information Regarding Man	141
Important Information Regarding Merger Sub	143
APPRAISAL RIGHTS	144
APPROVAL OF ADJOURNMENT OF SPECIAL MEETING	148
Proposal	148
Vote Required	148
Recommendation	148
FUTURE STOCKHOLDER PROPOSALS	149
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	149
TRANSACTION OF OTHER BUSINESS	149
WHERE YOU CAN FIND MORE INFORMATION	149
INCORPORATION BY REFERENCE	150
APPENDIX A — AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 17, 2010 AMONG GLG PARTNERS, INC., MAN GROUP PLC AND ESCALATOR SUB 1 INC.	A-1
APPENDIX B — SHARE EXCHANGE AGREEMENT DATED MAY 17, 2010 BY AND AMONG MAN GROUP PLC AND THE STOCKHOLDERS OF THE COMPANY PARTY THERETO	B-1
APPENDIX C — VOTING AND SUPPORT AGREEMENT DATED MAY 17, 2010 BY AND AMONG MAN GROUP PLC, ESCALATOR SUB 1 INC. AND THE STOCKHOLDERS OF THE COMPANY PARTY THERETO	C-1
APPENDIX D — OPINION OF MOELIS & COMPANY LLC	D-1
APPENDIX E — OPINION OF GOLDMAN SACHS INTERNATIONAL	E-1
APPENDIX F — SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE	F-1
APPENDIX G — EMPLOYMENT AND SERVICE AGREEMENTS BETWEEN CERTAIN MAN GROUP PLC ENTITIES AND EACH OF NOAM GOTTESMAN, EMMANUEL ROMAN AND PIERRE LAGRANGE	G-1
APPENDIX H — RESTRICTIVE COVENANT AGREEMENTS DATED AS OF MAY 17, 2010 BETWEEN MAN GROUP PLC, GLG PARTNERS, INC., AND EACH OF NOAM GOTTESMAN, EMMANUEL ROMAN AND PIERRE LAGRANGE	H-1
APPENDIX I — JOINDER AGREEMENT DATED AS OF JUNE 21, 2010 BY AND AMONG MAN GROUP PLC, ESCALATOR SUB 1 INC., GLG PARTNERS, INC., OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED, ACTING SOLELY IN ITS CAPACITY AS TRUSTEE OF BLUE HILL TRUST, OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED, ACTING SOLELY IN ITS CAPACITY AS TRUSTEE OF GREEN HILL TRUST, SAGE SUMMIT LP AND LAVENDER HEIGHTS CAPITAL LP
I-1

iii

Summary Term Sheet

References to “GLG”, the “Company”, “we”, “our” or “us” in this proxy statement refer to GLG Partners, Inc. and its subsidiaries unless otherwise indicated by context. The following summary, together with “Questions and Answers About the Merger and the Special Meeting of Stockholders”, highlights selected information contained in this proxy statement. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting of stockholders. In addition, this proxy statement incorporates by reference important business and financial information about GLG. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information”. References to “$” in this proxy statement refer to U.S. dollars.

The Acquisition

•	On May 17, 2010, we agreed to be acquired by Man Group plc subject to, among other things, the approval of the respective stockholders of Man and GLG as described in this proxy statement. The proposed acquisition is contemplated to be made through two concurrent transactions:

•	a cash merger under an agreement and plan of merger dated as of May 17, 2010 among Man, Escalator Sub 1 Inc. and GLG; and

•	a share exchange (which will occur immediately prior to the merger) under a share exchange agreement dated as of May 17, 2010 among Man and the following:

•	Noam Gottesman, Pierre Lagrange and Emmanuel Roman, whom we refer to collectively as the “Individual Principals”;

•	the Gottesman GLG Trust, the Roman GLG Trust and its wholly owned subsidiary Jackson Holdings Services Inc., and the Lagrange GLG Trust and its wholly owned subsidiary Point Pleasant Ventures Ltd., which together with the Individual Principals and TOMS International Ltd. (“TOMS”), a wholly owned subsidiary of the Gottesman GLG Trust, we refer to collectively as the “Principals”;

•	Sage Summit LP and Lavender Heights Capital LP, which are limited partnerships that held shares of GLG common stock for the benefit of non-Principal members of GLG’s senior management and key investment personnel based principally in the UK who are participants in GLG’s equity participation plan who were allocated interests in a percentage of the cash and shares of GLG common stock paid as consideration in the reverse acquisition by Freedom Acquisition Holdings, Inc. of GLG Partners LP and certain affiliated entities in November 2007; and

•	the permitted transferees of Sage Summit LP and Lavender Heights Capital LP described in the next sentence, which together with the Principals (other than TOMS), we refer to as the “Selling Stockholders”. On June 21, 2010, Sage Summit LP and Lavender Heights Capital LP transferred all of their shares of GLG common stock to Blue Hill Trust and Green Hill Trust, respectively, and these permitted transferees became parties to the share exchange agreement and the voting and support agreement.

The Parties to the Merger (Page 94 and Appendix A)

•	The parties to the merger agreement are the following:

•	GLG Partners, Inc., a Delaware corporation, is a global asset management company offering its clients a wide range of performance-oriented investment products and managed account services. GLG’s primary business is to provide investment management advisory services for various investment funds and companies. Net assets under management as of June 30, 2010 were approximately $23.0 billion. GLG has an investment management team and supporting staff of over 400 people. GLG’s common stock is traded on the New York Stock Exchange under the symbol “GLG”.

•	Man Group plc is a public limited company incorporated under the laws of England and Wales. Man is a leading alternative investment management business delivering a comprehensive range of innovative guaranteed and open-ended products and tailor-made solutions to private and institutional investors globally. Man’s investment products are designed to offer performance across market cycles and are developed and structured internally and through partnerships with other financial institutions. Man has a global distribution network and an investment management track record dating back more than 20 years. Funds under management as of June 30, 2010 were $38.5 billion. Man employs approximately 1,500 permanent employees worldwide, with key centers in London and Pfaeffikon, Switzerland. Man’s ordinary shares are listed on the Official List of the Financial Services Authority and traded on the London Stock Exchange (LSE: EMG) and Man is a member of the FTSE 100 Index.

•	Escalator Sub 1 Inc., which we refer to as “Merger Sub”, is a Delaware corporation and wholly owned subsidiary of Man Principal Strategies Holdings LLC, which we refer to as “Holdco”. Holdco is a Delaware limited liability company and wholly owned subsidiary of Man. Holdco was formed solely for the purpose of owning Merger Sub. Merger Sub was formed solely for the purpose of entering into the merger agreement described below and consummating the transactions contemplated by the merger agreement.

The Merger and its Effects (Page 94)

•	You are being asked to vote to adopt the agreement and plan of merger dated as of May 17, 2010 among GLG, Man and Merger Sub, which we refer to as the “Merger Proposal”.

•	Pursuant to the merger agreement, Merger Sub will merge with and into GLG.

•	GLG will be the surviving corporation in the merger and will continue to do business as “GLG Partners, Inc.” following the merger.

•	Upon completion of the proposed merger, GLG will cease to be a publicly traded company and Man, indirectly through Holdco, will own 100% of the outstanding shares of GLG common stock. As a result, you will no longer have any direct or indirect equity interest in GLG or any interest in our future earnings or growth, if any.

•	Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended, are expected to be terminated. In addition, upon completion of the proposed merger, our shares of common stock will no longer be listed on the New York Stock Exchange.

Merger Consideration (Page 95)

•	As of the effective time of the merger, each issued and outstanding share of our common stock (other than (i) shares owned by GLG as treasury stock or owned by certain subsidiaries of GLG, (ii) shares owned by Man or Merger Sub (including the shares acquired from the Selling Stockholders in the share exchange), (iii) shares held by dissenting stockholders, (iv) restricted shares issued under GLG’s stock and incentive plans, and (v) awards under GLG’s stock and incentive plans representing a right to receive shares of common stock of GLG) will be converted into the right to receive $4.50 in cash, without interest, at which time all such shares of GLG common stock will no longer be outstanding and will automatically be canceled.

Treatment of GLG Equity Awards (Page 96)

•	Immediately prior to the effective time of the merger, each issued and outstanding share of restricted common stock of GLG issued under GLG’s stock and incentive plans will be converted into the right to receive $4.50 in cash, without interest, the receipt of which will be (except in the case of restricted shares held by our non-employee directors) subject to the same vesting terms and conditions and other rights and restrictions that were applicable to such shares of restricted common stock prior to the effective time, except in cases where the acceleration of the vesting of such cash awards to the effective time of the merger, in an amount sufficient to pay the income tax and/or employee national insurance contributions, may be necessary for liability that arises as a result of the merger for U.K. employees;

•	Immediately prior to the effective time of the merger, all outstanding restricted stock awards held by our non-employee directors will be converted into the right to receive $4.50 per share and the vesting of such restricted stock awards will be accelerated to the effective time of the merger; and

•	At the effective time of the merger, each outstanding award under GLG’s stock and incentive plans representing a right to receive shares of common stock of GLG (other than shares of restricted common stock) will be settled in ordinary shares of Man, in an amount equal to the number of shares underlying such stock rights multiplied by the exchange ratio set forth in the share exchange agreement, or if our representation in the merger agreement that each holder of such stock rights is a non-U.S. resident is not correct or if the assumption of the stock rights by the surviving corporation is prohibited by applicable securities laws, then such stock rights will instead be converted at the effective time of the merger into a right to receive $4.50 in cash, without interest, multiplied by the number of shares covered by such stock rights. In either case, the ordinary shares of Man or the cash amount will be subject to the same vesting and other terms and conditions that were applicable to such stock rights prior to the effective time of the merger.

Interests of Certain Persons in the Merger (Page 73)

•	In considering the recommendation of the special committee of our board of directors and our board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests include, among others:

•	the Selling Stockholders are parties to the share exchange agreement pursuant to which they will transfer to Man, immediately prior to the effective time of the merger, all of their shares (subject to certain exceptions) of (a) our common stock, (b) our Series A voting preferred stock, (c) our subsidiary FA Sub 2 Limited’s exchangeable Ordinary Class B Shares, which are exchangeable into shares of our common stock (at which time the associated Series A voting preferred stock is redeemed), and (d) any other shares of our capital stock or such FA Sub 2 exchangeable shares they acquire after the date of the share exchange agreement, in exchange for ordinary shares of Man at an exchange ratio of 1.0856 ordinary shares of Man per share of our common stock exchanged by the Selling Stockholders (which ratio may be reduced prior to closing under certain circumstances), which would represent a value of $3.50 per share of our common stock based on the closing price of Man ordinary shares on May 14, 2010, the last trading day prior to the announcement of the merger and share exchange, and the applicable currency exchange rate on that date;

•	following the consummation of the share exchange, as holders of Man ordinary shares, the Selling Stockholders will be entitled to receive dividends declared and paid by Man; for example, the Man board intends to recommend a dividend of at least 22 cents per Man ordinary share in its fiscal year ending March 31, 2011;

•	each of Messrs. Gottesman, Lagrange and Roman will enter into employment or service agreements with Man entities providing for, among other things, the payment of an annual base salary of $1,000,000, which is equal to the annual base salary currently being paid to each such person pursuant to their respective employment agreements with GLG, certain employee benefits, and, in certain circumstances, a payment of severance in lieu of 12 months’ advance written notice of termination of employment, such that the payment is calculated by reference to their base salary for the whole or any unexpired part of the notice period to which they are entitled;

•	each of Messrs. Gottesman, Lagrange and Roman, under the terms of a non-competition and non-solicitation agreement or a deed of vendor covenant, has agreed to be bound by certain restrictive covenants relating to competition with GLG’s business or solicitation of GLG’s employees and directors beginning on the date of the closing of the share exchange and ending on the third anniversary of such date in exchange for a $100,000 payment (payable within 14 days after the date of the closing of the share exchange);

•	each of Messrs. Gottesman, Lagrange and Roman, through their respective trusts, hold our 5.00% dollar-denominated convertible subordinated notes due May 15, 2014, which pursuant to their terms upon conversion during a specified period following the merger will be entitled to a make-whole premium, in addition to the right to receive a cash amount equal to the merger consideration for each share of common stock into which the notes are convertible, which aggregate principal amount and make-whole premium are described under “Special Factors — Interests of Certain Persons in the Merger — A Portion of Our 5.00% Dollar-Denominated Convertible Subordinated Notes are Held by the Principals” below;

•	outstanding restricted stock awards held by our non-employee directors will be accelerated and paid a cash amount equal to the merger consideration for each restricted share as a result of the merger, which outstanding restricted stock award amounts are described under “Special Factors — Interests of Certain Persons in the Merger — Treatment of Awards Under the Restricted Stock Plan, 2007 Long Term Incentive Plan, 2009 Long Term Incentive Plan and the Equity Participation Plan” below;

•	indemnification and directors’ and officers’ liability insurance coverage will continue to be provided by the surviving corporation in the merger to GLG’s current and former officers and directors;

•	pursuant to the terms of the merger agreement, we are required to use reasonable best efforts to launch a tender offer to purchase all of our outstanding warrants to purchase shares of our common stock, including warrants held by certain of our directors described under “Special Factors — Interests of Certain Persons in the Merger — Warrant Tender Offer” below, at a price of $0.129 per warrant;

•	certain of our executive officers and employees are entitled to severance payments in the event their employment is terminated under specified circumstances subsequent to the consummation of the merger in the amounts described under “Special Factors — Interests of Certain Persons in the Merger — Amendments to Certain Employment Agreements with GLG” below; and

•	compensation will be paid to the directors serving on the special committee in the amounts described under “Special Factors — Interests of Certain Persons in the Merger — Compensation Paid to Members of the Special Committee” below.

•	The special committee and our board of directors were aware of these interests and considered them, among other matters, in reaching their decision to approve the merger agreement and recommend that GLG’s stockholders vote in favor of the Merger Proposal.

Required Vote for Merger Proposal (Page 92)

•	The approval of the Merger Proposal will require the affirmative vote of:

(i)	the holders of a majority of all of GLG’s outstanding shares of common stock and Series A voting preferred stock as of the record date for the meeting voting as a single class, which vote we refer to as the “Statutory Stockholder Approval”; and

(ii)	the holders of a majority of GLG’s outstanding shares of common stock as of the record date for the special meeting, other than shares of common stock held by:

•	the Selling Stockholders and their affiliates;

•	Man and its affiliates;

•	GLG and its affiliates (other than directors on the special committee); and

•	employees of GLG.

We refer to the vote described in clause (ii) as the “Minority Stockholder Approval”.

•	Pursuant to the terms of a voting and support agreement dated as of May 17, 2010 among Man, Merger Sub, the Selling Stockholders and TOMS, the Selling Stockholders and TOMS have agreed to vote their shares of common stock and Series A voting preferred stock in favor of the Merger Proposal. Our other directors and executive officers have informed us that they intend to vote all of their shares of common stock and Series A voting preferred stock in favor of the Merger Proposal for the reasons described more fully in “Special

Factors — Fairness of the Merger and Recommendations of the Special Committee and the GLG Board”. Except as described in this proxy statement, to GLG’s knowledge, after making reasonable inquiry, none of GLG’s directors, officers or affiliates has made any public recommendation either in support of or opposed to the merger. Because the Selling Stockholders and our other directors and executive officers collectively hold approximately 51.5% of the combined shares of our common stock and Series A voting preferred stock as of the record date for the special meeting, we expect that the Statutory Stockholder Approval will be obtained.

•	Abstentions and broker non-votes in the case of both the Statutory Stockholder Approval and the Minority Stockholder Approval will have the same effect as votes against the Merger Proposal.

Recommendation of the Special Committee and the Board of Directors (Page 31)

•	The special committee is a committee of our board of directors that was formed on April 29, 2010. The special committee has authority, among other things, to:

•	establish, approve, modify, monitor and direct the process, procedures and activities relating to the review, evaluation and negotiation of one or more proposals made to GLG by Man for a potential transaction and any alternative transaction;

•	review, consider, evaluate, respond to, negotiate, reject, recommend or approve on behalf of GLG or the GLG board (except as otherwise required by law) a potential transaction with Man or an alternative transaction;

•	if it determines that continuing GLG’s business without engaging in a potential transaction with Man or an alternative transaction is in the best interest of GLG, reject any such potential transaction with Man or an alternative transaction;

•	determine whether any such potential transaction with Man or an alternative transaction is advisable and is fair to, and in the best interests of, GLG and its stockholders (other than the Selling Stockholders); and

•	recommend to the GLG board of directors what action, if any, should be taken in connection with any such potential transaction with Man or an alternative transaction.

•	The special committee has unanimously:

•	determined that (i) it is in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, and (ii) the transactions contemplated by the merger agreement, including the merger, the share exchange agreement and the voting and support agreement are advisable and fair to GLG and its unaffiliated stockholders;

•	approved the waiver of the restrictions on transfer applicable to shares of capital stock of GLG held by the Selling Stockholders under the GLG Shareholders Agreement (described under “Important Information Regarding the Principals — GLG Shareholders Agreement”); and

•	recommended that the GLG board of directors (i) determine it is in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, (ii) authorize and approve the execution, delivery and performance by GLG of the merger agreement (subject to the Minority Stockholder Approval), (iii) waive the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders, (iv) approve the share exchange agreement and the consummation of the transactions contemplated thereby, (v) submit the adoption of the merger agreement to a vote at a special meeting of GLG stockholders called for that purpose, and (vi) recommend that stockholders of GLG vote to adopt the merger agreement at the special meeting.

•	Our board of directors, acting upon the unanimous recommendation of the special committee, unanimously:

•	determined that the merger agreement and the transactions contemplated thereby are advisable and fair to and in the best interests of, GLG and its stockholders;

•	authorized and approved the execution, delivery and performance by GLG of the merger agreement (subject to the Minority Stockholder Approval);

•	approved the waiver of all the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders;

•	approved the share exchange agreement and the consummation of the transactions contemplated thereby;

•	determined to submit the adoption of the merger agreement to a vote at a special meeting of stockholders called for that purpose; and

•	recommended that stockholders of GLG vote to adopt the merger agreement at the special meeting of stockholders.

Opinion of Moelis & Company LLC (Page 38 and Appendix D)

•	Moelis & Company LLC, the special committee’s financial advisors, delivered to the special committee an oral opinion, subsequently confirmed by delivery of a written opinion dated May 16, 2010 that, as of May 16, 2010 and based upon and subject to the limitations and qualifications set forth therein, the consideration of $4.50 per share in cash to be received by the GLG stockholders (other than the Selling Stockholders) in the merger was fair from a financial point of view to such holders other than the Selling Stockholders.

•	The full text of the written opinion of Moelis dated May 16, 2010 is attached as Appendix D to this proxy statement. The written opinion of Moelis sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with rendering the opinion. Moelis provided its opinion for the information and assistance of the special committee in connection with its consideration of the merger agreement. The Moelis opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger or any other matter. Under the terms of the engagement letter between Moelis and GLG, GLG agreed to pay Moelis (i) a nonrefundable work fee of $500,000 which will be offset, to the extent previously paid, against the transaction fee described below, (ii) an opinion fee of $1.5 million, which became payable upon delivery of the Moelis opinion described above, and which fee will be offset, to the extent previously paid, against the transaction fee and (iii) a transaction fee of $4.5 million plus 0.6% of the equity value (as defined in the engagement letter) in excess of the equity value implied at a price of $4.50 per share payable upon the closing of the transaction.

Opinion of Goldman Sachs International (Page 46 and Appendix E)

•	Goldman Sachs International delivered its oral opinion, which was subsequently confirmed in writing, to the GLG board of directors that, as of May 17, 2010 and based upon and subject to the factors and assumptions set forth in its written opinion, the Aggregate Consideration (described under “Special Factors—Opinion of GLG’s Financial Advisor”) to be paid to the holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and merger agreement was fair from a financial point of view to such holders.

•	The full text of the written opinion of Goldman Sachs, dated May 17, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix E. Goldman Sachs provided its opinion for the information and assistance of the GLG board of directors in connection with its consideration of the transactions contemplated by the share exchange agreement and the merger agreement. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of GLG common stock, FA Sub 2 exchangeable shares and/or convertible notes should vote with respect to the share exchange agreement and the merger agreement or any other matter. Pursuant to an engagement letter between GLG and Goldman Sachs, GLG has agreed to pay Goldman Sachs a transaction fee of approximately $4 million, with $1 million of the transaction fee having been payable upon the execution of the share exchange agreement and merger agreement and the remainder of the fee being payable upon consummation of the share exchange and the merger.

Restrictions on Solicitation of Other Offers (Page 100)

•	We have agreed not to, and to cause our subsidiaries not to, and to not authorize or permit our or our subsidiaries’ officers, directors, employees, advisors, agents and representatives to:

•	solicit, facilitate or encourage the making of an alternative takeover proposal involving 15% or more of our common stock or other equity securities or assets; or

•	engage in any negotiations or discussions with any third party regarding such an alternative takeover proposal.

•	However, if prior to the approval of the Merger Proposal by our stockholders, we or our subsidiaries or our representatives receive an unsolicited takeover proposal that does not involve a breach of the merger agreement or any standstill agreement, and our board of directors (or any authorized committee thereof) reasonably determines in good faith (after consultation with outside legal counsel and an outside financial advisor) that such takeover proposal constitutes or is reasonably likely to lead to a “superior proposal” (as described below under “The Merger Agreement — Restrictions on Solicitations of Other Offers”) and its failure to take action would be inconsistent with its fiduciary duties to our stockholders, then we may engage in discussions and negotiations regarding such takeover proposal if we comply with certain requirements to provide information to Man.

Conditions to the Completion of the Merger (Page 106)

•	Before completion of the merger, a number of closing conditions must be satisfied or, to the extent permitted by law and the merger agreement, waived. These conditions are described more fully below under “The Merger Agreement — Conditions to the Completion of the Merger” and they include, among others, obtaining GLG and Man stockholder approvals (including the Minority Stockholder Approval), obtaining any required governmental authorizations and the absence of any law or governmental order prohibiting or enjoining the merger.

•	If these and other conditions are not satisfied or, to the extent permitted by law or the merger agreement, waived, the merger will not be completed, even if our stockholders approve the Merger Proposal.

Termination of the Merger Agreement (Page 107)

•	The merger agreement may be terminated at any time by the mutual written consent of us and Man, and under certain circumstances by us or by Man, as more fully described below under “The Merger Agreement — Termination of the Merger Agreement”.

•	If the merger agreement is terminated, then the share exchange agreement and the voting and support agreement will be automatically terminated.

•	If the Merger Proposal is not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, GLG will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the New York Stock Exchange. Under specified circumstances, we may be required to pay Man a termination fee and/or reimburse Man for certain fees and expenses, or Man may be required to pay us a termination fee or reimburse us for certain fees and expenses, as described in “The Merger Agreement — Termination Fees and Expense Reimbursement”.

•	In addition, failure to complete the merger could have a negative impact on the market price of our common stock, as the price of those shares may decline to the extent that the current market price reflects a market assumption that the merger will be completed. We will be required to pay significant costs incurred in connection with the merger, whether or not the merger is completed. In addition, we may be obligated to pay Man its out-of-pocket expenses and/or a termination fee if the merger is not completed for certain reasons, as discussed below.

Fees Payable Upon a Termination of the Merger Agreement (Page 109)

•	We will be required to pay Man a termination fee equal to $48 million (inclusive of any applicable value added tax or its equivalent) if:

•	(A) an alternative takeover proposal involving 15% or more of our common stock or other equity securities or assets is made to GLG or any third party announces an intention to make any such proposal, and (B) following such event the merger agreement is terminated as a result of certain specified events, and (C) within twelve (12) months of the date the merger agreement is terminated, we enter into one or more definitive agreements with respect to, or consummate a transaction contemplated by, any alternative takeover proposal involving 40% or more of our common stock or other equity securities or assets;

•	the merger agreement has been terminated by Man because our board of directors has either (x) withdrawn, qualified or changed in a manner adverse to Man its recommendation that our stockholders adopt the merger agreement or (y) failed to reject a publicly disclosed alternative takeover proposal involving 15% or more of our common stock or other equity securities or assets and to reconfirm its recommendation that the stockholders adopt the merger agreement following a request from Man that it do so, or similar events occur, except in certain circumstances; or

•	we have terminated the merger agreement in order to enter into a transaction pursuant to which a third party would acquire more than 50% of our equity securities or all or substantially all of our assets on terms and conditions which the board of directors determines to be more favorable from a financial point of view to our stockholders than the merger and the merger agreement, and concurrently with such termination we enter into one or more definitive agreements providing for such transaction.

•	Man will be required to pay us a termination fee equal to $48 million (inclusive of any applicable value added tax or its equivalent) if Man’s board of directors has either, except in certain circumstances:

•	not made a recommendation that Man’s shareholders approve the transactions contemplated by the merger agreement, the share exchange agreement and the voting and support agreement in the shareholder circular for the Man shareholders’ meeting called for such purpose; or

•	withdrawn, qualified or adversely modified such recommendation once contained in the shareholder circular.

Expense Reimbursement (Page 109)

•	If the merger agreement is terminated because the Statutory Stockholder Approval and the Minority Stockholder Approval were not obtained (except in certain circumstances), or because we failed to perform or breached certain obligations under the merger agreement, and no termination fee is payable by us to Man at the time of such termination, we will be required to reimburse Man for its out-of-pocket fees and expenses in connection with the proposed merger up to $15 million. We will remain obligated to pay the termination fee described above if it becomes payable, less the amount of expenses actually paid by us to Man pursuant to the previous sentence.

•	If the merger agreement is terminated due to Man’s failure to obtain the affirmative vote of the holders of a majority of Man’s outstanding ordinary shares present and voting at a meeting of its shareholders in favor of approving the transactions contemplated by the merger agreement (except in certain circumstances), Man will be required to reimburse us for our out-of-pocket fees and expenses in connection with the proposed merger up to $15 million.

Share Ownership of Directors and Executive Officers (Page 129)

•	As of August , 2010, the record date for the special meeting, our directors and executive officers had the right to vote, in the aggregate, 87,044,209 shares of our common stock and 58,904,993 shares of our Series A voting preferred stock, which together represented approximately 47.0% of the combined voting power of our securities on the record date for the special meeting.

•	Pursuant to the terms of the voting and support agreement, the Selling Stockholders and TOMS have agreed to vote their shares of common stock and Series A voting preferred stock “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

•	Our other directors and executive officers have informed us that they intend to vote all of their shares of common stock “FOR” the approval of the Merger Proposal and “FOR” the Adjournment Proposal.

•	As of the record date for the special meeting, our directors and executive officers (other than the Selling Stockholders) had the right to vote, in the aggregate, 8,491,340 shares of our common stock, which represented approximately 2.7% of the combined voting power of our securities on the record date for the special meeting.

Share Exchange Agreement (Page 111 and Appendix B)

•	Under the share exchange agreement, the Selling Stockholders agreed with Man to exchange all of their shares of (a) our common stock, (b) our Series A voting preferred stock, (c) our subsidiary FA Sub 2 Limited’s exchangeable Ordinary Class B Shares which are exchangeable into shares of our common stock (at which time the associated Series A voting preferred stock is redeemed), and (d) any other shares of our capital stock or such exchangeable stock they acquire after the date of the share exchange agreement, in exchange for ordinary shares of Man at an exchange ratio of 1.0856 ordinary shares of Man per share of our common stock exchanged by the Selling Stockholders (which ratio may be reduced prior to closing under certain circumstances).

•	The shares subject to the share exchange agreement will not include any shares of our common stock acquired by a Selling Stockholder upon conversion of our 5.00% dollar-denominated convertible subordinated notes due 2014, or any shares of our common stock acquired by a Selling Stockholder in the open market prior to the date of the share exchange agreement.

•	Before completion of the share exchange, which is expected to occur immediately prior to the completion of the merger, a number of closing conditions must be satisfied or waived. These conditions are described more fully below under “Descriptions of Other Transaction Agreements — Share Exchange Agreement — Conditions to the Completion of the Share Exchange”.

Voting and Support Agreement (Page 118 and Appendix C)

•	Under the voting and support agreement, the Selling Stockholders and TOMS have agreed with Man and Merger Sub to vote or cause to be voted all of the shares of our common stock and Series A voting preferred stock held by them as of the date of the voting and support agreement and acquired after such date, at any meeting of our stockholders (or any adjournment thereof) or upon any action by written consent in lieu of a meeting:

•	in favor of the Merger Proposal;

•	against any alternative takeover proposal involving 15% or more of our consolidated assets or to which 15% or more of our revenues or earnings on a consolidated basis are attributable, acquisition of beneficial ownership of 15% or more of our outstanding common stock, a tender offer or exchange offer that if consummated would result in any third party owning 15% or more of our outstanding common stock or merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us, in each case other than the merger agreement, the transactions contemplated by the merger agreement, the voting and support agreement and the share exchange transaction; and

•	against any agreement (including, without limitation, any amendment of any agreement), amendment of our organizational documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the merger.

Warrant Tender Offer (Page 76)

•	We have agreed to, and to cause our subsidiaries to, use reasonable best efforts to commence, prior to the closing date, offers to purchase all of the outstanding warrants to purchase shares of our common stock at a price of $0.129 per warrant. The offers will be conditioned upon completion of the merger.

Rights of Appraisal (Page 144)

•	Holders of our common stock who object to the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, you must (1) not vote in favor of the Merger Proposal, nor consent thereto in writing, (2) make a written demand to GLG for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting, (3) continue to hold your shares until the consummation of the merger and (4) otherwise comply with the Delaware law procedures for exercising appraisal rights. For a summary of these Delaware law procedures, see “Appraisal Rights”.

•	An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for approval of the Merger Proposal and will disqualify the stockholder submitting that proxy from demanding appraisal rights. A copy of Section 262 of the General Corporation Law of the State of Delaware is also attached as Appendix F to this proxy statement. Failure to follow the procedures set forth in Section 262 will result in the loss of appraisal rights.

Market Price of Our Common Stock (Page 133)

•	On May 14, 2010, the last trading day before we announced the execution of the merger agreement, the high and low sales prices of our common stock were $2.99 and $2.90, respectively. The merger consideration of $4.50 per share represents a premium of approximately 55% over the closing trading price of $2.91 per share on May 14, 2010, and approximately 41% over the average closing prices of our common stock for the 30-trading day period ending on May 14, 2010. On August , 2010, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of our common stock were $ and $ , respectively. On May 14, 2010, the closing price of our publicly traded warrants was $0.129. You are urged to obtain a current market price quotation for our common stock.

Material United States Federal Income Tax Consequences (Page 83)

•	For U.S. federal income tax purposes, the receipt of the cash merger consideration in exchange for shares of GLG common stock in the merger by a U.S. holder will be a taxable transaction. The amount of the gain or loss recognized will be measured by the difference, if any, between the cash received in the merger and the holder’s tax basis in the shares of GLG common stock. Any gain realized by a non-U.S. holder as a result of the receipt of the cash merger consideration will generally not be subject to U.S. federal income tax, except in certain situations.

•	None of GLG, Man, Holdco or Merger Sub will recognize any gain or loss for U.S. federal income tax purposes as a result of the merger.

•	For U.S. federal income tax purposes, the receipt of ordinary shares of Man by the Selling Stockholders in exchange for shares of our common stock pursuant to the share exchange agreement (and the receipt of cash by TOMS if it converts convertible notes into shares of our common stock prior to the merger) will be a taxable transaction even though the Selling Stockholders are receiving ordinary shares of Man instead of cash.

•	You should consult your own tax advisor regarding the U.S. federal income tax considerations relevant to the merger, as well as the effects of your state, local and foreign tax laws.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND
THE SPECIAL MEETING OF STOCKHOLDERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a GLG stockholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully.

Q:	When and where is the special meeting?

A:	The special meeting will be held on September , 2010, at 10:00 a.m., Eastern Time, at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112.

Q:	What matters will be voted on at the special meeting?

A:	At the special meeting and any postponements or adjournments thereof, you will be asked to consider and vote on the following matters:

• To approve the Merger Proposal;

• To approve the Adjournment Proposal; and

• To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Q:	Who is entitled to attend and vote at the special meeting?

A:	Stockholders of record holding GLG’s voting securities as of the close of business on August , 2010, the record date for the special meeting, are entitled to vote at the special meeting. As of the record date, there were 251,202,732 shares of GLG common stock outstanding and 58,904,993 shares of Series A voting preferred stock outstanding. Every holder of GLG common stock is entitled to one vote per share of our common stock held as of the record date and every holder of GLG’s Series A voting preferred stock is entitled to one vote per share of our Series A voting preferred stock held as of the record date.

If you want to attend the special meeting and your shares are held in “street name” by your broker, bank or other nominee, you must bring to the special meeting a proxy from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:	The presence in person or by proxy of a majority of the combined shares of our common stock and Series A voting preferred stock outstanding on the record date is required for a quorum. Shares that are voted “FOR”, “AGAINST”, or “ABSTAIN” a matter are treated as being present at the special meeting for purposes of establishing a quorum. In the event that there are not sufficient shares present for a quorum, the special meeting may be adjourned in order to permit further solicitation of proxies. However, the presence in person or by proxy of the Selling Stockholders and our other directors and executive officers, who collectively hold approximately 51.5% of the combined shares of our common stock and Series A voting preferred stock as of the record date for the special meeting, will assure that a quorum is present at the meeting.

Q:	What vote is required to approve the Adjournment Proposal?

A:	Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the combined shares of our common stock and Series A voting preferred stock, voting as a single class, present in person or by proxy and entitled to vote on the matter.

Q:	Who is soliciting my vote?

A:	The enclosed proxy is being solicited on behalf of our board of directors for use in voting at the special meeting, including any postponements or adjournments thereof. We are paying for the proxy solicitation. In addition, we have retained Morrow & Co., LLC, Stamford, Connecticut, which we refer to as “Morrow”, to assist in the solicitation. We will pay Morrow $10,000 plus out-of-pocket expenses for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	What do I need to do now?

A:	After you carefully read this proxy statement, please consider how the merger affects you and then vote or provide voting instructions as described below. Even if you plan on attending the special meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the special meeting, you can change your vote at that time, if you then desire to do so. Do NOT enclose or return your stock certificate(s) with your proxy.

Q:	How do I vote my shares?

A:	You may vote using one of the following methods if you hold your shares in your own name as stockholder of record:

• Internet.  You may submit a proxy to vote on the Internet up until 11:59 p.m. Eastern Time on September   , 2010 by going to the website for Internet voting on your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

• Telephone.  You may submit a proxy to vote by telephone by calling the toll-free telephone number on your proxy card, 24 hours a day and up until 11:59 p.m. Eastern Time on September   , 2010, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

• Mail.  You may submit a proxy to vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided, or to GLG Partners, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 as long as your proxy card is received by September   , 2010. If you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

• In Person. You may vote your shares in person by attending the special meeting and submitting your vote at the meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee’s instruction card which includes voting instructions and instructions on how to change your vote.

Q:	How will my proxy be voted?

A:	If you use our Internet or telephone voting procedures or duly complete, sign and return a proxy card to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our board of directors “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. In addition, if other matters come before the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

Q:	If my shares are held in “street name”, how will my broker, bank or other nominee vote?

A:	If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker, bank or other nominee how to vote your shares by following those instructions. The broker, bank or other nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, bank or other nominee, the broker, bank or other nominee may not have discretion to vote your shares with respect to the proposals.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in street name will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your broker, bank or other nominee to vote your shares.

Q:	May I revoke my proxy?

A:	For stockholders of record, whether you vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted at the special meeting by:

• delivering a written notice of revocation to the Secretary of GLG;

• casting a later vote using the Internet or telephone voting procedures;

• submitting a properly signed proxy card with a later date; or

• voting in person at the special meeting.

If your shares are held in “street name”, you must contact your broker, bank or other nominee to revoke your proxy. Your proxy is not revoked simply because you attend the special meeting.

Q:	Will my vote be confidential?

A:	It is our policy to keep confidential all proxy instructions and proxy cards, ballots and voting tabulations that identify individual stockholders, except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The independent inspector of election and any employees involved in processing proxy instructions and cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to submit each proxy you receive.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed by the end of September 2010 or as soon as practicable thereafter. In order to complete the merger, we must obtain GLG and Man stockholder approvals (including the Minority Stockholder Approval) and the other closing conditions under the merger agreement must be satisfied or, to the extent permitted by law and the merger agreement, waived. See “The Merger Agreement — Conditions to the Completion of the Merger”.

Q:	Should I send my stock certificate now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of GLG common stock for the merger consideration. If your shares are held in “street name” by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. Please do not send your certificates now.

Q:	How can I obtain additional information about GLG?

A:	GLG maintains an Internet website at www.glgpartners.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, along with our annual report to stockholders and other information related to GLG filed with the Securities and Exchange Commission (“SEC”), are available free of charge on this site as soon as reasonably practicable after we electronically file or furnish this information with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein, except to the extent expressly set forth below under “Incorporation by Reference”.

Q:	Who can help answer my questions?

A:	If you have additional questions about the merger or the other proposals to be voted on at the special meeting after reading this proxy statement or need assistance voting your shares, please call our proxy solicitor, Morrow, toll-free at 800-607-0088. Banks and brokers should contact Morrow at 203-658-9400.

SPECIAL FACTORS

Background of the Merger

Prior to becoming a U.S. publicly traded company in November 2007, GLG explored various alternative transactions and engaged in substantive discussions with Man, among others, concerning a potential transaction involving the two companies. Although no transaction was pursued at the time, Man and GLG executives continued to have regular interactions at industry conferences and other industry-related events. In addition, each of Messrs. Roman and Clarke is presently a trustee of The Hedge Fund Standards Board.

During 2008, the complexion of GLG’s business changed substantially against a backdrop of redemptions by investors, severe capital market dislocations, and decreased investment performance. In response to this and significant declines in GLG’s own assets under management (“AUM”), GLG undertook various initiatives and weighed strategic options to strengthen its platform. Among these was the April 2009 acquisition of Société Générale Asset Management UK (“SGAM UK”), which added approximately $7.0 billion of AUM, including approximately $3.0 billion of AUM that GLG had been managing under a sub-advisory arrangement with SGAM UK since the December 2008 announcement of the SGAM UK acquisition. While the acquisition of SGAM UK and other measures increased GLG’s overall AUM and improved its cost structure, profitability remained below historical levels, reflecting greater representation of long-only AUM and fewer funds and managed accounts in a position to earn performance fees. At the same time, GLG’s infrastructure and asset management capabilities continued to be able to support much greater AUM. These factors, together with concerns regarding the potentially protracted recovery of higher fee-yielding assets, uncertainty about the prospects of geographic expansion outside of GLG’s historic U.K. and European markets and a challenging macroeconomic environment, led the Individual Principals to discussions among themselves during 2009 as to whether GLG should seek a strategic alliance or other combination with another sizeable asset manager with a complementary business.

Man’s AUM also declined in 2008 and 2009 but throughout the period Man reported a strong capital surplus. For example, for the six months ended September 30, 2009, Man reported a regulatory capital surplus of approximately $1.6 billion and cash balances of approximately $2.1 billion and these capital resources positioned Man strongly to address opportunities in its industry and invest further in its business. Of particular interest to Man in this regard were growth opportunities, including through acquisition, consistent with Man’s strategy to acquire high quality discretionary investment management capability providing the potential to broaden the range of diversified, liquid strategies for the benefit of its investors and to provide a more diversified source of income for Man shareholders.

In March 2009, Emmanuel Roman, Co-Chief Executive Officer of GLG, met with Peter Clarke, Chief Executive Officer of Man, at Man’s offices in London to discuss generally areas where their businesses might work together. The discussions between the parties were general and preliminary, did not contain specific details with respect to a transaction and did not progress further at that time.

On May 15, 2009, Pierre Lagrange, Senior Managing Director of GLG Partners LP and a member of GLG’s board of directors (the “GLG Board”), met Lance Donenberg, Head of Strategic Investments for Man’s Principal Strategies Group, at Man’s Chicago offices. Messrs. Lagrange and Donenberg had preliminary discussions about the business strategies of their respective companies. Thereafter, Messrs. Lagrange and Donenberg continued to talk from time to time; however, there were no specific discussions regarding the structure of a potential transaction.

In September 2009, Mr. Roman asked representatives of Goldman Sachs to help GLG develop an understanding of Man’s business and whether there may be potential for a business fit, including an assessment of strategic rationale and potential structures.

On October 1, 2009, representatives of Goldman Sachs made a presentation to Messrs. Lagrange and Roman to help them develop a better understanding of Man’s business and whether there was potential for a business fit.

On October 7, 2009, John Rowsell, Head of Man’s Principal Strategies Group, called Mr. Lagrange to engage in further preliminary discussions about their respective companies, including about GLG’s evolution, development and infrastructure. The conclusion of these discussions was to have a further meeting in person.

On November 4, 2009, Messrs. Rowsell, Donenberg and Urs Alder, Head of Product Strategy for Man’s Principal Strategies Group, met with Messrs. Lagrange, Roman and Mark Jones of GLG at GLG’s offices in London, England and had further preliminary discussions about the investments and portfolios of their respective companies. The conclusion of these discussions was to engage in discussions with respect to the potential for a transaction.

In connection with Man’s search for opportunities to diversify its business, one of the topics discussed at the annual strategic review meeting of the board of directors of Man (the “Man Board”) in December 2009 was Man’s acquisition strategy, and GLG was identified as one of a number of potential acquisition targets.

On January 21, 2010, Messrs. Clarke and Lagrange met and had preliminary discussions about their respective companies, potential opportunities for the businesses to work together, the financial markets, Man’s market positioning and GLG’s and Man’s respective market penetration, geographies and investment styles. The conclusion of these discussions was to continue discussions on these same matters.

On January 24, 2010, Messrs. Lagrange and Donenberg met at an industry conference and had further preliminary discussions regarding possible strategic alternatives involving the two companies. Mr. Lagrange inquired about Man’s sales capabilities and process during this meeting.

On February 4, 2010, Messrs. Lagrange, Roman and Noam Gottesman, Chairman and Co-Chief Executive Officer of GLG, met with Messrs. Clarke and Rowsell to discuss whether there was sufficient interest in pursuing a possible transaction to warrant a preliminary exchange of information between Man and GLG for due diligence purposes.

On February 9, 2010, Mr. Roman met with representatives of Goldman Sachs to inform them about the exploratory discussions held between GLG’s and Man’s principals regarding possible strategic alternatives involving the two companies.

On February 12, 2010, Alejandro San Miguel, the General Counsel and Corporate Secretary of GLG, received a call from Stephen Ross, the General Counsel of Man. Mr. Ross informed Mr. San Miguel that Man was in the process of retaining bankers and counsel to evaluate a possible transaction between the two companies and that he would be arranging for delivery to Mr. San Miguel of a draft of a mutual non-disclosure agreement. Thereafter, Mr. San Miguel advised Messrs. Gottesman, Roman and Lagrange of his call with Mr. Ross and engaged Chadbourne & Parke LLP to assist in negotiating the mutual non-disclosure agreement. On the same day, Mr. Roman communicated to Messrs. Gottesman, Lagrange and San Miguel that he proposed that GLG appoint Goldman Sachs as its financial advisor in connection with the transaction.

On February 16, 2010, Man delivered an initial draft of the mutual non-disclosure agreement to Mr. San Miguel.

On February 22, 2010, at a meeting of the GLG Board, Messrs. Gottesman, Roman and Lagrange reported to the other board members the substance of their preliminary discussions with Man and their desire to initiate exploratory discussions regarding a possible transaction with Man. Mr. San Miguel reported on his conversation with Mr. Ross and the terms of the draft mutual non-disclosure agreement delivered to him by Man. The GLG Board authorized execution of a mutual non-disclosure agreement and a limited exchange of information but reserved judgment on the issue as to whether GLG should allow full due diligence on GLG or conduct full due diligence on Man until further analysis of issues relating to any possible transaction had been developed.

On February 25, 2010, Messrs. Clarke and Lagrange spoke by telephone about GLG’s governance process in relation to a possible transaction.

Also on February 25, Messrs. San Miguel, Jones and Jeffrey Rojek, Chief Financial Officer of GLG, met with Messrs. Ross and Jasveer Singh, Head of Legal of Man, to discuss the mutual non-disclosure agreement and process matters relating to timing, accounting reconciliation, U.S. securities registration requirements and other matters, including regulatory approvals and other deal mechanics based on various hypothetical transaction structures.

Over the course of the following week, several drafts of the non-disclosure agreement were exchanged and its terms negotiated, including the addition of a standstill provision restricting Man’s ability to make a proposal to acquire GLG without the consent of GLG for a period of eighteen months following the execution of the non-disclosure agreement. GLG and Man entered into a mutual non-disclosure and standstill agreement dated as of March 1, 2010.

Between March 2 and March 26, 2010, Messrs. San Miguel and Rojek provided informal updates from time to time to non-executive members of the GLG Board regarding the status of discussions with Man. During the same period, Messrs. Clarke and Lagrange had phone calls from time to time to discuss the status of the discussions between the two companies.

On March 5, 2010, Messrs. Gottesman, Roman and San Miguel spoke by telephone with Mr. Clarke to discuss establishing a process for structuring a possible transaction involving GLG and Man. The representatives of GLG also stated that any transaction should have a significant stock component in the consideration. The parties also discussed that the Individual Principals should become significant shareholders of Man as a result of any transaction in order to align their interests with those of shareholders post-acquisition. The GLG representatives suggested that therefore, Man should consider registering its shares for issuance in order to facilitate a share-for-share exchange, even if Man subsequently decides to deregister the shares. The GLG representatives also indicated that it was important that there be a well thought out retention plan in place below the board level before any announcement of a transaction.

On March 8, 2010, Messrs. Clarke, Ross and Singh of Man and Messrs. Roman, Lagrange, San Miguel and Jones of GLG met in London, England to discuss the structure of a possible transaction involving the two companies. The GLG representatives expressed their desire to structure any possible transaction as a merger pursuant to which all holders of GLG stock would receive cash and shares of Man at a negotiated exchange ratio. Man representatives indicated their view that GLG’s proposed approach would not be viable because the Man Board would not approve a transaction that would require Man to register its shares in the U.S. and become subject to reporting requirements under U.S. federal securities laws, due to the significant costs and administrative effort required to comply with both the U.K. and U.S. regulatory regimes, given that Man is already subject to U.K. regulatory oversight and review. Man indicated it would be willing to issue shares in a transaction that was exempt from registration in the U.S. and to pay part of the aggregate consideration in cash. The Man representatives stated that in the case of a share exchange the premium to GLG stockholders would be modest whereas Man would be willing to pay a higher premium in a cash transaction. The Man representatives also indicated that in any transaction Man would require that the Individual Principals receive Man ordinary shares in exchange for their shares of GLG common stock and FA Sub 2 exchangeable shares in order to align the interests of the Individual Principals with Man’s shareholders and also would require that each Individual Principal agree to transfer restrictions on their Man ordinary shares, non-competition covenants and other provisions that would reflect a long-term commitment to, including by taking ongoing roles in, the combined business by the Individual Principals.

On March 9, 2010, the Man Board held a meeting at which there was a discussion of a potential transaction with GLG and a committee of the Man Board was established to further consider such a transaction. Perella Weinberg Partners, Man’s financial advisor, also gave a presentation to the Man Board regarding various financial analyses it had performed. See “— Financial Analyses of the Financial Advisor to Man” below.

On March 10, 2010, representatives of Chadbourne and Weil, Gotshal & Manges LLP, Man’s U.S. counsel, had a telephone call during which they discussed possible structures of a transaction between Man and GLG.

On March 11, 2010, Messrs. San Miguel, Rojek and Jones of GLG, Messrs. Ross, Singh, Oliver Stern, U.K. Legal Counsel of Man, and Robert Aitken, Head of Global Compliance of Man, and Ms. Orly Lax, Head of U.S. Legal & Product Legal of Man, and representatives of Chadbourne, Weil, Clifford Chance LLP, Man’s U.K. counsel, and Allen & Overy LLP, GLG’s U.K. regulatory counsel, met by teleconference to discuss whether a transaction could be structured in compliance with applicable law whereby the Principals would receive Man ordinary shares in exchange for their shares of GLG common stock and FA Sub 2 exchangeable shares in a transaction exempt from registration under U.S. securities laws, and the public stockholders of GLG other than Selling Stockholders (which are referred to as the “unaffiliated stockholders”), would receive cash in a merger. During the teleconference, the participants also discussed procedures that Chadbourne representatives indicated

they believed would be advisable to protect the unaffiliated stockholders, if the parties pursued a transaction based upon such a structure, including establishing a special committee to negotiate any possible transaction and requiring that there be a nonwaivable condition in any merger agreement that holders of a majority of the outstanding shares of GLG common stock (other than the Selling Stockholders, Man, GLG and their respective affiliates (with certain exceptions) and employees of GLG) approve the merger. Clifford Chance had previously provided legal advice to GLG and its affiliates with respect to U.K. employment and partnership law matters, and GLG and Man waived conflicts with regard to Clifford Chance’s representation of Man in the transaction.

On March 15, 2010, representatives of Goldman Sachs and Perella Weinberg had an introductory teleconference with respect to a potential transaction between Man and GLG. Also on March 15, representatives of Goldman Sachs delivered a preliminary due diligence list on behalf of GLG to representatives of Perella Weinberg.

On March 17, 2010, representatives of Perella Weinberg delivered a preliminary due diligence list on behalf of Man to representatives of Goldman Sachs.

On March 18, 2010, Mr. San Miguel informed Mr. Ross by telephone that the GLG Board would not permit management to commence discussions with Man concerning a potential transaction until some indication of Man’s proposed valuation of GLG was made but would permit due diligence sufficient for Man to develop such an indication.

On March 19, 2010, representatives of Chadbourne and Weil had a telephone call during which they discussed possible structures of a transaction between Man and GLG and certain due diligence matters.

On March 22, 2010, Messrs. Clarke, Ross and Singh met with Messrs. Roman, Lagrange and Jones to discuss Man’s and GLG’s respective business, preliminary areas where synergies may be explored, possible deal structure and a high level approach to due diligence.

On March 23, 2010, Messrs. Roman, Lagrange, Clarke and Martin Franklin, a director of GLG who was in London on other business, had a meeting in London to make personal introduction between Messrs. Franklin and Clarke. The parties discussed Man’s and GLG’s respective businesses and that appropriate governance procedures to ensure fairness would be necessary if discussions were to proceed.

On March 24, 2010, representatives of Perella Weinberg and Goldman Sachs met to discuss process matters and potential transaction structures involving a share exchange and a merger. Goldman Sachs representatives communicated GLG’s expectations that there be a significant premium paid to GLG’s unaffiliated stockholders in any transaction.

Between March 16 and March 26, 2010, representatives and various advisors of GLG and Man conducted limited due diligence, and the legal advisors of Man and GLG held conference calls to discuss potential transaction structures. During this period, directors of GLG continued informal discussions among themselves regarding the advisability of pursuing a transaction with Man and on what terms such a transaction would be acceptable. The Individual Principals also communicated to other directors of GLG their expectation that if a bifurcated structure involving a share exchange and a cash merger were pursued, the unaffiliated stockholders receiving cash would receive a significant premium over GLG’s current share price, whereas the Individual Principals and any others who might receive Man ordinary shares would only receive a modest premium.

On March 26, 2010, representatives of Perella Weinberg notified representatives of Goldman Sachs that Bloomberg News had published an article about Man’s search for an acquisition target, noting that GLG was named as a potential target. Other news publications subsequently published similar articles. The GLG Board met by conference call to discuss the press articles and Man’s disclosure obligations arising as a consequence of such press articles in the United Kingdom. Later that day and prior to the opening of trading in New York, GLG formally discontinued further discussions with Man. In making a decision to discontinue discussions, the GLG Board took into account the fact that discussions were in very preliminary stages and that Bank of America Merrill Lynch, Man’s U.K. listed company corporate broker, had informed GLG that the U.K. Listing Authority (“UKLA”) had taken the position that, in light of the media speculation, Man must publicly affirm if it continued to be in discussions with GLG. The GLG Board concluded that it had not reached sufficient consensus to consider pursuing a transaction and that discussions with Man were so preliminary that they did not warrant public disclosure to that effect. Between March 26 and March 28, 2010 Messrs. Clarke and Lagrange exchanged telephone messages before finally speaking by telephone about the discontinuation of discussions.

On March 29, 2010, the above-mentioned Man Board committee held a meeting in which they noted the discontinuation of both discussions with GLG and the preparatory work done in connection with a potential transaction.

In the month following the publication on March 26, 2010 of the various press articles speculating about a possible transaction between GLG and Man, GLG was contacted by several investment banking firms offering their services in connection with a potential transaction. No alternative potential bidders for GLG emerged during this time frame or subsequently.

On April 14, 2010, representatives of Goldman Sachs initiated a meeting with representatives of Perella Weinberg. At the meeting, the two firms reviewed the recently discontinued discussions between GLG and Man.

On April 26, 2010, the Man Board held a meeting at which Mr. Clarke was authorized to re-engage GLG with regards to a potential transaction and, in connection with a management presentation, Perella Weinberg discussed various financial analyses it performed with the Man Board (see “— Financial Analyses of the Financial Advisor to Man”). The Man Board determined that the structure should not require Man to register its shares in the U.S. and become subject to reporting requirements under U.S. federal securities laws, due to the significant costs and administrative effort required to comply with both the U.K. and U.S. regulatory regimes, as Man is already subject to U.K. regulatory oversight and review. The Man Board agreed that Bank of America Merrill Lynch should inform the UKLA at the appropriate time of Man’s re-engagement with GLG.

On April 26, Mr. Clarke called Mr. Lagrange to advise him that Man was still interested in a possible transaction with GLG and that he had received approval from the Man Board to seek to re-engage GLG in discussions regarding a possible transaction. Mr. Clarke indicated that Man would be prepared to present a written non-binding expression of interest that would have a bifurcated structure involving a share exchange with the Selling Stockholders for their shares of GLG common stock and FA Sub 2 exchangeable shares and a cash merger with the unaffiliated stockholders. He indicated that the Man Board had definitively determined it would not pursue any transaction that would require Man to register its shares in the U.S. Mr. Lagrange communicated this information to members of the GLG Board and members of GLG management who had been involved in the prior discussions with Man. The GLG Board members suggested to management that outside counsel to Man and GLG discuss the key terms of the proposed expression of interest letter before it was submitted and authorized management to request a written expression of interest if the legal advisors confirmed that the content was consistent with what had been generally described to Mr. Lagrange.

On April 27, 2010, representatives of Chadbourne and Weil held a teleconference during which Weil described the key terms of the expression of interest, the proposed structure and the rationale for the structure. The outside counsel then reported back to their respective clients and Mr. Lagrange notified Mr. Clarke that a written expression of interest could be sent by Man.

On April 28, 2010, Man submitted a letter signed by Kevin Hayes, Finance Director of Man, to GLG’s Chairman and Board indicating a non-binding expression of interest to negotiate a transaction or related transactions pursuant to which Man or one of its subsidiaries would propose to acquire 100% of GLG. The proposed structure involved two separate but related transactions each of which was conditioned on the other. For the first transaction, Man would negotiate an agreement with the Selling Stockholders pursuant to which the Selling Stockholders would be issued Man ordinary shares in exchange for their GLG securities. Man also proposed discussing with the Individual Principals at a later stage their continued involvement in the post-closing business and the associated incentive and retention/lock-up arrangements.

For the second transaction, Man proposed a merger agreement pursuant to which the unaffiliated stockholders of GLG would receive cash consideration for their shares of GLG common stock in a merger. Man’s letter indicated its expectation that if the parties pursued such a transaction, GLG would establish a special committee of independent directors to review and approve or reject the proposed transaction on behalf of GLG’s unaffiliated stockholders, and that such special committee would retain its own legal and financial advisors. Man indicated that it expected the transaction to be fully contingent on the unanimous approval of a special committee.

Man’s non-binding letter proposed to offer (a) an exchange of Man ordinary shares for the Principals’ shares of GLG common stock in connection with the share exchange at an exchange ratio representing a value of $3.40 per share of GLG common stock; and (b) cash to GLG’s unaffiliated stockholders in a cash merger on the basis of a $3.75 per share of GLG common stock. Man noted that its proposed price per share offer to GLG unaffiliated stockholders represented a premium of 40% over GLG’s closing stock price on March 25, 2010, which was one day prior to the beginning of media speculation about a transaction involving Man and GLG. Man proposed to pay the entire cash consideration in the cash merger from its available cash resources, and therefore, to include no financing contingency in the merger agreement.

Man also proposed a target date for entering into definitive agreements and announcing the transactions of no later than May 26, 2010 to coincide with the announcement of Man’s 2010 annual results.

In the afternoon of April 28, the GLG Board held a meeting by teleconference to review and discuss Man’s expression of interest. At the meeting, Mr. San Miguel provided an outline of Man’s letter to members of the GLG Board, highlighting the key terms of Man’s proposal. Mr. San Miguel noted that the expression of interest was non-binding and stated that Man proposed discussing with the Individual Principals at a later stage their continued involvement in the post-closing business and the associated incentive and retention/lock-up arrangements. Mr. San Miguel advised that the Individual Principals would not seek to negotiate their personal employment arrangements (which would be expected to have beneficial as well as restrictive terms for the Individual Principals) until the principal terms and conditions of any transaction had been established. The directors discussed the advisability of establishing a special committee, but each director indicated a desire to review and consider the expression of interest independently before further consideration by the GLG Board. The directors decided to meet on April 29, 2010 to have a more formal discussion of the expression of interest and to determine whether to establish a special committee of the GLG Board to consider whether or on what terms to pursue discussions with Man.

On April 29, 2010, Mr. Clarke called Mr. Lagrange to confirm that Mr. Lagrange had received the non-binding letter from Man.

On April 29, 2010, the GLG Board, with members of GLG’s senior management and representatives of Chadbourne present, met to discuss the letter submitted by Man. Mr. San Miguel presented a summary of the terms of the letter and provided background information relating to the letter. Mr. Rojek made a presentation regarding Man and its business based on materials prepared by Goldman Sachs. Representatives of Chadbourne made a presentation regarding the fiduciary duties of the directors under Delaware law. Mr. San Miguel disclosed potential client conflicts for legal advisers in connection with the possible transaction with Man. Mr. San Miguel indicated that Allen & Overy, which regularly provides GLG and its subsidiaries with U.K. law advice on matters unrelated to the potential transaction, was proposed to represent the Principals in connection with the possible transaction and to advise GLG on technical U.K. legal and regulatory matters relating to the potential transaction. He also reported that Chadbourne, which regularly represents GLG and its affiliated entities on various matters, was proposed to represent GLG in connection with the potential transaction. Mr. San Miguel also noted that Leslie J. Schreyer and Jeffrey A. Robins, each a partner of Chadbourne, were the trustees of the Gottesman GLG Trust and the Roman GLG Trust, respectively, and that Chadbourne represents other Principals from time to time. The GLG Board waived any conflicts of interest of Allen & Overy and Chadbourne as legal advisors to GLG in connection with the possible transaction arising out of their representation of, or roles within, some or all of the Principals.

Mr. San Miguel also reported that, although not formally engaged by GLG, Goldman Sachs had provided GLG’s management with assistance in evaluating Man and a possible transaction with Man and through that work was familiar with GLG and its business. He noted that while a special committee would be empowered to engage its own financial advisor, GLG would be interested in engaging its own financial advisor to assist GLG in connection with a potential transaction with Man, particularly with respect to diligence matters and delivery of a fairness opinion, and proposed engaging Goldman Sachs, subject to Goldman Sachs not otherwise having a conflict of interest, and subject to negotiation of acceptable terms of engagement.

At the April 29, 2010 meeting and, pursuant to ratification and approval at the May 16, 2010 meeting, the GLG Board established the special committee consisting of Ian Ashken, William Lauder and James Hauslein, each of whom is an independent director of GLG under New York Stock Exchange rules and each of whom affirmed that he was free of any material direct or indirect interest in, or relationship with, Man or its affiliates, the Principals or any other person or group which could be deemed to be controlling stockholders of GLG (and their affiliates), and did not expect to have any material interest in or involvement with (other than as a GLG Board member and holder of GLG securities) the possible transaction with Man. The GLG Board granted the special committee the authority to take the actions described in “— Fairness of the Merger and Recommendations of the Special Committee and the GLG Board — The Special Committee”, including broad powers to review, negotiate and recommend or reject the possible transaction or any alternative transaction. The GLG Board also granted the special committee the authority to select and retain its own financial advisor and legal counsel and such other consultants and agents to perform such other services as it may deem necessary, to obtain such opinions as the special committee may request and to determine whether to waive any conflicts relevant to the possible transaction or any other transaction. In addition, the GLG Board delegated to the special committee the right to waive the transfer restrictions under the terms of the Shareholders Agreement dated June 22, 2007 among the Selling Stockholders, other GLG stockholders party thereto and GLG (the “Shareholders Agreement”), which waivers would be required in order to implement the transaction proposed by Man. See “Important Information Regarding the Principals — GLG Shareholders Agreement”. The GLG Board also authorized compensation and reimbursement for out-of-pocket expenses for members of the special committee. See “— Interests of Certain Persons in the Merger — Compensation Paid to Members of the Special Committee”.

In the early afternoon on April 30, 2010, Messrs. Ashken and Gottesman held a conference call with Mr. Clarke in which they informed him that the special committee had been formed and would meet later that day.

Later that same day, the special committee held a telephone conference with representatives of Winston & Strawn LLP present. Mr. Ashken was elected chair of the special committee. Mr. Ashken reported to the special committee that he had a conference call with Mr. Clarke earlier that day during which he informed Mr. Clarke that the special committee had been formed and would meet later that day. The special committee then engaged Winston as legal counsel to the special committee. Winston had on limited occasions in the past provided legal advice to an affiliate of Man, which the special committee determined did not impact Winston’s independence. After considering several candidates to serve as the special committee’s financial advisor and determining that some were conflicted, the special committee heard presentations from Citigroup and Moelis & Company LLC. The special committee then determined that Citigroup also was conflicted. Moelis had not previously performed services for GLG, the Principals or Man. The special committee considered the experience and credentials of Moelis in providing financial advice in similar situations and engaged Moelis as its financial advisor.

Also on April 30, representatives of Chadbourne and Weil had a telephone call in which Chadbourne advised Weil that Winston had been selected as counsel and Moelis had been selected as financial advisor to the special committee. Chadbourne and Weil also discussed matters relating to deal structure that should be addressed by the special committee, including deal protection.

On May 1, 2010, the special committee held a meeting by teleconference with Mr. San Miguel, Winston and Moelis. Mr. San Miguel reviewed the history between GLG and Man, and representatives of Winston reviewed with the members of the special committee their duties and responsibilities as members of the special committee and relevant process matters.

Mr. San Miguel then left the meeting, and the special committee and its advisors discussed strategies for evaluating and responding to Man’s letter. The special committee also discussed the advisability of requiring that the vote of a majority of the unaffiliated shares outstanding to approve any transaction with Man and considered other ways to ensure the fairness of a transaction to the unaffiliated stockholders. In particular, the special committee and its advisors discussed the possibility of negotiating a higher aggregate offer price from Man, the potential for all stock consideration or a mix of stock and cash consideration for the unaffiliated stockholders, an increase in the premium to be paid to the unaffiliated stockholders relative to the Selling Stockholders, and a share price cap for the Selling Stockholders. The special committee and its advisors also discussed possible market checks of fairness of any offer from Man, including a broad pre-signing auction process, a selected approach to potential buyers pre-signing, a post-signing “go shop” period or a carefully structured set of exceptions to deal protection covenants that would enable the special committee to consider potential topping bids post-signing. The special committee did not make any decisions on these issues at its May 1 meeting.

In the afternoon of May 1, Messrs. Rojek and Jones and representatives of Goldman Sachs and Moelis had a conference call with representatives of Man, including Messrs. Rowsell, Hayes and Singh, and representatives of Perella Weinberg to discuss potential opportunities for synergies from the transaction and reiterate that there should be a significant premium paid to the GLG stockholders in the context of a transaction. Representatives of Moelis informed representatives of Perella Weinberg that the special committee has been considering, among other things, that GLG’s stock had historically traded in the mid-$4.00s per share range for a substantial period of time and had reached a 52-week high (including intra-day trading) of $4.61 per share and that the market price for shares of many financial institutions were trending upwards.

In the evening of May 1, Mr. Jones called representatives of Moelis to provide them with background on the proposed transaction, including an estimate range of cost synergies with a low case of approximately $40 million and a high case exceeding $50 million.

In the morning of May 2, 2010, Messrs. Rowsell, Hayes, Jones and Simon White, the Chief Operating Officer of GLG, and representatives of Goldman Sachs and Perella Weinberg held a meeting, which was joined by representatives of Moelis by conference call, during which they discussed preliminary possible cost synergy estimates, ranging from approximately $53.5 to $60.6 million, which were presented by GLG as a basis for discussion. In its May 17, 2010 press release announcing the potential transaction, Man estimated the annual potential cost savings to be approximately $50 million.

In the afternoon of May 2, Messrs. Rojek, Jones, Rowsell and Hayes had a conference call with representatives of Goldman Sachs, Moelis and Perella Weinberg regarding potential opportunities for revenue synergies. Representatives of GLG presented reasons for assigning a positive value to revenue synergies in evaluating the transaction, but representatives of Man expressed reservations as to such approach on the grounds that such synergies would be difficult to quantify for two companies with different compensation and pricing structures. The parties reached no understanding regarding revenue synergies that could be achieved in the transaction.

Also on May 2, the special committee had a meeting by teleconference with Winston and Moelis. Moelis representatives reported that GLG’s preliminary estimates of expense synergies discussed with GLG the day before indicated annual savings with a low case of approximately $40 million. The special committee also discussed that the Principals apparently had engaged in discussions with Man regarding a transaction potentially based on a “market-to-market” share exchange for the Principals that would include a modest premium over the GLG’s share price. Moelis and the special committee determined that the best strategy for receiving the highest value in any transaction would be to negotiate directly with Man for the highest price and best transaction reasonably available for the unaffiliated stockholders, rather than negotiating for an increase in the aggregate consideration to be paid by Man to the Selling Stockholders and unaffiliated stockholders.

On May 2, representatives of Chadbourne and Weil had a telephone call in which Chadbourne advised Weil that the special committee’s chair would be initiating direct dialogue with Man and that the special committee would be negotiating the structure and terms of any potential transaction.

In the afternoon of May 2, Mr. Ashken called Mr. Clarke to inform him that the special committee had elected Mr. Ashken as its chair and that the special committee had retained Moelis as its financial advisor and Winston as its legal advisor.

Throughout the first two weeks of May, the Individual Principals, representatives of each of GLG and Man including Messrs. San Miguel, Rojek, White, Jones, Rowsell, Hayes, Ross and Singh, and their various legal and financial advisors met in person and by telephone conference to discuss various due diligence and process matters.

On May 3, 2010, the GLG Board held a meeting for the purpose of reviewing GLG’s first quarter 2010 financial results. At the meeting, the directors also discussed the proposed transaction with Man and received a report from the special committee and discussed the high yield debt market conditions in considering alternatives for refinancing its existing debt, which management of GLG had been considering since February 2010.

The Man Board also held a meeting on May 3, in which the directors discussed deal valuation, due diligence and regulatory matters, and Perella Weinberg gave a presentation regarding various financial analyses it had performed. See “— Financial Analyses of the Financial Advisor to Man”.

Also on May 3, Mr. Ashken called Mr. Clarke to advise that GLG was not for sale and that the terms proposed by Man in its letter dated April 28, 2010, in particular the offer of $3.75 per share, were inadequate for the unaffiliated stockholders due to the fact that GLG common stock had traded as high as $4.61 per share in the past year. Mr. Ashken also informed Mr. Clarke that the special committee and its advisors would need between one to two weeks to fully evaluate whether GLG was prepared to enter into any strategic transaction as well as to complete its due diligence review. Mr. Ashken told Mr. Clarke that a transaction involving an exchange offer to all holders, not just the Selling Stockholders, was preferable from the special committee’s point of view and that if such a transaction was not feasible the special committee would be looking for a larger premium over market prices as well as in comparison to the price to be paid to the Selling Stockholders. Mr. Ashken indicated that in any potential transaction, the special committee would be seeking something in the range of $5.00 per share in cash. The special committee chose this amount as a beginning price for negotiations because this price provided a significant premium over the current GLG stock price and the special committee believed that a demand for a price above the $5.00 range could cause Man to withdraw its offer. Mr. Clarke responded by reiterating Man’s position that it was unwilling to offer its shares to all of GLG’s stockholders because doing so would require it to register its shares in the U.S., become subject to reporting requirements under U.S. federal securities laws, and consequently to incur the significant costs and administrative effort required to comply with both the U.K. and U.S. regulatory regimes. Mr. Clarke indicated that a price of $5.00 per share would not be justified based on Man’s valuation analyses. Mr. Clarke also indicated that the transaction would require a Man shareholder vote under the U.K. listing rules.

On May 4, 2010, Bank of America Merrill Lynch advised the UKLA that Man was considering a potential transaction with GLG.

On May 4, the Individual Principals and Mr. Clarke had a call to discuss communication strategies.

Also on May 4, representatives of Weil and Winston had a series of calls to discuss process matters and structuring considerations for any potential transaction, including deal protection.

On May 5, 2010, Mr. Roman advised the U.K. Financial Services Authority that GLG was considering a potential transaction with Man.

On May 5, Mr. San Miguel, representatives of Chadbourne and Messrs. Schreyer and Robins, acting in their capacities as trustees of the Gottesman GLG Trust and Roman GLG Trust, respectively, met with representatives of Allen & Overy to confirm Allen & Overy’s retention as counsel to the Principals.

On May 6, 2010, Mr. Aitken advised the U.K. Financial Services Authority that Man was considering a potential transaction with GLG.

In the morning of May 6, representatives of Weil circulated initial drafts of the merger agreement, the share exchange agreement and the voting and support agreement to legal counsel for the special committee, GLG and the Principals.

During the afternoon of May 6, the special committee held a meeting with Winston and Moelis at Moelis’s offices in New York. Representatives of Winston described the duties and responsibilities of the special committee throughout the process of considering and negotiating any transaction. Mr. Ashken reported to the special committee on his May 3, 2010 conversations with Mr. Clarke and informed the special committee that Man had begun its detailed due diligence review. Representatives of Moelis provided a preliminary update on their due diligence and valuation work, noting that the absence of a cash-flow analysis for both Man and GLG was not unusual for companies in the alternative asset management industry. The special committee and its advisors also discussed the “flash crash” that was occurring in the stock market during the course of their meeting.

The special committee and its advisors discussed various potential structures for a potential transaction and the implications of each of these structures, including possible strategies for achieving the best transaction reasonably available to GLG’s unaffiliated stockholders, whether from Man or another party. In particular, the special committee and its advisors discussed the possibility of conducting either a broad pre-signing auction process or a more select approach to potential buyers pre-signing. Based on discussions with management, the special committee recognized that with the environment then to date in 2010 of investors beginning to redeploy cash into alternative investments, any rumored potential acquisition transaction or the announcement of an acquisition transaction involving GLG could result in significant postponement of both investments by new investors and/or additional investments by existing investors until the public had more visibility on the outcome of any potential transaction. In addition, the special committee members discussed the risk that certain GLG funds and managed accounts require only short periods of notice for redemptions and/or the key investment personnel could decide to serve notice to leave GLG at any time, as well as the risk that GLG’s proprietary investment strategies might be revealed to potential bidders during any due diligence process. As a result, the special committee concluded that any pre-signing market check process, whether broad or selective, that could lead to a disclosure of a potential change of control transaction before the terms of any such transaction had adequately been negotiated would create a substantial risk of postponements of new or additional investments in, or meaningful redemptions by investors from, GLG’s funds and managed accounts, a significant risk of the loss of key investment personnel, the potential risk that GLG’s investment strategies may be revealed or otherwise negatively impacted and a risk of losing the opportunity for a transaction with Man with no assurance of another opportunity for the unaffiliated stockholders to receive a premium comparable to that offered by Man. The special committee noted that although news of a potential transaction involving GLG and Man had been the subject of rumor and speculation in the press in March 2010, providing plenty of opportunities for other potential bidders to approach GLG, no inquiries or expressions of interest had been received other than inquiries from investment bankers offering to assist GLG in any potential transaction.

In consultation with its advisors, the special committee determined that, given the level of premium to the current GLG stock price that Man seemed willing to offer GLG’s unaffiliated stockholders, a focused process with Man that did not include a grant of exclusivity would be an appropriate path to pursue. The special committee discussed whether to request a “go-shop” provision in the merger agreement and determined that they did not believe a “go-shop” right would be likely to result in a superior transaction, given the economic and voting interest of the Selling Stockholders and the importance to any buyer of retaining the Individual Principals in an ongoing management role in GLG’s business. After consultation with its advisors, the special committee agreed that a flexible, fair merger agreement with target-favorable “fiduciary out” provisions would allow GLG’s unaffiliated stockholders to realize the benefits of an attractive premium transaction while allowing GLG to consider superior unsolicited third-party proposals. After a discussion, the special committee authorized Moelis to continue its valuation and due diligence activities and to pursue a potential strategic transaction with Man on the terms and using the approach discussed in the meeting, with goals of both achieving a higher offer price from Man and a higher premium to be paid to the unaffiliated stockholders relative to the price to be received by the Selling Stockholders.

The special committee also discussed Winston’s comments to the drafts of the merger agreement, the share exchange agreement and the voting and support agreement.

On May 10, 2010, the special committee held a meeting with Winston and Moelis at Winston’s New York offices. The special committee and its advisors discussed the recent decline of GLG’s stock price as well as the recent dramatic declines in the stock markets and the impact such declines might have on a potential transaction, including the possibility that Man could decide to withdraw or reduce its original proposal.

The special committee instructed the Moelis representatives to request from Man and its financial advisor any and all information that could yield better insight into the intrinsic value of Man’s ordinary shares and to assist the special committee in analyzing such information.

The special committee also reviewed current drafts of the transaction agreements with representatives of Winston and held a general discussion regarding certain regulatory matters that Man focused on in their due diligence review.

After the special committee meeting ended, the GLG Board held a meeting by teleconference with Messrs. San Miguel and Rojek and representatives of Winston and Chadbourne for the purpose of receiving an update on the status of the special committee’s negotiations.

Also on May 10, representatives of Winston circulated the combined comments of Winston, Chadbourne and Allen & Overy on the initial draft of the merger agreement.

On May 11, 2010, representatives of Allen & Overy circulated the combined comments of Allen & Overy, Winston and Chadbourne to the initial drafts of the share exchange agreement and the voting and support agreement. Representatives of Weil and Winston also had a telephone call to discuss deal protection mechanisms and the approach on the fairness opinions.

Also on May 11, Messrs. San Miguel and Rojek and representatives of Chadbourne, Winston, and Allen & Overy met by teleconference. The legal advisors collectively concluded that because the merger agreement, on the one hand, and the share exchange agreement and voting and support agreement, on the other hand, each have closing conditions that require that the other agreements’ closing conditions have been satisfied and a number of other terms that are inextricably linked to each other, counsel to the special committee, GLG and the Principals would all participate in key teleconferences and meetings with counsel to Man to negotiate key points in each agreement on behalf of their respective clients and constituencies.

On May 12, 2010, the Individual Principals and Mr. Clarke had a call to discuss outstanding commercial points relating to closing conditions and restrictive covenants that impact the Individual Principals, as well as retention and severance arrangements for key GLG employees, other than the Individual Principals, whose services would be needed either to complete the transaction or for purposes of GLG’s business post-closing.

Mr. Ashken (representing the special committee) and Mr. Roman (representing the Principals) and Messrs. Clarke and Singh of Man also met in person in London on May 12 to discuss the status and terms of the proposed transaction generally. During the course of the discussion, the treatment of the outstanding warrants to purchase GLG common stock was discussed. Mr. Ashken told Mr. Clarke that based on the contractual terms of the warrants and the fact that they were significantly out-of-the-money, the special committee’s intention was to value them at zero, with the understanding that Man may decide in its discretion to make an offer to purchase the warrants. The parties discussed the fact that there were some potential issues with having the warrants remain outstanding after the merger, such as the potential of the surviving corporation remaining subject to continued SEC reporting obligations after the merger, the administrative burdens and expense of administering the warrants that remain outstanding, and the potential for nuisance claims from warrant holders whose warrants would be permanently out-of-the-money after the merger. Mr. Ashken also discussed proposed severance and retention arrangements for key GLG personnel whose services it was important to retain through closing. Mr. Ashken stated his understanding that the value of any such arrangements would be consistent with industry practice and would not be material to the overall size of any transaction. Mr. Ashken also asked Mr. Clarke to have Man’s representatives review matters relating to the warrants and severance and retention arrangements with the advisors to the special committee and GLG.

On May 12, Messrs. San Miguel, Rojek, Singh and representatives of Weil, Winston, Chadbourne, Allen & Overy and Clifford Chance had a series of calls to discuss the draft transaction agreements, Man’s shareholder circular and various due diligence matters.

Also on May 12, Miriam McKay, Head of Investor Relations for Man, and Andy Knox of Man had an initial meeting at Perella Weinberg’s London office with Messrs. Roman, Jones and David Waller, Head of Communications for GLG, to discuss the investor presentation to be distributed in connection with any announcement of the proposed transaction. They met thereafter to further refine the presentation.

On May 13, 2010, the special committee met by teleconference with representatives of Winston and Moelis. Mr. Ashken reported on his meeting with Mr. Clarke the previous day. The special committee discussed Man’s positions and, in particular, the conditions to closing proposed by Man and other items that might adversely affect the certainty of the closing of the transactions.

Later that day, the GLG Board held a meeting by teleconference with representatives of Winston for the purpose of receiving an update on the status of the special committee’s negotiations.

Also on May 13, the Man Board held a meeting in which it reviewed the due diligence exercise carried out in relation to GLG, received a presentation by Perella Weinberg regarding various financial analyses it had performed

(see “— Financial Analyses of the Financial Advisor to Man”) and approved the transaction with GLG subject to final negotiations. The Man Board then appointed a new committee consisting of Jon Aisbitt, Chairman of the Man Board, and Mr. Clarke, who were authorized to finalize and execute the transaction documents, subject to reaching agreement on the consideration to be paid and satisfactory review of a number of due diligence and other issues.

On May 13, Michael Robinson, Head of Global Human Resources for Man, and Claire Morland, Head of Compensation and Benefits for Man, had a conference call with Messrs. San Miguel and Schreyer to discuss a proposal by GLG’s management regarding severance and retention arrangements for GLG’s key personnel other than the Individual Principals.

On May 14, 2010, Messrs. Ashken and Clarke spoke by telephone to discuss the status of negotiations and the feedback Mr. Clarke had received from the Man Board on the primary open transaction terms.

Mr. Clarke told Mr. Ashken that Man was prepared to offer $4.50 per share in cash in the merger and that this was the most Man was willing to pay. Mr. Clarke also indicated that such price was subject to Man’s ability to reach an agreement with each Individual Principal on the share exchange agreement at the levels it anticipated. Mr. Clarke said that Man was still negotiating with the Individual Principals. Mr. Ashken said that this price was below what he was hoping for and that ideally the price would be above GLG’s 52-week intra-day high stock price of $4.61 per share. Mr. Clarke reported to Mr. Ashken that there would be no movement in price. Mr. Ashken noted that the special committee would discuss the proposal and that any proposal would require the approval of the special committee. Messrs. Ashken and Clarke also discussed the potential use of a cap and floor on the consideration to be received by the Selling Stockholders. Mr. Ashken indicated that a cap on the consideration received by the Selling Stockholders would be important in order to protect the interests of the unaffiliated stockholders.

In the afternoon of May 14, the special committee held a meeting by teleconference with representatives of Winston and Moelis. The special committee discussed requesting that a cap on the consideration received by the Selling Stockholders be established (without a floor) to maintain the premium being received by the unaffiliated stockholders compared to the consideration to be paid to the Selling Stockholders. Moelis also discussed with the special committee the offer price of $4.50 in comparison to the current stock price of GLG, the recent declines in the markets generally and other factors. The special committee concluded that it would seek to obtain a price of $4.61 per share (being the 52-week intra-day high price of GLG common stock).

The special committee then discussed the treatment of the GLG warrants. Mr. Ashken reported that Man was considering offering a nominal amount for the warrants, but had not finally determined whether they would do this, and if they did at what valuation level. The special committee asked Moelis to contact Perella Weinberg to determine Man’s proposal for treatment of the warrants. Moelis and Winston both reported on their work in reviewing, analyzing and negotiating the transaction agreements and other materials.

The special committee discussed severance and retention arrangements for key personnel and agreed that any such arrangements must not affect the price paid to the unaffiliated stockholders. The special committee agreed that Mr. Ashken would request final proposals from GLG’s senior management including the Individual Principals to ensure that the special committee had sufficient time to evaluate such proposals prior to considering any overall transaction.

Also on May 14, the Individual Principals and Messrs. Jones, Waller, Aisbitt, Clarke, Hayes and Browne and Ms. McKay, and representatives of Perella Weinberg and Bank of America Merrill Lynch attended a rehearsal for the investor meeting. Also on May 14, after prior conversations, Mr. Clarke met with Messrs. Gottesman and Roman and agreed to core retention and alignment arrangements for the Individual Principals and Mr. Clarke proposed that the Principals would receive an implied value of $3.50 per share of GLG common stock in the proposed share exchange transaction, subject to a cap but without a floor, provided that the special committee accepted $4.50 per share of GLG common stock as the price in the merger. Messrs. Gottesman and Roman agreed to the proposal for the Selling Stockholders to receive Man ordinary shares with a value of $3.50 per share of GLG common stock in the share exchange.

On May 14, Ms. Morland had a telephone call with Mr. Rojek to discuss further GLG’s proposal regarding retention and severance arrangements for GLG’s key personnel other than the Individual Principals and to clarify the calculation of the amounts payable under the arrangements.

Also on May 14, Clifford Chance circulated initial drafts of the proposed employment agreements and service contracts between affiliates of Man and each of the Individual Principals, including non-competition agreements and share lock-up agreements. Weil circulated revised drafts of the merger agreement, the share exchange agreement and the voting and support agreement. Later that day, legal counsel for all the parties had an all-hands lawyers’ teleconference to discuss key open points in the transaction agreements. Subsequently, Winston circulated the combined comments of Allen & Overy, Winston and Chadbourne to the draft of the merger agreement circulated by Weil earlier that day. Allen & Overy circulated the combined comments of Allen & Overy, Winston and Chadbourne to drafts of the share exchange agreement and the voting and support agreement.

Later on May 14, Mr. Gottesman and Mr. Clarke had a telephone call following the clarifications discussed between management of Man and GLG, to discuss GLG’s proposal regarding retention and severance arrangements for GLG’s key personnel other than the Individual Principals and Mr. Clarke did not object to the proposed arrangements.

On May 14, in advance of the special committee and compensation committee meetings scheduled for May 16, 2010, Chadbourne sent to Winston for circulation to the special committee, materials summarizing the proposed retention and severance arrangements for GLG’s key personnel other than the Individual Principals.

On May 15, 2010, after discussion about the retention and severance arrangements for GLG’s key personnel other than the Individual Principals, Mr. Clarke confirmed to Mr. Ashken that Man was still prepared to continue to proceed with a transaction in which the unaffiliated stockholders would receive $4.50 in cash per share of GLG common stock, which Man had previously indicated was the maximum amount it was prepared to pay.

On May 15 and 16, 2010, legal counsel for Man, GLG, the special committee and the Principals had several teleconference calls to continue negotiations on the merger agreement, the share exchange agreement and the voting and support agreement.

In the morning of May 16, 2010, Messrs. Ashken and Clarke had a telephone call in which Mr. Ashken asked Mr. Clarke to raise Man’s offer price for the unaffiliated stockholders from $4.50 per share to $4.61 per share. Mr. Clarke reiterated that $4.50 was the maximum Man was willing to offer the unaffiliated stockholders and noted that this was a premium of approximately 55% over GLG’s closing stock price on Friday, May 14, 2010. After continued effort to elevate the price, Mr. Ashken finally told Mr. Clarke that he would accept the $4.50 per share cash proposal, subject to unanimous approval of the special committee and the GLG Board, receipt by the special committee and the GLG Board of fairness opinions from Moelis and Goldman Sachs, respectively and satisfactory resolution of all open contractual matters.

Also on May 16, Mr. Ashken requested that Mr. Clarke agree to reduce the termination fee to 2.5% of the total transaction value based on the special committee’s sensitivity to the lack of a go-shop provision.

Later in the morning of May 16, the special committee held a telephone meeting with representatives of Winston, Moelis, Chadbourne and Messrs. San Miguel and Rojek. Mr. Ashken reported on his call that day with Mr. Clarke. Winston and Chadbourne reported on the status of negotiations of the agreements. Mr. San Miguel reported on the status of negotiation of the representations, warranties and covenants to be made by GLG as part of the transaction. Mr. San Miguel also discussed his understanding of the status of employment arrangements for the Individual Principals. Mr. San Miguel stated that each Individual Principal would be receiving the same level of compensation from Man as they presently do from GLG, and also would be agreeing to three-year non-competition agreements, lock-ups of Man ordinary shares received in the transaction and requirements that they maintain personal investments in funds or accounts managed by GLG of no less than a certain aggregate amount.

Representatives of Winston and Chadbourne provided a summary of the terms of the proposed transaction with Man as negotiated to date. The special committee discussed the principal economic terms of the transaction. Mr. San Miguel then explained GLG’s approach to retaining its key portfolio managers. Representatives of Chadbourne made a presentation regarding proposed retention and severance arrangements for GLG management other than the Individual Principals. Messrs. San Miguel and Rojek left the meeting and James Reda of James F. Reda & Associates, LLC, independent compensation consultants retained by GLG, joined the meeting. Mr. Reda presented his analysis of the proposed compensation agreements for Messrs. San Miguel, Rojek and Schreyer. Mr. Reda said that in his opinion, the proposed arrangements with Messrs. San Miguel, Rojek and Schreyer were reasonable and within market practice. After Mr. Reda’s presentation, the special committee and its advisors discussed these issues, the directors’ restricted stock awards and other employment arrangements. Then, Mr. Reda and representatives of Chadbourne left the meeting.

Moelis representatives presented their financial analyses regarding the fairness to the unaffiliated stockholders of the consideration to be received in the merger by such stockholders, and the special committee discussed the same. After discussion, representatives of Moelis delivered to the special committee an oral opinion, subsequently confirmed by delivery of a written opinion dated May 16, 2010 that, as of May 16, 2010 and based upon and subject to the limitations and qualifications set forth therein, the consideration of $4.50 per share in cash to be received by the GLG stockholders (other than the Selling Stockholders) in the merger was fair from a financial point of view to such holders other than the Selling Stockholders. The full text of the written opinion of Moelis dated May 16, 2010 is attached as Appendix D to this proxy statement. The written opinion of Moelis sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with rendering the opinion. See “— Opinion of Moelis & Company LLC”.

The special committee then had a discussion with the Moelis representatives regarding the value of Man’s ordinary shares. The special committee was concerned that there might be intrinsic value in the Man ordinary shares that was not reflected in their market price, or in any proposed economic arrangements between Man Group and the Principals, that may effectively increase the value of the consideration paid to the Selling Stockholders. The Moelis representatives, at the request of the special committee, had held discussions with Mr. Hayes and representatives of Perella Weinberg and reported back to the special committee that such discussions did not reveal material economic value for Man that was not reflected in publicly available information. The Moelis representatives said that intrinsic value could arise at some point in the future from AHL, Man’s managed futures funds, but noted that certain of those funds were presently below their high water mark. At the request of the special committee, representatives of Moelis submitted a supplemental written presentation to the special committee regarding Man based on such publicly available information.

The special committee then considered and discussed a number of factors relating to the proposed transaction, which are described in “— Fairness of the Merger and Recommendations of the Special Committee and the GLG Board — The Special Committee”.

The special committee then unanimously:

(1) determined that (i) it is in the best interests of GLG and its unaffiliated stockholders for GLG to enter into the merger agreement, and (ii) the transactions contemplated by the merger agreement, including the merger, the share exchange agreement and the voting and support agreement, are advisable and fair to GLG and its unaffiliated stockholders,

(2) approved the waiver of the restrictions on transfer applicable to shares of capital stock of GLG held by the Selling Stockholders under the GLG Shareholders Agreement, and

(3) recommended that the GLG Board (i) determine it is in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, (ii) authorize and approve the execution, delivery and performance by GLG of the merger agreement (subject to Minority Stockholder Approval), (iii) waive the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders, (iv) approve the share exchange agreement and the consummation of the transactions contemplated thereby, (v) submit the adoption of the merger agreement to a vote at a special meeting of GLG stockholders called for that purpose, and (vi) recommend that stockholders of GLG vote to adopt the merger agreement at the special meeting.

In the afternoon of May 16, a meeting of the GLG Board was held by teleconference with all directors present. Messrs. San Miguel and Rojek and representatives of Winston and Chadbourne also attended the meeting. Chadbourne representatives reviewed with the directors their fiduciary duties. Representatives of Winston and Chadbourne provided a summary of the terms of the transaction, including a discussion of the covenants, conditions precedent and termination fees (up to $48 million) and remaining negotiating points. Representatives of Winston reported on the special committee meeting that had taken place earlier that day in which the special committee approved the transaction subject to the caveat that the transaction be subject to Minority Stockholder Approval.

The GLG Board discussed the issue of the GLG warrants, and concluded they would like all outstanding issues relating to the warrants to be resolved by the time of execution of the merger agreement.

Representatives of Goldman Sachs joined the meeting. Goldman Sachs gave a financial presentation previously distributed to members of the GLG Board describing, among other things, the aggregate consideration of the transactions contemplated by the share exchange agreement and merger agreement. Thereafter, representatives of Goldman Sachs delivered its oral opinion, which was subsequently confirmed in writing, to the GLG Board that, as of May 17, 2010 and based upon and subject to the assumptions made in its written opinion, the Aggregate Consideration (as defined below) to be paid to the holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs dated May 17, 2010 is attached as Appendix E to this proxy statement. The written opinion of Goldman Sachs sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the reviews undertaken in connection with rendering the opinion. See “— Opinion of Goldman Sachs International”.

The GLG Board then considered and discussed a number of factors relating to the proposed transaction, which are described in “— Fairness of the Merger and Recommendations of the Special Committee and the GLG Board — The GLG Board”.

The GLG Board then unanimously:

(1) determined that the merger agreement and the transactions contemplated thereby are advisable and fair to and in the best interests of, GLG and its stockholders,

(2) authorized and approved the execution, delivery and performance by GLG of the merger agreement (subject to Minority Stockholder Approval),

(3) approved the waiver of all the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders,

(4) approved the share exchange agreement and the consummation of the transactions contemplated thereby,

(5) determined to submit the adoption of the merger agreement to a vote at a special meeting of stockholders called for that purpose, and

(6) recommended that stockholders of GLG vote to adopt the merger agreement at the special meeting of stockholders.

Immediately following the GLG Board meeting, a GLG Compensation Committee meeting was held at which the employment and severance arrangements for key personnel presented earlier in the day to the special committee were approved. See “— Interests of Certain Persons in the Merger — Amendments to Certain Employment Agreements with GLG”.

Also on May 16, the Man Board committee comprised of Messrs. Aisbitt and Clarke held a meeting to discuss the terms of the transaction, the directors’ fiduciary duties and the termination fee. The Man Board committee then approved the transaction and confirmed the satisfaction of the outstanding due diligence and other issues.

After the Man Board committee meeting, Man requested that GLG agree to make a tender offer to purchase all outstanding GLG warrants at a purchase price equal to the closing price of GLG’s publicly traded warrants on the last trading day prior to the signing of the merger agreement ($0.129 per warrant on May 14, 2010) at or prior to the merger of GLG and Man, subject to completion of the merger. Man indicated it would agree to ensure that at the effective time of the merger, GLG as the surviving corporation, would have all funds necessary in connection with the warrant tender offer and to reimburse GLG for reasonable out-of-pocket costs incurred by GLG and its subsidiaries in connection with the warrant tender offers and to indemnify GLG and its subsidiaries from claims, losses and damages suffered or incurred in connection with the tender offers. GLG agreed to Man’s request. The parties also agreed to reciprocal termination fees of $48 million payable in certain circumstances.

Early in the morning of May 17, 2010, all terms of the transaction documents were finalized and the parties entered into the merger agreement, the share exchange agreement and the voting and support agreement. See “The Merger Agreement”, “Descriptions of Other Transaction Agreements — Share Exchange Agreement” and “Descriptions of Other Transaction Agreements — Voting and Support Agreement”.

Later on May 17, Man issued a press release announcing the transaction and held a meeting for investors and a meeting for analysts in which the Individual Principals participated. GLG subsequently issued a press release announcing the transaction and providing a brief summary of the terms of the transaction on the same day.

On May 24, 2010, Ron Duva, a stockholder of GLG, filed a putative class action complaint in the Court of Chancery of the State of Delaware (the “Delaware Court”) on behalf of himself and all other similarly situated stockholders of GLG, captioned Duva v. GLG Partners, Inc., et al. (the “Delaware Action”). The second amended complaint, filed on July 8, 2010, alleges that the defendants in the Delaware Action breached their fair price, fair process, disclosure and other fiduciary duties to GLG’s stockholders in connection with the transactions contemplated by the Merger Proposal and/or aided and abetted in such breaches of fiduciary duty. The Delaware Action seeks, among other things, an injunction enjoining the transactions contemplated in the Merger Proposal and to rescind any transactions contemplated by the Merger Proposal that may be consummated. On May 27, 2010, discovery commenced in the Delaware Action. On June 29, 2010, the Delaware Court entered an order certifying a plaintiff class of GLG stockholders. On July 2, 2010, the Delaware Court entered a scheduling order providing for a hearing on the plaintiff’s motion to enjoin consummation of the merger on September 3, 2010.

On May 24, 2010, Akoleo S.A., a purported stockholder of GLG, filed a putative class action complaint in New York Supreme Court (the “New York Court”) on behalf of itself and all other similarly situated stockholders of GLG, captioned Akoleo S.A. v. GLG Partners, Inc., et al. (the “Akoleo Action”). On May 24, 2010, Tanweer Zia, a purported stockholder of GLG, filed a putative class action complaint in New York Court on behalf of himself and all other similarly situated stockholders of GLG, captioned Zia v. GLG Partners, Inc., et al. (the “Zia Action” and, together with the Akoleo Action, the “New York Actions”). The complaints filed in each of the New York Actions alleges that the defendants in the New York Actions breached their fair price, fair process, disclosure and other fiduciary duties to GLG’s stockholders in connection with the transactions contemplated by the Merger Proposal. On June 28, 2010, the defendants to the New York Actions moved to dismiss, or, in the alternative, to stay, each of the New York Actions. On July 7, 2010, the parties to the New York Actions entered into, and the New York Court ordered, a stipulation staying all proceedings in the New York Actions pending resolution of the Delaware Action.

While the lawsuits discussed above are in the preliminary stages, GLG and Man believe that they are entirely without merit and intend to defend against them vigorously.

On June 21, 2010, Sage Summit LP entered into an unconditional rescindable purchase agreement with Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of the Blue Hill Trust, and Lavender Heights Capital LP entered into an unconditional rescindable purchase agreement with Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of the Green Hill Trust (collectively, the “Purchase Agreements”). Under the Purchase Agreements, Sage Summit LP and Lavender Heights Capital LP (collectively, the “LPs”) each sold its entire holding of 8,460,854 shares and 5,640,570 shares of GLG common stock, respectively, to the Blue Hill Trust and the Green Hill Trust (collectively, the “Remainder Trusts”), respectively, in exchange for a deferred payment obligation, payable in installments on specified dates of delivery of (A) (i) ordinary shares of Man received by the Remainder Trusts in exchange for the GLG shares under the share exchange agreement or (ii) in lieu of all or a portion of the ordinary shares of Man described in clause (i) above, an amount in cash equal to the net proceeds from the sale of ordinary shares of Man not otherwise being delivered pursuant to the terms of clause (i), in ordinary sales transactions on the London Stock Exchange, together with (B) an amount in cash equal to the cumulative value of all dividends, distributions and other income distributed by Man in respect of the notional number of ordinary shares of Man delivered by the Remainder Trusts to the LPs; provided, however, that the installment dates and share amounts set forth in the Purchase Agreements may be adjusted to the extent that forfeitures and/or reallocations of membership interests held by certain members of the LPs occur after the date of the Purchase Agreements in accordance with the terms of the LPs’ limited partnership agreements, as applicable. The LPs each have the right to rescind their respective Purchase Agreements with the respective Remainder Trusts and reacquire the shares prior to completion of the merger (or such other date as agreed). By virtue of the Joinder Agreement dated as of June 21, 2010 by and among Man, Merger Sub, GLG, the LPs and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of each of the Remainder Trusts, joined as a party to the share exchange agreement and the voting and support agreement and agreed to perform the obligations of the LPs thereunder. The Joinder Agreement is attached as Appendix I to this proxy statement.

Fairness of the Merger and Recommendations of the Special Committee and the GLG Board

The Special Committee

On April 29, 2010, the GLG Board formed a special committee consisting solely of independent directors. The GLG Board delegated to the special committee the authority, among other things, to:

•	establish, approve, modify, monitor and direct the process, procedures and activities relating to the review, evaluation and negotiation of one or more proposals made to GLG by Man for a potential transaction and any alternative transaction;

•	review, consider, evaluate, respond to, negotiate, reject, recommend or approve on behalf of GLG or the GLG Board (except as otherwise required by law) a potential transaction with Man or an alternative transaction;

•	if it determines that continuing GLG’s business without engaging in a potential transaction with Man or an alternative transaction is in the best interest of GLG, reject any such potential transaction with Man or an alternative transaction;

•	determine whether any such potential transaction with Man or an alternative transaction is advisable and is fair to, and in the best interests of, GLG and its stockholders (other than the Selling Stockholders); and

•	recommend to the board of directors what action, if any, should be taken in connection with any such potential transaction with Man or an alternative transaction.

On May 16, 2010, the special committee, after discussion and consideration of the terms of the merger agreement, the share exchange agreement and the voting and support agreement, and in each case the transactions contemplated thereby, and following the receipt of a presentation from Moelis, and Moelis’s oral opinion subsequently confirmed by delivery of a written opinion dated May 16, 2010 that, as of May 16, 2010 and based upon and subject to the limitations and qualifications set forth therein, the consideration of $4.50 per share in cash to be received by the GLG stockholders (other than the Selling Stockholders) in the merger was fair from a financial point of view to such holders other than the Selling Stockholders, unanimously:

•	determined that (i) it is in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, and (ii) the transactions contemplated by the merger agreement, including the merger, the share exchange agreement and the voting and support agreement are advisable and fair to GLG and its unaffiliated stockholders;

•	approved the waiver of the restrictions on transfer applicable to shares of capital stock of GLG held by the Selling Stockholders under the Shareholders Agreement; and

•	recommended that the GLG Board (i) determine it is in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, (ii) authorize and approve the execution, delivery and performance by GLG of the merger agreement (subject to the Minority Stockholder Approval), (iii) waive the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders, (iv) approve the share exchange agreement and the consummation of the transactions contemplated thereby, (v) submit the adoption of the merger agreement to a vote at a special meeting of GLG stockholders called for that purpose, and (vi) recommend that stockholders of GLG vote to adopt the merger agreement at the special meeting.

In the course of reaching the determination and making the recommendations described above, the special committee considered and discussed a number of factors as generally positive or favorable, including, but not limited to, the following:

•	the current and prospective conditions in the alternative investment industry and the potential challenges that GLG faces in attracting assets under management and maintaining or growing management and performance fee revenues;

•	the possible alternatives to a sale, including maintaining GLG as an independent public company, conducting a stock repurchase or undertaking a recapitalization, and the potential risks, rewards and uncertainties associated with those alternatives, including:

•	the risks associated with remaining an independent company arising from a decline in assets under management and related management and performance fee revenue;

•	the risks associated with the need to refinance GLG’s outstanding indebtedness under its credit facility and convertible notes beginning as early as May 2011; and

•	the need to pay GLG’s investment professionals a significant amount, including in the form of additional shares, in order to retain these professionals, which could result in additional dilution to GLG’s stockholders;

•	the process for maximizing stockholder value in a sale of GLG, including:

•	the special committee’s assessment, after consultation with its financial advisor, of the relative likelihood that other potential acquirors would submit competitive proposals absent a pending transaction, given the limited number of potential acquirors in the industry with the financial resources required to consummate an acquisition of GLG;

•	the potential harm to GLG’s business of conducting a public auction;

•	the potential competitive harm to GLG’s business of providing potential bidders access to GLG’s confidential due diligence materials;

•	the potential harm to GLG’s business of engaging with a bidder that did not present a significant likelihood of achieving a successful transaction;

•	the risk of loss of opportunity to enter into a transaction with Man; and

•	the lack of assurance that there would be another opportunity for GLG stockholders (other than the Selling Stockholders) to receive as significant a premium as that contemplated by the proposed merger;

•	the current and historical market prices for the shares of GLG in comparison to the offer price of $4.50 per share, including that the one-year average trading price of GLG stock was $3.40 and that GLG stock had traded as low as $2.58 in the past year, and that the merger would provide GLG stockholders (other than the Selling Stockholders) with an opportunity to receive an immediate cash payment for their shares at a price that represents a premium of approximately 55% over the closing price of $2.91 per share on May 14, 2010, the last trading day prior to the public announcement of the proposed merger, providing them with immediate liquidity without the risks related to GLG’s current business plan, which could take an extended period of time to achieve positive returns;

•	the current market price for Man ordinary shares and that the per share consideration in the merger represents a premium of $1 as of the date the proposed merger was publicly announced, over the value of the per share consideration in the share exchange, which premium may not be reduced to less than $0.25 per share on the closing date;

•	based on a range of estimates of the potential synergies available with the combination of the two businesses, a determination that the merger consideration included an appropriate share of the total synergies value resulting from the merger;

•	the certainty of immediate cash that the merger would provide to the GLG stockholders (other than the Selling Stockholders), without incurring brokerage costs or other costs typically associated with market sales, as well as the flexibility to invest that cash in other assets, including in Man ordinary shares;

•	that as a result of the merger, GLG stockholders would no longer be subject to the market, economic and other risks which arise from owning an interest in a public company;

•	that GLG is dependent on the continued services of the Individual Principals and key personnel who, in addition to voting their GLG shares against a proposed alternative transaction, could preclude an alternative takeover by discontinuing their services with GLG;

•	the desire and willingness of the Selling Stockholders to sell their shares at this time and enter into the share exchange with Man, without which the merger transaction with Man would not have been possible because Man was unwilling to offer GLG stockholders (other than the Selling Stockholders) merger consideration in the form of Man ordinary shares as doing so would require Man to register its shares in the U.S., become subject to reporting requirements under U.S. federal securities laws and consequently to incur significant costs and administrative effort required to comply with both the U.K. and U.S. regulatory regimes, and Man’s desire to offer the Selling Stockholders consideration in the form of Man ordinary shares to align the interests of the Selling Stockholders with Man’s shareholders;

•	the substantial market “overhang” of shares held by the Selling Stockholders and the significant number of other shares held by stockholders, employees and key personnel subject to transfer restrictions under the GLG Shareholders Agreement and other restricted stock agreements that would be free of such restrictions within the next 12 to 18 months;

•	that the Principals would be prohibited from selling any of the Man ordinary shares they receive as merger consideration for two years, and could sell only one-third of such shares in the third year following the consummation of the merger;

•	presentations by and discussions with senior management of GLG, the Individual Principals, Man and the special committee’s legal and financial advisors regarding the principal terms of the merger agreement, the share exchange agreement and other ancillary documents;

•	the oral opinion of Moelis delivered to the special committee, subsequently confirmed by delivery of a written opinion dated May 16, 2010, that, as of May 16, 2010 and based upon and subject to the limitations and qualifications set forth therein, the consideration of $4.50 per share in cash to be received by GLG stockholders (other than the Selling Stockholders) in the merger was fair from a financial point of view to such holders other than the Selling Stockholders, which opinion is attached as Appendix D to this proxy statement, and the presentation by, and the discussions with representatives of Moelis as to matters relevant to such opinion, as described under “— Background of the Merger” above, with the understanding that Moelis was entitled to receive a fee upon delivery of its opinion and that, upon the closing of the transaction, Moelis will become entitled to a transaction fee in consideration of providing financial advice to the special committee;

•	the opinion of Goldman Sachs International delivered to the board that, as of May 17, 2010 and based upon and subject to the factors and assumptions set forth therein, the Aggregate Consideration (defined below) to be paid to the holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and merger agreement was fair from a financial point of view to such holders, which opinion is attached as Appendix E to this proxy statement, and the presentation by, and the discussions with representatives of Goldman Sachs as to matters relevant to such opinion, as described under “—Background of the Merger” above, with the understanding that Goldman Sachs was entitled to receive a fee upon announcement of the execution of the share exchange agreement and the merger agreement and that, upon the closing of the transaction, Goldman Sachs will become entitled to a transaction fee in consideration of providing financial advice to the board;

•	the absence of any alternative acquisition proposals, in particular, during the period between March 26, 2010, when a number of press articles appeared regarding a potential acquisition by Man of certain

U.S. alternative asset managers, including GLG, and May 17, 2010, the date the proposed merger was publicly announced;

•	that GLG did not enter into any exclusivity arrangements with Man, Holdco and Merger Sub prior to the execution and delivery of the merger agreement;

•	that the merger and the share exchange are not expected to close for several months which would provide an adequate opportunity for alternative proposals to be made, associated due diligence to be conducted and definitive documentation to be negotiated with respect thereto, and for the board to consider such alternative proposals and agreements, if any;

•	the business reputation, financial resources and historical success of Man in structuring and completing complex transactions;

•	the terms and conditions of the merger agreement, including:

•	GLG’s ability, under certain circumstances, to provide information to, and/or participate in discussions or negotiations with, third parties regarding alternative takeover proposals;

•	the ability of the GLG Board or the special committee, under certain circumstances, to change its recommendation that the GLG stockholders vote in favor of adoption and approval of the merger agreement; and

•	GLG’s ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal, subject to paying a termination fee of $48 million (equal to approximately 3% of the equity value of the combined merger and share exchange transactions);

•	that there are breakup fees and expense coverage payable by both GLG and Man in certain circumstances;

•	the merger is not subject to a financing condition, which reduces the execution risk attached to the completion of the merger and thus makes it more likely that the merger will be consummated promptly upon satisfaction of the conditions to the completion of the merger as described in this proxy statement;

•	the availability of appraisal rights to GLG stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such stockholders to seek appraisal of the fair value of their stock as determined by the Court of Chancery of the State of Delaware; and

•	the likelihood of receiving the regulatory approvals required to consummate the merger.

In the course of reaching the determinations and making the recommendations described above, the special committee considered a number of factors to be generally negative or unfavorable, including, but not limited to, the following:

•	that the GLG stockholders, other than the Selling Stockholders, will have no ongoing equity participation in us following the merger, and that the GLG stockholders will cease to participate in our future earnings or growth, if any, or to benefit from increases, if any, in the value of our common stock, and will not participate in any potential future sale of GLG to a third party or any potential recapitalization of GLG which could include a dividend to stockholders;

•	that the Selling Stockholders could realize significant returns on their equity investment in Man following the merger;

•	the Selling Stockholders’ participation in the merger and the share exchange and that they have interests in the transactions that differ from, or are in addition to, those of GLG stockholders unaffiliated with the Selling Stockholders;

•	the risks and costs to GLG if the merger does not close, including paying the fees and expenses associated with the transaction in certain circumstances, the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	that the merger consideration will generally be taxable for U.S. federal income tax purposes to GLG stockholders who surrender shares of our common stock in the merger;

•	that the special committee did not solicit competing bids for us from other potentially interested third parties prior to signing the merger agreement with Man and Merger Sub, although the special committee was satisfied that the merger agreement provided GLG with the ability to consider and pursue certain alternative takeover proposals;

•	the risk that the merger and the share exchange might not be completed in a timely manner or at all;

•	the ability of the Selling Stockholders holding beneficial ownership of approximately 48.8% of our voting stock to potentially preclude an alternative takeover proposal and the impact that could have on the interest of third parties in making offers competitive with Man’s offer;

•	that the merger agreement contains restrictions on the conduct of GLG’s business prior to the completion of the merger, generally requiring GLG to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent GLG from undertaking business opportunities that may arise pending completion of the merger and the length of time between signing and closing when these restrictions are in place; and

•	the provisions in the merger agreement that require us to reimburse Man’s expenses up to $15 million if (1) the merger agreement is terminated by us or Man because our stockholders fail to approve and adopt the merger agreement at the special meeting (except in certain circumstances) or (2) the merger agreement is terminated by Man as a result of our breach of our agreement to hold the special meeting, to prepare the related proxy statement, to refrain from soliciting alternative takeover proposals or to make and not change our board’s recommendation for the merger (except in certain circumstances).

In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee considered the following factors relating to the procedural safeguards that the special committee believes were present to ensure the fairness of the merger and to permit the special committee to represent the interests of the GLG stockholders (other than the Selling Stockholder), each of which the special committee believes supports its decision and provides assurance of the fairness of the merger to us and such stockholders:

•	the merger is subject to the nonwaivable condition of the adoption of the merger agreement by GLG stockholders, including the adoption of the merger agreement by the holders of a majority of the then outstanding shares of our common stock, other than shares owned by the Selling Stockholders, GLG, Man and its affiliates (including Holdco and Merger Sub), GLG and its affiliates (excluding directors serving on the special committee) and GLG employees;

•	that the special committee consists solely of independent, non-employee directors;

•	that the special committee members will be adequately compensated for their services, the amount of which was established before they commenced their consideration of strategic alternatives, and that their compensation for serving on the special committee was in no way contingent on their approving the merger agreement and taking the other actions described in the proxy statement;

•	that the special committee retained and was advised by Winston & Strawn LLP and Abrams & Bayliss LLP (Delaware counsel) as its independent legal counsel and Moelis as its independent financial advisor;

•	that the special committee received from its financial advisor, Moelis, an opinion delivered orally at the special committee meeting on May 16, 2010, and subsequently confirmed by delivery of a written opinion dated May 16, 2010 that, as of May 16, 2010 and based upon and subject to the limitations and qualifications set forth therein, the consideration of $4.50 per share in cash to be received by the GLG stockholders (other than the Selling Stockholders) in the merger was fair from a financial point of view to such holders (other than the Selling Stockholders);

•	that the special committee was provided with full access to our management and documentation in connection with the due diligence conducted by its advisors;

•	that the special committee, with the assistance of its legal and financial advisors, negotiated extensively with Man and its representatives;

•	that the special committee had ultimate authority to decide whether to proceed with a transaction or any alternative transaction;

•	that the special committee was authorized to consider all strategic alternatives with respect to GLG to enhance stockholder value, including the sale of GLG;

•	that the special committee was aware that it had no obligation to recommend any transaction and had the authority to reject any transaction on behalf of the GLG stockholders (other than the Selling Stockholders);

•	that the special committee had the authority, through the delegation of the GLG Board’s powers, to waive the restrictions on transfer applicable to shares of GLG common stock held by the Selling Stockholders under the GLG Shareholders Agreement; and

•	that the special committee made its evaluation of the merger agreement and the merger based upon the factors discussed in this proxy statement, independent of the other members of our board of directors, including the Individual Principals, and with knowledge of the interests of the Individual Principals in the merger.

In evaluating whether to pursue a transaction with Man or any strategic alternatives, including continuing to execute GLG’s business plan as a standalone company, the special committee considered the fact that under the Voting Agreement entered into in 2007 (as described under “Important Information Regarding the Principals — Voting Agreement”), the Selling Stockholders and their affiliates are able to determine the outcome of most matters requiring stockholder approval (other than those requiring a super-majority vote and other than matters for which they agreed that the unaffiliated stockholders may have a separate vote) and, as a result, without some form of minority voting protection, the Selling Stockholders could cause or prevent a change of control of GLG, possibly depriving the unaffiliated stockholders of an opportunity to receive a premium for their shares as part of a sale of GLG. The special committee further considered the fact that the GLG board of directors had delegated to the special committee broad powers to review, negotiate and recommend or reject a possible transaction with Man or any alternative transaction, which, taken together with a separate majority-of-the-minority voting requirement, would, in the special committee’s judgment, remove to the greatest extent possible the Selling Stockholders’ potentially conflicted influence and control over a potential transaction with Man.

In evaluating Man’s demand for a voting and support agreement of the type ultimately negotiated with the Selling Stockholders, the special committee considered the protective effects of the delegation of board authority and the minority voting requirement described above, together with the fact that:

•	similar voting agreements are reasonably customary in public company change of control transactions that involve significant share ownership blocks;

•	Man was unwilling to enter into a transaction that did not involve a voting agreement with the Selling Stockholders;

•	the proposed voting and share exchange agreements would terminate upon the termination of the proposed merger agreement, thereby protecting to the greatest extent possible the ability of the special committee to terminate the merger agreement in connection with a change in its recommendation to GLG stockholders, as described under “The Merger Agreement — Restrictions on Change of Recommendation to Stockholders”; and

•	the proposed voting agreement would prevent the occurrence of a scenario in which the Selling Stockholders voted against the adoption of the merger agreement while a majority of the unaffiliated stockholders voted in favor of the adoption of the merger agreement.

In analyzing the merger relative to our going concern value, the special committee adopted the analysis and the opinion of Moelis. The special committee did not consider liquidation value as a factor because GLG is a viable going concern business and the trading history of GLG common stock is an indication of its value as such. In addition, due to the fact that GLG is being sold as a going concern and that its most valuable assets are its investment professionals, the special committee did not consider GLG’s liquidation value relevant in its deliberations. Further, the special committee did not consider net book value a material indicator of GLG’s value because such a valuation metric is generally not meaningful for asset management firms, which are typically valued based on assets under management and future earnings potential. The net book value of GLG is merely indicative of historical costs and as of March 31, 2010 represented a negative value.

The foregoing discussion of information and factors considered and given weight by the special committee is not intended to be exhaustive, but is believed to include substantially all of the material factors, both positive and negative, considered by the special committee. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual special committee members may have given different weights to factors. The special committee’s recommendations were based upon the totality of the information presented to and considered by it. The special committee conducted extensive discussions of, among other things, the factors described above, including asking questions of our management and the special committee’s financial and legal advisors.

The GLG Board

On May 16, 2010, the GLG Board, after receiving the oral opinion of its financial advisor Goldman Sachs, which was subsequently confirmed in writing, that, as of May 17, 2010 and based upon and subject to the factors and assumptions set forth therein, the Aggregate Consideration (defined below) to be paid to the holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and merger agreement was fair from a financial point of view to such holders, and acting upon the unanimous recommendation of the special committee, unanimously:

•	determined that the merger agreement and the transactions contemplated thereby are advisable and procedurally and substantively fair to and in the best interests of, GLG and its stockholders (including its unaffiliated stockholders);

•	authorized and approved the execution, delivery and performance by GLG of the merger agreement (subject to the Minority Stockholder Approval);

•	approved the waiver of all the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders;

•	approved the share exchange agreement and the consummation of the transactions contemplated thereby;

•	determined to submit the adoption of the merger agreement to a vote at a special meeting of stockholders called for that purpose; and

•	recommended that stockholders of GLG vote to adopt the merger agreement at the special meeting of stockholders.

In the course of reaching the determination and making the recommendations described above, the GLG Board considered and discussed and adopted a number of factors, including, but not limited to, the following:

•	the unanimous determinations and recommendations of the special committee;

•	the factors considered by the special committee, including the generally positive and favorable factors, as well as the generally negative and unfavorable factors, and the factors relating to procedural safeguards described above; and

•	the fairness opinion of Goldman Sachs described under “Special Factors — Opinion of GLG’s Financial Advisor” above.

Opinion of Special Committee’s Financial Advisor

On May 16, 2010, at a meeting of the special committee held to evaluate the transaction, Moelis delivered to the special committee an oral opinion, subsequently confirmed by delivery of a written opinion dated May 16, 2010 to the effect that, based upon and subject to the limitations and qualifications set forth in the written opinion, as of the date of the opinion the consideration of $4.50 per share in cash to be received by the stockholders of GLG (other than the Selling Stockholders) in the merger was fair from a financial point of view to such stockholders.

The full text of the Moelis opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Moelis. The opinion is attached as Appendix D to this proxy statement and is incorporated into this proxy statement by reference. GLG’s stockholders are encouraged to read this opinion carefully in its entirety.

Moelis’s opinion does not address GLG’s underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to GLG and does not constitute a recommendation to any stockholder of GLG as to how such stockholder should vote with respect to the merger or any other matter.

At the direction of the special committee, Moelis was not asked to, nor did it, offer any opinion as to (i) the material terms of the merger agreement or the form of the merger or any other contractual arrangement that the parties may enter into in connection with the merger or (ii) the fairness of the merger to, or any consideration that may be received in connection therewith by, the Selling Stockholders, nor did Moelis offer any opinion as to the relative fairness of the consideration of $4.50 per share in cash to be received by the stockholders of GLG (other than the Selling Stockholders) in the merger and the consideration to be received by the Selling Stockholders in the share exchange. Moelis also assumed, with consent of the special committee, that the representations and warranties of all parties to the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants and agreements required to be performed by such party, that all conditions to the consummation of the merger will be satisfied without waiver thereof, and that the merger will be consummated in a timely manner in accordance with the terms described in the merger agreement, without any modifications or amendments thereto or any adjustment to the merger consideration of $4.50 per share in cash to be received by the stockholders of GLG (other than the Selling Stockholders). In rendering its opinion, Moelis also assumed, with the special committee’s consent, that the final executed form of the merger agreement does not differ in any material respect from the draft that Moelis examined. Moelis was not authorized to and did not solicit indications of interest in a possible transaction with GLG from any party.

Moelis, in arriving at its opinion, among other things:

•	reviewed certain publicly available business and financial information relating to GLG, including estimates of certain Wall Street analysts with respect to GLG for 2010 and 2011, and Man;

•	reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of GLG furnished to Moelis by GLG;

•	conducted discussions with members of senior management and representatives of GLG and Man concerning the matters described in the first two bullet points above, as well as the business and prospects of GLG and Man generally;

•	reviewed publicly available financial and stock market data, including valuation multiples, for GLG and compared them with those of certain other companies in lines of business that Moelis deemed relevant;

•	compared the proposed financial terms of the merger with the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed a draft of the merger agreement dated May 16, 2010;

•	participated in certain discussions and negotiations among representatives of GLG and Man and their financial and legal advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, Moelis did not assume any responsibility for independent verification of any of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Moelis for the purpose of its opinion and, with the special committee’s consent, relied on such information being complete and accurate in all material respects. In addition, at the special committee’s direction, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of GLG, nor was Moelis furnished with any such evaluation or appraisal. For the purposes of its analysis and opinion, Moelis was directed by the special committee to use the average of the Wall Street analysts’ estimates referred to above with certain additional assumptions provided by management of GLG.

Moelis’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion.

In addition, the special committee did not ask Moelis to address, and Moelis’s opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of GLG, other than the holders of GLG common stock that are not Selling Stockholders. Moelis also did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any of GLG’s officers, directors or employees, or any class of such persons, relative to the merger consideration of $4.50 per share in cash to be received by GLG’s stockholders (other than the Selling Stockholders) in the merger or otherwise.

Moelis provided its opinion for the use and benefit of the special committee in its evaluation of the transaction. The Moelis opinion was approved by a Moelis fairness opinion committee.

Financial Analyses

The following is a summary of the material financial analyses presented by Moelis to the special committee on May 16, 2010, in connection with the delivery of the opinion described above.

The summary set forth below does not purport to be a complete description of the analyses performed and factors considered by Moelis in arriving at its opinion, nor is the order of analyses described below meant to indicate the relative weight or importance given to those analyses by Moelis. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances; therefore, such an opinion is not readily susceptible to partial analysis or summary description. With respect to the comparable public companies analysis and the precedent transactions analysis summarized below, no company, business or transaction used in such analyses as a comparison is either identical or directly comparable to GLG, GLG’s businesses or the proposed transaction, nor is an evaluation of such analyses entirely mathematical. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors. In arriving at its opinion, Moelis did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Moelis believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would, in the view of Moelis, create an incomplete and misleading view of the analyses underlying Moelis’s opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to understand fully Moelis’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses performed by Moelis. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’s analyses.

The analyses performed by Moelis include analyses based upon forecasts of future results, which results might be significantly more or less favorable than those upon which Moelis’s analyses were based. The analyses do not purport to be appraisals or to reflect the prices at which GLG’s or Man’s shares might trade at any time following the announcement of the transaction. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Moelis nor any other person assumes responsibility if future results or actual values are materially different from those contemplated below.

Comparable Public Companies Analysis

Moelis analyzed the market values and trading multiples of GLG and generally comparable publicly traded alternative asset management companies and traditional asset management companies. Using publicly available information, Moelis selected and analyzed the market values and trading multiples of GLG and the corresponding trading multiples for the North American and European publicly traded alternative and traditional asset management companies listed below:

Alternative Asset Management Companies

North American

•	The Blackstone Group L.P.

•	Fortress Investment Group LLC

•	Och-Ziff Capital Management Group LLC

European

•	3i Group PLC

•	Ashmore Group PLC

•	BlueBay Asset Management plc

•	Charlemagne Capital Limited

•	Gottex Fund Management Holdings Limited

•	Kohlberg Kravis Roberts & Co.

•	Man

•	Partners Group AG

•	Polar Capital Holdings PLC

Traditional Asset Management Companies

North American

•	Affiliated Managers Group, Inc.

•	AllianceBernstein Holding L.P.

•	Artio Global Investors Inc.

•	BlackRock, Inc.

•	Cohen & Steers, Inc.

•	Eaton Vance Corp.

•	Federated Investors, Inc.

•	Franklin Resources, Inc.

•	GAMCO Investors, Inc.

•	Invesco Ltd.

•	Janus Capital Group Inc.

•	Legg Mason, Inc.

•	Pzena Investment Management, Inc.

•	Sprott Inc.

•	T. Rowe Price Group, Inc.

•	Waddell & Reed Financial, Inc.

European

•	Aberdeen Asset Management PLC

•	F&C Asset Management PLC

•	Gartmore Investment Ltd.

•	Henderson Group PLC

•	Liontrust Asset Management PLC

•	Schroders PLC

Moelis calculated the range of trading multiples for all of the selected companies listed above, as well as just for Och-Ziff Capital, Fortress Investment Group, Ashmore Group, BlueBay and Man, or the peer group companies, which it considered the most directly comparable publicly traded companies to GLG relative to the other companies selected for the analysis. All multiples were based on the closing stock prices of the selected companies on May 14, 2010. Moelis reviewed enterprise values of the selected companies as multiples of, among other things, estimated calendar year 2010 and estimated calendar year 2011 earnings before interest, taxes, depreciation and amortization, or EBITDA. Moelis calculated enterprise value as the market capitalization (or equity value), plus total debt and minority interests and preferred stock, less cash and cash equivalents. Moelis also reviewed price to earnings multiples, or P/E, which is the per share equity value of the selected companies as a multiple of earnings per share, or EPS.

Estimated financial data for the selected companies were based on publicly available Wall Street research analysts’ estimates. At the direction of GLG’s management, estimated financial data for GLG was based on the average of Wall Street research analysts’ estimates and in the case of GLG’s estimated EPS, also included certain interest and tax assumptions as per GLG’s management.

The following table summarizes the range of trading multiples for all selected companies and the range of trading multiples for the peer group companies:

	Alternative Asset	Traditional Asset
	Management	Management	Peer Group
	Companies	Companies	Companies

Enterprise Value/2010E EBITDA	4.1x — 13.5x	3.4x — 13.1x	4.1x — 11.0x
Enterprise Value/2011E EBITDA	1.3x — 11.4x	2.9x — 11.3x	4.4x — 9.4x
2010E P/E	5.9x — 19.7x	7.5x — 25.6x	9.4x — 14.6x
2011E P/E	6.4x — 15.6x	6.2x — 37.0x	6.9x — 13.0x

Based upon the foregoing and qualitative judgments related primarily to differing fund types and investment strategies, growth prospects, profitability margins and relative recent operating performance, Moelis selected multiple ranges for each metric, applied the selected ranges to the relevant statistic for GLG and calculated an implied range of GLG stock prices as compared to the merger consideration of $4.50 per share in cash to be received by GLG’s stockholders (other than the Selling Stockholders). The following table presents the results of such analysis, assuming a $4.50 per share cash consideration for all shares of GLG common stock in the merger and the share exchange:

	GLG	Implied Price per GLG Share

Enterprise Value/2010E EBITDA	8.0x — 11.0x	$1.56 — $2.26
Enterprise Value/2011E EBITDA	8.0x — 10.0x	$3.06 — $3.96
2010E P/E	11.0x — 15.0x	$2.12 — $2.89
2011E P /E	9.0x — 13.0x	$2.69 — $3.88

Moelis noted that, in each case, the merger consideration of $4.50 per share in cash to be received by GLG’s stockholders (other than the Selling Stockholders) was above such range.

Precedent Transaction Analysis

Moelis reviewed the financial terms of 22 precedent merger and acquisition transactions involving alternative asset management companies and 18 precedent merger and acquisition transactions involving traditional asset management companies announced since November 2007. Moelis selected the transactions based on a number of criteria, including the nature of the target companies’ business and assets under management, or AUM.

Moelis noted that the majority of precedent transactions reviewed occurred under significantly different credit and market conditions than those prevailing as of May 14, 2010, the last trading day prior to the delivery of Moelis’s opinion. For purposes of certain of the analyses described below Moelis selected eight of these transactions, two involving alternative asset management companies and six involving traditional asset management companies, because they were the only precedent transactions that had publicly disclosed EBITDA for the 12-month period prior to announcement of the transaction, or LTM EBITDA. The following table sets forth a list of all precedent transactions reviewed (the eight selected precedent transactions are identified in bold):

Precedent Transactions

Announcement Date	Acquiror	Target

Alternative Asset Management Companies

March 30, 2010	Investec plc	Rensburg Sheppards plc
February 10, 2010	Affiliated Managers Group Inc.	Pantheon Ventures Inc.
February 1, 2010	Affiliated Managers Group Inc.	Artemis Investment Management Ltd.
January 8, 2010	Aberdeen Asset Management PLC	Investment Strategies division of RBS Asset Management Limited
October 9, 2009	Occidental Petroleum Corp.	Phibro LLC
June 16, 2009	Aquiline Capital Partners LLC	Conning & Company
November 10, 2008	American Capital, Ltd.	European Capital Limited
September 29, 2009	Electricite de France SA (EDF Group)	Eagle Energy Partners I, L.P.
February 20, 2009	Agnelli Family (IFIL Group)	Vision Investment Management Limited
February 10, 2008	Petershill Fund Offshore LP (a Goldman Sachs group fund)	Capula Investment Management LLP
January 31, 2008	Deutsche Bank AG	HedgeWorks, LLC
January 10, 2008	The Blackstone Group L.P.	GSO Capital Partners, L.P.
January 8, 2008	Tailwind Financial Inc.	Asset Alliance Corporation
January 7, 2008	ING Investment Management Americas	Lincoln Vale
December 31, 2007	Trusco Capital Management, Inc.	Alpha Equity Management LLC
December 18, 2007	Deerfield Triarc Capital Corp.	Deerfield & Company LLC

Announcement Date	Acquiror	Target

December 11, 2007	Affiliated Managers Group, Inc.	BlueMountain Capital Management
December 10, 2007	Citigroup, Inc.	MetalMark Capital LLC
November 26, 2007	Skandinaviska Enskilda Banken AB	Key Asset Management Group Limited
November 19, 2007	Eton Park Capital Management	R6 Capital Management
November 14, 2007	Morgan Stanley	Traxis Partners LP
November 8, 2007	Affiliated Managers Group, Inc.	ValueAct Capital

Traditional Asset Management Companies

February 19, 2010	Janus Capital Group Inc.	INTECH Investment Management LLC
February 12, 2010	Hanwha Securities Company Ltd.	Prudential Investment & Securities Co., Ltd.
January 5, 2010	Aviva PLC	River Road Asset Management, LLC
December 20, 2009	Piper Jaffray Companies	Advisory Research Holdings, Inc.
December 14, 2009	Affiliated Managers Group, Inc.	Highbury Financial Inc.
October 19, 2009	Invesco Ltd.	Morgan Stanley Retail Asset Management
September 30, 2009	Ameriprise Financial, Inc.	Columbia Management Group, LLC
September 5, 2009	Pacific Century Group	AIG Investments (American International Group Inc.’s investment advisory and asset management unit)
August 17, 2009	Macquarie Group Limited	Delaware Management Holdings, Inc.
August 12, 2009	Bank of New York Mellon Corporation	Insight Investment Management (Global) Limited
July 29, 2009	The Sumitomo Trust and Banking Company, Limited	Nikko Asset Management Co., Ltd.
June 12, 2009	BlackRock, Inc.	Barclays Global Investors
May 14, 2009	Alternative Asset Management Acquisition Corp.	Great American Group, LLC
November 24, 2008	Windy City Investments Holdings, LLC	Winslow Capital Management, Inc.
August 14, 2008	Lazard Freres & Co. LLC	Lazard Asset Management LLC
July 14, 2008	Federated Investors, Inc.	Prudent Bear Fund and Prudent Global Income Fund
July 7, 2008	Ameriprise Financial, Inc.	J. & W. Seligman & Co. Incorporated
April 16, 2008	Pharos Capital Group LLC and TPG Capital, L.P.	American Beacon Advisors, Inc.

For each of the selected transactions identified above, Moelis calculated the ratio of implied equity value to LTM EBITDA at the time the transaction was announced. Moelis used equity value and LTM EBITDA based on public filings and press releases. The following table presents the results of such analysis:

	Implied Equity Value/LTM EBITDA
	Low		High		Mean		Median

Selected Alternative Asset Management Transactions	8.1	x	8.5	x	8.3	x	8.3	x
Selected Traditional Asset Management Transactions	7.0	x	17.7	x	9.5	x	8.1	x

Moelis noted that given the sharp decrease in 2009 earnings due to global economic downturn, the use of LTM EBITDA for GLG would not provide an accurate representation of the normalized cash flow profile for GLG going forward. Thus, for purposes of this analysis Moelis applied precedent transaction LTM EBITDA multiples to calendar year 2010 and 2011 estimated EBITDA for GLG (based on the average of Wall Street research analysts’ estimates).

In addition, for the 22 precedent merger and acquisition transactions involving alternative asset management companies and 18 precedent merger and acquisition transactions involving traditional asset management companies reviewed, Moelis calculated the ratio of implied equity value to AUM for the target company for the latest available period at the time the transaction was announced. Moelis used equity value and AUM data based on public filings and press releases. The following table presents the results of such analysis:

	Implied Equity Value/Target AUM
	Low	High	Mean	Median

Alternative Asset Management Transactions	0.6%	16.9%	7.6%	5.3%
Traditional Asset Management Transactions	0.3%	9.7%	2.4%	1.4%

Based upon the foregoing and qualitative judgments related to the characteristics of the selected precedent transactions, Moelis selected a range of implied equity value to LTM EBITDA multiples for the selected precedent transactions of 7.0x to 10.0x. Moelis then applied such multiple ranges to GLG’s 2010 and 2011 estimated EBITDA, to derive an implied range of equity values for each share of GLG common stock. Moelis also selected a range of implied equity values as a percentage of target AUM for the precedent transactions of 4% to 6% and applied this range to GLG’s AUM to derive an implied range of equity values for each share of GLG common stock. The following table sets forth the results of these calculations, assuming equal per share consideration for all shares of GLG common stock in the merger and the share exchange:

	GLG	Implied Price per GLG Share

Implied Equity Value/2010E EBITDA	7.0x — 10.0x	$1.65 — $2.36
Implied Equity Value/2011E EBITDA	7.0x — 10.0x	$3.05 — $4.28
Implied Equity Value/AUM	4% — 6%	$2.78 — $4.11

Moelis noted that in each case, the merger consideration of $4.50 per share in cash to be received by GLG’s stockholders (other than the Selling Stockholders) was above such range.

Shares Traded Analysis

Moelis reviewed the historical trading prices and volumes for GLG common stock for the 12-month period ended May 14, 2010. Moelis analyzed the merger consideration of $4.50 per share in cash to be received by GLG’s stockholders (other than the Selling Stockholders) in relation to such 12-month period’s high and low closing prices of GLG common stock, which ranged from $2.58 to $4.52 per share. Moelis noted that 356.2 million shares of GLG common stock traded in the 12-month period ended May 14, 2010 and approximately 99.5% of these shares traded at or below $4.50 per share.

Purchase Price Premium Analysis

Moelis performed a purchase price premium analysis based upon the premiums paid in the 16 public company transactions that were announced in the 12-month period ended May 14, 2010 in which the target company was a publicly traded North American company, the transaction value was less than $3 billion and involved both stock and cash consideration. For each transaction, Moelis calculated the premium per share paid by the acquiror by comparing the announced transaction value per share to the target company’s historical average closing share price during the following periods: (i) one trading day prior to announcement, (ii) five trading days prior to announcement and (iii) 20 trading days prior to announcement. The results of this analysis are summarized below:

	One Trading	Five Trading Day	20 Trading Day
	Day Prior	Average Prior	Average Prior

Median Purchase Price Premium	26.7%	24.9%	30.1%

The reasons for and the circumstances surrounding each of the transactions analyzed in the purchase price premium analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of GLG and the companies included in the purchase price premium analysis. In order to arrive at a single implied price per share range for GLG common stock, Moelis selected a representative range of implied premiums for the transaction of 25% to 35% and applied this range of premiums to the closing price of GLG common stock on May 14, 2010 of $2.91, the last trading day before the announcement of the transaction. This range was selected because it reflected the median purchase price premiums listed above, with an increased high end in order to yield a more conservative analysis. The results of this analysis implied a price per share range for GLG common stock of $3.64 to $3.93. Moelis noted that the merger consideration of $4.50 per share in cash to be received by GLG’s stockholders (other than the Selling Stockholders) was above such range.

Other Information

The consideration to be paid in the merger to GLG’s stockholders (other than the Selling Stockholders) was determined through negotiations between the special committee, on the one hand, and Man, on the other hand, and the decision by the special committee to enter into the merger agreement was solely that of the special committee. Moelis acted as financial advisor to the special committee in connection with and participated in certain of the negotiations leading to the merger. Moelis did not, however, recommend any specific amount of consideration to GLG or the special committee or that any specific amount of consideration constituted the only appropriate consideration for the merger. The Moelis opinion and financial analyses, taken together, were only one of many factors considered by the special committee in its evaluation of the merger and should not be determinative of the views of the special committee or GLG’s management with respect to the merger or the merger consideration.

The special committee retained Moelis based upon Moelis’s experience and expertise. Moelis is an investment banking firm with substantial experience in transactions similar to the proposed merger. Moelis, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with business combinations and acquisitions and for other purposes.

Under the terms of the engagement letter between Moelis and GLG, GLG agreed to pay Moelis (i) a nonrefundable work fee of $500,000 which will be offset, to the extent previously paid, against the transaction fee described below, (ii) an opinion fee of $1.5 million, which became payable upon delivery of the Moelis opinion described above, and which fee will be offset, to the extent previously paid, against the transaction fee and (iii) a transaction fee of $4.5 million plus 0.6% of the equity value (as defined in the engagement letter) in excess of the equity value implied at a price of $4.50 per share payable upon the closing of (a) the sale of all of a majority of GLG’s equity securities to a third party acquiror, (b) the merger or combination of GLG with that of a third party acquiror, or (c) a third party acquiror’s acquisition of all or a significant portion of the assets, properties or business of GLG, which transaction fee is payable if, at any time prior to the expiration of twelve months following the termination of Moelis’s engagement, GLG enters into an agreement that results in a transaction described above, or consummates a transaction described above. In addition, GLG agreed to pay Moelis a termination fee of equal to 25% of any “termination fee”, “break-up fee”, “topping fee”, “expense reimbursement” or other form of compensation payable to GLG or of the value of any option to purchase any securities or assets that GLG is granted in the event that a transaction described above fails to close following the execution of an agreement with respect to such transaction, which termination fee would be in lieu of and would not exceed the transaction fee described above. In addition, GLG has agreed to indemnify Moelis and its affiliates (and their respective directors, officers, agents, employees and controlling persons) against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Moelis’s engagement. Moelis may provide investment banking services to GLG, Man and Man’s affiliates in the future, for which Moelis would expect to receive compensation.

Other Written Presentations by Moelis

In addition to the presentation made to the special committee of GLG on May 16, 2010 described above, Moelis submitted additional written materials to the special committee on May 6, 2010 and May 16, 2010. These written materials have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the merger, will be made available for inspection and copying at the principal executive offices of GLG during its regular business hours by any interested holder of GLG common stock, and copies may be obtained by requesting them in writing from GLG at the address provided under the caption “Where You Can Find More Information” below. These additional written materials do not constitute, or form the basis of, an opinion of Moelis with respect to any matters. Moelis provided these materials for the use and benefit of the special committee in connection with the merger.

On May 6, 2010, Moelis made a written presentation to the special committee to assist in the special committee’s negotiations with Man. This presentation contained an outline of the current status of the negotiations between the parties and Moelis’s preliminary valuation analyses (including a comparable public companies analysis, a precedent transactions analysis, a historical shares traded analysis, a purchase price premium analysis and indications of market value of GLG), using, at the direction of the special committee, estimates for GLG sourced from one Wall Street research analyst. The financial analyses in this presentation were based on market, economic and other conditions as they existed as of the date of the presentation, as well as other information that was available at that time. Accordingly, the results of the financial analyses presented on May 6, 2010 differed from those in the May 16, 2010 presentation due to changes in those conditions. Among other things, multiples attributable to selected companies changed as those companies’ stock prices changed, and implied transaction multiples changed as GLG’s and Man’s financial results (as well as estimates prepared by Wall Street research analysts) changed. In addition, in the May 16, 2010 presentation and written opinion described above GLG management directed Moelis to use the average of Wall Street research analysts’ estimates for its analyses instead of just one Wall Street research analyst.

On May 16, 2010, at the request of the special committee, Moelis submitted a supplemental written presentation to the special committee regarding Man based on publicly available information that included (i) a current situation overview, including reasons for Man’s recent underperformance and three-year stock price performance, (ii) a qualitative comparison to GLG, including a high-water mark analysis, and (iii) a summary of Wall Street research analysts’ estimates and price targets.

On May 16, 2010, following the execution of the merger agreement and at the request of the special committee, Moelis updated its written presentation described above under “Opinion of Special Committee’s Financial Advisor” to include the final key terms of the merger agreement and to revise certain non-material items. Moelis’s financial analyses in this presentation are in substance the same as the financial analyses included in the original May 16, 2010 presentation.

Opinion of GLG’s Financial Advisor

Goldman Sachs delivered its oral opinion, which was subsequently confirmed in writing, to the GLG Board that, as of May 17, 2010 and based upon and subject to the factors and assumptions set forth in its written opinion, the Aggregate Consideration (defined below) to be paid to the holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and merger agreement was fair from a financial point of view to such holders. The “Aggregate Consideration” is equal to the sum of the aggregate of (i) the right to receive $4.50 in cash into which each outstanding share of GLG common stock (other than the Rollover Shares (defined below) and shares held by Man and its subsidiaries not specified in the merger agreement) will be converted under the merger agreement (the “Public Consideration”), (ii) the right to receive $4.50 in cash in the merger into which each share of GLG common stock into which convertible notes are converted prior to the merger will be converted under the merger agreement (the “Convertible Consideration”), (iii) the Man ordinary shares for which shares of GLG common stock received upon the exchange of FA Sub 2 exchangeable shares (the “Exchanged Shares”) will be exchanged under the share exchange agreement (the “Exchangeable Consideration”) and (iv) the Man ordinary shares for which shares of GLG common stock held by the Principals and the LPs (collectively, the “Principal Stockholders”) (other than shares into which convertible notes were converted and any shares acquired in open market purchases) will be exchanged (the “Rollover Consideration”, and such shares of GLG common stock, together with the Exchanged Shares, the “Rollover Shares”).

The full text of the written opinion of Goldman Sachs, dated May 17, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix E. Goldman Sachs provided its opinion for the information and assistance of the GLG Board in connection with its consideration of the transactions contemplated by the share exchange agreement and merger agreement (the “Transactions”). The Goldman Sachs opinion is not a recommendation as to how any holder of shares of GLG common stock, FA Sub 2 exchangeable shares and/or convertible notes should vote with respect to the Transactions or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	the share exchange agreement;

•	certain other agreements entered into by GLG as of May 17, 2010 in connection with the Transactions;

•	annual reports to stockholders and Annual Reports on Form 10-K of GLG for the three fiscal years ended December 31, 2007, 2008 and 2009, and annual reports of Man for the three fiscal years ended March 31, 2007, 2008 and 2009;

•	the proxy statement of Freedom Acquisition Holdings, Inc. (“Freedom”), dated October 11, 2007, relating to the acquisition by Freedom of GLG Partners LP and certain affiliated entities;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of GLG and certain interim reports to stockholders and quarterly reports of Man;

•	the prospectus for the convertible notes;

•	certain other communications from GLG and Man to their respective stockholders;

•	publicly available research analyst reports for GLG and Man;

•	certain internal financial analyses and forecasts for GLG prepared by its management, as approved for Goldman Sachs’ use by GLG (the “Forecasts”); and

•	certain synergies projected by GLG’s management to result from the Transactions, as approved for Goldman Sachs’ use by GLG (the “Synergies”).

Goldman Sachs also held discussions with members of the senior management of GLG and Man regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition, and future prospects of their respective companies; reviewed the reported price and trading activity for the shares of GLG common stock and the Man ordinary shares; compared certain financial and stock market information for GLG and Man with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the financial and asset management industries specifically and in other industries generally; and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, and Goldman Sachs did not assume any responsibility for any such information. In that regard, Goldman Sachs has assumed with the consent of GLG that the Forecasts and the Synergies were reasonably prepared on a basis reflecting the best then currently available estimates and judgments of the management of GLG. As GLG was aware, the management of Man did not make available its forecasts of the future financial performance of Man. With the consent of GLG, for purposes of rendering the opinion described above, Goldman Sachs relied upon published research analyst estimates of Man. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of GLG or Man or any of their respective subsidiaries, and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions would be obtained without any adverse effect on GLG or Man or on the expected benefits of the Transactions in any way meaningful to its analysis. Goldman Sachs also assumed that the Transactions would be consummated on the terms set forth in the share exchange agreement and merger agreement without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Goldman Sachs’ analysis.

Goldman Sachs’ opinion did not address the underlying business decision of GLG to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may have been available to GLG; nor did it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, GLG or any other alternative transaction. Goldman Sachs’ opinion addressed only the fairness from a financial point of view, as of May 17, 2010, of the Aggregate Consideration to be paid to the holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and merger agreement. Goldman Sachs did not express any view on, and its opinion did not address, any other term or aspect of the share exchange agreement or merger agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the share exchange agreement or merger agreement or entered into or amended in connection with the Transactions, including, without limitation, other agreements being entered into by GLG as of the date of the opinion in connection with the Transactions, the Warrant Offers (as defined in the merger agreement), the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of GLG; nor as to the fairness of the consideration to be paid to the holders of the GLG warrants as provided in the merger agreement or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of GLG, or class of such persons, in connection with the Transactions, whether relative to the Aggregate Consideration to be paid to the holders of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and the merger agreement or otherwise; nor as to the allocation of the Aggregate Consideration as among the Public Consideration, the Convertible Consideration, the Exchangeable Consideration and the Rollover Consideration. Goldman Sachs did not express any opinion as to the prices at which Man ordinary shares would trade at any time or as to the impact of the Transactions on the solvency or viability of GLG or Man or the ability of GLG or Man to pay their obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to it as of, the date of the opinion, and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of the opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman, Sachs & Co.

For purposes of its analysis and opinion, Goldman Sachs was preliminarily directed by GLG to use the average of the publicly available research analysts’ estimates for GLG for 2010 and 2011. Management of GLG subsequently adopted the estimates set forth under “— Certain Forward-Looking Financial Information — Projections” as management projections and confirmed the use of these estimates for purposes of Goldman Sachs’ fairness opinion.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of GLG in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 17, 2010 and is not necessarily indicative of current market conditions.

Premiums to Market Capitalization and Implied Transaction Multiples.  Goldman Sachs reviewed and analyzed the premium of the Public Consideration, Exchangeable Consideration and Rollover Consideration collectively, in each case calculated based on the closing price of Man ordinary shares on May 14, 2010 and a USD/GBP exchange rate of 1.45555, on the one hand, to the market capitalization of GLG on March 25, 2010 (the last trading day prior to the date on which Man was reported to be in talks with potential targets, including GLG); to the highest and lowest market capitalizations of GLG over the twelve months prior to May 14, 2010; and to the market capitalization of GLG on May 14, 2010, in each case, on the other hand.

The following table presents the results of this analysis:

		Premium of Public,
		Exchangeable and
		Rollover
	GLG Market	Consideration to GLG
	Capitalization	Market Capitalization
	($ Millions)

Based on March 25 closing price	827	51%
Highest for twelve months ended May 14	1,395	(11)%
Lowest for twelve months ended May 14	798	56%
Based on May 14 closing price	903	38%

Goldman Sachs calculated the enterprise value of GLG implied by the Transactions and reviewed and analyzed multiples of such enterprise value to the revenue of GLG for the twelve months ended March 31, 2010 and to the estimated 2010 and 2011 earnings before interest, tax, depreciation and amortization, or EBITDA, of GLG, based on the Forecasts, and such enterprise value as a percentage of assets under management of GLG as of March 31, 2010. The following table presents the results of this analysis:

Enterprise Value(1) as a Percentage or Multiple of:
Assets Under Management	7.0%
Revenue for twelve months ended March 31, 2010	5.5	x
Estimated 2010 EBITDA	19.8	x
Estimated 2011 EBITDA	10.5	x

(1)	Enterprise value calculated net of $7 million cash used to fund self-tender of Warrants at $0.129 per Warrant pursuant to the merger agreement.

Goldman Sachs also calculated the Aggregate Consideration based on the closing price of Man ordinary shares on May 14, 2010 and a USD/GBP exchange rate of 1.45555 and reviewed and analyzed multiples of the Aggregate Consideration to estimated 2010 and 2011 net income of GLG, based on the Forecasts. The following table present the results of this analysis:

Aggregate Consideration as a Multiple of:
Estimated 2010 Net Income (as converted)(1)	22.6	x
Estimated 2011 Net Income (as converted)(1)	14.3	x

(1)	This assumes all convertible notes had been converted into shares of GLG common stock prior to January 1, 2010.

Historical Exchange Ratio Analysis.  Goldman Sachs reviewed and considered the average implied historical exchange ratios determined by dividing the daily closing prices of shares of GLG common stock by the daily closing prices of the Man ordinary shares, using the USD/GBP exchange rates in effect on the relevant dates according to Bloomberg, during the period from GLG’s stock market debut via its merger with Freedom on November 2, 2007 to May 14, 2010 and the two-year, one-year, six-month, three-month and year-to-date periods ended May 14, 2010. In addition, Goldman Sachs calculated the exchange ratio of the closing price of Man ordinary shares to the closing price of shares of GLG common stock on May 14, 2010. Goldman Sachs compared the historical exchange ratios and average exchange ratios with the exchange ratio received under the share exchange agreement. The following table presents the results of this analysis:

			Exchange Ratio
	Historical Average		Under Share
	Exchange Ratio		Exchange Agreement

Closing prices on May 14, 2010	0.90	x	1.0856	x
Year-to-date through May 14, 2010	0.78	x	1.0856	x
Three months ended May 14, 2010	0.81	x	1.0856	x
Six months ended May 14, 2010	0.73	x	1.0856	x
Twelve months ended May 14, 2010	0.77	x	1.0856	x
Two years ended May 14, 2010	0.76	x	1.0856	x
November 2, 2007 to May 14, 2010	0.84	x	1.0856	x

Historical Share Price Analysis.  Goldman Sachs also reviewed and considered the closing prices of shares of GLG common stock on May 14, 2010; the average closing prices for shares of GLG common stock during the period from GLG’s stock market debut via its merger with Freedom on November 2, 2007 to May 14, 2010 and the twelve-month, six-month, three-month and year-to-date periods ended May 14, 2010. Goldman Sachs compared the historical and average closing prices of shares of GLG common stock to the cash consideration per share of GLG common stock to be received under the merger agreement. The following table presents the results of this analysis:

		Cash Payable
	GLG Average	Under Merger
	Share Price ($)	Agreement ($)

Closing price on May 14, 2010	2.91	4.50
Year-to-date through May 14, 2010	3.02	4.50
Three months ended May 14, 2010	2.99	4.50
Six months ended May 14, 2010	3.04	4.50
Twelve months ended May 14, 2010	3.39	4.50
November 2, 2007 to May 14, 2010	5.76	4.50

Selected Companies Analysis.  Goldman Sachs reviewed and compared certain financial ratios and public market multiples for GLG and Man with corresponding financial ratios and public market multiples for the following selected publicly traded corporations:

•	European alternative asset managers:

•	Ashmore Group plc;

•	BlueBay Asset Management plc;

•	Gartmore Group Limited; and

•	Gottex Funds Management Holdings Limited;

•	North American alternative asset managers:

•	Fortress Investment Group LLC;

•	Och-Ziff Capital Management Group LLC; and

•	Sprott Inc.; and

•	United Kingdom traditional asset managers:

•	Aberdeen Asset Management plc;

•	Henderson Group plc; and

•	Schroders plc.

Although none of the selected companies is directly comparable to GLG or Man, these selected companies were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of GLG and Man.

Goldman Sachs calculated and compared the financial ratios and public market multiples for the selected companies based on publicly available information, estimates from Institutional Brokers’ Estimate System (“IBES”), USD/GBP exchange rates in effect on the relevant dates according to Bloomberg and closing prices of shares of the selected companies on May 14, 2010. Goldman Sachs calculated the financial ratios and public market multiples for GLG and Man based on publicly available information, IBES estimates for Man and the Forecasts for GLG, the closing prices of shares of GLG common stock on March 25, 2010 (the last trading day prior to the date on which Man was reported to be in talks with potential targets, including GLG) and May 14, 2010, and the equity market capitalization and enterprise value of GLG implied by the Transactions. With respect to each of GLG, Man and the selected companies, Goldman Sachs calculated:

•	multiples of equity market capitalization to estimated 2010 and 2011 net income;

•	multiples of enterprise value to estimated 2010 and 2011 EBITDA; and

•	multiples of enterprise value to assets under management.

The results of this analysis can also be summarized as follows:

	Selected Companies (Including
	Man and Excluding GLG)			GLG
Equity Market Capitalization as a Multiple of:	Range	Median		Transaction		March 25		May 14

2010E Net Income	7.7x — 16.7x	13.2	x	22.6	x	14.6	x	15.8	x
2011E Net Income	6.5x — 14.0x	9.6	x	14.3	x	9.2	x	10.0	x

	Selected Companies (Including
Enterprise Value as a Percentage or	Man and Excluding GLG)			GLG
Multiple of:	Range	Median		Transaction		March 25		May 14

Assets under Management	1.1% — 24.9%	2.4%		7.0%		4.6%		5.2%
2010E EBITDA	5.1x — 11.9x	8.9	x	19.8	x	13.1	x	14.8	x
2011E EBITDA	3.9x — 10.0x	7.1	x	10.5	x	6.9	x	7.8	x

	Selected Companies (Including GLG(1) and Excluding Man)
Equity Market Capitalization as a Multiple of:	Range	Median		Man

2010E Net Income	7.7x — 16.7x	14.0	x	11.2	x
2011E Net Income	6.5x — 14.0x	10.0	x	7.7	x

(1)	Multiples for GLG are based on closing price on May 14, 2010.

	Selected Companies (including GLG(1) and Excluding Man)
Enterprise Value as a Percentage or Multiple of:	Range	Median		Man

Assets under Management	1.1% — 24.9%	2.4%		8.4%
2010E EBITDA	6.2x — 14.8x	9.4	x	5.1	x
2011E EBITDA	5.4x — 10.0x	7.2	x	3.9	x

(1)	Multiples and percentages for GLG are based on closing price on May 14, 2010.

Present Value of Future Value of GLG Analysis.  Goldman Sachs performed an illustrative analysis of the implied present value of GLG’s future value, as reflected by GLG’s future convertible note-diluted market capitalization, using the Forecasts. Goldman Sachs first calculated the implied future value of GLG as of December 31, 2010, by applying a range of price to forward earnings multiples of 11.3 x to 12.3 x to estimated 2011 net income (excluding interest payable on the convertible notes), and then discounted each of these values back to May 14, 2010, using a range of discount rates from 10.0% to 14.0%, reflecting estimates of GLG’s cost of equity. This analysis resulted in a range of implied present values of GLG of $1,125 million to $1,248 million.

Present Value of Man’s Future Share Price Analysis.  Goldman Sachs performed an illustrative analysis of the implied present value of the future price of a Man ordinary share using IBES estimates. Goldman Sachs first calculated the implied future value of a Man ordinary share as of December 31, 2010, by applying a range of price to forward earnings multiples of 11.2 x to 14.2 x to the estimated 2011 U.S. dollar earnings per Man ordinary share, and then discounted each of these values back to May 14, 2010, using a range of discount rates from 9.0% to 13.0%, reflecting estimates of Man’s cost of equity. This analysis resulted in a range of implied present values of Man ordinary shares of $4.15 to $5.38.

Goldman Sachs also performed an illustrative analysis of the implied present values of the future price of a Man ordinary share pro forma for completion of the Transactions using IBES estimates for Man, or a pro forma Man ordinary share, the Forecasts and the Synergies. Goldman Sachs first calculated the implied future values of a pro forma Man ordinary share as of December 31, 2010, by applying Man and a range of blended price to forward earnings multiples of 11.2 x to 11.8 x to the estimated 2011 U.S. dollar earnings per pro forma Man ordinary share, both with and without reflecting the earnings per share accretion from the Synergies, and then discounted each of these values back to May 14, 2010, using a range of discount rates from 9.0% to 13.0%, reflecting estimates of the combined company’s cost of equity. This analysis resulted in a range of implied present values of pro forma Man ordinary shares, without reflecting the earnings per share accretion from the Synergies, of $4.51 to $4.88 and, with reflecting the earnings per share accretion from the Synergies, of $4.69 to $5.07.

Pro Forma Transaction Analysis.  Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the Transactions using the Synergies, the Forecasts for GLG and the IBES estimates for Man, in each case for fiscal year 2011. The Synergies included GLG’s estimated $50 million pre-tax synergies phased in at 25% and 100% for the 2011 fiscal year, which, on the basis of the blended tax rate estimated by GLG, would respectively result in an estimated $10 million in post-tax phased in synergies and $40 million in post-tax phased in synergies for the 2011 fiscal year. Using these figures, Goldman Sachs compared the IBES estimate of earnings per Man ordinary share for fiscal year 2011, on a standalone basis, to the projected earnings per pro forma Man ordinary share for fiscal year 2011. Based on such analyses, the Transactions would be accretive to Man’s shareholders on an earnings per share basis both before and after the Synergies, whether phased in 25% or 100%, for fiscal year 2011, which can be summarized as follows:

	With 25%	With Fully
	Phased-in Synergies	Phased-in Synergies
	(Estimated FY 2011)	(Estimated FY 2011)

Accretion / (Dilution) (Pre Synergies)	2.5%	2.5%
Accretion / (Dilution) (Post Synergies)	4.3%	9.6%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transactions used in the above analyses as a comparison are directly comparable to GLG or Man or the Transactions.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the GLG Board as to the fairness from a financial point of view to holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes of the Aggregate Consideration to be paid pursuant to the share exchange agreement and merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of GLG, Man, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Aggregate Consideration was determined through arm’s-length negotiations among GLG, the special committee, the Principals and Man and was approved by the special committee of the GLG Board and by the GLG

Board. Goldman Sachs provided advice to GLG during these negotiations. Goldman Sachs did not, however, recommend any specific amount or allocation of consideration to GLG or its board of directors or that any specific amount or allocation of consideration constituted the only appropriate consideration for the Transactions.

As described above, Goldman Sachs’ opinion to the GLG Board was one of many factors taken into consideration by the GLG Board in making its determination to approve the share exchange agreement and merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion. The foregoing summary is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Appendix E, but does describe all material bases for and methods of arriving at the opinion’s findings.

Goldman Sachs International and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs International and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, GLG, Man and any of their respective affiliates and any affiliates of the Principal Stockholders or any currency or commodity that may be involved in the Transactions for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to GLG in connection with, and has participated in certain of the negotiations leading to, the Transactions. Goldman Sachs has provided certain investment banking and other financial services to GLG and its affiliates from time to time for which its investment banking division has received, and may receive, compensation. Goldman Sachs also has provided certain investment banking and other financial services to Man and its affiliates from time to time for which its investment banking division has received, and may receive, compensation. Goldman Sachs also may provide investment banking and other financial services to GLG, Man, the Principal Stockholders and their respective affiliates in the future for which its investment banking division may receive compensation. However, except for GLG’s engagement of Goldman Sachs in connection with the Transaction, during the two-year period ended May 17, 2010, Goldman Sachs has not been engaged by GLG, Man or the Individual Principals to provide investment banking and other financial services for which it has received compensation. Certain Principal Stockholders are former employees of Goldman Sachs International or its affiliates.

The board of directors of GLG selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Pursuant to a letter agreement dated May 14, 2010 and amended on May 16, 2010, GLG engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of all of GLG. Pursuant to the terms of this engagement letter, GLG has agreed to pay Goldman Sachs a transaction fee of approximately $4 million, with $1 million of the fee having been payable upon the execution of the share exchange agreement and merger agreement and the remainder of the fee being payable upon consummation of the Transactions. In addition, GLG has agreed to reimburse Goldman Sachs for its expenses arising, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against certain liabilities that may arise out of, GLG’s engagement of Goldman Sachs, including liabilities under federal securities laws.

Other Presentations by Goldman Sachs

In addition to the presentation made to the board of directors of GLG on May 16, 2010 described above, Goldman Sachs also prepared written materials for a presentation to the board of GLG on April 29, 2010 and delivered written and oral presentations to members of the management of GLG on October 1, 2009, February 23, 2010, March 6, 2010 and April 30, 2010. Copies of these written materials have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Transactions and will be made available for inspection and copying at the principal executive offices of GLG during its regular business hours by any interested holder of GLG common stock. Copies may be obtained by requesting them in writing from GLG at the address provided under the caption “Where You Can Find More Information” below.

None of these other written or oral presentations by Goldman Sachs, alone or together, constitute, or form the basis of, an opinion of Goldman Sachs with respect to the Aggregate Consideration to be paid pursuant to the share exchange agreement and merger agreement. Information contained in these other written and oral presentations to GLG management is substantially similar to the information provided in Goldman Sachs’ written presentation to the board of directors of GLG on May 16, 2010, as described above. The October 1, 2009 materials contained an analysis of Man’s business fundamentals and preliminary valuation, strategic, structure and capital markets considerations. The February 23, 2010 materials contained a review of GLG and Man financial projections based on research analyst estimates, preliminary financial analyses, including market performance, selected companies and pro forma transaction analyses and analysis at various prices, a discussion of potential sources of synergies and preliminary areas of investigation of Man. The March 6, 2010 materials contained an updated review of GLG and Man financial projections based on research analyst estimates and preliminary financial analyses, including market performance, selected companies and pro forma transaction analyses and analysis at various prices. The April 29, 2010 materials contained an overview of Man’s business and preliminary financial analyses, including market performance, selected companies and implied transaction multiples analyses and analysis at various prices. The April 30, 2010 materials contained preliminary financial analyses, including implied transaction multiples and selected companies analyses and analysis at various prices. These other written and oral presentations by Goldman Sachs contained, among other things, the following types of financial analyses:

•	market performance analysis;

•	analysis at various prices;

•	implied transaction multiples analysis;

•	pro forma transaction analysis; and

•	selected companies analysis.

Not all of the other written and oral presentations contained all of the financial analyses listed above. The financial analyses in these written presentations were based on market, economic and other conditions as they existed as of the dates of the respective presentations as well as other information that was available at those times. Accordingly, the results of the financial analyses differed due to changes in those conditions. Among other things, multiples attributable to selected companies changed as those companies’ stock prices changed, and implied transaction multiples changed as GLG’s and Man’s financial results (as well as projections based on research analyst estimates) changed. Finally, Goldman Sachs continued to refine various aspects of its financial analyses with respect to GLG and Man over time.

Purpose and Reasons for the Merger

Man, Holdco and Merger Sub

Under the rules governing “going private” transactions, Man, Holdco and Merger Sub are deemed to be engaged in a “going private” transaction and are required to provide certain information regarding the purposes for the merger and share exchange and the reasons for the structure of the merger and share exchange. Man, Holdco and Merger Sub are making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The inclusion of such information shall not be construed as admission by any person filing a Transaction Statement on Schedule 13e-3 with respect to the merger (each, a “filing person”) that GLG is “controlled” by any other filing person.

If the merger and share exchange are completed, Man will, indirectly through Holdco, own 100% of GLG. For Man, Holdco and Merger Sub, the purpose of the merger and share exchange is to effectuate the transactions contemplated by the merger agreement and share exchange agreement and allow Man to bear the rewards and risks of such ownership after GLG’s shares cease to be publicly traded.

Man has had surplus capital and liquid resources at its disposal for some time. From time to time, the Man Board considered acquisitions that are complementary to Man’s strategy, in particular equity long/short managers. Man also evaluates potential acquisition opportunities against strategic criteria and, having considered such criteria, believes that GLG is a strong strategic fit.

Man, Holdco and Merger Sub believe that the merger and share exchange will provide substantial strategic and commercial benefits to Man shareholders. These arise from the combination of two established investment management businesses with complementary investment strategies and the integration of distribution and relationship management, structuring and operations between the firms. The fund product offerings of GLG are centered around the discretionary investment style of GLG’s trading teams. Man’s fund product offerings generally draw on Man subsidiary AHL’s systematic managed futures trading style and/or on its multi-manager business, which allocates investor capital to a series of different hedge fund strategies. In addition, the two businesses have a complementary geography of distribution franchises and investors, offering the opportunity to market products into new markets and to new investors. After the closing of the merger and the share exchange, Man has the potential to add significant incremental funds under management through combining GLG’s investment offering with Man’s structuring and distribution expertise. The low correlation of performance between the quantitative investment style of Man and the discretionary investment style of GLG is expected to provide greater stability in the combined performance fee prospects and the creation of new high margin products for distribution. Additionally, Man, Holdco and Merger Sub believe that the merger and the share exchange will result in the expansion of the open-ended product offerings in onshore markets in single manager and combination formats to broaden and facilitate the raising of new assets in those markets. Furthermore, Man, Holdco and Merger Sub believe that there will be the potential for a subsequent organic build out of discretionary investment strategies by Man following completion of the merger and share exchange.

In addition, Man has identified potential annual run-rate cost savings after completion of the merger and share exchange of approximately $50 million with one-third of such savings expected to be achieved in Man’s fiscal year ending March 31, 2011 and the balance expected to be achieved in the first six months of the fiscal year ending March 31, 2012. Man expects that these cost savings will come from a combination of eliminating overlapping central functions, the integration of infrastructure and operational support areas such as technology, selected real estate savings and the delisting and deregistering of GLG in due course. The estimated cost of achieving these potential annual cost savings is $25 million.

After taking into consideration the Perella Weinberg sensitivity analysis showing the impact on earnings accretion/dilution of different levels of cost savings described under “Financial Analyses of the Financial Advisor to Man — May 13th Materials”, and following Man’s assessment of the actions necessary to achieve the potential cost savings, Man believes that the acquisition will be earnings accretive in the financial year ending March 31, 2012 and earnings neutral in the financial year ending March 31, 2011. Nothing in this subsection is intended to be a profit estimate for any period or a forecast of future profits, and statements relating to earnings accretion should not be interpreted to mean that Man’s earnings per share for the current or future financial periods will necessarily match or exceed Man’s historical published earnings per share. Statements included in this subsection in relation to earnings accretion are stated before amortization of intangibles arising from the acquisition.

Man, Holdco and Merger Sub believe that structuring the merger and share exchange as a merger and a share exchange is preferable to other transactions structures for the following reasons:

•	the merger is preferable to other transaction structures for acquiring the outstanding common stock of GLG held by stockholders other than the Selling Stockholders (the “Publicly Held Stock”) and GLG common stock held by the Selling Stockholders not subject to the share exchange because the merger:

•	enables Man to acquire all of the Publicly Held Stock at the same time; and

•	represents an opportunity for GLG’s stockholders (other than the Selling Stockholders, except to the extent such Selling Stockholders acquired shares (i) on the open market prior to the signing of the share exchange agreement or (ii) through conversion of their convertible notes prior to the closing of the merger) to receive fair value in cash for their shares of GLG common stock; and

•	the share exchange is preferable to other transaction structures for acquiring the equity interests of the Selling Stockholders not subject to the merger because the share exchange enables:

•	Man to align the interests of the Selling Stockholders with Man’s shareholders by providing them with Man ordinary shares, which, in turn, also reflect an indirect continuing investment in GLG, as the surviving corporation, in light of the continuing roles which the Individual Principals will have in Man’s business after the merger and the share exchange; and

•	Man to offer its ordinary shares as consideration in order to achieve the alignment referred to above pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

The Principals

Under the rules governing “going private” transactions, the Principals are deemed to be engaged in a “going private” transaction and are required to provide certain information regarding the purposes for the merger and the share exchange and the reasons for the structure of the merger and the share exchange. The Principals are making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The inclusion of such information shall not constitute an admission by any person filing a Transaction Statement on Schedule 13E-3 with respect to the merger (each, a “filing person”) that GLG is “controlled” by any other filing person.

The Principals believe that the acquisition of GLG by Man:

•	combines two highly complementary businesses, both focused on delivering long-term investment performance;

•	strengthens and enhances the flexibility of the GLG platform;

•	adds additional distribution and structuring capabilities;

•	broadens the range of products and services for GLG’s investing clients;

•	deepens infrastructure and capital base;

•	preserves GLG’s core investment philosophy and client orientation; and

•	allows management (including the Individual Principals) to focus on the business of GLG without the burden or distraction of being a U.S. publicly traded company.

In addition, the bifurcated structure of the acquisition transaction facilitated the accomplishment of the transaction for all of the stockholders of GLG because (1) Man would not have wanted to proceed with the transaction unless (a) the Selling Stockholders would become significant shareholders in Man, such that their incentives would be aligned with those of Man’s shareholders, and (b) Man could, using this structure, offer its ordinary shares as consideration pursuant to an exemption from the registration requirements under the Securities Act, and (2) the special committee would not have approved the share exchange transaction (and the related waiver of transfer restrictions under the GLG Shareholders Agreement) unless the unaffiliated stockholders were to receive a significant premium to the trading price of GLG common stock immediately prior to the public announcement of the proposed merger.

The decision by the Principals to engage in the transaction at the present time was influenced by the fact that GLG’s business had changed substantially during 2008 and 2009 against a backdrop of severe capital market dislocations, redemptions by investors in GLG funds and managed accounts, and decreased investment performance. While GLG had undertaken various initiatives to strengthen its platform, increase its overall AUM and improve its cost structure, the Principals remained concerned, given market conditions at such time, about the potentially protracted recovery of higher fee-yielding assets, uncertainty about the prospects of geographic expansion outside of GLG’s historic UK and European markets and a challenging macroeconomic environment. They concluded that a transaction with Man offered a better opportunity for an accelerated recovery of GLG’s core business by combining two highly complementary businesses than pursuing a recovery on a stand-alone basis.

The primary detriments of the acquisition transaction to the Principals are that they will bear the risk of any possible decrease in the earnings, growth or value of the combined Man and GLG business following the merger, and that all of the ordinary shares of Man to be received by them in the share exchange will be subject to a Share Lock-Up Deed of Trust described under “Special Factors — Interests of Certain Persons in the Merger — Share Lockup” below.

As a result of the transaction, the interests of the Principals in the net book value and net earnings of GLG will decrease from a direct interest of approximately 44% to an indirect interest (though ownership of Man ordinary shares) of approximately 10%, Man’s interest in the net book value and net earnings of GLG will increase from 0% to 100% as a result of its acquisition of 100% of GLG’s shares, and the GLG unaffiliated stockholders’ interest in the net book value and net earnings of GLG will decrease from approximately 51% to 0% in exchange for the $4.50 per share in cash to be received upon the consummation of the merger.

The primary benefits and detriments of the merger to GLG’s unaffiliated shareholders are the positive and negative factors, respectively, described under “Special Factors — Fairness of the Merger and Recommendation of the Special Committee and the GLG Board — The Special Committee” above.

The primary benefits and detriments of the merger to GLG are the positive and negative factors, respectively, considered by the GLG Board as described under “Special Factors — Fairness of the Merger and Recommendation of the Special Committee and the GLG Board — The GLG Board” above.

Position as to the Fairness of the Merger

Man, Holdco and Merger Sub

Man, Holdco and Merger Sub are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Man, Holdco and Merger Sub should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to adopt the merger agreement.

Man, Holdco and Merger Sub endeavored to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of GLG, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders. None of Man, Holdco or Merger Sub believes that it has or had any fiduciary duty to GLG or its stockholders, including with respect to the merger and its terms. GLG’s unaffiliated stockholders were, as described elsewhere in this proxy statement, represented by the special committee that negotiated with Man, Holdco and Merger Sub on their behalf, with the assistance of independent legal and financial advisors.

Accordingly, Man, Holdco and Merger Sub did not undertake an independent evaluation of the merger or engage a financial advisor, in each case, for the purpose of evaluating the fairness of the merger to GLG or its stockholders. Man, Holdco and Merger Sub did not participate in the deliberations of the special committee regarding, and did not receive advice from the special committee’s independent legal or financial advisors as to, the fairness of the merger to GLG’s unaffiliated stockholders. Man, Holdco and Merger Sub believe that the proposed merger is substantively fair to GLG’s unaffiliated stockholders based on the following factors:

•	the current and historical market prices of GLG common stock, including the fact that the $4.50 per share consideration in the merger represents a premium of approximately 55% to the closing price on May 14, 2010 and approximately 41% over the average closing prices for the 30-day trading period ending on May 14, 2010, the last trading day prior to the date on which the merger and share exchange were publicly announced;

•	the merger consideration is all cash, allowing GLG’s unaffiliated stockholders to immediately realize a certain and fair value for all their shares of GLG common stock;

•	the per share consideration in the merger represented a premium of $1 as of the date the proposed merger was publicly announced, over the value of the per share consideration in the share exchange, which premium may not be reduced to less than $0.25 per share on the closing date;

•	the merger is not subject to a financing condition, which reduces the execution risk attached to the completion of the merger and thus makes it more likely that the merger will be consummated promptly upon satisfaction of the conditions to the completion of the merger as described in this proxy statement; and

•	the merger will provide liquidity for GLG’s unaffiliated stockholders without incurring brokerage and other costs typically associated with market sales.

Man, Holdco and Merger Sub also considered the following potentially negative factors:

•	GLG’s unaffiliated stockholders will receive consideration in the merger in the form of cash in exchange for their shares of GLG common stock and will cease to participate in the future earnings or growth, if any, of GLG or benefit from increases, if any, in the value of GLG following completion of the merger;

•	the Selling Stockholders will receive consideration in the share exchange in the form of Man ordinary shares, and will have an indirect continuing investment in GLG, as the surviving corporation, and will participate in the future earnings and growth, if any, of GLG and/or Man and will benefit from increases, if any, in the value of GLG and/or Man following completion of the share exchange;

•	the cash consideration to be received by GLG’s unaffiliated stockholders generally will be taxable; and

•	there is a risk that conditions to the completion of either the merger or the share exchange may not be satisfied and that, as a result, neither the merger nor the share exchange will be completed.

Man, Holdco and Merger Sub believe that the merger is procedurally fair to GLG’s unaffiliated stockholders based on the following factors, including the factors considered by, and the findings of, the special committee and the board of directors of GLG with respect to the fairness of the merger, which Man, Holdco and Merger Sub adopt:

•	the GLG Board established the special committee to negotiate with Man, Holdco and Merger Sub, which committee consists of directors who are not officers or employees of GLG or Selling Stockholders, or affiliated with the Selling Stockholders, Man, Holdco or Merger Sub. Man, Holdco and Merger Sub believe that the special committee was therefore able to negotiate a merger agreement, which the special committee believes to be fair to, and in the best interests of, GLG’s stockholders (other than the Selling Stockholders) without the potential conflicts of interest that the foregoing relationships otherwise would have presented;

•	the special committee retained its own legal advisors, Winston & Strawn LLP and Abrams & Bayliss LLP, which in the special committee’s view had no relationship that would compromise its independence;

•	the special committee retained its own financial advisor, Moelis & Company LLC, which, in the special committee’s view, had no relationship that would compromise its independence;

•	the special committee had the authority to reject the merger and the share exchange;

•	the special committee unanimously (i) determined that (1) it is in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, and (2) the transactions contemplated by the merger agreement, including the merger, the share exchange agreement and the voting and support agreement are advisable and fair to GLG and its unaffiliated stockholders, (ii) approved the waiver of the restrictions on transfer applicable to shares of capital stock of GLG held by the Selling Stockholders under the GLG Shareholders Agreement, and (iii) recommended that the GLG Board (1) determine it is in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, (2) authorize and approve the execution, delivery and performance by GLG of the merger agreement (subject to the Minority Stockholder Approval), (3) waive the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders, (4) approve the share exchange agreement and the consummation of the transactions contemplated thereby, (5) submit the adoption of the merger agreement to a vote at a special meeting of GLG stockholders called for that purpose, and (6) recommend that stockholders of GLG vote to adopt the merger agreement at the special meeting;

•	the merger consideration and other terms and conditions of the merger agreement were the result of extensive negotiations between Man and the special committee and their respective independent legal and financial advisors;

•	Man did not participate in, or have any influence over, the conclusions reached by the special committee or the negotiating positions of the special committee;

•	the members of the special committee have no financial interest in the merger that is different from that of GLG unaffiliated stockholders, other than as follows;

•	pursuant to the terms of the merger agreement, GLG is required to use reasonable best efforts to launch a tender offer to purchase all of its outstanding warrants to purchase shares of GLG common stock, including warrants held by certain directors who are members of the special committee;

•	indemnification and directors’ and officers’ liability insurance coverage will continue to be provided by the surviving corporation in the merger to the directors who are members of the special committee; and

•	compensation will be paid to the directors serving on the special committee;

•	GLG did not enter into any exclusivity arrangements with Man, Holdco and Merger Sub prior to the signing of the merger agreement;

•	the special committee received from Moelis an oral opinion, subsequently confirmed by delivery of a written opinion dated May 16, 2010 to the effect that, as of that date and based upon and subject to the limitations and qualifications set forth therein, the consideration of $4.50 per share in cash to be received by GLG stockholders (other than the Selling Stockholders) in the merger was fair from a financial point of view to such stockholders other than the Selling Stockholders; and

•	GLG’s Board received an oral opinion, which was subsequently delivered in writing, from Goldman Sachs International, that, as of May 17, 2010 and based upon and subject to the factors and assumptions set forth in its written opinion, the Aggregate Consideration to be paid to holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes pursuant to the share exchange agreement and the merger agreement was fair from a financial point of view to such holders.

Man, Holdco and Merger Sub believe the merger is procedurally and substantively fair to GLG’s unaffiliated stockholders, for the reasons cited above, and in particular:

•	the merger agreement provides for a nonwaivable condition that the merger agreement be adopted not only by the holders of a majority of the outstanding shares of GLG common stock and preferred stock, voting as a single class, but also by the holders of a majority of the outstanding shares of GLG common stock (other than the Selling Stockholders and their affiliates, Man and its affiliates, GLG and its affiliates (other than the directors who are members of the special committee) and employees of GLG);

•	GLG’s and the Selling Stockholders’ ability, under certain circumstances, to provide information to, and/or participate in discussions or negotiations with, third parties regarding other proposals;

•	GLG’s ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement related to a superior proposal, subject to paying a termination fee of $48 million (equal to approximately 3% of the equity value of the merger and the share exchange);

•	the termination of the Selling Stockholders’ agreement to vote in favor of the adoption of the merger agreement and against other takeover proposals upon any termination of the merger agreement by GLG to accept a superior proposal, thus permitting the Selling Stockholders to support any such superior proposal; and

•	the availability of appraisal rights to GLG stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such stockholders to seek appraisal of the fair value of their stock as determined by the Court of Chancery of the State of Delaware.

Man, Holdco and Merger Sub considered the historical and current stock price of GLG and analyzed the value of GLG based on its operation as a continuing business, and, to that extent, such analyses could be characterized as forms of going concern valuations. Man, Holdco and Merger Sub did not consider GLG’s net book value or liquidation value in their evaluation of the fairness of the merger to GLG’s unaffiliated stockholders because Man, Holdco and Merger Sub did not believe that GLG’s net book value or liquidation value were material or relevant to a determination of the substantive fairness of the merger. Man, Holdco and Merger Sub did not believe that GLG’s net book value was material to their conclusion regarding the substantive fairness of the merger because, in their view, net book value is not indicative of GLG’s market value since it is a purely historical measurement of financial position in accordance with U.S. generally accepted principles, or GAAP, and is not forward-looking or wholly based on fair value. Man, Holdco and Merger Sub did not consider the liquidation value of GLG because of their belief that liquidation value does not present a meaningful valuation for GLG and its business as GLG’s value is derived from cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation.

In making their determination as to the substantive fairness of the merger to GLG’s unaffiliated stockholders, Man, Holdco and Merger Sub were not aware of any firm offers during the prior two years by any person for the merger or consolidation of GLG with another company, the sale or transfer of all or substantially all of GLG’s assets or a purchase of GLG’s assets that would enable the holder to exercise control of GLG. Third party offers were therefore not considered by Man, Holdco and Merger Sub in reaching their conclusion as to fairness.

The foregoing discussion of the information and factors considered and given weight by Man, Holdco and Merger Sub in connection with the fairness of the merger is not intended to be exhaustive, but is believed to include all material factors considered by Man, Holdco and Merger Sub. Man, Holdco and Merger Sub did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching its conclusion as to the fairness of the merger. Rather, their fairness determination was made after consideration of all of the foregoing factors as a whole.

The Principals

The Principals are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Principals should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to adopt the merger agreement and the merger.

While the Principals did not undertake an independent evaluation of the merger or engage a financial advisor, in each case, for the purpose of evaluating the fairness of the merger to GLG or the GLG stockholders, the Individual Principals, in their capacities as directors of GLG, participated in the deliberations of the GLG Board regarding, and received advice from the GLG Board’s financial advisor as to the fairness from a financial point of view to the holders (other than Man and its affiliates) of shares of GLG common stock, FA Sub 2 exchangeable shares and convertible notes, of the Aggregate Consideration to be paid pursuant to the share exchange agreement and the merger agreement. The Principals adopted the GLG Board’s conclusion and analysis with respect to the fairness of the merger and the share exchange, including the factors discussed under “Special Factors — Fairness of the Merger and Recommendations of the Special Committee and the GLG Board — The GLG Board”, and believe that the proposed merger and share exchange are substantively and procedurally fair to GLG’s stockholders including the unaffiliated stockholders based on the factors considered by the GLG Board, including the recommendation of the special committee and the generally positive and favorable factors, as well as the generally negative and unfavorable factors, and the factors relating to procedural safeguards.

Financial Analyses of the Financial Advisor to Man

Man retained Perella Weinberg to act as its lead financial advisor in connection with the merger and the share exchange. Man selected Perella Weinberg to act as its lead financial advisor in connection with the merger and the share exchange based on Perella Weinberg’s qualifications, expertise and reputation and its knowledge of the industries in which Man conducts its business. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions as well as for corporate and other purposes.

On March 9, 2010, Perella Weinberg initially discussed certain financial analyses with the Man Board. Perella Weinberg then provided updates to the Man Board on April 26, 2010, May 3, 2010 and May 13, 2010. References to the “March materials” are to Perella Weinberg’s materials dated March 9, 2010. References to the “April analyses” are to Perella Weinberg’s analyses presented to the Man Board on April 26, 2010 in connection with the presentation made by the management of Man. References to the “May 3rd materials” and the “May 13th materials” are to Perella Weinberg’s materials dated May 3, 2010 and May 13, 2010, respectively. References to the “Man board materials” refer collectively to the March materials, the April analyses, the May 3rd materials and the May 13th materials. Copies of the March materials, the May 3rd materials and the May 13th materials are attached as exhibits to the Schedule 13e-3, will be made available for inspection and copying at the principal executive offices of GLG during its regular business hours by any interested holder of GLG common stock, and copies may be obtained by requesting them in writing from GLG at the address provided under the caption “Where You Can Find More Information” below. The description of the analyses performed by Perella Weinberg set forth below is qualified by reference to the relevant Man board materials. The analyses discussed are summarized below.

In preparing the Man board materials, Perella Weinberg, among other things:

•	reviewed certain publicly available financial statements and other business and financial information with respect to Man and GLG, including research analyst reports;

•	reviewed certain publicly available financial forecasts relating to Man and GLG;

•	discussed the past and current business, operations, financial condition and prospects of Man, including information relating to certain strategic, financial and operational benefits anticipated from the merger and the share exchange, with senior executives of Man;

•	reviewed the pro forma financial impact of, among other things, the merger and the share exchange on the future financial performance of Man, including the potential impact on Man’s estimated earnings per share and regulatory capital position;

•	compared the financial performance of Man and GLG with that of certain publicly-traded companies which it believed to be generally relevant;

•	reviewed the historical trading prices and trading activity for shares of Man ordinary shares and GLG common stock, and compared such price and trading activity of Man ordinary shares and shares of GLG common stock with that of securities of certain publicly-traded companies which it believed to be generally relevant;

•	reviewed drafts of the merger agreement and the share exchange agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other factors, as it deemed appropriate.

Perella Weinberg was not requested to, and did not, provide any opinion as to the fairness of the merger and the share exchange to Man or its shareholders, or to GLG or its stockholders. In preparing the Man board materials, Perella Weinberg assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by or discussed with it and took into account the Man Board’s commercial assessment of the merger and the share exchange. In preparing the Man board materials, Perella Weinberg did not make any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Man or GLG, nor was it furnished with such valuations or appraisals. The Man board materials do not address Man’s underlying business decision to enter into the merger and the share exchange or the relative merits of the merger and the share exchange as compared with any other strategic alternatives which may be available to Man. Perella Weinberg provided its analysis for the information and assistance of Man in connection with, and for the purposes of, its evaluation of the merger and the share exchange.

The Man board materials were not intended to be and do not constitute a recommendation to any holder of Man ordinary shares or holder of shares of GLG common stock as to how to vote or otherwise act with respect to the merger and the share exchange or any other matter and do not in any manner address the prices at which shares of GLG common stock or Man ordinary shares will trade at any time. The Man board materials were necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Perella Weinberg as of, the date of the March materials, the April analyses, the May 3rd materials and/or the May 13th materials, as applicable.

The following is a brief summary of the material financial analyses performed by Perella Weinberg and reviewed by the Man Board and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Perella Weinberg’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses. The public market trading price targets published by brokers are estimates of future prices, do not necessarily reflect current market trading prices for Man ordinary shares or GLG common stock, as applicable, and are subject to numerous uncertainties, including the future financial performance of Man or GLG, as applicable, and future financial market conditions.

March Materials

On March 9, 2010, Perella Weinberg initially discussed the following financial analyses with the Man Board.

Man Broker Price Targets Statistics

Perella Weinberg reviewed and analyzed recent public market trading price targets for Man ordinary shares prepared and published by selected brokers during the period from January 7, 2010 through March 1, 2010. These targets reflect each broker’s estimate of the future public market trading price of Man ordinary shares and are not discounted to reflect present values. The price targets of the selected brokers ranged from 300 pence to 390 pence.

Selected Publicly Traded Companies Analysis

Perella Weinberg reviewed and compared certain financial information, ratios and public market multiples for Man and GLG to corresponding financial information, ratios and public market multiples for the following publicly traded companies in the alternative asset management industry which, in the exercise of its professional judgment and based on its knowledge of such industry, Perella Weinberg determined to be the major publicly traded alternative asset managers pursuing primarily liquid strategies:

•	Och-Ziff Capital Management Group LLC

•	Ashmore Group plc

•	BlueBay Asset Management plc

Perella Weinberg calculated and compared financial information, ratios and public market multiples of Man, GLG and each of the selected companies based on the closing price per share as of March 3, 2010, publicly available information and information Perella Weinberg obtained from company disclosure for historical information and public forecasts for forecasted information.

With respect to Man, GLG and each of the selected companies, Perella Weinberg reviewed, among other things:

•	enterprise value (“EV”) as a multiple of EBITDA for the year ended March 31, 2009 and estimated EBITDA for the years ending March 31, 2010 and 2011;

•	price per share as a multiple of earnings per share (“EPS”) for the year ended March 31, 2009 and estimated EPS for the years ending March 31, 2010 and 2011; and

•	EV as a multiple of assets under management (“AUM”).

Such multiples are summarized in the following table:

			EV-to-EBITDA			Price-to-EPS
Company	EV	AUM	Mar-09 A	Mar-10 E	Mar-11 E	Mar-09 A	Mar-10 E	Mar-11 E	EV/AUM
	(Millions)	(Billions)

Man	$4,333	$42.4	3.9x	6.9x	5.0x	6.3x	13.0x	9.0x	10.2%
Och-Ziff Capital Management	$5,611	$23.5	14.5x	10.4x	8.5x	18.1x	13.5x	12.4x	23.9%
Ashmore Group plc	$2,362	$31.6	9.3x	9.1x	7.7x	14.2x	14.0x	12.1x	7.5%
BlueBay Asset Management plc	$1,025	$34.3	12.2x	8.6x	6.7x	21.7x	14.4x	11.5x	3.0%
GLG	$1,285	$22.2	33.9x	9.4x	6.4x	8.0x	n/m	12.9x	5.8%

Although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to Man’s business or GLG’s business.

Contribution Analysis

Perella Weinberg analyzed the contribution of each of Man and GLG to the pro forma combined company, not including any synergies or other combination adjustments, with respect to each company’s AUM, market capitalization and EV and public forecasts for each company’s revenues, EBITDA and net income for the years ending March 31, 2010, 2011 and 2012. The analysis yielded the following results:

	Man	GLG

AUM	66%	34%
Market capitalization	88%	12%
EV	77%	23%
2010E Revenue	79%	21%
2011E Revenue	77%	23%
2012E Revenue	76%	24%
2010E EBITDA	98%	2%
2011E EBITDA	89%	11%
2012E EBITDA	88%	12%
2010E Net Income	n/m*	n/m*
2011E Net Income	91%	9%
2012E Net Income	88%	12%

*	The net income forecast used for GLG for this time period was negative.

Pro Forma Accretion/Dilution Analysis

Perella Weinberg reviewed the potential pro forma financial effects of a 50% cash/50% equity transaction at no premium to GLG’s then-current share price, without taking into account any potential synergies and assuming (i) GLG’s warrants were acquired for cash and (ii) annual pre-tax lost interest from Man’s on-balance sheet cash at a rate of 2%. Estimated financial data for Man and GLG were based on public forecasts. This analysis indicated that such a transaction could be 1.5% and 4.7% accretive to Man’s shareholders for the years ending March 31, 2011 and 2012, respectively.

Perella Weinberg also performed a sensitivities analysis on the accretion/dilution analysis assuming the transaction consideration was at a premium of (10%) to 50% to the GLG common stock price and the equity portion of the consideration was 0% to 100%, which resulted in:

•	a range from 12.3% dilution assuming a 50% premium and 100% equity consideration to 7.9% accretion assuming a (10%) premium and 0% equity consideration for the year ending March 31, 2011; and

•	a range from 9.8% dilution assuming a 50% premium and 100% equity consideration to 11.4% accretion assuming a (10%) premium and 0% equity consideration for the year ending March 31, 2012.

The actual results achieved by the combined company may vary from projected results and the variations may be material.

Other Analyses

Perella Weinberg also reviewed and considered other factors, including the relationship between movements in the prices of Man ordinary shares and GLG common stock during the one-year period ended March 3, 2010, including the daily ratio of the closing price of Man ordinary shares to the closing price of GLG common stock during such period.

April Analyses

On April 26, 2010, in connection with a presentation made by the management of Man to the Man Board, Perella Weinberg presented new analyses relating to historical stock trading of GLG, public market trading price targets of GLG, discounted cash flow and potential synergies. Additionally, Perella Weinberg updated portions of its financial analyses from the March materials relating to the selected publicly traded companies and pro forma accretion/dilution analyses, as described more fully below. Perella Weinberg did not otherwise update the March materials.

Historical Stock Trading Analysis

Perella Weinberg noted that the 52-week trading range, as of April 22, 2010, of GLG common stock was $2.28 to $4.52, the one-week trading range for the week ended March 25, 2010 (the unaffected stock price date) was $2.68 to $2.81 and the one-week trading range for the week ended April 22, 2010 was $3.14 to $3.39.

GLG Broker Price Target Statistics

Perella Weinberg reviewed and analyzed recent public market trading price targets for GLG common stock prepared and published by selected brokers as of April 22, 2010. These targets reflect each broker’s estimate of the future public market trading price of GLG common stock and are not discounted to reflect present values. Perella Weinberg noted that the undiscounted broker price target for shares of GLG common stock from the core broker, Barclays Capital, was $3.00 and the range of undiscounted broker price targets for shares of GLG common stock was $3.00 to $4.00.

Selected Publicly Traded Companies Analysis

Perella Weinberg updated the portion of its selected public traded companies analysis from the March materials relating to price per share as a multiple of estimated EPS for the year ending March 31, 2011 based on market data as of April 22, 2010, which yielded a range of 11.3x to 15.6x and applied such multiples to the corresponding data of GLG which resulted in an implied price per share of $2.39 to $3.30.

Discounted Cash Flow Analysis

Perella Weinberg performed an illustrative discounted cash flow analysis on GLG to calculate the estimated present value as of April 22, 2010 of the estimated standalone cash flows to equity holders, based on public forecasts. Perella Weinberg discounted these cash flows at a 12.0% cost of equity based on its estimates of the appropriate equity market premium, equity market beta and risk free rate. Perella Weinberg used (i) an equity market premium equal to the expected market return for the United States less the risk free rate for the United States (both as obtained from Bloomberg); (ii) an equity market beta equal to the average of the equity market betas for Och-Ziff Capital Management Group LLC, Ashmore Group plc, BlueBay Asset Management plc, Man and GLG (each as obtained from Bloomberg); and (iii) a risk free rate equal to the risk free rate for the United States (as obtained from Bloomberg). A perpetuity growth rate of 2% was used, which was in line with the then-current growth rate in the United States consumer price index. Perella Weinberg chose these rates based on its experience working with corporations on various merger and acquisition transactions. This analysis indicated a reference range of implied price per share of GLG common stock of approximately $3.56 to $6.51.

Pro Forma Accretion/Dilution Analysis

Perella Weinberg updated its accretion/dilution analysis from the March materials, using Man’s share price of £2.59 (as of April 23, 2010), the GLG common stock price of $2.68 (as of March 25, 2010, the unaffected stock price date) and a GBP/USD exchange rate of 1.54 (as of April 23, 2010) and assuming $50 million in annual run-rate synergies (assuming $25 million phased-in in 2011) without including the effects of implementation costs. The analysis was performed under two scenarios:

1. the Selling Stockholders receiving equity consideration at no premium and the other GLG stockholders receiving cash at a premium of (10%) to 60% to the GLG common stock price with full run-rate synergies of $0 to $50 million, which resulted in:

•	a range from 3.0% accretion assuming a 60% premium and $0 in synergies to 7.4% accretion assuming a (10%) premium and $50 million in synergies for the year ending March 31, 2011; and

•	a range from 5.6% accretion assuming a 60% premium and $0 in synergies to 11.2% accretion assuming a (10%) premium and $50 million in synergies for the year ending March 31, 2012; and

2. the Selling Stockholders receiving equity consideration at a premium of (10%) to 50% and the other GLG stockholders receiving cash at a premium of (10%) to 60%, which resulted in:

•	a range from 3.2% accretion assuming a 50% premium for the Selling Stockholders and a 60% premium for the other GLG stockholders to 8.0% accretion assuming a (10%) premium for both the Selling Stockholders and the other GLG stockholders for the year ending March 31, 2011; and

•	a range from 7.1% accretion assuming a 50% premium for the Selling Stockholders and a 60% premium for the other GLG stockholders to 11.9% accretion assuming a (10%) premium for both the Selling Stockholders and the other GLG stockholders for the year ending March 31, 2012.

The actual results achieved by the combined company may vary from projected results and the variations may be material.

Synergies Analysis

Perella Weinberg calculated the capitalized value of synergies (after tax at a rate of 28%, the current UK marginal corporate tax rate at such time) that might be achieved by Man in the merger and the share exchange on both a total and on a per ordinary share of Man basis assuming the Selling Stockholders receive equity consideration at no premium, full run-rate synergies of $0 to $50 million and synergies multiples ranging from 10.0x to 14.0x, which resulted in total capitalized synergies ranging from $0 to $504 million and per ordinary share capitalized synergies ranging from $0 to $1.57 per share.

May 3rd Materials

On May 3, 2010, Perella Weinberg discussed certain financial analyses with the Man Board. Perella Weinberg discussed a new analysis of various blended offer prices and updated portions of its financial analyses from the March materials and April analyses, as applicable, relating to the selected publicly traded companies, pro forma accretion/dilution and synergies analyses, as described more fully below. Perella Weinberg did not otherwise update the March materials or the April analyses.

Selected Publicly Traded Companies Analysis

Perella Weinberg updated its selected publicly traded companies analysis from the March materials and the April analyses to reflect financial information as of April 30, 2010 and also included the following additional new multiples with respect to Man, GLG and each of the selected companies in the alternative asset management industry:

•	EV as a multiple of estimated EBITDA for the year ending March 31, 2012; and

•	price per share as a multiple of estimated EPS for the year ending March 31, 2012.

Such updated and new multiples are summarized in the following table:

			EV-to-EBITDA								Price-to-EPS
Company	EV	AUM	Mar-09A		Mar-10E		Mar-11E		Mar-12 E		Mar-09 A		Mar-10 E		Mar-11 E		Mar-12 E		EV/AUM
	(Millions)	(Billions)

Man	$4,556	$39.1	4.1	x	8.6	x	6.8	x	5.0	x	6.5	x	14.2	x	11.3	x	8.0	x	11.7%
Och-Ziff Capital	$6,838	$25.3	17.7	x	12.7	x	10.4	x	8.6	x	18.8	x	12.4	x	10.9	x	n.a		27.0%
Management Group LLC
Ashmore Group plc	$2,625	$33.0	9.8	x	9.5	x	8.3	x	7.1	x	14.3	x	14.1	x	12.3	x	10.8	x	8.0%
BlueBay Asset	$1,041	$37.0	13.3	x	9.2	x	7.6	x	n.a		20.9	x	13.7	x	11.0	x	10.1	x	2.8%
Management plc
GLG	$1,449	$22.2	10.3	x	n/m		13.2	x	9.2	x	9.6	x	n/m		15.5	x	9.4	x	6.5%

In addition, Perella Weinberg noted the maximum, mean, median and minimum of such multiples and ratios which are summarized in the following table:

	EV-to-EBITDA								Price-to-EPS
	Mar-09A		Mar-10E		Mar-11E		Mar-12 E		Mar-09 A		Mar-10 E		Mar-11 E		Mar-12 E		EV/AUM

Maximum	17.7	x	12.7	x	13.2	x	9.2	x	20.9	x	14.2	x	15.5	x	10.8	x	27.0%
Mean	11.0	x	10.0	x	9.2	x	7.5	x	14.0	x	13.6	x	12.2	x	9.6	x	11.2%
Median	10.3	x	9.4	x	8.3	x	7.9	x	14.3	x	13.9	x	11.3	x	9.8	x	8.0%
Minimum	4.1	x	8.6	x	6.8	x	5.0	x	6.5	x	12.4	x	10.9	x	8.0	x	2.8%

Perella Weinberg also reviewed and compared financial information, ratios and public market multiples for the following publicly traded companies in the traditional asset management industry which, in the exercise of its professional judgment and based on its knowledge of such industry, Perella Weinberg determined to be the major stand-alone European-focused long-only asset managers:

•	Invesco Ltd.

•	Schroders PLC

•	Aberdeen Asset Management PLC

•	Henderson Group plc

•	Gartmore Group Limited

•	F&C Asset Management PLC

With respect to each of the selected traditional asset management industry companies, Perella Weinberg reviewed, among other things:

•	EV as a multiple of estimated EBITDA for the years ending December 31, 2010, 2011 and 2012;

•	price per share as a multiple of estimated EPS for the years ending December 31, 2010, 2011 and 2012; and

•	EV as a multiple of AUM.

Such multiples and their means are summarized in the following table:

			EV-to-EBITDA						Price-to-EPS
Company	EV	AUM	Dec-10 E		Dec-11 E		Dec-12 E		Dec-10 E		Dec-11 E		Dec-12 E		EV/AUM
	(Millions)	(Billions)

Invesco Ltd.	£6,712	£338	7.9	x	5.5	x	5.5	x	18.1	x	14.3	x	12.8	x	2.0%
Schroders PLC	£2,566	£148	8.8	x	7.1	x	6.4	x	17.4	x	14.2	x	12.2	x	1.7%
Aberdeen Asset	£1,734	£161	9.0	x	7.6	x	6.7	x	12.3	x	10.6	x	9.3	x	1.1%
Management PLC
Henderson Group plc	£1,285	£58	11.8	x	10.3	x	9.3	x	15.4	x	13.3	x	11.6	x	2.2%
Gartmore Group Limited	£655	£22	7.4	x	6.5	x	5.7	x	7.5	x	6.2	x	5.5	x	2.9%
F&C Asset	£446	£106	6.1	x	5.5	x	5.7	x	9.6	x	7.9	x	7.2	x	0.4%
Management PLC
Mean			8.5	x	7.1	x	6.5	x	13.4	x	11.1	x	9.8	x	1.7%

As previously noted, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to Man’s business or GLG’s business.

Pro Forma Accretion/Dilution Analysis

Perella Weinberg updated its accretion/dilution analysis from the April analyses based on data as of April 30, 2010. This analysis was performed under three different scenarios:

1. equity consideration of $3.60 per share for the Selling Stockholders and cash consideration of $4.02 per share for the other GLG shareholders, which resulted in a blended offer price of $3.86 and accretion of 5.02% and 9.05% for the years ending March 31, 2011 and 2012, respectively;

2. equity consideration of $3.50 per share for the Selling Stockholders and cash consideration of $4.50 per share for the other GLG shareholders, which resulted in a blended offer price of $4.14 and accretion of 4.99% and 9.11% for the years ending March 31, 2011 and 2012, respectively; and

3. equity consideration of $3.75 per share for the Selling Stockholders and cash consideration of $4.50 per share for the other GLG shareholders, which resulted in a blended offer price of $4.22 and accretion of 4.38% and 8.47% for the years ending March 31, 2011 and 2012, respectively.

The actual results achieved by the combined company may vary from projected results and the variations may be material.

Synergies Analysis

Perella Weinberg updated its synergies analysis from the April analyses to include an illustrative analysis of full run-rate synergies of up to $100 million, which resulted in total capitalized synergies ranging from $0 to $1,008 million and per share capitalized synergies ranging from $0 to $2.59 per Man ordinary share. This analysis was for illustrative purposes only and did not represent Perella Weinberg’s or anyone else’s view of what synergies could be obtained in connection with the merger and the share exchange.

Analysis at Various Blended Offer Prices (“AVP analysis”)

Perella Weinberg also performed an AVP analysis, which produces the multiples that would result from a range of offer prices, based on the number of shares of GLG common stock outstanding on April 30, 2010, the impact of

GLG’s convertible notes and a blended offer price ranging from $3.24 to $5.00 per share of GLG common stock, which resulted in:

•	price to estimated EPS multiples (excluding synergies) of 15.4x to 23.3x for the year ending March 31, 2011 and 9.8x to 14.9x for the year ending March 31, 2012; and

•	price to estimated EPS multiples (including $25 million in pre-tax synergies in 2011 and $50 million in pre-tax synergies in 2012) of 12.4x to 18.7x for the year ending March 31, 2011 and 7.5x to 11.3x for the year ending March 31, 2012.

May 13th Materials

On May 13, 2010, Perella Weinberg discussed certain financial analyses with the Man Board. Perella Weinberg updated portions of its financial analyses from the May 3rd materials relating to the pro forma accretion/dilution and synergies analyses, as described more fully below. Perella Weinberg did not otherwise update the May 3rd materials.

Pro Forma Accretion/Dilution Analysis

Perella Weinberg updated its accretion/dilution analysis from the May 3rd materials based on data as of May 12, 2010. This analysis was performed under three different scenarios:

1. equity consideration of $3.25 per share for the Selling Stockholders and cash consideration of $4.25 per share for the other GLG shareholders, which resulted in a blended offer price of $3.85 and accretion of 8.62% and 11.26% for the years ending March 31, 2011 and 2012, respectively;

2. equity consideration of $3.50 per share for the Selling Stockholders and cash consideration of $4.50 per share for the other GLG shareholders, which resulted in a blended offer price of $4.10 and accretion of 7.80% and 10.51% for the years ending March 31, 2011 and 2012, respectively; and

3. equity consideration of $3.75 per share for the Selling Stockholders and cash consideration of $4.50 per share for the other GLG shareholders, which resulted in a blended offer price of $4.20 and accretion of 7.14% and 9.88% for the years ending March 31, 2011 and 2012, respectively.

The actual results achieved by the combined company may vary from projected results and the variations may be material.

Synergies Analysis

Perella Weinberg updated its synergies analysis from the May 3rd materials to include synergies multiples ranging from 9.0x to 11.0x, which resulted in total capitalized synergies ranging from $0 to $792 million and per share capitalized synergies ranging from $0 to $2.10 per ordinary share.

Miscellaneous

The preceding discussion is a summary of the material financial analyses furnished by Perella Weinberg to the Man Board, but it does not purport to be a complete description of the analyses performed by Perella Weinberg or of its presentations to the Man Board. The preparation of financial analyses is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole, could create an incomplete view of the processes underlying Perella Weinberg’s financial analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to Man, GLG or the merger and the share exchange.

Perella Weinberg prepared the analyses described herein solely for purposes of analyzing the merger and the share exchange and they were provided to the Man Board in that connection. These analyses do not purport to be appraisals or a fairness opinion nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Perella Weinberg’s analyses were based in part upon public forecasts, which are not necessarily indicative of actual future results, and which may be significantly more or less favorable than suggested by Perella

Weinberg’s analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the merger agreement and the exchange agreement or their respective advisors, none of Man, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecasted.

As described above, the financial analyses provided by Perella Weinberg to the Man Board were one of many factors taken into consideration by the Man Board in making its determination to approve the merger and the share exchange. Perella Weinberg was not asked to, and did not, recommend the specific merger consideration provided for in the merger or the specific exchange ratio provided for in the share exchange, which merger consideration and exchange ratio were determined through negotiations between Man, on the one hand, and the special committee and the Principals, on the other hand.

Man has agreed to pay Perella Weinberg a fee of (i) $2 million payable on the date that Man announced the merger and the share exchange and (ii) $8 million payable promptly upon the closing of the merger and the share exchange. In addition, Man agreed to reimburse Perella Weinberg for its reasonable expenses, including attorneys’ fees and disbursements and to indemnify Perella Weinberg and related persons against various liabilities. Prior to the engagement of Perella Weinberg with respect to the GLG transaction, Man has engaged Perella Weinberg to provide financial advisory services with respect to its acquisition strategy, as well as for corporate and other purposes, from time to time.

In the ordinary course of its business activities, Perella Weinberg or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of Man or GLG or any of their respective affiliates. Perella Weinberg and its affiliates have in the past provided, currently are providing, and in the future may provide, investment banking and other financial services to Man and GLG and their respective affiliates for which they have received, or would expect to receive, compensation, including £75,000 in November 2008 with respect to analysis and advisory services provided to Man regarding its strategic alternatives. Perella Weinberg also advised GLG with respect to its reverse acquisition transaction with Freedom Acquisition Holdings, Inc. in 2007. In addition, one of the founding partners of Perella Weinberg served on the board of GLG from November 2007 until May 2009.

Plans for GLG After the Merger

If the merger is completed, Merger Sub will be merged with and into GLG and GLG will continue as the surviving corporation. Following such completion, it is currently expected that the operations of GLG will be conducted substantially as they currently are being conducted, except that: (i) GLG will cease to have publicly traded equity securities and will instead be a wholly owned subsidiary of Holdco and, indirectly, a wholly owned subsidiary of Man; (ii) certain functions of GLG and Man will be integrated following the completion of the merger, including, without limitation, compliance and risk management, operations, as well as product structuring, client services, distribution and relationship management; and (iii) it may be necessary to repay in full certain indebtedness of GLG in connection with the closing of the merger and the share exchange.

On completion of the merger or shortly thereafter, Holdco expects to transfer 100% of the equity in the surviving corporation to Man.

Except as otherwise described in this proxy statement, Man has informed us that it has no current plans or proposals and is engaged in no negotiations that relate to or would result in: an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving GLG or any of its subsidiaries; a purchase, sale or transfer of a material amount of assets of GLG or any of its subsidiaries; a material change in GLG’s present dividend rate or policy, indebtedness or capitalization; a change in the composition of the board of directors or management of GLG; or any other material change in GLG’s corporate structure or business. Man may initiate from time to time reviews of GLG’s assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the consummation of the merger. Man expressly reserves the right to make any changes it deems appropriate in light of such evaluation and review or in light of future developments.

Financing of the Merger

Man’s obligations to complete the merger are not conditioned upon its ability to obtain financing for the merger.

Man estimates that the total amount of cash funds necessary to complete the proposed merger and related transactions is approximately $1 billion. The cash consideration payable to GLG’s stockholders pursuant to the terms of the merger agreement, together with fees and expenses associated with the merger and related transactions, will be funded from Man’s existing cash resources. Based on the exchange ratio on the date of signing and announcement of the merger agreement and share exchange agreement, Man will issue to the Selling Stockholders approximately 163 million ordinary shares in aggregate (representing approximately 9 percent of the fully diluted share capital of Man as enlarged by the merger and share exchange). The number of Man ordinary shares to be issued in connection with the share exchange stated in this proxy statement has been determined by applying the exchange ratio of 1.0856 ordinary shares of Man per share of GLG common stock exchanged by the Selling Stockholders. The number of Man ordinary shares to be issued at the closing of the share exchange may be lower than that stated in this proxy statement. This is a result of the fact that the Selling Stockholders will receive an amount of Man ordinary shares for each of their shares of GLG common stock subject to the share exchange by applying the exchange ratio determined at closing of the share exchange. In the event that the implied value of a share of GLG common stock subject to the share exchange would exceed $4.25 under the share exchange (applying the exchange ratio of 1.0856) at closing of the share exchange, the number of Man ordinary shares issued in respect of each share of GLG common stock subject to the share exchange will be reduced to maintain a maximum implied value of $4.25 per share of GLG common stock subject to the share exchange at closing.

Certain Forward-Looking Financial Information

GLG does not, as a matter of course, publicly disclose financial projections as to future financial performance, earnings or other results and is especially cautious of making financial forecasts for extended periods because of the unpredictability of the underlying assumptions and estimates. However, our management does regularly provide to the GLG Board revenue and expense forecasts using sensitivity analyses applying various gross performance and net performance scenarios and assuming certain AUM growth rates and compensation expense to revenue ratios.

The inclusion of the information described below under “Sensitivity Analyses” and “Projections” should not be regarded as an indication that the GLG Board, the special committee, their respective advisors or any other person considered, or now considers, such sensitivity analyses or projections to be material or to be a reliable prediction of actual future results. Our management’s internal financial analyses are subjective in many respects. There can be no assurance that these scenarios will be realized or that actual results will not be significantly higher or lower than shown. As a result, the inclusion of the sensitivity analyses or projections in this proxy statement should not be relied on as necessarily predictive of actual future events.

In addition, the sensitivity analyses were prepared solely for internal use in assessing strategic direction and other management decisions and not with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

The sensitivity analyses and projections included below are the responsibility of our management. Neither our independent registered public accounting firm, nor any other independent registered public accounting firm, has compiled, examined or performed any procedures with respect to the financial information contained herein, nor expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm, which is incorporated by reference in this proxy statement, relates to GLG’s historical financial information. It does not extend to the sensitivity analyses or projections described below and should not be read to do so.

These sensitivity analyses and projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of GLG. Important factors that may affect actual results and cause these financial scenarios to not be achieved include, but are not limited to, risks and uncertainties relating to

GLG’s business (including with respect to inflows, performance, compensation rates and fee rates over the applicable periods), industry performance, general business and economic conditions and other factors described under “Special Note Regarding Forward-Looking Statements”. In addition, the sensitivity analyses and projections do not reflect revised prospects for GLG’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the sensitivity analyses and projections were prepared. Accordingly, there can be no assurance that these scenarios will be realized or that GLG’s future financial results will not materially vary from these scenarios.

No one has made or makes any representation to any stockholder or anyone else regarding the information included in the sensitivity analyses and projections set forth below. Readers of this proxy statement are cautioned not to rely on this forward-looking financial information. We have not updated and do not intend to update, or otherwise revise the sensitivity analyses or projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. GLG has made no representation to Man, Merger Sub or any other person in the merger agreement or otherwise, concerning these sensitivity analyses or projections.

The sensitivity analyses and projections may be forward-looking statements. For information on factors that may cause GLG’s future financial results to materially vary, see “Special Note Regarding Forward-Looking Statements”.

Sensitivity Analyses

The following is a summary of the 2010 sensitivity analyses prepared by GLG’s management and initially presented to the GLG board on February 8, 2010 as part of a regularly prepared package of board materials independent of any potential transaction. These sensitivity analyses are for four gross performance and net performance scenarios, in each case assuming either 10% or 20% AUM growth and a 55% compensation expense to revenue ratio.

	AUM Growth
	10%				20%
SCENARIO	1	2	3	4	1	2	3	4
	($ in millions)

Gross Performance	20%	15%	10%	0%	20%	15%	10%	0%
Net Performance	17%	13%	8%	(1)%	18%	13%	8%	(1)%
Opening Net AUM	$22,284	$22,284	$22,284	$22,284	$22,284	$22,284	$22,284	$22,284
Net Inflows	1,801	1,759	1,717	1,627	3,821	3,736	3,647	3,467
Net Performance	3,832	2,815	1,790	(280)	3,986	2,926	1,860	(292)
Closing Net AUM	27,917	26,858	25,791	23,631	30,091	28,946	27,791	25,459
Average Net AUM	24,931	24,437	23,932	22,893	25,849	25,328	24,798	23,704
EBITDA	$95.8	$68.5	$43.8	$2.4	$106.3	$77.4	$50.7	$6.1
Non-GAAP Adjusted Net Income	59.5	38.4	19.4	(12.5)	67.6	45.3	24.7	(9.6)
Adjusted Non-GAAP Adjusted Net Income	70.9	49.8	30.8	(12.5)	79	56.7	36.2	(9.6)
Adjusted EPS	0.19	0.13	0.08	(0.04)	0.21	0.15	0.1	(0.03)
Key Ratios
Management & Administration Fee Yield	0.86%	0.86%	0.86%	0.87%	0.86%	0.86%	0.86%	0.87%
Compensation Ratio	55%	55%	55%	55%	55%	55%	55%	55%

GLG’s management provided to the GLG Board a 2010 summary that was derived from a “base case” scenario. The “base case” scenario expanded scenario #2 in the table above, assuming 20% AUM growth and 55% compensation expenses to revenue ratio, into quarterly amounts for 2010, as set forth below.

	2010
	Q1	Q2	Q3	Q4	FY
	($ in millions)

Opening AUM	$22,284	$23,535	$25,201	$26,962	$22,284
Net Inflows	596	962	1,007	1,171	3,736
Net Performance	655	704	755	812	2,926
FX	0	0	0	0	0
Closing Net AUM	23,535	25,201	26,962	28,945	28,946
Average Net AUM	22,910	24,368	26,082	27,954	25,328

	Q1	Q2	Q3	Q4	FY
	($ in thousands)

Revenues
Management & Administration Fees	$49,147	$52,546	$56,025	$59,829	$217,547
Performance Fees	2,000	71,526	2,000	100,642	176,168
Other Revenues	750	1,000	1,000	1,000	3,750
Total Revenues	51,897	125,072	59,025	161,471	397,465
Expenses
Compensation(1)	(33,737)	(65,411)	(38,308)	(81,149)	(218,606)
G&A	(25,261)	(25,444)	(25,354)	(25,357)	(101,416)
Total Expenses	(58,998)	(90,855)	(63,662)	(106,506)	(320,022)
EBITDA	(7,101)	34,217	(4,637)	54,965	77,443
Depreciation	(1,125)	(1,125)	(1,125)	(1,125)	(4,500)
Net Interest Expense	(3,486)	(3,502)	(3,539)	(3,555)	(14,082)
Profit before tax	(11,712)	29,590	(9,301)	50,285	58,861
Effective taxes	1,523	(6,806)	1,209	(9,463)	(13,537)
Non-GAAP Adjusted Net Income	(10,189)	22,784	(8,092)	40,822	45,324
Convertible Debt — finance charge	—	2,856	—	2,856	11,425
Adjusted Non-GAAP Adjusted Net	(10,189)	25,640	(8,092)	43,678	56,749
income

	Q1	Q2	Q3	Q4	FY

Key Financial Metrics
Average diluted shares (in thousands	310,000	370,000	310,000	370,000	370,000
EPS(2)	$(0.03)	$0.07	$(0.03)	$0.12	$0.15
Management & Administration fee yield	0.87%	0.86%	0.85%	0.85%	0.86%
Compensation ratio	65%	52%	65%	50%	55%
Effective tax rate	13.0%	23.0%	13.0%	18.8%	23.0%

(1)	Excludes Acquisition-related compensation expense.

(2)	Estimated average diluted share count for Q2, Q4 and full year 2010 includes shares associated with the convertible notes however average diluted share count for Q1 and Q3 excludes the shares associated with the convertible notes as including them would have an anti-dilutive effect during the period.

Following the completion of the first fiscal quarter of 2010, on May 3, 2010 GLG’s management provided to the GLG Board an updated “base case” scenario from the February 8, 2010 presentation, reflecting actual first quarter results and assuming a 58% (instead of 55%) compensation expense to revenue ratio for the remainder of the fiscal year, which is set forth below.

	2010
	Q1 Actual	Q2 (E)	Q3 (E)	Q4 (E)	FY (E)
	($ in millions)

Opening AUM	$22 175	$23,667	$25,078	$26,660	$22,175
Net Inflows	953	786	918	1,065	3,722
Net Performance	1,292	625	664	702	3,283
FX	(753)	—	—	—	(753)
Closing Net AUM	23,667	25,078	26,660	28,427	28,427
Average New AUM	22,921	24,373	25,869	27,544	25,177

	Q1 Actual	Q2 (E)	Q3 (E)	Q4 (E)	FY (E)
	($ in thousands)

Revenues
Management & Administration Fees	$50,021	$54,000	$57,000	$61,000	$222,021
Performance Fees	2,717	75,000	1,000	100,000	178,717
Other Revenues	982	500	500	500	2,482
Total Revenues	53,720	129,500	58,500	161,500	403,220
Expenses
Compensation(1)	(34,933)	(73,000)	(38,000)	(86,000)	(231,933)
General and administrative costs	(23,101)	(24,500)	(24,750)	(25,500)	(97,851)
Sublease — Exceptional Expense	(4,092)	—	—	—	(4,092)
Fair value movement in trading securities	477	—	—	—	477
Total Expenses	(61,649)	(97,500)	(62,750)	(111,500)	(333,399)
EBITDA	(7,929)	32,000	(4,250)	50,000	69,821
Depreciation	(886)	(1,125)	(1,125)	(1,125)	(4,261)
Net Interest Expense	(3,046)	(3,500)	(3,500)	(3,600)	(13,646)
Profit before tax	(11,861)	27,375	(8,875)	45,275	51,914
Effective taxes	8,807	(6,296)	1,154	(9,055)	(5,390)
Non-GAAP Adjusted Net Income	(3,054)	21,079	(7,721)	36,220	46,524

	Q1 Actual	Q2 (E)	Q3 (E)	Q4 (E)	FY (E)

Key Financial Metrics
Average diluted shares (in thousands)	305,000	370,000	305,000	370,000	370,000
EPS(2)	$(0.01)	$0.06	$(0.03)	$0.11	$0.16
Management & Administration fee yield	0.87%	0.89%	0.88%	0.89%	0.88%
Compensation ratio	65%	56%	65%	53%	58%
Effective tax rate	74.3%	23.0%	13.0%	20.0%	10.4%

(1)	Excludes Acquisition-related compensation expense.

(2)	Estimated average diluted share count for Q2, Q4 and full year 2010 includes shares associated with the convertible notes however average diluted share count for Q1 and Q3 excludes the shares associated with the convertible notes as including them would have an anti-dilutive effect during the period.

Projections and Research Analysts’ Estimates

For purposes of the financial advisors’ analyses and opinions, GLG management preliminarily advised each of Moelis and Goldman Sachs to use the average of publicly available research analysts’ estimates for GLG for 2010 and 2011.

Moelis.  For purposes of its analysis and opinion, Moelis was directed by the special committee to use the average of the Wall Street analysts’ estimates for 2010 and 2011 with projected interest and tax assumptions provided by management of GLG, as set forth below:

(In millions, except per share amounts)	2010E	2011E

Revenues	$413	$536
Expenses	(326)	(374)
Cost/Income Ratio	78.8%	69.8%

EBITDA	$88	$162
Depreciation & Amortization	$(4)	$(5)
Interest Expense	(14)	(21)

EBT	$70	$137
Income Tax	(7)	(34)

Net Income	$63	$102
Shares Outstanding, Fully diluted	372	372
EPS, Fully Diluted	$0.19	$0.30

Goldman Sachs.  For the purposes of Goldman Sachs’ analysis and opinion, management of GLG adopted the following estimates as management projections and confirmed the use of these estimates for purposes of Goldman Sachs’ fairness opinion:

(In millions, except per share amounts)	2010E	2011E

Revenues	$406	$536
Expenses	(322)	(378)
Cost/Income Ratio	79%	71%

EBITDA	$84	$158

Depreciation & Amortization	$(4)	$(5)
Interest Expense	(14)	(21)
ow/ Convertible Interest Expense	(11)	(11)
Profit Before Tax	66	133
Tax Expense	(6)	(33)

Net Income	$60	$100
Net Income (As Converted)	68	108

Basic Number of Shares	310.1	310.1
Basic EPS	$0.19	$0.32
Fully Diluted Number of Shares (As Converted)	371.6	371.6
Fully Diluted EPS (As Converted)	$0.18	$0.29

Interests of Certain Persons in the Merger

In considering the recommendation of the special committee and our board of directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. The special committee and our board of directors were aware of these interests and considered them, among other matters, in reaching their decision to approve or recommend approval of the merger agreement (as the case may be) and recommend that GLG’s stockholders vote in favor of the Merger Proposal.

Share Exchange Agreement

Under the share exchange agreement, the Selling Stockholders agreed with Man to exchange all of their shares (subject to certain exceptions) of (a) our common stock, (b) our Series A voting preferred stock, (c) our subsidiary FA Sub 2 Limited’s exchangeable Ordinary Class B Shares, which are exchangeable into shares of our common stock, and (d) any other shares of our capital stock or such exchangeable stock they acquire after the date of the share exchange agreement, in exchange for ordinary shares of Man at an exchange ratio of 1.0856 ordinary shares of Man per share of our common stock exchanged by the Selling Stockholders (which ratio may be reduced prior to closing under certain circumstances). We refer to the shares subject to the share exchange agreement as the “Subject Shares”.

However, the Subject Shares will not include any shares of our common stock issued to a Selling Stockholder upon conversion of our 5.00% dollar-denominated convertible subordinated notes due May 15, 2014, and any shares of our common stock acquired by a Selling Stockholder in the open market prior to the date of the share exchange agreement. Before completion of the share exchange and the other transactions contemplated by the share exchange agreement, a number of closing conditions must be satisfied or waived.

Following the consummation of the share exchange, as holders of Man ordinary shares, the Selling Stockholders will be entitled to receive dividends declared and paid by Man; for example, the Man board intends to recommend a dividend of at least 22 cents per Man ordinary share in its fiscal year ending March 31, 2011.

The Share Exchange Agreement is described more fully below under “Descriptions of Other Transaction Agreements — Share Exchange Agreement”.

Voting and Support Agreement

Under the voting and support agreement, the Selling Stockholders and TOMS have agreed with Man and Merger Sub to vote or cause to be voted all of the shares of our common stock and preferred stock held by them as of the date of the voting and support agreement and acquired after such date, at any meeting of our stockholders (or any adjournment thereof) or upon any action by written consent in lieu of a meeting:

•	in favor of the Merger Proposal;

•	against any alternative takeover proposal involving 15% or more of our consolidated assets or to which 15% or more of our revenues or earnings on a consolidated basis are attributable, acquisition of beneficial ownership of 15% or more of our outstanding common stock, a tender offer or exchange offer that if consummated would result in any third party owning 15% or more of our outstanding common stock or merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us, in each case other than the merger agreement, the transactions contemplated by the merger agreement, the voting and support agreement and the share exchange agreement; and

•	against any agreement (including, without limitation, any amendment of any agreement), amendment of our organizational documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the merger.

The Voting and Support Agreement is more fully described below under “Descriptions of Other Transaction Agreements — Voting and Support Agreement”.

The Individual Principals’ Agreements with Man

The following is a summary of the material terms and provisions of the employment and service agreements expected to be entered into by Man entities with each of Noam Gottesman, Emmanuel Roman and Pierre Lagrange.

Employment and Service Agreements

Noam Gottesman will enter into an employment agreement with Man Investments USA Holdings Inc. and Emmanuel Roman and Pierre Lagrange will both enter into service agreements with Man Group Services Ltd. effective as of the closing of the share exchange. Under the terms of the each of the agreements, each Individual

Principal will receive an annual base salary of $1,000,000, employee benefits including, but not limited to reimbursement of reasonable business expenses, 30 paid vacation days per year, and health, life and disability insurance coverage, and, in the case of Mr. Roman and Mr. Lagrange only, participation in the Man Group Personal Pension Plan without any employer contribution.

In addition, each of the agreements provide that either the Individual Principal or the Man employer entity may terminate such Individual Principal’s employment by giving the other party 12 months’ advance written notice. The relevant Man employer entity may, in its discretion, provide such Individual Principal with payment of severance in lieu of notice, such that it shall make payment in respect of the Individual Principal’s base salary for any unexpired part of the notice period to which he is entitled. No notice or severance in lieu of notice is required in the event of a termination of employment for any reason set forth in the summary termination section of the agreements and, in the case of Noam Gottesman, a termination due to death or disability. The agreements will include restrictive covenants granted by each executive in favor of Man.

Restrictive Covenant Agreements

On May 17, 2010, Noam Gottesman entered into a non-competition and non-solicitation agreement and Emmanuel Roman and Pierre Lagrange entered into deeds of vendor covenant with GLG and Man, in each case, contingent on the closing of the transactions contemplated by the merger agreement and share exchange agreement.

Under the terms of the respective agreements, each of the Individual Principals has agreed to be bound by certain restrictive covenants relating to competition with GLG’s business or solicitation of GLG’s employees and directors beginning on the date of the closing of the share exchange and ending on the third anniversary of such date in exchange for a $100,000 payment (payable within 14 days after the date of the closing of the share exchange). During this period, each Individual Principal will not alone, or jointly, directly or indirectly own, be employed or engaged by or in, or otherwise assist or have any stake or interest in, any business that is carried on in competition with the “Business” (as defined below under “Descriptions of Other Transaction Agreements — Restrictive Covenant Agreements”) anywhere within the United States, England, Scotland, Wales and Northern Ireland, the Cayman Islands, and any other country or territory in which any GLG Entity (as defined below under “Descriptions of Other Transaction Agreements — Restrictive Covenant Agreements”) had material operations as of the date of the closing of the share exchange. However, the Individual Principals are permitted to be shareholders or equity owners of not more than 3% of the shares of any company whose shares are quoted on any recognized investment exchange.

Additionally, the Individual Principals have agreed not to, either alone or jointly, directly or indirectly in connection with the carrying on of any business that is in competition with the Business, engage in certain other actions that are described below under “Descriptions of Other Transaction Agreements — Restrictive Covenant Agreements”.

The Restrictive Covenant Agreements are described more fully below under “Descriptions of Other Transaction Agreements — Restrictive Covenant Agreements”.

A Portion of Our 5.00% Dollar-Denominated Convertible Subordinated Notes are Held by the Principals

As of June 21, 2010, the following Principals held 5.00% dollar-denominated convertible subordinated notes convertible into shares of our common stock (the “convertible notes”).

•	$10 million aggregate principal amount of our convertibles notes, held by TOMS, an affiliate of the Gottesman GLG Trust established for the benefit of beneficiaries of such trust, which are convertible into 2,688,172 shares of our common stock.

•	$15 million aggregate principal amount of our convertibles notes, held by Point Pleasant Ventures Ltd., an affiliate of the Lagrange GLG Trust established for the benefit of beneficiaries of such trust, which are convertible into 4,032,258 shares of our common stock.

•	$5 million aggregate principal amount of our convertibles notes, held by Jackson Holding Services Inc., an affiliate of the Roman GLG Trust established for the benefit of beneficiaries of such trust, which are convertible into 1,344,086 shares of our common stock.

The convertible notes (and the shares of our common stock issuable upon conversion thereof) are not subject to the share exchange agreement. If the convertible notes are surrendered for conversion prior to the merger, they would be converted into shares of GLG common stock, and would be entitled to the right to receive $4.50 in cash per share upon the completion of the merger. If the convertible notes are surrendered for conversion after the completion of the merger, they will be converted into an amount of cash equal to $4.50 for each share of GLG common stock that the convertible notes were convertible into immediately prior to the merger. However, if the convertible notes are surrendered for conversion during a specified period following the completion of the merger, then holders would also be entitled to a make-whole premium of approximately $90 to $95 per $1,000 principal amount of the convertible notes held by such holders.

Share Lock-Up

All of the ordinary shares of Man to be received by the Principals in the share exchange will be subject to a Share Lock-Up Deed of Trust, pursuant to which such Man ordinary shares are restricted from being disposed of for a period of three years from the date of the consummation of the merger, subject to the right to dispose of up to one-third of such Man ordinary shares after the second anniversary of the consummation of the merger and other exceptions for covering tax obligations and/or other tax and estate planning purposes. The ordinary shares of Man received by Sage Summit and Lavender Heights Capital or their respective permitted transferees will not be subject to a lock-up but will continue to be subject to the same vesting and other terms and conditions which were applicable to the GLG shares immediately prior to the share exchange.

Warrant Tender Offer

GLG has agreed to, and to cause our subsidiaries to, use reasonable best efforts to commence, prior to the closing date, offers to purchase all of the outstanding warrants to purchase GLG common stock at a purchase price of $0.129 per warrant, net to the seller in cash, without interest thereon, for a total purchase price of $7,016,913.33, upon the terms and subject to the conditions to be set forth in the offer to purchase. On May 14, 2010, the closing price of our publicly traded warrants was $0.129. The offer will be conditioned upon completion of the merger. Man agreed to reimburse us for costs incurred in connection with the Warrant offers and to indemnify us and our subsidiaries from claims, losses and damages arising in connection with the Warrant offers.

As of June 21, 2010, we have 54,394,677 issued and outstanding warrants, each of which represents the right to purchase one share of GLG common stock at an exercise price of $7.50 per share. Upon completion of the merger, each warrant would represent the right to receive $4.50 per share upon exercise. Accordingly, all of the warrants, whether exercisable or not, are out-of-the-money. Certain of the warrants held by certain of our directors are not publicly traded. Although our publicly traded warrants are listed on the New York Stock Exchange, they are not actively traded. The offer will provide all of the warrant holders with an opportunity to obtain liquidity as a result of the merger. For the holders of our publicly traded warrants, the offer price represents a 2.75% premium over the 30-trading day average closing price of the publicly traded warrants ending on May 14 , 2010, the last trading day prior to the public announcement of the merger agreement. All warrants tendered in the offer will no longer be outstanding and will be cancelled by GLG.

Ian Ashken, Martin Franklin, James N. Hauslein and William P. Lauder currently beneficially own, directly or through affiliates, 2,134,640, 8,538,560, 51,201 and 51,201 of our warrants, respectively, and if they elect to tender any of their warrants under the tender offer, they will be entitled to receive cash consideration of $0.129 per warrant.

FA Sub 2 Exchangeable Share Dividend Rights

As holders of FA Sub 2 exchangeable shares, Noam Gottesman and the Gottesman GLG Trust receive a cumulative dividend based on GLG’s estimate of the net taxable income of FA Sub 2 allocable to such holders multiplied by an assumed tax rate. Upon the exchange of the FA Sub 2 exchangeable shares for Man ordinary shares at the effective time, such right to receive such cumulative dividend will terminate.

Treatment of Awards Under the Restricted Stock Plan, 2007 Long Term Incentive Plan, 2009 Long Term Incentive Plan and the Equity Participation Plan

At the effective time of the merger, each issued and outstanding share of restricted common stock of GLG issued under GLG’s stock and incentive plans will be converted into the right to receive $4.50 in cash, without interest, the receipt of which will be (except in the case of restricted shares held by our non-employee directors) subject to the same vesting terms and conditions and other rights and restrictions that were applicable to such shares of restricted common stock prior to the effective time.

At the effective time of the merger, each outstanding award under GLG’s stock and incentive plans representing a right to receive shares of common stock of GLG (other than shares of restricted common stock) will be settled in ordinary shares of Man, in an amount equal to the number of shares underlying such stock rights multiplied by the exchange ratio set forth in the share exchange agreement, or if our representation in the merger agreement that each holder of such stock rights is a non-U.S. resident is not correct or if the assumption of the stock rights by the surviving corporation is prohibited by applicable securities laws, then such stock rights will instead be converted at the effective time into a right to receive $4.50 in cash, without interest, multiplied by the number of shares covered by such stock rights. In either case, the ordinary shares of Man or the cash amount will be subject to the same vesting and other terms and conditions that were applicable to such stock rights prior to the effective time.

At the effective time of the merger, all outstanding restricted stock awards held by our non-employee directors will be converted into the right to receive $4.50 per share and the vesting of such right will be accelerated to the effective time.

The following sets forth all unvested restricted stock awards held by our executive officers and non-employee directors and the trustee of the Gottesman GLG Trust as of June 21, 2010.

		Value of Unvested
		Restricted Share Awards
	Aggregate Number of	(Based on Merger
	Unvested Restricted	Consideration of $4.50
Name	Stock Awards	per Share)

Alejandro San Miguel	276,253	$1,243,139
Jeffrey M. Rojek	267,820	1,205,190
Simon White	27,133	122,099
Martin E. Franklin	244,788	1,101,546
Ian G.H. Ashken	48,860	219,870
James N. Hauslein	40,717	183,227
William P. Lauder	40,717	183,227
Leslie J. Schreyer	402,831	1,812,740

In recognition of his contributions in connection with the restructuring of GLG’s credit facility and the issuance of GLG’s convertible notes in May 2009, Mr. Franklin received an award of 300,000 restricted shares of GLG common stock under GLG’s 2009 Long-Term Incentive Plan. Because Mr. Franklin received this award of restricted shares outside of his capacity as a director, he was no longer considered an independent director as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

In addition, Mr. White participates in the limited partner profit share arrangement and equity participation plan for GLG’s key personnel. Under this arrangement, Mr. White has direct or indirect profits interests in certain GLG entities, which entitles Mr. White to receive distributions of profits derived from the fees earned by these GLG entities. Mr. White received an allocation of the equity participation plan on November 2, 2007 of 440,000 shares of our common stock and $2 million in cash. Of these allocations to Mr. White, 110,000 shares of GLG common stock and $500,000 in cash remain unvested and are scheduled to vest on November 2, 2010. In February 2010, Mr. White received additional limited partnership interests in Sage Summit LP representing the right to receive 100,000 shares of our common stock as a portion of his annual bonus compensation for 2009, which shares will vest in three equal installments on March 31, 2011, 2012 and 2013. See “The Merger Agreement — Treatment of Equity Awards”.

Directors’ and Officers’ Insurance

The merger agreement provides that for six years from the effective time of the merger, Man and the surviving corporation must maintain in effect GLG’s current directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the effective time of the merger of those persons who are currently covered by our directors’ and officers’ liability insurance policy. Alternatively, Man may maintain in effect for six years from the effective time of the merger directors’ and officers’ insurance with benefits and levels of coverage at least as favorable as provided in our existing policies; provided, that the aggregate annual premium for such insurance does not exceed 300% of the current annual premium. In lieu of the foregoing, GLG may obtain directors’ and officers’ insurance tail policies applicable for the period of six years commencing at the effective time of the merger and ending on the sixth year anniversary of the effective time of the merger providing at least the same coverage with respect to amounts, scope, terms and conditions as the current directors’ and officers’ insurance; provided, that the aggregate annual premium for such insurance does not exceed 300% of the current annual premium. Indemnification will continue to be provided by Man and the surviving corporation in the merger to GLG’s current and former officers and directors. See “The Merger Agreement — Indemnification and Insurance”.

Amendments to Certain Employment Agreements with GLG

On May 16, 2010, the Compensation Committee approved certain amendments to the employment agreements for Jeffrey M. Rojek, Alejandro R. San Miguel, Simon White and Leslie J. Schreyer. These amendments further amended the employment agreements of Messrs. Rojek, San Miguel and White which had been amended in March 2010 in order to better align with each other the terms and conditions of such employment agreements. The March 2010 amendments were authorized by the GLG Board in December 2009, prior to significant and substantive discussions with Man regarding a potential transaction which began in February 2010.

Due to the conditionality of the proposed transaction and the potentially extended pre-closing period, these retention and severance arrangements would provide protection for the key personnel critical to implement certain steps necessary for a transaction to reach a conclusion, without concern that their decisions and actions made in the interest of the Company would put at risk their financial situation immediately after completion of the transaction. These arrangements would also incentivize the key personnel to remain focused on the Company and its business and not on seeking other employment.

The May 2010 amendments provide the following enhanced benefits to Messrs. Rojek, San Miguel and Schreyer (described in more detail below): (i) for Mr. San Miguel, enhancements of his existing change of control severance benefits, including changing the formula for the severance payment to two times his average annual compensation over a specified number of prior years (capped at $5 million); (ii) for Messrs. Rojek and Schreyer, additions of change of control severance benefits, including a payment equal to two times the individual’s average annual compensation over a specified number of prior years (capped at $3 million and $4 million for Messrs. Rojek and Schreyer, respectively) and the vesting of outstanding equity awards; (iii) an expanded change of control trigger which includes a “potential change of control” (i.e., the pendency of a transaction that would constitute a change of control if consummated); (iv) expanded termination situations under which severance is payable which include death or disability following a change of control or during the pendency of a potential change of control, provided that a change of control transaction is ultimately consummated; (v) payment or reimbursement of excise tax imposed on severance payments in excess of specified limits under Sections 280G and 4999 of the Internal Revenue Code; (vi) for Mr. Schreyer, addition of a “cause” definition; (vii) expansion of the “good reason” definition for Mr. San Miguel to include a voluntary resignation for any reason during the one-year period following a change of control and addition of a similar “good reason” definition and corresponding severance payment provision for Messrs. Rojek and Schreyer who did not previously have them; (viii) for Mr. San Miguel, removal of GLG’s ability to consider limitations on the deductibility of his minimum annual bonus payment in setting his annual bonus; and (ix) providing that bonus payments will be paid no later than December 31 of the calendar year in which the bonus is earned.

For Mr. White, the May 2010 amendments amended his existing severance arrangement to provide an enhanced change of control payment of $1.5 million for a termination without cause or for good reason in lieu of any other severance amounts under the agreement, subject to the enhanced severance benefits expiring in the event a change of control does not occur before December 31, 2010. In addition, on May 16, 2010, Mr. White was allocated interests in shares of GLG common stock as a limited partner in each of Sage Summit LP and Lavender Heights Capital LP, in the amounts of 164,288 shares and 131,747 shares, respectively. The share allocations will vest and be distributed to Mr. White on the later of November 2, 2010 or the date of a change of control, provided the additional share allocations will be forfeited if a change of control does not occur on or before December 31, 2010, or certain termination events related to Mr. White’s employment with GLG have occurred prior to the distribution to Mr. White of the additional share allocations.

Jeffrey M. Rojek

On May 16, 2010, with effect from January 1, 2010, we entered into an amended and restated employment agreement with Mr. Rojek. Pursuant to his employment agreement with us, Mr. Rojek has served as our Chief Financial Officer since March 18, 2008 and receives: an annual salary of $400,000; an annual bonus equal to at least $600,000; and other benefits as set forth in the employment agreement, including reimbursement of reasonable business expenses and eligibility to participate in employee benefit plans. Mr. Rojek is also eligible to receive a discretionary bonus and to receive equity incentive awards under the 2009 Long Term Incentive Plan.

Mr. Rojek’s employment agreement has a term of one year and will automatically renew for additional one-year periods absent an election by Mr. Rojek or GLG not to renew by written notice provided at least six months prior to the end of the term of the agreement or unless terminated earlier in accordance with the agreement. Mr. Rojek’s employment agreement contains post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation/no-hire. His non-competition covenant extends for twelve months following termination of employment. His non-dealing and non-solicitation/no-hire covenants cover clients and employees, and extend for six, twelve or eighteen months following termination of employment.

In addition, Mr. Rojek’s employment agreement provides that, in the event of the termination of his employment GLG without cause upon six months written notice, or a non-renewal of his employment, he will be entitled to the following: (i) his annual bonus and any awarded discretionary bonus for the prior year, to the extent it has not already been paid to him; (ii) a pro rata portion of his annual bonus for the year in which his employment is terminated; (iii) 50% of his annual base salary; (iv) 50% of his minimum annual bonus; and (v) two years of continued coverage under GLG’s health insurance plan. Alternatively, in lieu of providing him with six months advance written notice, GLG may elect to terminate Mr. Rojek’s employment without cause at any time and with immediate effect by paying Mr. Rojek the sum of 100% of his annual base salary, 100% of his minimum annual bonus, and the amounts set forth in clauses (i) and (ii) above.

Mr. Rojek’s employment agreement further provides that, in the event of a termination of his employment without cause or for good reason (each as defined in the employment agreement) following a change of control or during a potential change of control (each as defined below), or in the event of a termination of Mr. Rojek’s employment for death or disability within one year of a change of control or during a potential change of control which results in a change of control, he will be entitled to the following: (i) his annual bonus and any awarded discretionary bonus for the prior year, to the extent it has not already been paid to him; (ii) a pro-rata portion of his annual bonus for the year in which his employment is terminated, and in GLG’s discretion, a discretionary bonus for the year in which his employment is terminated; (iii) a payment equal to the lesser of (1) two times the average of Mr. Rojek’s total compensation for 2008 and 2009, as set forth in the “Total” column of the Summary Compensation Table contained in GLG’s proxy statement for the 2010 Annual Meeting of Shareholders, as filed with the SEC, and (2) $3 million; (iv) two years of continued coverage under GLG’s health insurance plan; (v) immediate vesting of any outstanding equity incentive awards, including under the 2007 Long Term Incentive Plan; and (vi) payment or reimbursement for any federal excise tax imposed on any parachute payment under Section 4999 of the Internal Revenue Code and certain additional taxes imposed on or borne by the employee relating to certain change of control payments and related tax audit or litigation expenses.

Under Mr. Rojek’s employment agreement, a “change of control” means the earliest to occur of the following events:

(1) the acquisition of ownership by any person of beneficial ownership of GLG’s combined voting power in excess of the greater of (A) 25% of GLG’s outstanding voting securities, or (B) the then outstanding voting securities beneficially owned by the Individual Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Individual Principals), except for (x) any acquisition by any employee benefit plan (or related trust) of GLG or a subsidiary, (y) any acquisition pursuant to the exchange of Exchangeable Class B Ordinary Shares of FA Sub 2 Limited for shares of common stock of GLG, or (z) any acquisition pursuant to a transaction that complies with each of clauses (x), (y), and (z) of the following paragraph (2); or

(2) GLG’s reorganization, merger or consolidation, or sale or other disposition of all or substantially all of its assets, or the acquisition of assets of another entity, unless (x) the beneficial owners of GLG’s outstanding voting securities continue to own more than 50% of the combined voting power of the resulting corporation, (y) no person (except any employee benefit plan or related trust of GLG or a subsidiary) acquires beneficial ownership of voting securities in excess of the greater of (1) 25% of GLG’s outstanding voting securities or (2) the then outstanding voting securities beneficially owned by the Individual Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Individual Principals), and (z) at least a majority of the GLG Board remain the directors of the resulting corporation; or

(3) a change in the composition of a majority of the board of directors in office on the start date of the executive’s employment with GLG or whose election or nomination was approved by at least a majority of the directors then comprising the board of directors as of the start date of the executive’s employment with GLG and directors who were so approved by at least a majority of such directors (the “Incumbent Board”); or

(4) approval by GLG’s shareholders of a complete liquidation or dissolution of GLG.

Under Mr. Rojek’s employment agreement, a “potential change of control” means:

(1) the commencement of a tender or exchange offer by any third person of GLG’s outstanding voting securities in excess of the greater of (A) 25% of GLG’s outstanding voting securities, or (B) the then outstanding voting securities beneficially owned by the Individual Principals and their Trusts (including by their respective families, partnerships and charitable foundations controlled by any of the Individual Principals); or

(2) the execution of an agreement by GLG which would result in the occurrence of a change of control; or

(3) the public announcement by any person of an intention to take or to consider taking actions that, if consummated, would constitute a change of control; or

(4) the adoption by the board of directors of GLG of a resolution to the effect that a potential change of control has occurred.

A potential change of control will be deemed pending from the occurrence of the event giving rise to the potential change of control until the earlier of (A) the first anniversary of the date on which such potential change of control first occurred or (B) the date the board of directors of GLG determines in good faith that such events will not result in the occurrence of a change of control.

Alejandro San Miguel

On May 16, 2010, with effect from January 1, 2010, we entered into an amended and restated employment agreement with Mr. San Miguel. Pursuant to his employment agreement with us, Mr. San Miguel serves as our General Counsel and Corporate Secretary and receives: an annual salary of $500,000; an annual bonus equal to at least $1 million; and other benefits as set forth in the employment agreement, including reimbursement of reasonable business expenses and eligibility to participate in employee benefit plans. Mr. San Miguel is also eligible to receive a discretionary bonus and to receive equity incentive awards under the 2009 Long Term Incentive Plan.

Mr. San Miguel’s employment agreement has a term of one year and will automatically renew for additional one-year periods absent an election by Mr. San Miguel or GLG not to renew by written notice provided at least six months prior to the end of the term of the agreement or unless terminated earlier in accordance with the agreement. Mr. San Miguel’s employment agreement contains post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation/no-hire. His non-competition covenant extends for twelve months following termination of employment. His non-dealing and non-solicitation/no-hire covenants cover clients and employees, and extend for twelve or eighteen months following termination of employment. Mr. San Miguel has also committed not to work on any matter that is adverse to us for three years following termination of employment and, as an attorney, he remains at all times subject to any applicable ethical rules or codes.

In addition, Mr. San Miguel’s employment agreement provides that, in the event of the termination of his employment by GLG without cause (as defined in the employment agreement) upon six months written notice, Mr. San Miguel’s resignation from employment with good reason (as defined in the employment agreement), or a non-renewal of his employment, he will be entitled to the following payments: (i) his annual bonus and any awarded discretionary bonus for the prior year, to the extent it has not already been paid to him; (ii) a pro rata portion of his annual bonus for the year in which his employment is terminated; (iii) 50% of his annual base salary; and (iv) 50% of his minimum annual bonus. If Mr. San Miguel resigns due to good reason or GLG terminates Mr. San Miguel’s employment without cause at any time and with immediate effect (in lieu of providing him with six months advance written notice), Mr. Miguel will be entitled to the sum of 100% of his annual base salary, 100% of his minimum annual bonus, and the amounts set forth in clauses (i) and (ii) above.

Mr. San Miguel’s employment agreement further provides that, in the event of a termination of Mr. San Miguel’s employment without cause or for good reason following a change of control or during a potential change of control (each as described below), or in the event of a termination of Mr. San Miguel’s employment for death or disability within one year of a change of control or during the pendency of a potential change of control which results in a change of control, he will be entitled to the following: (i) his annual bonus and any awarded discretionary bonus for the prior year, to the extent it has not already been paid to him; (ii) a pro-rata portion of his annual bonus for the year in which his employment is terminated, and in GLG’s discretion, a discretionary bonus for the year in which his employment is terminated; (iii) a payment equal to the lesser of (1) two times the average of Mr. San Miguel’s total compensation for 2007, 2008, and 2009, as set forth in the “Total” column of the Summary Compensation Table contained in GLG’s proxy statement for the 2010 Annual Meeting of Shareholders, as filed with the SEC, and (2) $5 million; (iv) two years of continued coverage under GLG’s health insurance plan; (v) immediate vesting of any outstanding equity incentive awards, including under the 2007 Long Term Incentive Plan; and (vi) payment or reimbursement for any federal excise tax imposed on any parachute payment under Section 4999 of the Internal Revenue Code and certain additional taxes imposed on or borne by the employee relating to certain change of control payments and related tax audit or litigation expenses.

Under Mr. San Miguel’s employment agreement, “change of control” and “potential change of control” have the same definitions as under Mr. Rojek’s employment agreement described above.

Simon White

On March 17, 2010, with effect from January 1, 2010, we entered into an amended and restated employment agreement with Mr. White. Mr. White’s employment agreement was further amended on May 16, 2010. Pursuant to his employment agreement with us, Mr. White served as our Chief Financial Officer from November 2, 2007 to March 18, 2008 and has served as our Chief Operating Officer since March 18, 2008. Under the terms of his employment agreement, Mr. White receives an annual salary of $500,000 and other benefits as set forth in the employment agreement, including reimbursement of reasonable business expenses. Mr. White is also eligible to receive a discretionary bonus and to receive equity incentive awards under the 2009 Long Term Incentive Plan.

Mr. White’s employment agreement has a term of one year and will automatically renew for additional one-year periods absent an election by Mr. White or GLG not to renew by written notice provided at least six months prior to the end of the term of the agreement or unless terminated earlier in accordance with the agreement. Mr. White’s employment agreement contains post-employment covenants related to confidentiality, non-competition, non-dealing and non-solicitation. His non-competition covenants extends for twelve months following termination of employment. His non-dealing and non-solicitation covenants covers clients, prospective clients, intermediaries, prospective intermediaries and employees, and extends for six to eighteen months following termination of employment.

In addition, Mr. White’s employment agreement provides that, in the event of the termination of his employment by GLG without cause upon six months written notice, Mr. White will be entitled to a severance payment equal to 50% of his annual base salary. Alternatively, in lieu of providing him with six months advance written notice, GLG may elect to terminate Mr. White’s employment without cause (as defined in the amendment) at any time and with immediate effect by paying Mr. White 100% of his annual base salary.

The amendment to Mr. White’s employment agreement provides that, in the event of a termination of his employment without cause or for good reason (as defined in the amendment) following a change of control (as described below), he will be entitled to a payment of $1.5 million (in lieu of any payments described in the preceding paragraph). The amendment to Mr. White’s employment agreement expires by its terms in the event a change of control does not occur before December 31, 2010.

Under Mr. White’s employment agreement, “change of control” has the same definition as under Mr. Rojek’s employment agreement described above, except that for purposes of Mr. White’s employment agreement, the date to determine the Incumbent Board is May 16, 2010.

Leslie J. Schreyer

On May 16, 2010, with effect from January 1, 2010, we entered into an amended and restated employment agreement with Leslie J. Schreyer. Pursuant to his employment agreement with us, Mr. Schreyer serves as an advisor to us and is employed by us on a part-time basis. Mr. Schreyer receives an annual base salary of $1.5 million, $500,000 of which is paid in monthly installments and the balance of which is paid in December of the calendar year in which the services are performed. Mr. Schreyer is also eligible for a discretionary bonus, to receive equity incentive awards under the 2009 Long Term Incentive Plan, and to receive other benefits as set forth in the employment agreement, including reimbursement of reasonable business expenses and eligibility to participate in employee benefit plans.

Mr. Schreyer’s employment agreement has a term of one year and will automatically renew for additional one-year periods unless terminated earlier in accordance with the agreement. Mr. Schreyer’s employment agreement provides that, in the event of his death or disability or the termination of his employment upon 90 days prior written notice (1) for any reason prior to a change of control and not during a potential change of control (each as described below), or (2) by GLG with cause or by Mr. Schreyer without good reason (each as defined in the employment agreement) following a change of control or during a potential change of control, Mr. Schreyer will be entitled to the following payments: (i) his monthly salary through the date of termination (and, to the extent it has not already been paid to him, for any prior year); (ii) a pro rata portion of his annual $1 million payment for the year in which his employment is terminated through the date of termination (and, to the extent it has not already been paid to him, for any prior year); and (iii) any awarded discretionary bonus for the prior year, to the extent it has not already been paid to him. Mr. Schreyer’s employment agreement contains post-employment covenants related to confidentiality and non-competition. His non-competition covenants extends for twelve months following termination of employment. Mr. Schreyer has also committed not to work on any matter that is adverse to us for three years following termination of employment and, as an attorney, he remains at all times subject to any applicable ethical rules or codes.

Mr. Schreyer’s employment agreement further provides that, in the event of a termination of Mr. Schreyer’s employment by GLG without cause or by Mr. Schreyer with good reason following a change of control or during a potential change of control, or in the event of a termination of Mr. Schreyer’s employment for death or disability within one year of a change of control or during the pendency of a potential change of control which results in a change of control, Mr. Schreyer will be entitled to the following: (i) his monthly salary through the date of termination (and, to the extent it has not already been paid to him, for any prior year); (ii) a pro rata portion of his annual $1 million payment for the year in which his employment is terminated through the date of termination (and, to the extent it has not already been paid to him, for any prior year); (iii) any awarded discretionary bonus for the prior year, to the extent it has not already been paid to him; (iv) in GLG’s discretion, a discretionary bonus for the year in which his employment is terminated; (v) a payment equal to the lesser of (1) two times Mr. Schreyer’s average annual compensation (as calculated under the employment agreement) for the five calendar years immediately preceding the year in which the change of control occurs, and (2) $4 million; (vi) two years of continued coverage under GLG’s health insurance plan; (vii) immediate vesting of any outstanding equity incentive awards, including under the 2007 Long Term Incentive Plan; and (viii) payment or reimbursement for any federal excise tax imposed on any parachute payment under Section 4999 of the Internal Revenue Code and certain additional taxes imposed on or borne by the employee relating to certain change of control payments and related tax audit or litigation expenses.

Mr. Schreyer is also trustee of the Gottesman GLG Trust and a partner of Chadbourne & Parke LLP, one of our principal outside law firms.

Under Mr. Schreyer’s employment agreement, “change of control” and “potential change of control” have the same definitions as under Mr. Rojek’s employment agreement described above.

Compensation Paid to Members of the Special Committee

Mr. Ian G. H. Ashken will receive $150,000 for his service as chairman of the special committee. Each of Messrs. James N. Hauslein and William P. Lauder will receive $75,000 for their service as members of the special committee.

Certain Business Relationships

In connection with GLG’s private placement of convertible notes in May 2009, GLG selectively approached potential investors through existing contacts and introductions by affiliates including its directors. Peter Weinberg, a director of GLG until May 11, 2009, offered for Perella Weinberg to help GLG place some of the convertible notes, and Perella Weinberg entered into a non-disclosure agreement with GLG in connection with receiving confidential offering materials of GLG. There was not, however, any formal engagement or engagement letter between GLG and Perella Weinberg, and ultimately Perella Weinberg did not place any of the convertible notes. In addition, during 2008 GLG consulted Perella Weinberg from time to time regarding potential acquisition candidates for GLG but did not engage or make any payment to Perella Weinberg in connection with such consultations.

Each of the Individual Principals and Mr. Weinberg was formerly employed by an affiliate of Goldman Sachs. Mr. Weinberg was elected a Partner at Goldman Sachs in 1992, founded the Financial Sponsors Group, headed Investment Banking Services and the Communications, Media and Telecom Group, co-headed the Global Investment Banking Division, and was Chief Executive Officer of Goldman Sachs International. Mr. Weinberg left Goldman Sachs in January 2006. Mr. Roman served as co-head of Worldwide Equity Derivatives at Goldman Sachs from 1996 to 2000. In 1998, Mr. Roman was elected a partner of Goldman Sachs after two years as a Managing Director. In 2003, Mr. Roman also became co-head of the European Equities Division and a member of the European Management Committee, a position he held until April 2005. Mr. Roman served as a co-head of Worldwide Global Securities Services of Goldman Sachs International Limited from 2000 to April 2005. Mr. Gottesman was an Executive Director of Goldman Sachs International prior to 1995, where he managed global equity portfolios in the private client group. Mr. Lagrange also worked at Goldman Sachs prior to 1995, where he managed global equity portfolios.

According to the Holdings Report on Form 13F filed with the SEC for the fiscal quarter ending March 31, 2010, Goldman Sachs Group and its affiliated institutional investment managers, including Goldman Sachs, collectively had investment discretion and sole voting power over 1,973,968 shares of our common stock and 28,918 of our publicly traded warrants and had investment discretion and no voting power over an additional 150,000 shares of our common stock as of March 31, 2010. These shares and warrants may be held by Goldman Sachs and its affiliates for their own account or for the accounts of their customers. In addition, Goldman Sachs affiliate initially held an aggregate loan commitment of $40 million under the credit agreement dated as of October 30, 2007 by and among GLG, its FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited subsidiaries, Citigroup Global Markets Inc., as book manager and arranger, Citicorp USA, Inc., as administrative agent, and the other lenders party thereto. The entire $40 million of the Goldman Sachs affiliate’s commitment was assigned to an affiliate of GLG on May 15, 2009 and to the knowledge of GLG none of Goldman Sachs or any of its affiliates has reacquired any interest in the credit facility.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger that are relevant to beneficial holders of GLG common stock whose shares will be converted to cash in the merger and who will not own (actually or constructively) any shares of GLG common stock after the merger. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial holders of GLG common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, existing, proposed, and temporary regulations promulgated under the Code, and rulings, administrative pronouncements, and judicial decisions as in effect on the date of this proxy statement, changes to which could materially affect the tax consequences described below and could be made on a retroactive basis. The discussion applies only to beneficial holders of GLG common stock in whose hands the shares are capital assets within the meaning of Section 1221 of the Code and may not apply to beneficial holders who acquired their shares pursuant to the exercise of stock options or other compensation arrangements with GLG or who hold their shares as part of a hedge, straddle, conversion or other risk reduction transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, former citizens or long-term residents of the United States, S corporations, partnerships and investors in S corporations and partnerships, and taxpayers subject to the alternative minimum tax). In addition, this discussion does not consider the effect of any state, local, or foreign tax laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of GLG common stock that is, for U.S. federal income tax purposes, any of the following:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in or under the laws of the United States or of any state (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of GLG common stock that is not a U.S. holder.

Characterization of the Merger

For U.S. federal income tax purposes, the merger of Merger Sub into GLG will be treated as a taxable purchase by Man of the shares of GLG common stock from holders.

U.S. Holders

The receipt of cash in exchange for GLG common stock pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. In general, subject to the discussion in the next paragraph, a U.S. holder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one year at the time of consummation of the merger. The maximum federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law. Deduction of capital losses may be subject to certain limitations.

Holders will receive in the merger an amount of cash per share of GLG common stock that exceeds the value of the Man ordinary shares per share of GLG common stock that the Selling Stockholders will receive in the share exchange. It is possible that the Internal Revenue Service could seek to treat such excess per-share consideration as being constructively paid to the Selling Stockholders who then constructively pay such excess per-share consideration to the holders in exchange for their consent to the merger. If the Internal Revenue Service successfully asserted such position, the Internal Revenue Service might seek to rely on the reasoning of Rev. Rul. 73-233, 1973-1 C.B. 179 in asserting that such excess per-share consideration is taxable to U.S. holders receiving cash in the merger as ordinary income rather than as described in the preceding paragraph. Under Rev.

Rul. 73-233, 1973-1 C.B. 179, the determination of whether there has been such a taxable payment is based on the facts and circumstances relating to the merger transaction. GLG believes that the facts in the 1973 revenue ruling are materially different than the applicable facts here. GLG intends to treat the entire amount of per share consideration as received by the holders in exchange for the shares of GLG common stock, giving rise to the U.S. federal income tax consequences described in the preceding paragraph. Holders are encouraged to review the validity of the ruling and its application in this situation with their tax advisors.

Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain recognized pursuant to the merger unless one of the following applies:

•	The gain is effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States and, if a tax treaty applies, the gain is attributable to a non-U.S. holder’s U.S. permanent establishment. In such case, the non-U.S. holder will, unless an applicable tax treaty provides otherwise, generally be taxed on its net gain derived from the merger at regular graduated U.S. federal income tax rates, and in the case of a foreign corporation, may also be subject to the branch profits tax; or

•	A non-U.S. holder who is an individual holds GLG common stock as a capital asset, is present in the United States for 183 or more days in the taxable year of the merger, and certain other conditions are met. In such a case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by certain U.S. capital losses.

Information Reporting and Backup Withholding

Cash payments made pursuant to the merger will be reported to the recipients and the Internal Revenue Service to the extent required by the Code and applicable U.S. Treasury Regulations. In addition, certain non-corporate beneficial owners may be subject to backup withholding at a 28% rate on cash payments received in connection with the merger. Backup withholding will not apply, however, to a beneficial owner who (a) furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the Form W-9 or successor form, (b) provides a certification of foreign status on Form W-8 or successor form or (c) is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Tax Consequences to GLG, Man, Holdco, Merger Sub, the Selling Stockholders and TOMS

None of GLG, Man, Holdco or Merger Sub will recognize any gain or loss for U.S. federal income tax purposes as a result of the merger.

For U.S. federal income tax purposes, the receipt of ordinary shares of Man by the Selling Stockholders in exchange for shares of our common stock pursuant to the share exchange agreement (and the receipt of cash by TOMS if it converts convertible notes into shares of our common stock prior to the merger) will be a taxable transaction even though the Selling Stockholders are receiving ordinary shares of Man instead of cash. The U.S. federal income tax treatment to the Selling Stockholders and TOMS generally follows that described above under the heading “Material United States Federal Income Tax Consequences of the Merger”, and instead of actually receiving cash in the share exchange, a Selling Stockholder is effectively treated as receiving cash in an amount equal to the fair market value of Man shares received.

The discussion set forth above is included for general information only. Each beneficial owner of shares of GLG common stock should consult his, her or its own tax advisor with respect to the specific tax consequences of the merger to him, her or it, including the application and effect of state, local and foreign tax laws.

Fees and Expenses of the Merger

Except as described below, under the merger agreement, each of the parties will bear all fees and expenses that it incurs in connection with the merger and the merger agreement, whether or not the transaction is consummated.

We estimate that we will incur, and will be responsible for paying, transaction-related fees and expenses, including financial, legal, accounting and other advisory fees, SEC filing fees and other related charges for both GLG and the special committee, totaling approximately $18.5 million. This amount includes the following estimated fees and expenses:

Description	Amount to be Paid

SEC filing fee	$102,704
Printing, proxy solicitation and mailing expenses	1,100,000
Legal, accounting and other advisory fees	7,900,000
Financial advisor fees	9,000,000
Miscellaneous	397,296

Total	$18,500,000

Under certain circumstances, Man has agreed to pay us for our reasonable documented out-of-pocket fees and expenses incurred in connection with the merger agreement up to $15 million in the aggregate. See “The Merger Agreement — Termination Fees and Expense Reimbursement”.

In addition, it is expected that Man, Holdco and Merger Sub will incur approximately $24.4 million of transaction-related fees and expenses, including financial, legal and other advisory fees. If the merger agreement is terminated under certain circumstances, described under “The Merger Agreement — Termination Fees and Expense Reimbursement”, we have agreed to pay Man for its reasonable documented out-of-pocket fees and expenses incurred in connection with the merger agreement up to $15 million in the aggregate.

Provisions for the Unaffiliated Stockholders

No provision has been made to grant GLG’s unaffiliated stockholders access to the files of GLG, Man, Holdco Merger Sub or the Selling Stockholders or to obtain counsel or appraisal services at the expense of any of the foregoing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this proxy statement contains and incorporates by reference statements relating to our future results (including certain projections and business trends) that are “forward-looking statements”. Our actual results may differ materially from those projected as a result of certain risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained and incorporated by reference in this proxy statement are based on our expectations and beliefs as of the date of these statements concerning future developments and their potential effects on us and speak only as of the date of such statement. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, Part II, Item 1A, “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 and the following:

•	failure to satisfy the conditions of the pending merger, including failure to obtain the required approvals of GLG’s and Man’s stockholders by the requisite vote, including the Minority Stockholder Approval;

•	the costs and expenses associated with the pending merger;

•	contractual restrictions on the conduct of our business included in the merger agreement;

•	the potential loss of key personnel, disruption of our business or any impact on our relationships with third parties as a result of the pending merger;

•	any delay in consummating the proposed merger or the failure to consummate the transaction;

•	the outcome of, or expenses associated with, any litigation which may arise in connection with the pending merger, including the purported class action suits filed to date;

•	the volatility in the financial markets;

•	our financial performance;

•	market conditions for the investment funds and managed accounts we manage;

•	performance of the investment funds and managed accounts we manage, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows;

•	the impact of net inflows on our mix of assets under management and the associated impacts on revenues;

•	the cost of retaining our key investment and other personnel or the loss of such key personnel;

•	risks associated with the expansion of our business in size and geographically;

•	operational risk, including counterparty risk;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

•	risks associated with the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations,

as well as other risks and uncertainties, including those set forth herein and those detailed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings. These forward-looking statements are made only as of their respective dates, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except that, as required by Rule 13e-3(d)(2) or otherwise required by law, we will amend this proxy statement to reflect any material changes to the forward looking information included in this proxy statement.

THE SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors in connection with the special meeting of our stockholders.

Date, Time and Place of the Special Meeting

We will hold the special meeting at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, at 10:00 a.m., local time, on September   , 2010.

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock and Series A voting preferred stock to (i) approve the Merger Proposal, and (ii) approve the Adjournment Proposal.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock and Series A voting preferred stock at the close of business on August   , 2010, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, there were 251,202,732 shares of our common stock and 58,904,993 shares of our Series A voting preferred stock issued and outstanding. Each holder of shares of common stock is entitled to one (1) vote per share and each holder of shares of our Series A voting preferred stock is entitled to one (1) vote per share on each proposal presented in this proxy statement.

The presence in person or by proxy of a majority of the combined shares of our common stock and Series A voting preferred stock outstanding on the record date is required for a quorum. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” a matter are treated as being present at the special meeting for purposes of establishing a quorum. In the event that there are not sufficient shares present for a quorum, the special meeting may be adjourned in order to permit further solicitation of proxies. However, the presence in person or by proxy of the Selling Stockholders and our other directors and executive officers, who collectively hold approximately 51.5% of the combined shares of our common stock and Series A voting preferred stock as of the record date for the special meeting (the “voting stock”), will assure that a quorum is present at the meeting.

Voting of Proxies

You may vote using one of the following methods if you hold your shares in your own name as stockholder of record:

•	Internet. You may submit a proxy to vote on the Internet up until 11:59 p.m. Eastern Time on September , 2010 by going to the website for Internet voting on your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

•	Telephone. You may submit a proxy to vote by telephone by calling the toll-free telephone number on your proxy card, 24 hours a day and up until 11:59 p.m. Eastern Time on September , 2010, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

•	Mail. You may submit a proxy to vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided, or to GLG Partners, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 as long as your proxy card is received by September , 2010. If you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

•	In Person. You may vote your shares in person by attending the special meeting and submitting your vote at the meeting.

For stockholders of record, an executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for approval of the Merger Proposal and will disqualify the stockholder submitting that proxy from demanding appraisal rights. If you do not return your proxy card, provide voting instructions via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” approval of the Merger Proposal.

If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We urge you to instruct your broker, bank or other nominee how to vote your shares by following those instructions. The broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker may not vote your shares with respect to any of the proposals. If you plan to attend the special meeting, you will need a proxy from your broker, bank or nominee in order to be given a ballot to vote the shares.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in street name will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your broker, bank or other nominee to vote your shares.

For stockholders who hold in “street name”, if you do not return your broker’s, bank’s or other nominee’s voting form, provide voting instructions via the Internet or telephone through your broker, bank or other nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, it will have the same effect as if you voted “AGAINST” approval of the Merger Proposal.

Revocability of Proxies

For stockholders of record, whether you submit a proxy to vote via the Internet, by telephone or by mail, you may revoke your proxy at any time before it is voted at the special meeting by:

•	delivering a written notice of revocation to the Secretary of GLG;

•	casting a later vote using the Internet or telephone voting procedures;

•	submitting a properly signed proxy card with a later date; or

•	voting in person at the special meeting.

If your shares are held in “street name”, you must contact your broker, bank or other nominee to revoke your proxy. Your proxy is not revoked simply because you attend the special meeting.

Attendance at the Special Meeting

Admission to the meeting is limited to stockholders and their proxies and seating will be limited. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Please note that if you hold your shares through a broker, bank or other nominee in “street name”, you will need to provide a copy of a brokerage or bank statement reflecting your stock ownership as of the record date to be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Solicitation of Proxies

This proxy solicitation is being made and paid for by GLG on behalf of its board of directors. In addition, we have retained Morrow to assist in the solicitation. We will pay Morrow $10,000 plus out-of-pocket expenses for its assistance. Our directors, executive officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of electronic communication. These persons will not be paid additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify Morrow against any losses arising out of that firm’s proxy soliciting services on our behalf.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement.

ADOPTION OF THE MERGER AGREEMENT

Proposal

You are being asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of May 17, 2010 among GLG, Man and Merger Sub. If the merger is completed, GLG’s stockholders (other than parties to the Share Exchange Agreement (with respect to the Subject Shares), Man and its subsidiaries, GLG and certain of its subsidiaries, stockholders who properly exercise and perfect their appraisal rights under Delaware law, and holders of restricted shares and other awards to receive shares of our common stock under our stock incentive plans) will have the right to receive, for each share of our common stock they hold at the time of the merger, $4.50 in cash.

GLG Partners, Inc., a Delaware corporation, is a global asset management company offering its clients a wide range of performance-oriented investment products and managed account services. GLG’s primary business is to provide investment management advisory services for various investment funds and companies.

Man Group plc, a public limited company existing under the laws of England and Wales, is a leading alternative investment management business delivering a comprehensive range of innovative guaranteed and open-ended products and tailor-made solutions to private and institutional investors globally.

Escalator Sub 1 Inc., which we refer to as “Merger Sub”, is a Delaware corporation and wholly owned subsidiary of Man Principal Strategies Holdings LLC, which we refer to as “Holdco”. Holdco is a Delaware limited liability company and wholly owned subsidiary of Man. Holdco was formed solely for the purpose of owning Merger Sub. Merger Sub was formed solely for the purpose of entering into the merger agreement described below and consummating the transactions contemplated by the merger agreement.

Vote Required

The approval of the Merger Proposal will require the affirmative vote of:

(i) the holders of a majority of GLG’s outstanding shares of voting stock voting as a single class, which vote we refer to as the “Statutory Stockholder Approval”; and

(ii) the holders of a majority of GLG’s outstanding shares of common stock, other than shares of common stock held by:

•	the Selling Stockholders;

•	Man and its affiliates;

•	GLG and its affiliates (other than directors on the special committee); and

•	employees of GLG.

We refer to the vote described in clause (ii) as the “Minority Stockholder Approval”.

Obtaining the Statutory Stockholder Approval and the Minority Stockholder Approval are conditions to the completion of the merger and the failure to satisfy such conditions cannot be waived.

Abstentions, failures to vote and broker non-votes in the case of both the Statutory Stockholder Approval and the Minority Stockholder Approval will have the same effect as votes against the approval of the Merger Proposal.

As of August   , 2010, the record date for the special meeting, our directors and executive officers had the right to vote, in the aggregate, 87,044,209 shares of our common stock and 58,904,993 shares of our Series A voting preferred stock, which represented approximately 47.0% of the outstanding shares of our voting stock on the record date for the meeting. Pursuant to the terms of the voting and support agreement, the Selling Stockholders and TOMS have agreed to vote their shares of common stock and Series A voting preferred stock “FOR” the approval of the Merger Proposal and “FOR” the Adjournment Proposal. Our other directors and executive officers have informed us that they intend to vote all of their shares of common stock “FOR” the approval of the Merger Proposal and “FOR” the Adjournment Proposal. Because the Selling Stockholders, TOMS and our other directors and executive officers collectively hold approximately 51.5% of our voting stock as of the record date for the special meeting, we expect that the Statutory Stockholder Approval will be obtained.

Rights of Stockholders Who Object to the Merger

Our stockholders are entitled to appraisal rights under Section 262 of the DGCL in connection with the merger. This means that if you properly perfect your demand for appraisal under Delaware law you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

In order to exercise your appraisal rights, you must (i) submit a written demand to GLG for an appraisal prior to the stockholder vote on the merger agreement, (ii) not vote in favor of adoption of the merger agreement, nor consent thereto in writing, (iii) continue to hold your shares until the consummation of the merger and (iv) comply with other Delaware law procedures explained in the proxy statement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Appraisal Rights” and the text of the Delaware appraisal rights statute reproduced in its entirety as Appendix F.

Recommendation of the Board

The special committee has unanimously recommended that the board of directors (i) determine it was in the best interests of GLG and its stockholders for GLG to enter into the merger agreement, (ii) authorize and approve the execution, delivery and performance by GLG of the merger agreement (subject to the Minority Stockholder Approval), (iii) waive the restrictions on transfer applicable to shares of GLG capital stock held by the Selling Stockholders under the GLG Shareholders Agreement, as requested by the Selling Stockholders, (iv) approve the share exchange agreement and the consummation of the transactions contemplated thereby, (v) submit the adoption of the merger agreement to a vote at a special meeting of GLG stockholders called for that purpose, and (vi) recommend that stockholders of GLG vote to adopt the merger agreement at the special meeting.

THE BOARD OF DIRECTORS, ACTING UPON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE MERGER PROPOSAL.

THE MERGER AGREEMENT

The following is a summary of the material terms and provisions of the merger agreement, but does not purport to describe all of the terms and provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement for a more complete description of the terms and conditions of the merger.

The merger agreement and this summary of its terms and provisions have been included to provide you with information regarding the terms and provisions of the merger agreement. The representations and warranties made in the merger agreement may not accurately characterize the current actual state of facts with respect to us, Man or Merger Sub because they were made only for purposes of the merger agreement and as of the specific dates set forth therein and may be subject to important exceptions, qualifications, limitations and supplemental information agreed upon by the contracting parties, including being qualified by disclosures made in confidential disclosure schedules delivered by the contracting parties in connection with negotiating the merger agreement. Moreover, some of those representations and warranties may have been used for the purposes of allocating contractual risk among the parties to the merger agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to public filings made with the SEC. Factual disclosures about us, Man or Merger Sub contained in this proxy statement or in our public reports filed with the SEC may supplement, update or modify the factual disclosures about us, Man or Merger Sub contained in the merger agreement.

The Merger

Under the merger agreement, Merger Sub, a wholly owned subsidiary of Holdco, and, indirectly, a wholly owned subsidiary of Man, will merge with and into us. After the merger, the separate corporate existence of Merger Sub will cease, and we will continue as the surviving corporation and a wholly owned subsidiary of Holdco, and, indirectly, a wholly owned subsidiary of Man.

At the effective time of the merger, our certificate of incorporation and our bylaws in effect immediately prior to the effective time of the merger will be amended and restated at and as of the effective time as to be in the forms attached as exhibits to the merger agreement and will be the certificate of incorporation and the bylaws, respectively, of the surviving corporation, until amended as provided therein or by applicable law.

Following the merger, the directors of Merger Sub will be the directors of the surviving corporation, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. Prior to the closing date, all of our directors will resign from our board of directors, effective no later than the effective time of the merger. Following the merger, our officers will be the initial officers of the surviving corporation, until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Effective Time

The merger will be effective at the time, which we refer to as the “effective time”, when the certificate of merger is filed with the Secretary of State of the State of Delaware (or at such later time as is agreed upon by the parties to the merger agreement and specified in the certificate of merger). The closing of the merger will take place no later than the third business day after the satisfaction or waiver (to the extent permitted) of all closing conditions stated in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted) of such conditions), but immediately after the consummation of the transactions set forth in the share exchange agreement, which we refer to as the “share exchange transactions”, or as otherwise agreed in writing by the parties.

From and after the effective time, the merger will have the effects set forth in the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. Notwithstanding the foregoing, at the effective time, all of our properties, rights, privileges, powers and franchises will vest in the surviving corporation and all of the debts, liabilities and duties of us and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

Merger Consideration

Other than the excluded shares described below, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be converted at the effective time of the merger into the right to receive $4.50 in cash, without interest, which we refer to as the “merger consideration”. At the effective time of the merger, all shares of our common stock will be automatically cancelled and shall cease to exist, and each holder of a stock certificate or book-entry shares will cease to have any rights with respect to such shares, except for the right to receive the merger consideration to be paid with respect to surrender of such stock certificate or book-entry shares. At the effective time of the merger, each issued and outstanding share of capital stock of Merger Sub will be converted into and become one validly issued, fully paid and non-assessable share of common stock of the surviving corporation.

The following shares will be excluded shares and will receive the following treatment in the merger:

•	shares owned by Man or Merger Sub (including the shares acquired from the Selling Stockholders in the share exchange), us (including treasury shares) or certain of our wholly owned subsidiaries will be automatically cancelled without payment of any consideration;

•	shares of our preferred stock will be automatically cancelled without payment of any consideration;

•	shares held by any of our stockholders who did not vote in favor of the merger and are entitled to and who have properly exercised and not withdrawn a demand for, or lost their right to, appraisal rights under the DGCL will have the right to receive the payment described under “— Appraisal Rights” below; and

•	restricted shares issued under our stock and incentive plans, and other awards under our stock and incentive plans representing a right to receive shares of our common stock upon satisfaction of vesting conditions, will have the treatments described under “— Treatment of Equity Awards” below.

If we change the number of shares of our common stock issued and outstanding prior to the effective time of the merger as a result of a stock dividend, stock split, reclassification, combination, exchange of shares or similar transaction, the merger consideration will be appropriately adjusted to reflect the change.

Payment and Exchange Procedures

Man will select a bank or trust company (reasonably acceptable to us) as agent to receive the aggregate merger consideration for the benefit of the holders of shares of our common stock converted at the effective time into the right to receive merger consideration. At the effective time of the merger, Man will deposit with the agent an amount in cash equal to the aggregate merger consideration. The agent shall invest such cash as directed by Man, subject to certain limitations, and any net profit resulting from, or interest or income produced by, such deposited amounts will be payable to Man or as Man otherwise directs.

Promptly after the effective time of the merger, Man and the surviving corporation will cause the agent to mail to each holder of our common stock of record entitled to receive merger consideration a letter of transmittal and instructions advising how to surrender or exchange stock certificates or book-entry shares for the merger consideration.

Upon surrender of a stock certificate or delivery of an “agent’s message” in the case of book-entry shares to the agent in accordance with the terms of the letter of transmittal, together with a signed letter of transmittal, and any other documents specified in the letter of transmittal, the holder of the stock certificate or book-entry shares will receive in exchange a cash amount for each share surrendered equal to the merger consideration. The agent will reduce the amount of any merger consideration paid to the holder by any applicable withholding taxes and no interest will be paid or accrued with respect to the merger consideration. The stock certificate or book-entry shares so surrendered will be cancelled. Until surrendered, each stock certificate will only represent after the effective time the right to receive merger consideration, without interest.

In the event of a transfer of ownership of shares that is not registered in our transfer records, payment may be issued to the transferee only upon surrender of the stock certificate formerly representing such shares to the agent, accompanied by all documents evidencing the transfer and evidencing to the reasonable satisfaction of the agent and the surviving corporation that any applicable transfer and other taxes have been paid or are not applicable.

At close of business on the day of the effective time of the merger, we will close our stock transfer books. After that time, there will be no further transfer of shares of our common stock that were outstanding immediately prior to the effective time of the merger.

If a stock certificate has been lost, stolen or destroyed, the agent will deliver the merger consideration in exchange for the lost, stolen or destroyed stock certificate only upon the making of an affidavit of loss and, if required by Man, the posting of a bond, in such a reasonable amount as Man may direct, as indemnity against any claim that may be made against Man with respect to the lost, stolen or destroyed stock certificate.

Any cash deposited with the agent (including the proceeds of any investments thereof and any amount of additional consideration deposited) that remains unclaimed one year after the closing date will be delivered to the surviving corporation or Man at the request of either of them. Subject to any applicable unclaimed property laws, after that time, any holder of shares will be entitled to look only to the surviving corporation for payment of the merger consideration upon surrender of its stock certificates. If any amounts remain unclaimed by such holders at the time at which such amounts would otherwise escheat to or become property of a governmental authority, those amounts will become the property of Man, free and clear of all claims of interest, to the extent permitted by law.

Appraisal Rights

Shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by any stockholder who did not vote in favor of the merger (or consent thereto in writing) and has perfected a demand for appraisal rights with respect to such shares will not be converted into the right to receive the merger consideration. Instead, such stockholder will only be entitled to payment of the appraised value of such shares in accordance with the DGCL. At the effective time of the merger, all such shares will automatically be cancelled and will cease to exist or be outstanding, and each holder will cease to have any rights with respect to the shares, except for rights granted under Section 262 of the DGCL. In the event a stockholder fails to perfect or effectively withdraws or loses the right to appraisal under the DGCL, then the rights of such holder will be deemed to have been converted into the right to receive, at the effective time of the merger, the merger consideration described above. We have agreed to provide Man with notice of any demands for appraisal rights or attempted withdrawals of such demands, and Man has the right to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. We may not, without Man’s prior written consent, voluntarily make any payment with respect to, or settle or offer to settle, any demands for payment, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights. If any portion of the merger consideration was set aside with the agent to pay for shares of our common stock, and appraisal rights are perfected with respect to those shares, such merger consideration will be returned to Man upon its request.

These rights in general are discussed more fully under “Appraisal Rights” below.

Treatment of Equity Awards

Immediately prior to the effective time, each issued and outstanding share of restricted common stock issued under our stock and incentive plans will be converted into the right to receive from the surviving corporation an amount in cash equal to the merger consideration, the receipt of which will be (except in the case of restricted shares held by our non-employee directors where such vesting will be accelerated to the effective time) subject to the same vesting terms and conditions and other rights and restrictions that were applicable to such shares of restricted common stock prior to the effective time. As of the effective time of the merger and upon the conversion described above, all shares of restricted common stock will be automatically cancelled and will cease to exist, and each holder of certificated or book-entry shares will cease to have any rights with respect to such shares, except for the right to receive the merger consideration to be paid with respect to such shares, subject to the applicable vesting conditions. In addition, the vesting of cash awards may be accelerated to the effective time in an amount sufficient to pay the income tax and/or employee national insurance contributions liability that arises as a result of the merger for U.K. employees.

At the effective time, each outstanding award under our stock and incentive plans representing a right to receive shares of common stock (other than shares of restricted common stock described above) subject to vesting conditions will be assumed by the surviving corporation, subject to the same vesting and other terms and conditions that were applicable to the stock rights immediately prior to the effective time. These stock rights will be settled in ordinary shares of Man, in an amount equal to the number of shares underlying such stock rights multiplied by the exchange ratio set forth in the share exchange agreement. However, if our representation in the merger agreement that each holder of such stock rights is a non-U.S. resident is not correct, or if the assumption of the stock rights by the surviving corporation is prohibited by applicable securities laws, the stock rights will be converted at the effective time into a right to receive an amount in cash equal to the merger consideration, multiplied by the number of shares covered by such stock rights. In either case, the ordinary shares of Man or the cash amount will be subject to the same vesting and other terms and conditions that were applicable to the stock rights prior to the effective time.

We have agreed to take all actions necessary to ensure that we will not, at the effective time, be bound by any options, stock appreciation rights, restricted stock rights, restricted stock units, phantom equity awards, warrants or other rights agreements (other than the shares of restricted common stock and stock rights described above) which would entitle any third party other than Man and its subsidiaries to own any equity interest in the surviving corporation or to receive any payment in respect thereof.

Representations and Warranties

The merger agreement contains representations and warranties made by us to and for the benefit of Man and Merger Sub and by Man and Merger Sub to and for our benefit. The assertions embodied in those representations and warranties may be qualified by disclosures in our SEC documents filed with the SEC from and after March 2, 2009 but prior to May 17, 2010 (but excluding certain risk factor disclosures or other forward-looking statements) and information contained in confidential disclosure schedules provided by the parties in connection with signing the merger agreement that modify, qualify and create exceptions to the representations and warranties contained in the merger agreement.

We make various representations and warranties in the merger agreement that are subject, in some cases, to exceptions and qualifications (including exceptions that would not reasonably be expected to constitute a Company Material Adverse Effect) as defined under “— Definition of Company Material Adverse Effect” below. Our representations and warranties relate to, among other things:

•	due organization, corporate power to own and lease properties and assets and to carry on our business as presently conducted, good standing, and qualification;

•	our capitalization and certain related matters;

•	our corporate authority to enter into, and carry out the obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement and voting and support agreement, and enforceability of the merger agreement;

•	board of directors and special committee approvals and recommendations of the merger agreement, and approvals of the voting and support agreement and the share exchange agreement;

•	the absence of violations of, conflicts with, or defaults under, our organizational documents or those of our subsidiaries, applicable laws and other contracts as a result of the merger transaction and the share exchange transactions;

•	required regulatory filings and the absence of other required governmental consents and approvals;

•	the accuracy of information supplied by us for the proxy statement or proxy solicitation materials, or supplied by us to Man for its shareholder circular or prospectus;

•	the absence of brokers’ and finders’ fees in connection with the merger transaction, other than those of certain specified financial advisors;

•	receipt by the special committee and our board of directors of fairness opinions of their separate financial advisors;

•	our ownership of the capital stock or other equity interests in our subsidiaries, the capitalization of our subsidiaries, and the qualification and good standing of our subsidiaries;

•	our filings with the SEC, our financial statements, the absence of certain undisclosed liabilities, and our maintenance of disclosure controls and procedures;

•	the conduct of our business (including of our subsidiaries) in the ordinary course of business consistent with past practice since March 31, 2010;

•	the absence of any change, development, occurrence, event or state of facts since March 31, 2010 that constitutes a Company Material Adverse Effect;

•	litigation and other legal proceedings;

•	compliance by us, our subsidiaries and funds managed by us or our subsidiaries, with laws and compliance with, and adequacy of, permits and other registrations, certifications and approvals;

•	material contracts and restrictive contracts;

•	tax matters;

•	employee benefits and labor matters;

•	intellectual property matters;

•	title to properties and assets;

•	insurance policies;

•	funds managed by us or our subsidiaries, and our compliance with applicable laws and our performance with respect to the management of the funds;

•	environmental matters; and

•	the absence of representations and warranties by us other than our representations and warranties contained in the merger agreement, and no liability with respect to financial projections, forecasts, estimates, budgets or prospect information, or information presented to Man, Merger Sub or their affiliates in the course of due diligence and negotiation of the merger agreement.

The merger agreement also contains various representations and warranties made by Man and Merger Sub that are subject, in some cases, to exceptions and qualifications. The representations and warranties of Man and Merger Sub relate to, among other things:

•	their due organization, good standing and qualification;

•	Man’s ownership of Merger Sub and the formation purpose and business activities of Merger Sub;

•	their corporate authority to enter into, and carry out the obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement and voting and support agreement, and enforceability of the merger agreement;

•	the absence of violations of, conflicts with, or defaults under, their organizational documents, applicable law and other contracts as a result of the merger transaction and the share exchange transactions;

•	required regulatory filings and the absence of other required governmental consents and approvals;

•	the accuracy of information they supplied us for the proxy statement or proxy solicitation materials, or supplied by them for their shareholder circular or prospectus;

•	the absence of brokers’ and finders’ fees in connection with the merger transaction, other than those previously paid by Man or Merger Sub;

•	the sufficiency of funds to pay the aggregate merger consideration and other fees and expenses required to be paid by them in accordance with the merger transaction and the share exchange transactions;

•	the absence of their ownership of any of our capital stock;

•	litigation and other legal proceedings;

•	contracts and arrangements between them and any of our directors or major stockholders; and

•	the absence of representations and warranties by Man other than its representations and warranties contained in the merger agreement, and no liability with respect to financial projections, forecasts, estimates, budgets or prospect information, or information presented to us, our subsidiaries or affiliates in the course of due diligence and negotiation of the merger agreement.

The representations and warranties of the parties will not survive consummation of the merger.

Definition of Company Material Adverse Effect

Many of the representations and warranties made by us in the merger agreement and certain conditions to performance by Man and Merger Sub of their obligations under the merger agreement are qualified by reference to whether the item in question would constitute a “Company Material Adverse Effect”. The merger agreement provides that a “Company Material Adverse Effect” means, with respect to us, any change, development, occurrence, event or state of facts that is, or would reasonably be expected to be, materially adverse to the financial condition, assets, liabilities, business or results of operations of us and our subsidiaries, taken as a whole. However, none of the following will constitute a Company Material Adverse Effect:

•	any change in the United States or European economy, financial markets, political or regulatory conditions generally;

•	any change, development, occurrence or event generally affecting the alternative investment management industry in Europe;

•	the negotiation, execution or announcement of the transactions contemplated by the merger agreement, the voting and support agreement and the share exchange agreement, or any changes, developments, occurrences, events or states of fact arising therefrom;

•	any change in applicable laws, generally accepted accounting principals or accounting standards, or any change in general legal, regulatory or political conditions;

•	any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement;

•	any actions taken by us or our subsidiaries required by the merger agreement or taken with Man’s written consent; and

•	any decline in the market price, or change in trading volume, of our capital stock, or any failure to meet internal or publicly announced revenue or earnings projections.

The first, second, fourth and fifth bullets above may constitute, and may be taken into account in determining the occurrence or expected occurrence of, a Company Material Adverse Effect, to the extent they adversely affect us or our subsidiaries taken as a whole in a disproportionate manner relative to other participants in the alternative investment management industry in Europe.

The third bullet above does not apply to our representations and warranties with respect to: the absence of conflicts with organizational documents, applicable laws and contracts; regulatory filings, consents and government approvals; and material contracts; and it does not apply to Man’s representations and warranties with respect to the absence of conflicts with organizational documents, applicable laws and contracts.

With respect to the last bullet above, any such decline, change or failure will not prevent a determination that the underlying cause of the decline, change or failure is a Company Material Adverse Effect.

Stockholders’ Meeting and Man Shareholders’ Meeting

We have agreed to take all reasonable action to call, give notice of, convene and hold a special meeting of our stockholders as promptly as practicable after the execution of the merger agreement to adopt the merger agreement. We have agreed, through our board of directors, to recommend to our stockholders that they adopt the merger agreement, and to include the recommendation of our board of directors in the proxy statement.

We have agreed to prepare and file with the SEC a preliminary proxy statement with respect to the stockholders’ meeting and, subject to the right of board of directors to change its recommendation as defined below, to include in such proxy statement the recommendation of our board of directors that our stockholders adopt the merger agreement. We have agreed to respond to any comments of the SEC as promptly as practicable, to mail the proxy statement to our stockholders as promptly as practicable after it has been cleared by the SEC for mailing, and to notify Man of any comments or any correspondence with the SEC. We have agreed to supplement or amend the proxy statement when a supplement or amendment is needed to make the proxy statement not misleading.

Man has agreed to prepare and file with the United Kingdom Financial Services Authority a shareholder circular, and a prospectus in connection with the ordinary shares of Man to be issued in connection with the share exchange agreement. The shareholder circular will include a recommendation by the Man Board that the shareholders of Man approve the merger agreement, the share exchange agreement and the voting and support agreement and, in the case of each agreement, the transactions contemplated thereby, provided that to do so is not inconsistent with the fiduciary duties to Man of its board of directors under applicable law (as reasonably determined by such board of directors in good faith after consultation with outside legal counsel). Man has agreed to call and hold a meeting of its shareholders to approve the merger agreement, the share exchange agreement and the voting and support agreement and, in the case of each agreement, the transactions contemplated thereby.

Restrictions on Solicitations of Other Offers

We have agreed not to, and to cause our subsidiaries not to, and to not authorize or permit our or our subsidiaries’ officers, directors, employees, financial advisors, investment bankers, agents and representatives (which we refer to collectively as “representatives”) to, directly or indirectly, solicit, facilitate or encourage the making of an alternative takeover proposal relating to, in a single transaction or series of related transactions, any (a) acquisition of 15% or more of our consolidated assets or to which 15% or more of our revenues or earnings on a consolidated basis are attributable, (b) acquisition of beneficial ownership of 15% or more of our outstanding common stock or any other class of our equity securities, (c) tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of our outstanding common stock or (d) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us (in each case, other than the merger agreement, the transactions contemplated by the merger agreement, the voting and support agreement and the share exchange transaction), or engage in any negotiations or discussions with any third party regarding such a takeover proposal.

However, if prior to the adoption of the merger agreement by our stockholders, we or our subsidiaries or our representatives receive an unsolicited takeover proposal that does not involve a breach of the merger agreement or any “standstill” agreement, and our board of directors (or any authorized committee thereof) reasonably determines in good faith (after consultation with outside legal counsel and an outside financial advisor) that such takeover proposal constitutes or is reasonably likely to lead to a “superior proposal” (described below) and its failure to take action would be inconsistent with its fiduciary duties to our stockholders under applicable law, then we may engage in discussions and negotiations regarding such takeover proposal, provided, among other things, that we notify Man, enter into a confidentiality agreement with the third party making the takeover proposal (which confidentiality agreement must allow for us to comply with our obligations described under this section), and concurrently provide to Man any non-public information with respect to us and our subsidiaries that we provide to such third party which was not previously provided to Man or its representatives.

A “superior proposal” means any bona fide written offer made to us by a third-party entered into after the date of the merger agreement not involving a breach of the merger agreement or any “standstill” agreement, to acquire, directly or indirectly, more than 50% of our equity securities or all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis, which offer is on terms and conditions which our board of directors or any authorized committee thereof reasonably determines in good faith, after consultation with outside legal counsel and an outside financial advisor, to be more favorable from a financial point of view to the holders of our common stock (in their capacity as such) than the merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation thereof based upon, among other things, the availability of financing and the expectation of obtaining required approvals) and the merger agreement (including any changes to the terms of the merger agreement committed to by Man to us in writing).

Restrictions on Change of Recommendation to Stockholders

Our board of directors has (upon the unanimous recommendation of the special committee) unanimously resolved to recommend that our stockholders adopt the merger agreement.

We have agreed that our board of directors (or a committee thereof) may not, except under certain circumstances set forth below, (a) withdraw, qualify or change (or publicly propose to withdraw, qualify or change), in a manner adverse to Man, our board’s recommendation that our stockholders adopt the merger agreement, (b) approve or recommend a takeover proposal or an indication of interest, (c) authorize us or any of our subsidiaries to enter into any merger, acquisition, share exchange or other agreement (other than a confidentiality agreement) with respect to a takeover proposal, or (d) authorize or take any action to make any applicable anti-takeover law inapplicable to any transaction contemplated by a takeover proposal, or release any third party from, waive, terminate or fail to enforce any “standstill” or similar obligation of any third party. We refer to any action described in clause (a) and clause (b) as an “Adverse Recommendation Change”.

Notwithstanding these restrictions, at any time prior to obtaining stockholder approval required to adopt the merger agreement, our board of directors may effect an Adverse Recommendation Change and/or enter into one or more definitive agreements with respect to a takeover proposal if we have received a takeover proposal that our board of directors or an authorized committee thereof reasonably determines in good faith, after consultation with outside legal counsel and an outside financial advisor, to be a superior proposal, provided that we terminate the merger agreement as described in clause (2) of the fourth bullet under “— Termination of the Merger Agreement” and we pay to Man the termination fee described in “— Termination Fees and Expense Reimbursement”. Prior to any such termination and payment of the termination fee, we must first provide Man with three business days’ prior written notice (except in certain circumstances) of our intention to terminate the merger agreement, make an Adverse Recommendation Change and/or enter into one or more definitive agreements with respect to a superior proposal, which notice shall specify the terms and conditions of the superior proposal and the identity of the third party or parties making the superior proposal, and upon Man’s request, we must enter into good faith negotiations with Man during such notice period to amend the merger agreement in a manner such that the failure by our board of directors to make an Adverse Recommendation Change or to terminate the merger agreement would not be inconsistent with its fiduciary duties under applicable law. In determining whether to make any Adverse Recommendation Change, we have agreed that the board of directors will take into account any changes to the terms of the merger agreement and the share exchange agreement proposed by Man.

Notwithstanding the occurrence of an Adverse Recommendation Change, the merger agreement and our obligations thereunder will not terminate except in accordance with the termination provisions of the merger agreement described below under “— Termination of the Merger Agreement” and until the merger agreement is terminated in accordance with those provisions, our board of directors will be obligated to submit the adoption of the merger agreement to our stockholders at the stockholders’ meeting.

In order to enter into an acquisition agreement with respect to a superior proposal, we must terminate the merger agreement in accordance with the terms of the merger agreement. See “— Termination of the Merger Agreement” and “— Termination Fees and Expense Reimbursement” below.

Notwithstanding these restrictions, subject to certain conditions, our board of directors may make certain disclosures to our stockholders regarding its position in connection with the merger contemplated by the U.S. securities laws or other applicable laws if our board of directors determines in good faith, after consultation with outside legal counsel, that failure to so disclose such position would constitute a violation of applicable law.

Reasonable Best Efforts

We, Man and Merger Sub have agreed to cooperate and use our reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary to satisfy the conditions to closing under the merger agreement and applicable law, and to consummate and make effective the merger and the other transactions contemplated by the merger agreement, in the most expeditious manner practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and to obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party or any governmental entity necessary, proper or advisable to consummate the merger transaction.

We, Man and Merger Sub have also agreed to use our reasonable best efforts to:

•	make any required filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to take or cause to be taken all actions necessary to cause the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, to take all action necessary to ensure that no state takeover statute becomes applicable to the merger transaction or the share exchange transactions, and to take all actions necessary to consummate such transactions if such a law becomes applicable;

•	cooperate in connection with any filing or submission to governmental authorities in connection with the merger transaction or any investigation or other inquiry by or before a governmental authority relating to the merger transaction, to keep the other parties informed of all material communications with governmental authorities, and to consult with the other parties with respect to filings made with or written materials submitted to any third party or governmental authority or in advance of any meeting or conference with any governmental authority; and

•	resolve any objections that may be raised by a governmental authority with respect to the merger transaction, subject to certain exceptions.

We have agreed to, and to cause our subsidiaries to, use our commercially reasonable efforts to obtain as promptly as practicable after the date of the merger agreement the approval of the Irish Financial Services Regulatory Authority to the continued management of certain Irish funds by certain of our subsidiaries following the closing. We have also agreed, when required by applicable law, agreement or the relevant documents of any fund we or our subsidiaries manage and as promptly as practicable after the date of the merger agreement, to, and to cause our subsidiaries to, send a notice of the merger transactions (and request consent if necessary) to any investor in a fund we or our subsidiaries manage or to any party to an advisory agreement pursuant to which we provide management or advisory services.

Covenants Relating to the Conduct of our Business

We have agreed that, from the date of the merger agreement until the effective time of the merger or the earlier termination of the merger agreement, subject to certain exceptions and except as expressly contemplated by the merger agreement or required by law or consented to in writing by Man (which consent will not be unreasonably withheld, delayed or conditioned), we will, and we will cause our subsidiaries to:

•	conduct our respective businesses in all material respects in the ordinary course of business consistent with past practice; and

•	use reasonable best efforts to maintain existing relationships with clients, intermediaries, employees, consultants and other parties with whom we have material business relationships.

We have also agreed that, from the date of the merger agreement until the effective time of the merger or the earlier termination of the merger agreement, subject to certain exceptions and except as expressly contemplated by the merger agreement or required by law or consented to in writing by Man (which consent will not be unreasonably withheld, delayed or conditioned), we will not, and will cause our subsidiaries not to:

•	issue, sell or grant any shares of our capital stock, equity or equity-based interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for such capital stock or equity interests, or warrants, options or rights to acquire such securities, or amend any terms of any of our currently outstanding capital stock or rights to acquire such securities (other than issuances required upon the exercise or conversion of certain warrants, the conversion of certain convertible notes and the exchange of certain exchangeable shares, each existing on the date of the merger agreement);

•	redeem, purchase or otherwise acquire any outstanding shares of our or our subsidiaries’ capital stock or equity interests, or any rights, warrants or options to acquire such capital stock or equity interests, other than (a) pursuant to certain of our material contracts, or (b) for withholding taxes incurred in connection with restricted shares or the forfeiture of equity awards under our stock and incentive plans and outstanding as of the date of the merger agreement;

•	declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, our capital stock, or make any payments to stockholders or other equity holders, other than (a) dividends paid by any of our subsidiaries to us or such subsidiary’s parent or (b) cumulative dividends with respect to certain FA Sub 2 exchangeable shares in the ordinary course of business consistent with past practice;

•	split, combine, subdivide or reclassify any shares of our capital stock or the capital stock of our subsidiaries;

•	incur or assume any indebtedness for borrowed money, issue or sell any debt securities, guarantee any indebtedness or enter into any agreement to maintain any financial commitment of a third party, other than (a) borrowings in the ordinary course of business consistent with past practice under our existing credit facility and guarantees of such borrowings issued by our subsidiaries, (b) borrowings between us and our wholly owned subsidiaries in the ordinary course of business consistent with past practice, and (c) in connection with letters of credit in the ordinary course of business and not greater than $1,000,000 in the aggregate;

•	make any loans or advances to a third party, other than to ourselves or our wholly owned subsidiaries, and other than travel and similar advances to our employees and advances to our customers, in each case, in the ordinary course of business consistent with past practice;

•	make any capital expenditures for the purchase of real property, or greater than $2,000,000 individually or $5,000,000 in the aggregate, except as budgeted in our 2010 capital expenditure plan;

•	sell, dispose of, transfer, lease, license out, pledge, mortgage or otherwise encumber any of our material properties or assets, including securities of our subsidiaries, other than (a) sales, leases or licenses in the ordinary course of business consistent with past practice or up to $10,000,000 in the aggregate, (b) pursuant to material contracts in effect on the date of the merger agreement, (c) dispositions of obsolete or worthless assets, and (d) liens, pledges, mortgages or encumbrances permitted under the merger agreement;

•	directly or indirectly acquire any third party or any division of a third party by merger or stock or equity acquisition, or directly or indirectly acquire any assets for consideration greater than $5,000,000 in the aggregate except in the ordinary course of business consistent with past practice, other than acquisitions between us and our subsidiaries;

•	increase the severance, compensation, distributions or benefits payable to our current or former directors, officers, employees or consultants, or establish, adopt, enter into, amend or terminate any stock or incentive plan or employment or other agreement with respect to such individuals, other than as required by existing plans, agreements or laws, or increases made in the ordinary course of business consistent with past practice;

•	pay or accrue any compensation, distributions or bonuses in advance of when such amounts would otherwise be due, paid or accrued in the ordinary course of business and in a manner consistent with past practice;

•	enter into, terminate or amend any material contract other than in the ordinary course of business consistent with past practice, or enter into any agreement or extend the term or scope of any agreement restricting us or our subsidiaries from engaging in business or geographic area;

•	amend or modify certain engagement letters, or enter into any agreement that would be breached by, or require the consent of a third party to continue in full force following, the merger transaction or share exchange transactions, or release any third party from, or modify or waive any provisions of, a confidentiality or standstill agreement;

•	make any material changes in financial or tax accounting methods, principles or practices, except as may be required under generally accepted accounting principles or by applicable law;

•	except as may be required by applicable law, make, change or revoke any material tax election, or settle or compromise any material tax liability, surrender any tax refund, amend any tax return, or file any tax return not prepared in accordance with past practice;

•	amend our organizational documents or the organizational documents of our subsidiaries;

•	adopt a plan or agreement of complete or partial liquidation or dissolution other than with respect to wholly owned subsidiaries;

•	commence, settle or compromise any material legal, regulatory, arbitral or administrative proceeding, claim, suit or action;

•	redeem, repurchase, prepay, defease or cancel any indebtedness for borrowed money, other than as required in accordance with the terms of such indebtedness;

•	except as required by law, court judgment or any material agreement in effect on the date of the merger agreement, pay, discharge, settle or satisfy any material claims, liabilities or obligations, other than (a) in the ordinary course of business as disclosed, reflected or reserved against in our most recent audited financial statements, or incurred since the date of our financial statements in the ordinary course of business, or (b) costs and expenses related to the merger agreement, the share exchange agreement, the voting and support agreement, or the transactions contemplated thereunder; or

•	agree to take any of the foregoing actions or any action which would reasonably be expected to prevent, materially delay or impede any of the conditions to closing of the merger transaction.

Indemnification and Insurance

The merger agreement provides that from and after the effective time of the merger, Man and the surviving corporation will jointly and severally indemnify and hold harmless each present and former director and officer of ours and our subsidiaries against any claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including fees of legal counsel, experts and litigation consultants and costs of any appeal bonds) in connection with any claim, suit, action, proceeding or investigation, arising out of the fact that any indemnified person is or was a director, officer or employee of ours or of our subsidiaries, or arising out of the acts or omissions by any indemnified person in his or her capacity as a director or officer of ours or of our subsidiaries, or taken at the request of us or our subsidiaries, in each case occurring at or prior to the effective time of the merger, to the fullest extent permitted under law, our certificate of incorporation and by-laws and any indemnification agreements as in effect on the date of the merger agreement to indemnify such person. The surviving corporation will advance all fees and expenses of an indemnified person in connection with any proceeding as incurred. From and after the effective time, Man will cause the organizational documents of the surviving corporation to contain provisions no less favorable to the indemnified persons with respect to limitation of liabilities of directors and officers, indemnification and advancement of expenses than are set forth as of the date of the merger agreement in our organizational documents (which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the indemnified persons).

Man and the surviving corporation will maintain the extension of the directors’ and officers’ liability coverage of our existing directors’ and officers’ insurance policies for a period of not less than six years from the effective time of the merger with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the effective time. Man and the surviving corporation may substitute policies of substantially equivalent coverage and amounts, containing terms no less favorable to the covered persons, and if the policies expire or are terminated or cancelled through no fault of Man or the surviving corporation, Man and the surviving corporation will obtain substantially similar insurance, provided that Man will not be required to pay aggregate annual premiums for such insurance in excess of 300% of the current annual premium. In lieu of the foregoing, we may obtain one or more prepaid and non-cancelable directors’ and officers’ insurance tail policies in effect for a period of six years from the effective time of the merger, with benefits and levels of coverage at least as favorable as provided in our existing policies, provided that the aggregate annual premiums for such prepaid policies shall not exceed 300% of the current annual premium. If we are unable to obtain such insurance tail policies prior to the effective time, we may instead obtain prior to the effective time as much comparable insurance for such six year period as reasonably practicable for an aggregate policy premium not exceeding 300% of the current annual premium.

Under the merger agreement, if Man or the surviving corporation or any of their successors or assigns consolidates with or merges into any other person or entity and is not the surviving corporation of such consolidation or merger, or transfers all or substantially all of its properties and assets to another person or entity, then the surviving corporation will cause proper provision to be made so that the successors and assigns of Man or the surviving corporation assume all of the obligations to provide indemnification and insurance described above.

Warrant Tender Offers

We have agreed to, and to cause our subsidiaries to, use reasonable best efforts to commence, prior to the closing date, offers to purchase all of the outstanding warrants to purchase shares of our common stock at a price of $0.129 per warrant. The offers will be conditioned upon completion of the merger. Man will reimburse us for reasonable out-of-pocket costs incurred in connection with the warrant offers and will indemnify us and our subsidiaries from claims, losses and damages arising in connection with the warrant offers.

Other Covenants

The merger agreement contains additional agreements between us, Man and Merger Sub relating to, among other things:

•	coordination of press releases and other public announcements or filings relating to the merger;

•	access to information and confidentiality;

•	reporting requirements under Section 16(a) of the Exchange Act;

•	de-listing of our securities from the New York Stock Exchange and de-registration under the Exchange Act;

•	notification of certain matters;

•	cooperation in connection with the defense or settlement of any securityholder litigation; and

•	amend certain of our and our subsidiaries’ contracts so that the funds under management by us or our subsidiaries would not be required to be included in Man’s consolidated accounts immediately following the closing.

Conditions to the Completion of the Merger

The obligations of GLG, Man and Merger Sub to consummate the merger are subject to the satisfaction or, to the extent permissible under applicable law, waiver (other than with respect to the first bullet, which is not waivable) of the following conditions on or prior to the effective date of the merger:

•	the affirmative vote (in person or by proxy) to adopt the merger agreement at a stockholders’ meeting (or any adjournment or postponement thereof) duly called and held for such purpose by:

(1) holders holding at least a majority of our outstanding shares of common stock and preferred stock entitled to vote, voting as a single class; and

(2) holders holding at least a majority of our outstanding shares of common stock entitled to vote, other than such shares held by the Selling Stockholders and their affiliates, Man and its affiliates, us and our affiliates (except directors who are members of the special committee) and our employees;

•	the affirmative vote (in person or by proxy) to approve the merger agreement and the share exchange agreement and, in each case, the transactions contemplated thereby and by the voting and support agreement, by holders of at least a majority of Man’s outstanding ordinary shares, present and voting at a meeting of Man’s shareholders (or any adjournment or postponement thereof) duly called and held for such purpose;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	the expiration or termination of certain other antitrust waiting periods, the receipt of all governmental consents, approvals or authorizations under relevant antitrust laws, and the receipt of all required approvals of any governmental entity or authority; and

•	the absence of any law, injunction, order, judgment, ruling or decree that enjoins, restrains, prevents or otherwise prohibits the consummation of the merger transaction or the share exchange transactions or makes such transactions illegal.

In addition, the obligations of Man and Merger Sub to complete the merger are subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions at or prior to the effective time of the merger:

•	our representations and warranties made in the merger agreement with respect to (a) the absence of changes constituting a Company Material Adverse Effect and (b) the absence of notice of violation of securities laws must be, in each case, true and correct on the date of the merger agreement and on and as of the closing date as if made on and as of the closing date;

•	our representations and warranties made in the merger agreement with respect to (a) organization, existence and good standing, (b) capitalization, (c) corporate authority and enforceability, (d) the absence of conflicts with our and our subsidiaries’ organizational documents, (e) the absence of brokers’ and finders’ fees, and (f) opinions of financial advisors must be true and correct as of the date of the merger agreement and on and as of the closing date as if made on and as of the closing date (or, to the extent given as of a specific date, as of such date), except for de minimis inaccuracies;

•	our representations and warranties made in the merger agreement with respect to our ownership of the capital stock or other equity interests in our subsidiaries and the capitalization of our subsidiaries, disregarding all qualifications and exceptions relating to materiality or material adverse effect, must be true and correct in all material respects as of the date of the merger agreement and on and as of the closing date as if made on and as of the closing date (or, to the extent given as of a specific date, as of such date);

•	all other of our representations and warranties made in the merger agreement, disregarding all qualifications and exceptions relating to materiality or material adverse effect, must be true and correct in all material respects as of the date of the merger agreement and on and as of the closing date as if made on and as of the closing date (or, to the extent given as of a specific date, as of such date), except for such failures to be true and correct that, individually and in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect;

•	our performance, in all material respects, of all obligations required to be performed by us in the merger agreement at or prior to the closing date;

•	the completion of the transactions contemplated by the share exchange agreement;

•	the receipt of a certificate signed on our behalf by one of our executive officers certifying that all of the conditions with respect to our representations and warranties and obligations under the merger agreement described above have been satisfied; and

•	the receipt of a Foreign Investment in Real Property Tax Act of 1980 certificate dated as of the date of the completion of the share exchange transactions.

In addition, our obligation to complete the merger is subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions at or prior to the closing date of the merger:

•	the representations and warranties made by Man and Merger Sub in the merger agreement, disregarding all qualifications and exceptions relating to materiality, must be true and correct as of the date of the merger agreement and on and as of the closing date as if made on and as of the closing date (or, to the extent given as of a specific date, as of such date), except for such failures to be true and correct that, individually and in the aggregate, do not prevent Man or Merger Sub from consummating the merger;

•	the performance by Man and Merger Sub, in all material respects, of all obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger; and

•	the receipt of a certificate signed by an executive officer of Man certifying that all of the conditions with respect to the representations and warranties and obligations of Man and Merger Sub under the merger agreement described above have been satisfied.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after receipt of our stockholders’ approval:

•	by mutual written consent of us and Man;

•	by either us or Man:

(1) if the merger has not been consummated on or before the termination date of December 31, 2010, except that neither party may terminate for this reason if the principal cause of the failure of the merger to be consummated on or before such date was the material breach of the merger agreement by the party seeking to terminate;

(2) if a final, non-appealable law, injunction, order, judgment, ruling or decree enjoins, restrains, prevents or prohibits consummation of the merger or the share exchange transactions or makes the consummation of the merger or the share exchange illegal or if there is any final, non-appealable denial by a governmental authority with respect to any order or ruling required to consummate the merger, except that neither party may terminate for this reason if the principal cause of the issuance of such final, non-appealable law, injunction, order, judgment, ruling or decree or the issuance of such denial with respect to any required order or ruling, was the material breach of the merger agreement by the party seeking to terminate;

(3) if the adoption of the merger agreement by our stockholders has not been obtained at a stockholders’ meeting (or any adjournment or postponement thereof) duly called and held for such purpose, except in the circumstances described in clause (3) in the third bullet in this — Termination of the Merger Agreement section; or

(4) if the approval and adoption of the merger agreement by the shareholders of Man has not been obtained at a shareholders’ meeting (or any adjournment or postponement thereof) duly called and held for such purpose, except in the circumstances described in clause (3) in the fourth bullet in this — Termination of the Merger Agreement section.

•	by Man:

(1) if we have breached or failed to perform our covenants set forth in the merger agreement with respect to (a) the meeting of our stockholders called for the purpose of approving the merger and approving and adopting the merger agreement, (b) the preparation of the proxy statement, and (c) non-solicitation of takeover proposals and board recommendations, except that Man may not terminate if it is in material breach of the merger agreement;

(2) if we have breached or failed to perform any of our representations, warranties or covenants or agreements made in the merger agreement (other than those described in paragraph (1) above), which breach or failure would cause certain conditions to our obligation to effect the merger set forth in “— Conditions to the Completion of the Merger” not to be satisfied and which cannot be cured by December 31, 2010, or if capable of being cured, which has not been cured within 20 calendar days after receipt of Man’s written notice to us of such breach and of Man’s intention to terminate the merger agreement, except that Man may not terminate if it is in material breach of the merger agreement;

(3) if, except in the circumstances described in clause (1) and clause (3) in the fourth bullet in this “— Termination of the Merger Agreement” section, (a) an Adverse Recommendation Change occurs, (b) we fail to include the board’s recommendation to our stockholders to adopt the merger agreement in the proxy statement, or (c) the board has not rejected any publicly disclosed takeover proposal within 10 days of its public disclosure (including by taking no position with respect to a tender offer or exchange offer) and has not publicly reconfirmed the board’s recommendation to our stockholders to adopt the merger agreement within 5 days after receipt of Man’s written request to do so after a publicly disclosed takeover proposal; or

(4) if, after May 17, 2010, a Company Material Adverse Effect occurred.

•	by us:

(1) if Man or Merger Sub has breached or failed to perform any of their representations, warranties, covenants or agreements made in the merger agreement, which breach or failure would cause certain conditions to their obligation to effect the merger set forth in “— Conditions to the Completion of the Merger” not to be satisfied and which cannot be cured by December 31, 2010, or if capable of being cured, which has not been cured within 20 calendar days after receipt of our written notice to Man of such breach and of our intention to terminate the merger agreement, except that we may not terminate if we are in material breach of the merger agreement;

(2) if, prior to our stockholders approving the merger and approving and adopting the merger agreement, we enter into one or more definitive agreements concurrently with the termination of the merger agreement in order to enter into a transaction that is a superior proposal and if we pay to Man the termination fee described below, provided that we may not terminate unless we have complied in all with respects with conditions we are first required to satisfy with respect to takeover proposals and acceptance of superior proposals; or

(3) if the Man Board has either not made a recommendation to Man’s shareholders to approve the merger agreement and the share exchange agreement, and in each case, the transactions contemplated thereby and by the voting and support agreement, in Man’s shareholder circular, or withdraws, qualifies or adversely modifies its recommendation to Man’s shareholders to approve the merger agreement and the share exchange agreement, and in each case, the transactions contemplated thereby and by the voting and support agreement, that was once contained in Man’s shareholder circular, except in the circumstances described in the third bullet in this “— Termination of the Merger Agreement” section.

Termination Fees and Expense Reimbursement

Except as provided below, whether or not the merger is consummated, under the merger agreement, each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement, except that we and Man will share equally all expenses incurred in connection with the printing and mailing of the proxy statement and notices and other filings with governmental authorities under antitrust laws.

We have agreed to pay Man a termination fee equal to $48 million (inclusive of any applicable value added tax or its equivalent):

•	if after May 17, 2010 (a) a takeover proposal is made to us (or our stockholders generally) or any third party announces or makes known to our board of directors an intention, whether or not conditional, to make a takeover proposal; and (b) following such event the merger agreement is terminated by us or Man as described in clause (1) or clause (3) of the second bullet under “— Termination of the Merger Agreement” or by Man as described in clause (1) or clause (2) of the third bullet under “— Termination of the Merger Agreement” (provided that in the case of termination under clause (3) of the second bullet, such event shall have occurred prior to our stockholders’ meeting); and (c) within 12 months of the date the merger agreement is terminated, we enter into one or more definitive agreements with respect to, or we consummate a transaction contemplated by, any takeover proposal involving 40% or more of our common stock or assets;

•	if the merger agreement has been terminated by Man as described in clause (3) of the third bullet under “— Termination of the Merger Agreement”; or

•	if the merger agreement has been terminated by us as described in clause (2) of the fourth bullet under “— Termination of the Merger Agreement”.

If the merger agreement is terminated by us as described in clause (3) of the fourth bullet under “— Termination of the Merger Agreement”, Man has agreed to pay us a termination fee equal to $48 million (inclusive of any applicable value added tax or its equivalent).

If the merger agreement is terminated by us or by Man as described in clause (3) of the second bullet under “— Termination of the Merger Agreement”, or by Man as described in clause (1) of the third bullet under “— Termination of the Merger Agreement” prior to our stockholders’ meeting, and no termination fee is payable by us at the time of such termination, then we have agreed to pay to Man all out-of-pocket fees and expenses (including fees and expenses of counsel, accountants, financial advisers and investment bankers) incurred by or on behalf of Man or its affiliates in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement (and the filing of any required notices under applicable antitrust laws or other regulations), up to a maximum of $15 million. We will remain obligated to pay the termination fee described above if it becomes payable, less the amount of expenses actually paid by us to Man pursuant to the previous sentence.

If the merger agreement is terminated by us or by Man as described in clause (4) of the second bullet under “— Termination of the Merger Agreement”, then Man has agreed to pay us all out-of-pocket fees and expenses (including fees and expenses of counsel, accountants, financial advisers and investment bankers) incurred by or on behalf of us or our affiliates in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement (and the filing of any required notices under applicable antitrust laws or other regulations), up to a maximum of $15 million.

Amendment and Waiver

At any time prior to the effective time, the parties to the merger agreement may modify or amend the merger agreement by a written agreement executed by each of the parties, provided that after approval of the merger by our stockholders, there can be no amendment to the merger agreement that would require further approval of our stockholders under applicable law unless such further stockholder approval has first been obtained.

At any time prior to the effective time, any party may waive inaccuracies in any other party’s representations and warranties, extend the time for the other party to perform its obligations, waive compliance by any other party with any of the agreements in the merger agreement, or waive its own conditions (except where the merger agreement provides that a condition may not be waived). No failure by any party in exercising any of its rights under the merger agreement will constitute a waiver, and no single or partial exercise of any of its rights will preclude any other or further exercise of its rights.

Man will ensure that neither the share exchange agreement nor the voting and support agreement will be amended, modified or waived in any manner prior to the effective time of the merger without our written consent and the approval of the special committee.

DESCRIPTIONS OF OTHER TRANSACTION AGREEMENTS

The agreements described in this section and the following summary of their terms and provisions have been included to provide you with information regarding the terms and provisions of these agreements. The representations and warranties made in any such agreement may not accurately characterize the current actual state of facts with respect to the Selling Stockholders or Man because they were made only for purposes of such agreement and as of the specific dates set forth therein and may be subject to important exceptions, qualifications, limitations and supplemental information agreed upon by the contracting parties, including being qualified by disclosures made in confidential disclosure schedules delivered by the contracting parties in connection with negotiating the share exchange agreement. Moreover, some of those representations and warranties may have been used for the purposes of allocating contractual risk between the parties to these agreements, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to public filings made with the SEC. Factual disclosures about the Selling Stockholders or Man contained in this proxy statement or in our public reports filed with the SEC may supplement, update or modify the factual disclosures about the Selling Stockholders or Man contained in these agreements.

Share Exchange Agreement

The following is a summary of the material terms and provisions of the share exchange agreement. The complete text of the share exchange agreement is attached as Appendix B to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the share exchange agreement for a more complete description of the terms and conditions of the share exchange transactions.

The Share Exchange

Under the share exchange agreement, the Selling Stockholders agreed with Man to exchange, assign, transfer and deliver, immediately prior to the effective time of the merger, all of their shares (except as described below) of (a) our common stock, (b) our Series A voting preferred stock, (c) our subsidiary FA Sub 2 Limited’s exchangeable Ordinary Class B Shares, which are exchangeable into shares of our common stock, and (d) any other shares of our capital stock or such exchangeable stock they acquire after the date of the share exchange agreement, in exchange for ordinary shares of Man at an exchange ratio, effective as of the date of the share exchange agreement, of 1.0856 ordinary shares of Man per share of our common stock exchanged by the Selling Stockholders. We refer to the shares subject to the share exchange agreement as “Subject Shares”.

The Subject Shares will not include any shares of our common stock acquired by a Selling Stockholder upon conversion of our 5.00% dollar-denominated convertible subordinated notes due May 15, 2014, and any shares of our common stock acquired by a Selling Stockholder in the open market prior to the date of the share exchange agreement. All of the ordinary shares of Man to be received by the Principals will be subject to a Share Lock-Up Deed of Trust, pursuant to which such Man ordinary shares are restricted from being disposed of for a period of three years from the date of the consummation of the merger, subject to the right to dispose of up to one-third of such Man ordinary shares after the second anniversary of the consummation of the merger and other exceptions for covering tax obligations and other tax and estate planning purposes. The ordinary shares of Man received by Sage Summit and Lavender Heights Capital or their respective permitted transferees will not be subject to a lock-up but will continue to be subject to the same vesting and other terms and conditions which were applicable to the GLG shares immediately prior to the share exchange.

The exchange ratio, which equals 1.0856 ordinary shares of Man per each share exchanged by the Selling Stockholders, may change prior to closing if the average of the daily volume-weighted average price of an ordinary share of Man on the London Stock Exchange for the 10 trading days prior to the date of the exchange, converted daily from pounds sterling to U.S. dollars, multiplied by the 1.0856, is greater than $4.25. If such amount is greater than $4.25, then the adjusted exchange ratio will equal the quotient obtained by dividing $4.25 by the 10-day average closing price (in U.S. dollars) described above.

Share Exchange Closing

The closing of the share exchange will take place after the satisfaction or waiver (to the extent permitted) of all closing conditions set forth in the share exchange agreement, including the closing conditions set forth in the merger agreement (other than consummation of the transactions contemplated by the share exchange agreement), other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted) of those conditions at such time, or as otherwise agreed by the parties in writing.

Representations and Warranties

The share exchange agreement contains representations and warranties made by the Selling Stockholders and by Man to and for the benefit of each other party. The assertions embodied in those representations and warranties may be qualified by information contained in confidential disclosure schedules provided by the Selling Stockholders and Man in connection with signing the share exchange agreement that modify, qualify and create exceptions to the representations and warranties contained in the share exchange agreement.

The Selling Stockholders make various representations and warranties, severally and not jointly, in the share exchange agreement that are subject, in some cases, to exceptions and qualifications. Their representations and warranties relate to, among other things:

•	their corporate, partnership, limited liability, trust or individual authority or capacity to execute, deliver and perform their obligations under, the share exchange agreement;

•	their authorization and approval to execute, deliver and perform their obligations under the share exchange agreement, and enforceability of the share exchange agreement;

•	the absence of (i) violations of or conflicts with their organizational documents (if they are not a natural person), (ii) violations in any material respects of any laws, injunctions, orders, judgments, rulings or decrees of any governmental authority, or (iii) violations, conflicts, defaults, circumstances giving rise to a right of termination, cancellation or redemption, acceleration or performance required, loss of benefits or the creation of any liens on the Selling Stockholder’s Subject Shares, under the terms, conditions or provisions of any contract or permit to which such Selling Stockholder is a party;

•	the absence of consents or approvals of, or filings, declarations or registrations with, any governmental authority in connection with their performance under the share exchange agreement;

•	their beneficial ownership of the shares of our common stock and preferred stock, and of FA Sub 2 exchangeable shares, free of encumbrances other than those disclosed on the disclosure schedules to the share exchange agreement and those imposed by applicable securities laws;

•	the absence of brokers’ and finders’ fees in connection with the share exchange agreement other than those paid by us and disclosed in the merger agreement;

•	their acquisition of the ordinary shares of Man for their own account and not with a view to, or for offer or sale in connection with, any distribution or sale of the ordinary shares of Man in violation of the Securities Act and the rules and regulations thereunder and no Selling Stockholder has a present or contemplated agreement, understanding, arrangement, obligation or commitment providing for the disposition of the ordinary shares of Man, other than in compliance with the Securities Act;

•	their capacity to protect their own interests in connection with the share exchange transactions, and their ability to bear the economic risk of the investment in the ordinary shares of Man and to sustain a total loss in such investment without economic hardship;

•	their receipt of all information they consider necessary or appropriate to decide whether to acquire the ordinary shares of Man, and acknowledgement of the opportunity to ask questions and receive answers from Man regarding the terms and conditions of the ordinary shares of Man and the business and financial condition of Man and to obtain additional information necessary to verify the accuracy of any information furnished to them;

•	an acknowledgement that the Man ordinary shares have not been registered under the Securities Act or any other applicable U.S. federal or state securities laws and that the Man ordinary shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration, and status of the Selling Stockholders as “accredited investors”;

•	no ownership of any ordinary shares of Man, interests therein or rights under a derivative referenced to any ordinary shares of Man, other than in connection with the share exchange transactions; and

•	the accuracy of information supplied by the Selling Stockholders in the case of Man’s shareholder circular at the date it is mailed or at the time of Man’s shareholder meeting and in the case of Man’s shareholder prospectus at the date it is published.

The share exchange agreement also contains various representations and warranties made by Man that are subject, in some cases, to exceptions and qualifications. The representations and warranties of Man relate to, among other things:

•	its due organization;

•	its qualification and good standing;

•	its capitalization and certain related matters;

•	its corporate authority to execute, deliver and perform its obligations under the share exchange agreement, the due approval by Man’s shareholders and board of directors and the enforceability of the share exchange agreement;

•	the absence of violations of or conflicts with its organizational documents;

•	the absence of violations in any material respects of any laws, injunctions, orders, judgments, rulings or decrees of any governmental authority, or violations, conflicts, defaults or the creation of any liens on any of its properties or assets;

•	the absence of consents or approvals of, or filings, declarations or registrations with, any governmental authority in connection with its execution and delivery of the share exchange agreement, except for (a) the admission of the Man ordinary shares to listing on the official list of the U.K. Listing Authority and to trading on the London Stock Exchange, (b) any filings required under and compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (c) the filing of Man’s shareholder circular and prospectus, and (d) consents, approvals, filings, declarations or registrations that, if not obtained, made or give, would not reasonably be expected to have a material adverse effect on Man or to prevent or materially delay the consummation of the share exchange;

•	the absence of brokers’ and finders’ fees in connection with the share exchange transactions other than those paid by Man;

•	the filing of its required regulatory filings on a timely basis or the receipt of a valid extension and compliance in all material respects with the requirements of the relevant listing rules, prospectus rules and/or disclosure and transparency rules, compliance of its financial statements with applicable governmental authorities and in accordance with international financial reporting standards and the absence of certain undisclosed liabilities;

•	the conduct of its business in all material respects in the ordinary course of business consistent with past practice since September 30, 2009, except for the execution and performance of the share exchange agreement, the merger agreement and the merger agreement transactions;

•	the absence of any change, development, occurrence, event or state of facts since September 30, 2009 that constitutes a material adverse effect on Man;

•	litigation and other legal proceedings;

•	due authorization, valid issuance and freedom from encumbrances and preemptive rights of the Man ordinary shares when registered and issued;

•	its acquisition of the Subject Shares for its own account and not with a view to, or for offer or sale in connection with, any distribution or sale of the Subject Shares in violation of the Securities Act and Man has no present or contemplated agreement, understanding, arrangement, obligation or commitment providing for the disposition of the Subject Shares;

•	its capacity to protect its own interests in connection with the share exchange transactions, and its ability to bear the economic risk of the investment in the Subject Shares and to sustain a total loss in such investment without economic hardship;

•	its receipt of all information it considers necessary or appropriate to decide whether to acquire the Subject Shares, and acknowledgement of the opportunity to ask questions and receive answers from the Selling Stockholders regarding the terms and conditions of the Subject Shares and our business and financial condition and to obtain additional information necessary to verify the accuracy of any information furnished to it;

•	an acknowledgement that certain of the Subject Shares have not been registered under the Securities Act and that they may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration;

•	legends to be applied to unregistered Subject Shares;

•	acknowledgement of exclusivity of the Selling Stockholders’ representations and warranties set forth in the share exchange agreement and the voting and support agreement; and

•	the absence of representations and warranties by the Parent other than the representations and warranties set forth in the share exchange agreement.

Covenants

Man and the Selling Stockholders have agreed on certain additional covenants in the share exchange agreement, including:

•	the Selling Stockholders have agreed, following receipt of approval by the Cayman Islands Monetary Authority and prior to the share exchange closing, to exchange all FA Sub 2 exchangeable shares into shares of our common stock;

•	the Selling Stockholders have agreed to waive their right to withdraw their acceptance to receive Man ordinary shares pursuant to the share exchange, and to exchange, assign, transfer and deliver their Subject Shares for Man ordinary shares even if they have exercised any right of withdrawal pursuant to the United Kingdom Financial Services and Markets Act 2000;

•	until the share exchange agreement is terminated in accordance with its terms, and except pursuant to the share exchange, the exchange of FA Sub 2 exchangeable shares or certain permissible transfers to affiliates or to facilitate the share exchange, the Selling Stockholders have agreed not to sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter any contract, option or other arrangement with respect to the transfer of, their Subject Shares;

•	the Selling Stockholders have agreed to, and to cause their affiliates and their representatives to, cease discussions or negotiations with any third party with respect to any takeover proposal, and to use best efforts to obtain the return or cause the destruction of all confidential information provided to such parties. Until the termination of the share exchange agreement in accordance with its terms, the Selling Stockholders have agreed not to, and to cause or authorize their representatives not to, directly or indirectly, solicit, facilitate or encourage the making of, or any inquiries regarding, or the making of any proposal that is reasonably likely to lead to a takeover proposal, or engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding a takeover proposal, unless our board is permitted to participate in such discussions or negotiations pursuant to the merger agreement and our board requests that a Selling Stockholder participate in such negotiations or discussions. Until the termination of the share exchange agreement, the Selling Stockholders have agreed to notify Man in writing of any proposal, offer, inquiry, information request, discussion or negotiation in respect of a takeover proposal, including the identity of the proposing person or group, the terms and conditions of such proposal, offer, inquiry or request, together with copies of any draft agreements and certain other materials received, and thereafter keep Man informed of all material developments;

•	the parties have agreed to use their reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable to consummate and make effective the share exchange, including obtaining all permits, consents, approvals, authorizations and actions or nonactions required for or in connection with the consummation of the share exchange, obtaining approvals, waivers or consents from any third party or any governmental entity, and the execution and delivery of any additional instruments necessary to consummate the share exchange;

•	Man has agreed to issue certificates to each Selling Stockholder representing the Man ordinary shares, and each certificate will bear appropriate legends;

•	without the prior written consent of Man, the Selling Stockholders have agreed not to issue any public release or announcement with respect to the share exchange transactions or the merger transaction, except as required by applicable law or the rules and regulations of any applicable governmental authority;

•	the parties have agreed that each Selling Stockholder makes no agreement or understanding in any capacity other than in each Selling Stockholder’s capacity as a record holder and beneficial owner of its Subject Shares and the share exchange agreement will not limit or affect any action by a Selling Stockholder in each Selling Stockholder’s capacity as one of our officers and directors;

•	prior to the share exchange closing, the Selling Stockholders have agreed to amend certain shareholders’ and principals’ agreements among them and their affiliates;

•	the Selling Stockholders who are on our board of directors have agreed to resign as directors as of the effective time of the merger;

•	the Selling Stockholders have agreed not to engage in any “dealing” of Man ordinary shares or shares of our capital stock until after the share exchange closing date, and agreed not to acquire any shares of our capital stock or any shares of FA Sub 2 exchangeable stock, except upon conversion of convertible notes;

•	the Selling Stockholders have agreed to notify Man of any event, fact or information that should be set forth in an amendment or supplement to Man’s shareholder circular, or of any significant new factor, material mistake or inaccuracy relating to the information included in Man’s prospectus that should be set forth in a supplement to the prospectus, and to cooperate with Man in the preparation of the shareholder circular and the prospectus and any amendment or supplement;

•	Man and certain of the Selling Stockholders have agreed to negotiate in good faith and use their reasonable best efforts to enter into employment agreements prior to the share exchange closing date; and

•	certain of the Selling Stockholders have agreed to maintain specified amounts invested in investment funds managed by us for 3 years following the effective time of the merger.

Conditions to the Completion of the Share Exchange

The obligations of the Selling Stockholders and Man to effect the share exchange are subject to:

•	the satisfaction, by the party responsible for fulfilling the obligation, or, to the extent permissible under applicable law, waiver, by the party entitled to the benefit, of each of the closing conditions to the merger agreement (other than the completion of the transactions contemplated by the share exchange agreement), provided that no waiver will be given effect under the share exchange agreement unless a corresponding waiver has been given under the merger agreement;

•	the expiration or termination of the waiting period (and any extension thereof) applicable to the share exchange under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the expiration or termination of any applicable waiting period (and any extension thereof) under other antitrust laws, and the receipt of other required approvals of the share exchange by governmental authorities;

•	the absence of any law, injunction, order, judgment, ruling or decree that restrains, enjoins, prevents or otherwise prohibits the consummation of the share exchange transactions; and

•	the admission of the Man ordinary shares to listing on the official list of the U.K. Listing Authority and to trading on the London Stock Exchange.

In addition to the conditions for all parties to the share exchange agreement, the obligations of Man to effect the share exchange are subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions at or prior to the share exchange closing date:

•	(i) the representations and warranties described in the fourth and twelfth bullets listing the Selling Stockholders’ representations under “— Representations and Warranties”, disregarding all qualifications and exceptions relating to materiality and material adverse effect, must be true and correct as of the date of the share exchange agreement and on and as of the share exchange closing date as if made on and as of the share exchange closing date, except for such failures to be true and correct that, individually and in the aggregate, would not be reasonably expected to have a material adverse effect with respect to any Selling Stockholder and (ii) the other representations and warranties of the Selling Stockholders made in the share exchange agreement must be true and correct as of the date of the share exchange agreement, and on and as of the share exchange closing date as if made on and as of the share exchange closing date (or, if given as of a specific date, as of such date), except for de minimis inaccuracies;

•	the performance by the Selling Stockholders, in all material respects, of all obligations required to be performed by them in the share exchange agreement at or prior to the share exchange closing date;

•	the receipt by Man of a certificate signed by each Selling Stockholder certifying that the conditions with respect to their representations and warranties and obligations under the share exchange agreement described above have been satisfied;

•	receipt by the Selling Stockholders of all required consents; and

•	execution and delivery by the Selling Stockholders (other than Sage Summit and Lavender Heights Capital) of lock-up agreements with respect to the Man ordinary shares received in the share exchange transactions.

In addition to the conditions for all parties to the share exchange agreement, the obligations of the Selling Stockholders to effect the share exchange are subject to the satisfaction, or to the extent permissible under applicable law, waiver of the following conditions at or prior to the share exchange closing date:

•	(i) the representations and warranties described in the eleventh bullet listing Man’s representations under “— Representations and Warranties” must be true and correct as of the date of the share exchange agreement and on and as of the share exchange closing date as if made on and as of the share exchange closing date, (ii) the representations and warranties described in the first, third, fourth, fifth and eighth bullets listing Man’s representations under “— Representations and Warranties” must be true and correct as of the date of the share exchange agreement and on and as of the share exchange closing date as if made on and as of the share exchange closing date (or, if given as of a specific date, as of such date), except for de minimis inaccuracies (and in the case of the third bullet, disregarding any inaccuracies arising from the issue of Man ordinary shares pursuant to the share exchange agreement at the share exchange closing) and (iii) the other representations and warranties made by Man in the share exchange agreement, disregarding all qualifications and exceptions relating to materiality and material adverse effect, must be true and correct in all respects as of the date of the share exchange agreement and on and as of the share exchange closing date as if made on and as of the share exchange closing date (or, if given as of a specific date, as of such date), except for such failures to be true and correct in certain representations and warranties that, individually and in the aggregate, would not be reasonably expected to have a material adverse effect with respect to Man;

•	the performance by Man, in all material respects, of all obligations required to be performed by it under the share exchange agreement at or prior to the share exchange closing date;

•	the receipt of a certificate signed by an authorized officer of Man certifying that the conditions with respect to the representations and warranties and obligations of Man under the share exchange agreement described above have been satisfied; and

•	the release of audited financial statements of Man for the year ended March 31, 2010, subject to an unqualified opinion of Man’s independent public accountants, and the absence of any discrepancies between such financial statements and the draft financial statements previously delivered to the Selling Stockholders, except for such discrepancies which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect with respect to Man.

Survival

The representations, warranties, covenants and agreements in the share exchange agreement will terminate at the share exchange closing, except that the representations and warranties described in the first, second and fifth bullets listing the Selling Stockholders’ representations under “— Representations and Warranties”, and the representations and warranties described in the fourth and thirteenth bullets listing Man’s representations under “— Representations and Warranties”, will survive indefinitely, and certain covenants which contemplate performance after the share exchange closing will survive the share exchange closing.

Trustee Liability

The following provisions apply to each party to the share exchange agreement that is acting as trustee of a trust:

•	no trustee will have any personal liability or obligations under the share exchange agreement or any other document contemplated by the merger agreement to which a trustee is a party and Man has agreed to waive all personal liability of any trustee for breaches by any Selling Stockholder of any obligations, covenants or agreements;

•	by executing the share exchange agreement and any other document contemplated by the merger agreement, each trustee is acting solely on behalf of, and the share exchange agreement and any other document contemplated by the merger agreement to which a trustee is a party, is solely an obligation of, and solely a claim against the trust estate and assets of the trust administered by the trustee;

•	Man has agreed to irrevocably waive and release any claim or right to proceed against a trustee individually, or the individual property or assets of any trustee, and no recourse under the share exchange agreement or any other document contemplated by the merger agreement to which a trustee is a party will be had against any such trustee or any of its assets except to the extent of the trust estate and assets of the trust administered by such trustee party from time to time, by the enforcement of any assessment or by any legal or equitable proceedings seeking to assert such recourse against the trustee by virtue of any law or otherwise;

•	a trustee is not prevented from making any distribution from, investment, reinvestment, purchase, sale or other disposition of, other transactions of any kind involving, the trust estate and assets of the trust administered by the trustee other than the Subject Shares, provided that Subject Shares may be distributed or transferred to a permitted trust transferee under certain conditions; and

•	Man has irrevocably agreed that (i) it will not institute against, or join any other third party in instituting against, any trustee individually, or the individual property or assets of any trustee, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under any international, national, federal or state bankruptcy or similar law, in connection with any claim relating to the merger agreement, the transactions contemplated by the merger agreement and the voting and support agreement, (ii) in the event of a reorganization under the Bankruptcy Reform Act of 1978, as amended, of any trustee, it will make the election under Section 111(b)(2) and (iii) if for any reason, it recovers from a trustee individual property or assets of that trustee, it will promptly return the asset or amount recovered to the trustee.

Termination, Amendment and Waiver

The share exchange agreement will terminate on the earlier to occur of (i) the termination of the merger agreement in accordance with its terms and (ii) the written agreement by the parties to terminate it. In addition, the holders of a majority of the Subject Shares held by Noam Gottesman, Pierre Lagrange and Emmanuel Roman, together with their related trusts and affiliated entities may elect to terminate the share exchange agreement upon the effectiveness of any amendment or modification to the merger agreement, or any waiver by us of any material covenant or condition thereof, that is effected without the prior written consent of holders of a majority of the Subject Shares held by such individuals and related trusts and affiliated entities (provided such right will not apply to amendments, modifications or waivers that are not adverse to us or any of the Selling Stockholders).

The share exchange agreement may only be modified, amended, altered or supplemented by a written agreement executed by each of the parties. However, with respect to the obligations of any single Selling Stockholder under the share exchange agreement, the share exchange agreement may be amended with the approval of such Selling Stockholder and Man, subject to the prior written consent of the other Selling Stockholders (which consent will not be unreasonably withheld or delayed).

No failure or delay by a Selling Stockholder or Man in exercising any of its rights under the share exchange agreement will constitute a waiver, and no single or partial exercise of any of its rights will preclude any other or further exercise of its rights.

Joinder

By virtue of the Joinder Agreement dated as of June 21, 2010 by and among Man, Merger Sub, GLG, the LPs and the Remainder Trusts, each of the Remainder Trusts joined as a party to the share exchange agreement and agreed to perform the obligations of the LPs thereunder. The Joinder Agreement is attached as Appendix I to this proxy statement.

Voting and Support Agreement

The following is a summary of the material terms and provisions of the voting and support agreement. The complete text of the voting and support agreement is attached as Appendix C to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the voting and support agreement for a more complete description of the terms and conditions of the matters contemplated by the voting and support agreement.

Agreement of Stockholders

Under the voting and support agreement, the Selling Stockholders and TOMS have agreed with Man and Merger Sub to vote, cause to be voted or execute written consents with respect to, all of the shares of our common stock and preferred stock held by them as of the date of the voting and support agreement and acquired after such date, at any meeting of our stockholders (or any adjournment thereof) or upon any action by written consent in lieu of a meeting:

•	in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement;

•	against any alternative takeover proposal involving 15% or more of our consolidated assets or to which 15% or more of our revenues or earnings on a consolidated basis are attributable, acquisition of beneficial ownership of 15% or more of our outstanding common stock, a tender offer or exchange offer that if consummated would result in any third party beneficially owning 15% or more of our outstanding common stock or a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us, in each case, other than the merger agreement, the transactions contemplated by the merger agreement, the voting and support agreement and the share exchange agreement; and

•	against any agreement (including, without limitation, any amendment of any agreement), amendment of our organizational documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the merger.

Restrictions on Stockholders

Until the termination of the voting and support agreement in accordance with its terms, the Selling Stockholders and TOMS also agreed not to, directly or indirectly:

•	sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any of their shares of our common stock and preferred stock;

•	deposit any of their shares of our common stock and preferred stock into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to such shares;

•	permit any liens to be created on any of their shares of our common stock and preferred stock;

•	subject to each Selling Stockholder and TOMS acting solely in their capacity as an owner of our common stock and preferred stock, knowingly take any action that would make any of their representations or warranties set forth in the voting and support agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying them from performing any of their obligations under the voting and support agreement; or

•	agree (whether or not in writing) to do any of the foregoing.

Stockholder Waivers and Authorizations

The Selling Stockholders and TOMS have irrevocably waived and agreed not to exercise or assert any rights of appraisal or similar rights under Section 262 of the DGCL or other applicable law in connection with the merger transaction.

The Selling Stockholders and TOMS have authorized Man and Merger Sub to publish and disclose in the proxy statement, Man’s shareholder circular and prospectus, and any other required filing with a governmental authority in connection with the merger agreement or the share exchange agreement, after reasonable opportunity to review and comment, their identities, their ownership of shares of our common stock and preferred stock, and the nature of the commitments, arrangements and understandings under the voting and support agreement. Unless required by applicable law or a governmental authority, neither Man nor Merger Sub will make any other disclosures regarding any Selling Stockholder or TOMS in any press release or otherwise without the prior written approval of each Selling Stockholder and TOMS (not to be unreasonably withheld or delayed).

The Selling Stockholders and TOMS have agreed not to issue or cause the publication of any press release or make any other public announcement (to the extent not previously issued or made in accordance with the merger agreement or the share exchange agreement) with respect to the voting and support agreement, the merger agreement, the share exchange agreement, the merger transaction or the share exchange transactions without the prior written approval of Man (not to be unreasonably withheld or delayed), unless required by applicable law or by any applicable listing agreement with a national securities exchange, in which case, TOMS or the applicable Selling Stockholder will not issue or cause the publication of any press release or make any other public announcement without prior consultation with Man.

Representations and Warranties of Stockholders

The voting and support agreement contains representations and warranties made by the Selling Stockholders and TOMS to and for the benefit of each other party. The Selling Stockholders and TOMS make various representations and warranties, severally and not jointly, in the voting and support agreement that are subject, in some cases, to exceptions and qualifications. Their representations and warranties relate to, among other things:

•	their corporate, partnership, limited liability, trust or individual authority or capacity to execute, deliver and perform their obligations under the voting and support agreement;

•	their authorization and approval to execute, deliver and perform their obligations under the voting and support agreement, and enforceability of the voting and support agreement;

•	the absence of consents or approvals of, or filings, declarations or registrations with, any governmental authority in connection with their performance under the voting and support agreement;

•	the absence of (i) violations of or conflicts with their organizational documents (if they are not a natural person), (ii) violations in any material respects of any laws, injunctions, orders, judgments, rulings or decrees of any governmental authority, or (iii) violations, conflicts, defaults, circumstances giving rise to a right of termination or cancellation, acceleration or performance required, loss of benefits or the creation of any liens on TOMS or the Selling Stockholder’s shares of our common stock and preferred stock, under the terms, conditions or provisions of any contract or permit to which TOMS or such Selling Stockholder is a party;

•	their beneficial ownership of the shares of our common stock and preferred stock, and of FA Sub 2 exchangeable shares, free of encumbrances other than those disclosed in the disclosure schedules to the share exchange agreement and those imposed by applicable securities laws; and

•	the absence of brokers’ and finders’ fees in connection with the voting and support agreement other than those paid by us and disclosed in the merger agreement.

Termination

The voting and support agreement will terminate on the first to occur of (1) the written agreement by the parties to terminate it, (2) the termination of the merger agreement in accordance with its terms, (3) the termination of the share exchange agreement in accordance with its terms, and (4) the effective time of the merger.

Action in Stockholder Capacity Only

The parties have agreed that each Selling Stockholder and TOMS entered into the voting and support agreement in its capacity as an owner of our common stock and preferred stock and the voting and support agreement will not restrict or limit any Selling Stockholder or TOMS from taking or authorizing any action in each Selling Stockholder’s or TOMS’ capacity as a director, officer, trustee or other fiduciary of ours, our subsidiaries or any of our employee benefit plans, including participation in its capacity as a director of ours in any discussions or negotiations in accordance with the merger agreement.

Trustee Liability

The following provisions apply to each party to the voting and support agreement that is acting as trustee of a trust:

•	no trustee will have any personal liability or obligations under the voting and support agreement or any other document contemplated by the merger agreement to which a trustee is a party and Man and Merger Sub have agreed to waive all personal liability of any trustee for breaches by any Selling Stockholder or TOMS of any obligations, covenants or agreements;

•	by executing the voting and support agreement and any other document contemplated by the merger agreement, each trustee is acting solely on behalf of, and the voting and support agreement and any other document contemplated by the merger agreement to which a trustee is a party, is solely an obligation of, and solely a claim against the trust estate and assets of the trust administered by the trustee;

•	Man and Merger Sub have agreed to irrevocably waive and release any claim or right to proceed against a trustee individually, or the individual property or assets of any trustee, and no recourse under the voting and support agreement or any other document contemplated by the merger agreement to which a trustee is a party will be had against any such trustee or any of its assets except to the extent of the trust estate and assets of the trust administered by such trustee party from time to time, by the enforcement of any assessment or by any legal or equitable proceedings seeking to assert such recourse against the trustee by virtue of any law or otherwise;

•	a trustee is not prevented from making any distribution from, investment, reinvestment, purchase, sale or other disposition of, other transactions of any kind involving, the trust estate and assets of the trust administered by the trustee other than our common stock and preferred stock, provided that such shares may be distributed or transferred to a permitted trust transferee under certain conditions; and

•	Each of Man and Merger Sub has irrevocably agreed that (i) it will not institute against, or join any other third party in instituting against, any trustee individually, or the individual property or assets of any trustee, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under any international, national, federal or state bankruptcy or similar law, in connection with any claim relating to the merger agreement, the transactions contemplated by the merger agreement and the voting and support agreement, (ii) in the event of a reorganization under the Bankruptcy Reform Act of 1978, as amended, of any trustee, it will make the election under Section 111(b)(2) and (iii) if for any reason, it recovers from a trustee individual property or assets of that trustee, it will promptly return the asset or amount recovered to the trustee.

Expenses

Except as otherwise expressly provided in the voting and support agreement and the share exchange agreement, each of the parties will bear all costs and expenses it incurs in connection with the transactions contemplated by the voting and support agreement.

Additional Shares

Until termination of the voting and support agreement in accordance with its terms, each Selling Stockholder and TOMS will promptly notify Man of the number of shares of our common stock and Series A voting preferred stock, if any, of which the Selling Stockholder or TOMS acquires record or beneficial ownership after the date of the voting and support agreement.

Amendment and Waiver

The parties to the voting and support agreement may modify or amend the voting and support agreement by a written agreement executed by each of the parties.

Any party, subject to law, may waive inaccuracies in an other party’s representations and warranties, extend the time for the other party to perform its obligations or acts, waive compliance by an other party with any of the agreements in the voting and support agreement, or waive its own conditions (except where the voting and support agreement provides that a condition may not be waived). No failure or delay by Parent or Merger Sub in exercising any of its rights under the voting and support agreement will constitute a waiver, and no single or partial exercise of any of its rights will preclude any other or further exercise of its rights.

Joinder

By virtue of the Joinder Agreement dated as of June 21, 2010 by and among Man, Merger Sub, GLG, the LPs and the Remainder Trusts, each of the Remainder Trusts joined as a party to the voting and support agreement and agreed to perform the obligations of the LPs thereunder. The Joinder Agreement is attached as Appendix I to this proxy statement.

Employment and Service Agreements

The following is a summary of the material terms and provisions of the employment and service agreements expected to be entered into by Man entities with each of Noam Gottesman, Emmanuel Roman and Pierre Lagrange. The complete text of these agreements will be attached as Appendix G to this proxy statement and incorporated into this proxy statement by reference when they are available. We urge you to read the full text of these agreements for a more complete description of each of the executive’s terms and conditions of employment when they are available.

Noam Gottesman will enter into an employment agreement with Man Investments USA Holdings Inc. and Emmanuel Roman and Pierre Lagrange will both enter into service agreements with Man Group Services Ltd. effective as of the of the closing of the share exchange.

Under the terms of the each of the agreements, each Individual Principal will receive an annual base salary of $1,000,000, and employee benefits including, but not limited to reimbursement of reasonable business expenses, 30 paid vacation days per year, and health, life and disability insurance coverage.

In addition, each of the agreements provide that either the Individual Principal or the Man employer entity may terminate such Individual Principal’s employment by giving the other party 12 months’ advance written notice. The relevant Man employer entity may, in its discretion, provide such Individual Principal with payment of severance in lieu of notice, such that it shall make payment in respect of the Individual Principal’s base salary for any unexpired part of the notice period to which he is entitled. No notice or severance in lieu of notice is required in the event of a termination of employment or for any reason set forth in the summary termination section of the agreements and, in the case of Noam Gottesman, a termination due to death or disability. The agreements will include restrictive covenants granted by each Individual Principal in favor of Man.

Restrictive Covenant Agreements

The following is a summary of the material terms and provisions of the restrictive covenant agreements with each of Noam Gottesman, Emmanuel Roman and Pierre Lagrange. The complete text of such agreements is attached as Appendix H to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the agreements for a more complete description of the terms and conditions therein.

On May 17, 2010, Noam Gottesman entered into a non-competition and non-solicitation agreement and Emmanuel Roman and Pierre Lagrange entered into deed of vendor covenants with GLG and Man, in each case contingent on the closing of the transactions contemplated by the merger agreement and share exchange agreement. The material terms of these agreements are substantially similar and are summarized below.

Under the terms of the respective agreements, as a material inducement to Man to enter into the merger agreement and share exchange agreement, each of the Individual Principals has agreed to be bound by certain restrictive covenants beginning on the date of the closing of the share exchange and ending on the third anniversary of such date in exchange for a $100,000 payment (payable within 14 days after the date of the closing of the share exchange). During this period, each Individual Principal will not alone, or jointly, directly or indirectly own, be employed or engaged by or in, or otherwise assist or have any stake or interest in, any business that is carried on in competition with the “Business” (as defined below) anywhere within the United States, England, Scotland, Wales and Northern Ireland, the Cayman Islands (and Switzerland in the case of Pierre Lagrange and Emmanuel Roman), and any other country or territory in which any GLG Entity (as defined below) had material operations as of the date of the closing of the share exchange. However, the Individual Principals are permitted to be shareholders or equity owners of not more than 3% of the shares of any company whose shares are quoted on any recognized investment exchange.

The “Business” is defined as the management, investment management and investment advisory businesses, and the business of structuring, establishing, marketing, distributing and managing investment funds as carried on by any GLG Entity as of the date of closing of the share exchange.

“GLG Entity” refers to GLG, any wholly owned subsidiary and other entity controlled directly or indirectly by GLG at the date of closing of the share exchange specifically including a list of entities set forth in the agreement.

Additionally, the Individual Principals will not, either alone or jointly, directly or indirectly in connection with the carrying on of any business that is in competition with the Business:

•	have business dealings with, provide services to, or otherwise accept business from any person who or which, as of the date of closing of the share exchange, had business dealings with or received services or products from any GLG Entity as a client, Investor or Prospective Investor (as such terms are defined below);

•	have business dealings with any Intermediary (as such term is defined below) for the purpose of securing the opportunity to provide to his, her or its clients or prospective clients any services or products that are substantially similar to any of those provided by any GLG Entity or to place the business of any such client or prospective client with any business that competes with the Business;

•	solicit or attempt to solicit any person who or which was, as of the date of closing of the share exchange, a client, Investor or Prospective Investor of any GLG Entity for the purpose of providing or offering to provide services or products that are substantially similar to any of those offered or provided by any GLG Entity;

•	solicit or approach any Intermediary for the purpose of securing from such Intermediary the opportunity to provide his, her or its clients or prospective clients any services or products that are substantially similar to any of those provided by any GLG Entity, or to place the business of any such client or prospective client with any business that competes with the Business; or

•	solicit, induce or encourage any Key Individual (as described below) to cease his or her employment, consultancy, partnership or other similar relationship with any GLG Entity.

The Individual Principals may become interested in any business that includes a business carried on in competition with the Business, provided that such Individual Principal is not concerned or involved with or otherwise assists that aspect of the business carried on in competition with the Business.

An “Intermediary” means any person who, at the date of closing of the share exchange (a) promoted, marketed, advised or arranged for investors in the services and/or products of any GLG Entity, (b) was a partner, member, employee or agent of, or consultant to such intermediary, or (c) was a partner, member, employee or agent of a client or prospective client of any GLG Entity and who was working in the capacity of an Intermediary and, in all cases, with which intermediary the executive had direct dealing on behalf of any GLG Entity in connection with such intermediary’s promotion, marketing, advising or arrangement for investors in the services and/or products of any GLG Entity.

An “Investor” means any person who, at the date of closing of the share exchange (a) held investments in any investment product for which any GLG Entity provided services or (b) was a partner, member, employee or agent of, or consultant to, or affiliate of such investor; and, in all cases, with which investor the Individual Principal had dealings on behalf of any GLG Entity in connection with such investments.

A “Key Individual” mean any person who, as of the date of closing of the share exchange, is employed or engaged by or a partner in any GLG Entity (a) with whom the Individual Principal has had material contact and (b) is employed or engaged in the marketing of any GLG Entity’s services and products or in managing fund assets as an analyst or in a senior management position.

“Prospective Investor” means any person (a) with whom any GLG Entity entered into negotiations or discussions or (b) on whom any GLG Entity expended a material amount of money at the date of closing of the share exchange and to the knowledge of the Individual Principal prior to the date of closing of the share exchange, in either case, (i) with a view toward securing investment in any investment product for which any GLG Entity provides services, (ii) with which person the Individual Principal had dealings on behalf of any GLG Entity and (iii) which person does not affirmatively indicate to any GLG Entity at the date of closing of the share exchange that he, she or it does not wish to become an investor.

IMPORTANT INFORMATION REGARDING GLG

Our Directors and Executive Officers

Set forth below for each of the directors and executive officers of GLG is his respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Except as otherwise noted, each person identified below is a citizen of the United States of America. The business address of Messrs. Gottesman, Roman, White, San Miguel, Rojek, Ashken, Franklin, Hauslein and Lauder is c/o GLG Partners, Inc., 399 Park Avenue, 38th Floor, New York, New York 10022 and the telephone number at that address is (212) 224-7200. The business address of Mr. Lagrange is c/o GLG Partners LP, One Curzon Street, London W1J 5HB, England and the telephone number at that address is +44 (0) 20-7016-7000.

During the last five years, none of GLG, our directors or our executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors

The board of directors currently consists of seven directors. The term of each of the directors will terminate on the date of the 2011 annual meeting of our stockholders, unless the merger is consummated sooner.

Noam Gottesman, 49, has been our Chairman of the Board and Co-Chief Executive Officer and a director since November 2007. He is a Senior Managing Director of GLG Partners LP and has been a co-founder and, prior to 2009, a Managing Director of GLG Partners LP since its formation in September 2000, and was a co-founder of the GLG Partners division of Lehman Brothers International (Europe) in 1995. He has also served as Co-Chief Executive Officer of GLG Partners LP since September 2005 and served as its Chief Executive Officer from September 2000 until September 2005. Prior to 1995, Mr. Gottesman was an Executive Director of Goldman Sachs International, where he managed global equity portfolios in the private client group. Mr. Gottesman earned a B.A. from Columbia University.

Pierre Lagrange, 48, has been a member of our board of directors since February 2009. He is a Senior Managing Director of GLG Partners LP and has been a co-founder and, prior to 2009, a Managing Director of GLG Partners LP since its formation in September 2000, and was a co-founder of the GLG Partners division of Lehman Brothers International (Europe) in 1995. He has overall responsibility for a number of our global equity products, including the GLG European Equity Fund, the GLG Environment Fund, the GLG EAFE (Institutional) Fund and our flagship GLG European Long-Short Fund. Prior to 1995, Mr. Lagrange worked at Goldman Sachs managing global equity portfolios and at JP Morgan in government bond trading. He has an M.A. in Engineering from the Solvay Business School in Brussels. Mr. Lagrange is a citizen of Belgium.

Emmanuel Roman, 46, has been our Co-Chief Executive Officer and a director since November 2007. He is a Senior Managing Director of GLG Partners LP and has served as a Co-Chief Executive Officer and, prior to 2009, a Managing Director of GLG Partners LP since September 2005. From 2000 to April 2005, Mr. Roman served as a co-head of Worldwide Global Securities Services of Goldman Sachs International Limited. In 2003, Mr. Roman also became co-head of the European Equities Division and a member of the European Management Committee, a position he held until April 2005. In 1998, Mr. Roman was elected a partner of Goldman Sachs after two years as a Managing Director. Mr. Roman also served as co-head of Worldwide Equity Derivatives at Goldman Sachs from 1996 to 2000. Mr. Roman earned an M.B.A. in Finance and Econometrics from the University of Chicago and a bachelor’s degree from the University of Paris. Mr. Roman is a citizen of France.

Ian G. H. Ashken, 49, has been a member of the board of directors since November 2007. He has been Vice Chairman and Chief Financial Officer of Jarden Corporation (consumer products) and a member of the Board of Directors of Jarden since 2001. Between 2001 and 2007 he was also Secretary of Jarden Corporation. Mr. Ashken is also a principal and executive officer of a number of private investment entities. He also served as Vice Chairman and/or Chief Financial Officer of three public companies, Benson Eyecare Corporation, Lumen Technologies, Inc. and Bollé Inc. between 1992 and 2000. He also serves as a director of Phoenix Group Holdings.

Martin E. Franklin, 45, was Chairman of the board of directors of Freedom Acquisition Holdings, Inc. (our predecessor corporation) from June 2006 to November 2007 and has been a member of the board of directors since June 2006. Mr. Franklin has served as Chairman and Chief Executive Officer of Jarden Corporation (consumer products) since 2001. Prior to joining Jarden Corporation, Mr. Franklin served as Chairman and a director of Bollé, Inc. from 1997 to 2000, Chairman of Lumen Technologies, Inc. from 1996 to 1998, and as Chairman and Chief Executive Officer of its predecessor, Benson Eyecare Corporation from 1992 to 1996. Mr. Franklin also serves on the board of directors of Liberty Acquisition Holdings Corp., Liberty Acquisition Holdings (International) Company and Kenneth Cole Productions, Inc. Mr. Franklin also serves as a director and trustee of a number of private companies and charitable institutions.

James N. Hauslein, 50, has been a member of the board of directors since July 2006. Mr. Hauslein has also served as President of Hauslein & Company, Inc. (private equity) since May 1991. From July 1991 until April 2001, Mr. Hauslein served as Chairman of the Board of Sunglass Hut International, Inc., the world’s largest specialty retailer of non-prescription sunglasses. Mr. Hauslein also served as Sunglass Hut’s Chief Executive Officer from May 1997 to February 1998 and again from January 2001 to May 2001. Mr. Hauslein is also currently a member of the board of directors of Liberty Acquisition Holdings Corp., Atlas Acquisition Holdings Corp., Elephant Capital Plc (formerly Promethean India, Plc) and of two private companies. Mr. Hauslein serves on several philanthropic boards and foundations and is a member of several Alumni Advisory Boards at Cornell University. Mr. Hauslein earned an M.B.A., with Distinction, from Cornell University’s Johnson Graduate School of Management and a B.S. in chemical engineering from Cornell University.

William P. Lauder, 49, has been a member of the board of directors since July 2006. Mr. Lauder has been Executive Chairman of The Estée Lauder Companies Inc. (cosmetics) since July 2009. He served as Chief Executive Officer of The Estée Lauder Companies Inc. from March 2008 through June 2009 and President and Chief Executive Officer from July 2004 to February 2008. At The Estée Lauder Companies Inc., Mr. Lauder served as Chief Operating Officer from January 2003 through June 2004 and Group President from July 2001 through 2002, where he was responsible for the worldwide business of Clinique and Origins and the company’s retail store and online operations. From 1998 to 2001, Mr. Lauder was President of Clinique Laboratories. Prior to then, he was President of Origins Natural Resources Inc., where he had been the senior officer of the Origins brand since its creation in 1990. He joined The Estée Lauder Companies in 1986 as Regional Marketing Director of Clinique U.S.A. in the New York Metro area. Mr. Lauder then spent two years at Prescriptives as Field Sales Manager. Prior to joining The Estée Lauder Companies, he completed Macy’s executive training program in New York City and became Associate Merchandising Manager of the New York Division/Dallas store at the time of its opening in September 1985. Mr. Lauder earned a B.S. in Economics from the Wharton School of the University of Pennsylvania. He is a member of the Board of Trustees of the University of Pennsylvania and the Boards of Directors of the Fresh Air Fund, the 92nd Street Y and the Trinity School in New York City.

Executive Officers

The following sets forth certain information regarding our executive officers.

Name	Position

Noam Gottesman	Chairman of the Board and Co-Chief Executive Officer
Emmanuel Roman	Co-Chief Executive Officer
Pierre Lagrange	Senior Managing Director of GLG Partners LP
Simon White	Chief Operating Officer
Jeffrey Rojek	Chief Financial Officer
Alejandro San Miguel	General Counsel and Corporate Secretary

Additional information concerning Messrs. Gottesman, Roman and Lagrange is set forth above.

Simon White, 51, has been our Chief Operating Officer since March 2008 and served as our Chief Financial Officer from November 2007 to March 2008. He has been GLG Partners LP’s Chief Operating Officer since September 2000. From 1997 to September 2000, he worked at LBIE as Executive Director and Branch Manager of the GLG Partners division. From 1995 to 1997, he was Chief Administrative Officer of Lehman Brothers’ European high net worth business. From 1993 to 1995, he was European Controller at Lehman Brothers. Prior to 1993,

Mr. White worked at Credit Suisse First Boston and PaineWebber in a number of senior business and support roles in their London and New York offices. Mr. White is a chartered accountant and a fellow of the Institute of Chartered Accountants and has worked in the financial services business since 1986. Mr. White is a citizen of the United Kingdom

Jeffrey Rojek, 41, has been our Chief Financial Officer since March 2008. Prior to joining GLG, Mr. Rojek was an Audit and Advisory Partner at KPMG, in the firm’s New York financial services practice. He joined KPMG in 1991 and over his nearly 18 year career there worked with global banking, investment banking and other related financial services clients. From 2004 to 2006, he was based in KPMG’s national office advising on audit and accounting issues related to financial instruments. Prior to that, Mr. Rojek spent three years in Singapore as KPMG’s Regional Lead Partner for Deutsche Bank, Citigroup and Jones Lang Lasalle. Mr. Rojek has an M.B.A. from Columbia University and a B.S. from Fordham University.

Alejandro San Miguel, 42, has been our General Counsel and Corporate Secretary since November 2007. Mr. San Miguel was a partner at the law firm of Chadbourne & Parke LLP, one of GLG’s principal outside law firms, from 2001 until November 2007. He joined the law firm in 1996 from Thacher Profitt & Wood LLP where he worked since 1993. Mr. San Miguel received a J.D. from New York Law School and a B.A. from the University of Pennsylvania.

Historical Selected Financial Data

The following selected financial data for the five fiscal years ended December 31, 2009 were derived from the audited combined and consolidated financial statements of GLG and its subsidiaries. The following selected financial data for the six months ended June 30, 2009 and June 30, 2010 were derived from the unaudited combined and consolidated financial statements of GLG and its subsidiaries. In November 2007, we completed the acquisition of GLG Partners LP and certain of its affiliated entities (each, an “Acquired Company”). Effective upon the consummation of the acquisition, (1) each Acquired Company became a subsidiary of ours, (2) the business and assets of the Acquired Companies (the “GLG Business”) became our only operations and (3) we changed our name to GLG Partners, Inc. As the Acquisition was considered a reverse acquisition recapitalization for accounting purposes, the combined historical financial statements of the GLG Business became our historical financial statements. The selected financial data should be read in conjunction with the audited consolidated financial statements and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 10-K”), including the notes thereto, and the unaudited consolidated financial statements and other financial information contained in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 (the “March 31 10-Q”) and June 30, 2010 (the “June 30 10-Q”), each incorporated by reference into this proxy statement. More comprehensive financial information is included in the 2009 10-K, the March 31 10-Q and the June 30 10-Q, including management’s discussion and analysis of financial condition and results of operations in the 2009 10-K, the March 31 10-Q and the June 30 10-Q, and other documents we file with the SEC, and the following summary is qualified in its entirety by reference to the 2009 10-K, the March 31 10-Q, the June 30, 10-Q and other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information”.

						Six Months
	Years Ended December 31,					Ended June 30,
	2005	2006	2007	2008	2009	2009	2010
	(US dollars in thousands)

Combined and Consolidated Statement of Operations Data:
Net revenues and other income:
Management fees, net	$137,958	$186,273	$287,152	$317,787	$152,528	$70,458	$89,545
Performance fees, net	279,405	394,740	678,662	107,517	114,605	48,759	25,088
Administration fees, net	311	34,814	64,224	69,145	25,685	11,410	15,016
Transaction charges	184,252	—	—	—	—	—	—
Other	1,476	5,039	10,080	542	8,056	7,229	1,290
Total net revenues and other income	603,402	620,866	1,040,118	494,991	300,874	137,856	130,939
Expenses:
Compensation, benefits and profit share	345,918	369,836	1,211,212	952,916	637,995	(318,586)	(222,952)
General, administrative and other	64,032	68,404	108,926	123,049	90,907	(47,743)	(59,050)
Amortization of intangible assets	—	—	—	—	2,768	(833)	(1,737)
Third party distribution, administration and service fees	—	—	—	—	3,276	(665)	(2,142)
Total expenses	409,950	438,240	1,320,138	1,075,965	734,946	(367,827)	(285,881)
Income (loss) from operations	193,452	182,626	(280,020)	(580,974)	(434,072)	(229,971)	(154,942)
Realized gain/(loss) on available-for-sale investments	—	—	—	—	(21,855)	(21,217)	(917)
Gain on debt extinguishment	—	—	—	—	84,821	84,821	—
Gain on business combination — negative goodwill	—	—	—	—	21,122	21,122	—
Interest income, net	2,795	4,657	2,350	(16,613)	(11,503)	649	417
Income (loss) before income taxes	196,247	187,283	(277,670)	(597,587)	(361,487)	(6,567)	(161,418)
Income tax benefit/(expense)	(25,345)	(29,225)	(64,000)	(14,231)	2,102	(2,552)	7,964
Net income/(loss)	170,902	158,058	(341,670)	(611,818)	(359,385)	(153,715)	(153,454)
Net income (loss) attributable to common stockholders	170,250	157,876	(310,508)	(630,997)	(318,951)	(144,635)	(135,444)
Distributions to Individual Principals and Trustees	(106,531)	(165,705)	(330,972)	(118,354)	—	—	—
Dividend Paid	—	—	—	(16,210)	—	—	—
Net income/(loss) per share, basic	1.25	1.16	(2.11)	(2.97)	(1.45)	(0.67)	(0.59)
Net income/(loss) per share, diluted	0.87	0.81	(2.11)	(2.97)	(1.45)	(0.67)	(0.59)

	As of December 31,					As of June 30,
	2005	2006	2007	2008	2009	2009	2010
	(US dollars in thousands)

Combined and Consolidated Balance Sheet Data:
Cash and cash equivalents	$236,261	$273,148	$429,422	$316,195	$263,782	$258,289	$201,338
Fees receivable	246,179	251,963	389,777	42,106	104,541	74,896	68,073
Working capital	42,387	183,388	220,583	112,304	190,907	176,027	169,837
Property and equipment, net	3,290	6,121	9,079	14,076	12,856	13,232	12,901
Current assets	491,825	551,055	873,682	404,367	419,909	406,166	317,452
Non-current assets	3,515	6,322	110,455	84,015	80,872	88,563	82,565
Total assets	495,340	557,377	984,137	488,382	500,781	494,729	400,017
Accrued compensation and benefits	247,745	289,301	467,887	148,531	138,686	71,309	44,982
Other liabilities	—	5,100	16,092	50,765	13,886	36,920	15,862
Loans payable, convertible notes and revolving credit facility	13,000	13,000	570,000	570,000	533,672	526,639	516,527
Total stockholders’ equity (deficit)	181,599	176,710	(244,230)	(377,549)	(283,569)	(271,515)	(285,633)
Current liabilities	300,741	180,873	698,367	335,931	252,511	239,605	160,516
Non-current liabilities	14,370	14,552	531,911	530,000	531,839	526,639	525,134

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating this ratio, earnings consist of income (loss) from operations before (i) income taxes, (ii) non-controlling interests and (iii) fixed charges, excluding capitalized interest. Fixed charges consist of interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.

As of December 31,					As of June 30,
2005	2006	2007	2008	2009	2009	2010

362	238	—	—	—	—	—

Earnings were insufficient to cover fixed charges by approximately $286,541,000, $605,148,000 and $446,801,000 for the years ended December 31, 2007, 2008 and 2009, respectively, and by approximately $236,538,000 and $160,943,000 for the six months ended June 30, 2009 and 2010, respectively.

Book Value Per Share

Our net book value per share as of June 30, 2010 was $(1.13).

Transactions in Common Stock

Repurchases of Common Stock

The following table shows purchases of common stock during the past two years effected by GLG.

			Weighted Average
	Total Number of	Range of Prices	Price Paid per
Quarter	Shares Purchased	Paid per Share	Share

April 1, 2008 to June 30, 2008	64,900	$8.15	$8.15
July 1, 2008 to September 30, 2008	—	—	—
October 1, 2008 to December 31, 2008	1,195,139	2.22 - 3.20	3.12
January 1, 2009 to March 31, 2009	28,344,655	2.17 - 2.60	2.27
April 1, 2009 to June 30, 2009	41,436	2.84 - 3.65	3.56
July 1, 2009 to September 30, 2009	605,167	4.08	4.08
October 1, 2009 to December 31, 2009	168,115	2.66 - 2.74	2.73
January 1, 2010 to March 31, 2010	525,416	2.70 - 3.12	3.10
April 1, 2010 to June 28, 2010	40,237	2.91	2.91

Total	30,985,065

Purchases by the Selling Stockholders

The following tables show purchases of our common stock and other equity-related securities since May 1, 2008 effected by the Selling Stockholders:

				Weighted
				Average
		Total Number of	Range of Prices	Price Paid
Name of Purchaser	Date of Purchase	Shares Purchased	Paid per Share	per Share

Noam Gottesman	April 1 — June 30, 2008	1,000,000	$8.15	$8.15
	January 1 — March 31, 2009	309,664	$2.01 — 2.25	$2.17
Emmanuel Roman	January 1 — March 31, 2009	348,696	$1.99 — 2.30	$2.24

		Aggregate Amount of
		5.00% Dollar-	Number of Common
		Denominated	Shares into which
		Convertible	Convertible Notes are
		Subordinated Notes	Convertible Prior to the
Name of Purchaser	Date of Purchase	Purchased	Merger

TOMS International Ltd.	May 15, 2009	$10,000,000	2,688,172
Jackson Holding Services Inc.	May 15, 2009	$5,000,000	1,344,086
Point Pleasant Ventures Ltd.	May 15, 2009	$15,000,000	4,032,258
Total		$30,000,000	8,064,516

See “Special Factors — Interests of Certain Persons in the Merger — A Portion of our 5.00% Dollar-Denominated Convertible Subordinated Notes are held by the Principals” above regarding the treatment of the convertible notes in connection with the merger.

Purchases by Man, Holdco and Merger Sub

Except for the shares to be acquired pursuant to the share exchange agreement and as set forth in the table below, Man and its affiliates have not made any purchases of our common stock during the past two years. As of July 29, 2010, none of Man, Holdco, Merger Sub or any of their respective associates or majority-owned subsidiaries beneficially owned any shares of our common stock.

				Weighted
		Total Number		Average
		of Shares	Range of Prices	Price Paid
Name of Purchaser	Date of Purchase	Purchased	Paid per Share	per Share

Man Investments Limited (a wholly	July 1 — September 30, 2008	31,990	$8.25 — 8.93	$8.71
owned subsidiary of Man)	October 1 — December 31, 2008	35,230	$2.44 — 3.79	$3.03

Purchases by Merger Sub

Merger Sub has not made any purchases of our common stock during the past two years.

Transactions During the Past 60 Days

There have been no transactions in shares of our common stock during the past 60 days by us, any of our officers or directors, the Selling Stockholders, Man, Holdco, Merger Sub, any of Merger Sub’s or Holdco’s officers or directors, or any associate or majority-owned subsidiary of the foregoing, with the exception of 15,407, 15,407 and 6,704 shares withheld by us to pay taxes upon vesting of restricted stock awards for Messrs. Rojek, San Miguel and Schreyer, respectively.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of our common stock and Series A voting preferred stock as of June 21, 2010 by the following individuals or entities:

•	each person who beneficially owns more than 5% of the outstanding shares of our capital stock;

•	the individuals who are our Co-Chief Executive Officers, Chief Financial Officer and three other most highly compensated executive officers;

•	the individuals who are our directors; and

•	the individuals who are our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital stock shown as beneficially owned, subject to applicable community property laws. As of June 21, 2010, 251,202,732 shares of our common stock and 58,904,993 shares of our Series A voting preferred stock were issued and outstanding. In computing the number of shares of our capital stock beneficially owned by a person and the percentage ownership of that person, all shares of our capital stock that will be subject to warrants or convertible securities held by that person are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. None of the shares of our common stock or

Series A voting preferred stock owned by any of our directors or officers have been pledged as security. The business address of Messrs. Gottesman, Roman, White, San Miguel, Rojek, Hauslein and Lauder and of Lavender Heights Capital LP is c/o GLG Partners, Inc., 399 Park Avenue, 38th Floor, New York, New York 10022. The business address of Mr. Lagrange and of Sage Summit LP is c/o GLG Partners LP, One Curzon Street, London W1J 5HB, England.

				Pro Forma
			Approximate	Approximate
			Percentage	Percentage
			of Outstanding	of Outstanding
	Number of Shares		Common Stock	Common Stock
	of Common Stock		Beneficially	Beneficially
Name of Beneficial Owner and Management	Beneficially Owned		Owned †	Owned ††

Lehman Brothers Holdings, Inc.(1)	33,762,690		13.5%	10.9%
Lansdowne Partners Limited Partnership(2)	19,837,389		8.0%	6.4%
Berggruen Holdings North America Ltd.(3)	20,805,900		8.3%	6.7%
Sage Summit LP(4)(5)	159,623,802	(14)(15)(16)(17)	50.4%	50.4%
Lavender Heights Capital LP(4)(5)	159,623,802	(14)(15)(16)(17)	50.4%	50.4%
Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Blue Hill Trust(5)	159,623,802	(14)(15)(16)(17)	50.4%	50.4%
Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Green Hill Trust(5)	159,623,802	(14)(15)(16)(17)	50.4%	50.4%
Noam Gottesman(4)(6)	159,804,202	(14)(15)(16)(17)	50.4%	50.4%
Pierre Lagrange(4)(6)	159,804,202	(14)(15)(16)(17)	50.4%	50.4%
Emmanuel Roman(4)(6)	159,804,202	(14)(15)(16)(17)	50.4%	50.4%
Martin E. Franklin(7)	14,682,016		5.7%	4.6%
Ian G.H. Ashken(8)	3,575,842		1.4%	1.1%
James N. Hauslein(9)	187,133		*	*
William P. Lauder(10)	187,133		*	*
Simon White(11)	357,133		*	*
Jeffrey M. Rojek(12)	361,779		*	*
Alejandro San Miguel(13)	358,068		*	*
All directors and executive officers as a group (10 individuals)	179,338,227		53.6%	53.6%

†	Does not include as outstanding 58,904,993 shares of our common stock into which 58,904,993 FA Sub 2 exchangeable shares and 58,904,993 associated shares of Series A voting preferred stock beneficially owned by Noam Gottesman and the Trustee of the Gottesman GLG Trust may be exchanged by the holder thereof at any time and from time to time, other than with respect to Sage Summit LP, Lavender Heights Capital LP and Messrs. Gottesman, Lagrange and Roman.

††	Assumes 310,107,725 shares of our common stock are issued and outstanding upon the exchange of 58,904,993 FA Sub 2 exchangeable shares and 58,904,993 associated shares of Series A voting preferred stock beneficially owned by Noam Gottesman and the Trustee of the Gottesman GLG Trust.

*	Less than 1%

(1)	Based on a Form 4 filed on September 12, 2008, Lehman (Cayman Islands) Ltd (“LCI”) holds 33,659,998 shares of our common stock, Lehman Brothers Inc. (“LBI”) holds 95,092 shares and 3,150 shares included in units and Lehman Brothers Special Financing Inc. holds 1,300 shares. The warrants included in the units are exercisable for 3,150 shares of common stock beginning on December 21, 2007. LCI and LBI are wholly owned subsidiaries of Lehman Brothers Holdings, Inc. The business address of Lehman Brothers Holdings, Inc. is 1271 Avenue of the Americas, 45th Floor, New York, New York 10020.

(2)	Based on a Schedule 13G amendment filed on February 12, 2010 by Lansdowne Partners Limited Partnership (“Lansdowne Partners”) and Lansdowne UK Equity Fund Limited (“Lansdowne UK”, and together with Lansdowne Partners, “Lansdowne”), Lansdowne Partners is the investment adviser of Lansdowne UK. Lansdowne holds 19,837,389 shares of our common stock as to which (i) Lansdowne Partners has sole voting and dispositive power with respect to 4,542,141 shares and (ii) Lansdowne Partners and Lansdowne UK have shared voting control and dispositive power with respect to 15,295,248 shares. Lansdowne Partners disclaims beneficial ownership of any of these securities, except for its pecuniary interest therein. The business address of Lansdowne Partners is 15 Davies Street, London W1K 3AG, England and the business address of Lansdowne UK is c/o Fortis Prime Fund Solutions Administration Services (Ireland) Limited, Fortis House, Park Lane, Spencer Dock, Dublin 1, Ireland.

(3)	Based on a Schedule 13D filed on November 13, 2007, Berggruen Acquisition Holdings Ltd (“BAH”) owns 5,923,200 shares included in founders’ units and Berggruen Holdings North America Ltd. (“Berggruen Holdings”) owns 4,209,500 shares, of which 2,500,000 are included in co-investment units. The amount shown in the table above includes an aggregate of 4,750,000 shares of common stock issuable upon exercise of sponsors’ warrants and co-investment warrants, all of which are exercisable beginning on December 21, 2007, and 5,923,200 shares of common stock issuable upon exercise of founders’ warrants which are not currently exercisable. BAH is a direct subsidiary of Berggruen Holdings. Berggruen Holdings is a direct, wholly owned subsidiary of Berggruen Holdings Ltd. (“BHL”) and the managing and majority shareholder of BAH. All of the outstanding capital stock of BHL is owned by the Tarragona Trust (“Tarragona”). The trustee of Tarragona is Maitland Trustees Limited, a BVI corporation acting as an institutional trustee in the ordinary course of business without the purpose or effect of changing or influencing control of us. Nicolas Berggruen is a director of BHL. Mr. Berggruen may be considered to have beneficial ownership of BAH’s interests in us and disclaims beneficial ownership of any shares in which he does not have a pecuniary interest. The principal business address of each of BAH, Berggruen Holdings and BHL is 1114 Avenue of the Americas, 41st Floor, New York, New York 10036. The principal business address of Mr. Berggruen is 9-11 Grosvenor Gardens, London, SW1W OBD, United Kingdom. The principal business address of Tarragona is 9 Columbus Centre, Pelican Drive, Road Town, Tortola, British Virgin Islands.

(4)	Represents shares held by the parties to a Voting Agreement dated as of June 22, 2007, as amended, among the Individual Principals, the Trustees, Lavender Heights Capital LP, Sage Summit LP, Jackson Holding Services Inc., Point Pleasant Ventures Ltd. and us. Each of the parties to the Voting Agreement disclaims beneficial ownership of shares held by the other parties to the Voting Agreement (as described below) (except each Individual Principal with respect to his respective Trustee).

(5)	Includes (i) 8,460,854 shares purchased by Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Blue Hill Trust, from Sage Summit LP on June 21, 2010, and (ii) 5,640,570 shares purchased by Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Green Hill Trust, from Lavender Heights Capital LP on June 21, 2010. Each of Sage Summit LP and Lavender Heights Capital LP has the right to rescind the respective purchase agreement pursuant to which such share purchases were effectuated, and to reacquire the GLG shares prior to completion of the merger (or such other date as agreed). See “Special Factors — Background of the Merger” above for a description of the respective purchase agreements.

(6)	Includes 90,200 shares of common stock included in units held by certain investment funds managed by us (the “GLG Funds”). The warrants included in the units are exercisable for 90,200 shares of our common stock beginning on December 21, 2007. Each of the Individual Principals serves as a Managing Director of GLG Partners Limited, the general partner of GLG Partners LP. GLG Partners LP serves as the investment manager of the GLG Funds that have invested in the 90,200 units. GLG Partners LP, as investment manager of the GLG Funds, may be deemed the beneficial owner of all of our securities owned by the GLG Funds. GLG Partners Limited, as general partner of GLG Partners LP, may be deemed the beneficial owner of all of our securities owned by the GLG Funds. Each of the Individual Principals, as a Managing Director of GLG Partners Limited with shared power to exercise investment discretion, may be deemed the beneficial owner of all of our securities owned by the GLG Funds. Each of GLG Partners LP, GLG Partners Limited and the Individual Principals disclaims beneficial ownership of any of these securities, except for their pecuniary interest therein.

(7)	Includes 5,798,668 shares of common stock and 300,000 shares of restricted stock which vest in three equal installments on May 15, 2010, 2011 and 2012 and 44,788 shares of restricted stock that vest on February 15, 2011. The amount shown in the table includes an aggregate of 3,800,000 shares of common stock issuable upon exercise of sponsors’ warrants and co-investment warrants and 4,738,560 shares of common stock issuable upon exercise of founders’ warrants which are not currently exercisable. The business address of Mr. Franklin is 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580.

(8)	Includes 850,000 and 100,000 shares of common stock included in co-investment units owned by Ian Ashken and Tasburgh LLC, respectively, and an aggregate of 950,000 shares issuable upon the exercise of the co-investment warrants. Also includes 1,184,640 shares issuable upon the exercise of founders’ warrants which are not currently exercisable. Mr. Ashken is the majority owner and managing member of Tasburgh LLC. The business address for Mr. Ashken and Tasburgh LLC is 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580. Also includes 48,860 shares of restricted stock that vest on February 15, 2011.

(9)	Includes 44,104 shares of common stock, 51,201 shares of common stock included in units (consisting of one share of common stock and one warrant to purchase one share of common stock) owned by Mr. Hauslein and 51,201 shares issuable upon the exercise of founders’ warrants included in the units which are not currently exercisable. Also includes 40,717 shares of restricted stock that vest on February 15, 2011.

(10)	Includes 44,104 shares of common stock, 51,201 shares of common stock included in units owned by Mr. Lauder and 51,201 shares issuable upon the exercise of founders’ warrants included in the units which are not currently exercisable. Also includes 40,717 shares of restricted stock that vest on February 15, 2011.

(11)	Excludes 210,000 shares Mr. White is entitled to receive under the equity participation plan, 110,000 of which will be distributed to him on November 2, 2010 and 100,000 of which will be distributed to him in three equal installments on March 31, 2011, 2012 and 2013, and includes 27,133 shares of restricted stock which vest in two equal installments on March 31, 2011 and 2012.

(12)	Includes (i) 206,327 shares of restricted stock which vest on November 2, 2010, subject to our having achieved certain minimum levels of net assets under management as of October 31, 2010; (ii) 100,000 shares of restricted stock which vest in three equal installments on May 15, 2010, 2011 and 2012; and (iii) 48,839 shares of restricted stock which vest in two equal installments on March 31, 2011 and 2012.

(13)	Includes (i) 182,453 shares of restricted stock which vest on November 2, 2010, subject to our having achieved certain minimum levels of net assets under management as of October 31, 2010; (ii) 100,000 shares of restricted stock which vest in three equal installments on May 15, 2010, 2011 and 2012; and (iii) 27,133 shares of restricted stock which vest in two equal installments on March 31, 2011 and 2012.

(14)	Includes 8,460,857 and 5,640,570 shares beneficially owned by Sage Summit LP and Lavender Heights Capital LP, respectively. The Trustees are the directors of the general partner of each of these limited partnerships. The Individual Principals may be deemed beneficial owners of the foregoing shares. Each of the Individual Principals disclaims beneficial ownership of any of these securities.

(15)	Includes 58,900,370 FA Sub 2 exchangeable shares and 58,900,370 associated shares of Series A voting preferred stock beneficially owned by the Gottesman GLG Trust and 4,623 Exchangeable Shares, 4,623 shares of Series A voting preferred stock and 1,309,664 shares of common stock beneficially owned by Mr. Gottesman. Each Exchangeable Share is exchangeable by the holder at any time and from time to time into one share of our common stock, and each share of Series A voting preferred stock will be automatically redeemed upon the exchange of an Exchangeable Share. Also includes 2,688,172 shares of common stock issuable upon conversion of $10 million aggregate principal amount of our 5.0% convertible subordinated notes due 2014.

(16)	Includes 58,900,370 and 4,623 shares beneficially owned by the Lagrange GLG Trust and Mr. Lagrange, respectively. Also includes 4,032,258 shares of common stock issuable upon conversion of $15 million aggregate principal amount of our 5.0% convertible subordinated notes due 2014.

(17)	Includes 18,338,212 and 350,162 shares beneficially owned by the Roman GLG Trust and Mr. Roman, respectively. Also includes 1,344,086 shares of common stock issuable upon conversion of $5 million aggregate principal amount of our 5.0% convertible subordinated notes due 2014.

Please refer to “Important Information Regarding the Principals — Voting Agreement” for a discussion of the voting agreement among the Selling Stockholders.

Market Price of Our Common Stock and Dividend Information

Our common stock, warrants and units (consisting of one share of common stock and one warrant to purchase a share of common stock) trade on the New York Stock Exchange under the symbols “GLG”, “GLGWS” and “GLGU”, respectively. The following sets forth the high and low sales price of our units, common stock and warrants, as reported on the New York Stock Exchange for the periods shown:

	Common Stock		Warrants		Units
	High	Low	High	Low	High	Low

2008:
Second Quarter	$12.25	$7.67	$4.80	$1.82	$17.04	$9.54
Third Quarter	$9.50	$4.51	$3.18	$0.35	$12.50	$5.18
Fourth Quarter	$5.95	$1.86	$0.67	$0.00	$6.00	$1.59
2009:
First Quarter	$3.44	$1.94	$0.15	$0.03	$3.23	$1.90
Second Quarter	$4.25	$2.26	$0.37	$0.06	$4.39	$3.02
Third Quarter	$4.61	$3.51	$0.42	$0.18	$8.06	$3.86
Fourth Quarter	$4.08	$2.51	$0.33	$0.10	$4.49	$2.75
2010:
First Quarter	$3.54	$2.60	$0.21	$0.10	$3.65	$3.00
Second Quarter	$4.40	$2.53	$0.18	$0.08	$4.39	$2.95
Third Quarter (through August 9, 2010)	$4.44	$4.32	$0.14	$0.10	$4.40	$4.16

On May 14, 2010, the last trading day before we announced the execution of the merger agreement, the high and low sales prices of our common stock were $2.99 and $2.90, respectively. The merger consideration of $4.50 per share represents a premium of approximately 55% over the closing trading price of $2.91 per share on May 14, 2009, and approximately 41% over the average closing prices of our common stock for the 30-trading day period ending on May 14, 2010. On May 14, 2010, the closing price of our publicly traded warrants was $0.129. On August      , 2010, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of our common stock were $      and $     , respectively. You are urged to obtain a current market price quotation for our common stock.

GLG paid a regular quarterly dividend of $0.025 per share of common stock on each of April 21, 2008, July 21, 2008 and October 21, 2008 in respect of the first, second and third quarters of 2008, respectively, on all outstanding shares of common stock, including unvested shares of restricted stock under GLG’s equity-based plans. There was no quarterly dividend declared or paid for the fourth quarter of 2008. On December 30, 2008, GLG announced that the board had determined not to continue paying a regular quarterly dividend on its common stock, including for the fourth quarter of 2008. During 2009 and 2010, there were no dividends paid on GLG common stock.

Under the credit agreement dated as of October 30, 2007, as amended, by and among GLG, FA Sub 1 Limited, FA Sub 2 Limited and FA Sub 3 Limited, Citigroup Global Markets Inc., as book manager and arranger, Citicorp USA, Inc., as administrative agent, and the other lenders party thereto, GLG is prohibited from declaring or paying a dividend on its capital stock or in respect of the FA Sub 2 exchangeable shares until the aggregate outstanding principal amount of loans owing to non-affiliates of GLG is less than $200 million and so long as no default or event of default under the credit agreement shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

Description of Business

The information under the Part I, Item 1, “Business” of our 2009 10-K is incorporated herein by reference.

Description of Property

The information under the Part I, Item 2, “Properties” of our 2009 10-K is incorporated herein by reference.

Legal Proceedings

The information under the Part I, Item 3, “Legal Proceedings” of our 2009 10-K is incorporated herein by reference. See also the description of the pending litigation relating to the merger under “Special Factors — Background of the Merger” above.

IMPORTANT INFORMATION REGARDING THE PRINCIPALS

During the last five years, none of the persons or entities described below has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Individual Principals

Information regarding each of Messrs. Gottesman, Roman and Lagrange can be found above under “Important Information Regarding GLG — Our Directors and Executive Officers”.

Trusts and Related Entities

Trusts

Gottesman GLG Trust is a New York trust established by Mr. Gottesman for the benefit of himself and his family. Leslie J. Schreyer is the trustee of the Gottesman GLG Trust. The business address of the Gottesman GLG Trust is c/o Chadbourne & Parke, 30 Rockefeller Plaza, New York, NY 10112 and the telephone number at that address is (212) 408-5100.

Roman GLG Trust is a Jersey, Channel Islands trust established by Mr. Roman for the benefit of himself and his family. Jeffrey A. Robins is the trustee of the Roman GLG Trust. The business address of the Roman GLG Trust is c/o Chadbourne & Parke, 30 Rockefeller Plaza, New York, NY 10112 and the telephone number at that address is (212) 408-5100.

Lagrange GLG Trust is a Jersey, Channel Islands trust established by Mr. Lagrange for the benefit of himself and his family. G&S Trustees Limited is the trustee of the Lagrange GLG Trust. The business address of the Lagrange GLG Trust is c/o Hawksford International, 15 Esplanade, St. Helier, Jersey, Channel Islands, JE1 1RB and the telephone number at that address is +44 (0) 153-474-0000.

Related Entities

TOMS International Ltd.  is a British Virgin Islands company, wholly owned by Leslie J. Schreyer as Trustee of the Gottesman GLG Trust, principally engaged in holding securities as a wholly owned subsidiary of the Gottesman GLG Trust. The registered address of TOMS International Ltd. is Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands and the telephone number at that address is (284) 494-2217. Leslie J. Schreyer is the sole director, Anthony M. Roncalli is the vice president and assistant secretary, and Jeffrey A. Robins is the vice president and assistant secretary.

Jackson Holding Services Inc.  is a British Virgin Islands company, wholly owned by Jeffrey A. Robins as Trustee of the Roman GLG Trust, principally engaged in holding securities as a wholly owned subsidiary of the Roman GLG Trust. The registered address of Jackson Holding Services Inc. is Wickhams Cay, P.O. Box 662, Road Town, Tortola, British Virgin Islands and the telephone number at that address is (284) 494-2217. Jeffrey A. Robins is the sole director, president and secretary, and Anthony M. Roncalli is the assistant secretary.

Point Pleasant Ventures Ltd.  is a British Virgin Islands company, wholly owned by G&S Trustees Limited as Trustee of the Lagrange GLG Trust, principally engaged in holding securities as a wholly owned subsidiary of the Lagrange GLG Trust. The business address of Point Pleasant Ventures Ltd. is c/o Hawksford International, 15 Esplanade, St. Helier, Jersey, Channel Islands, JE1 1RB and the telephone number at that address is +44 (0) 153-474-0000. The directors are Nigel T. Bentley, Michael E. Powell, Steven D. Robinson and Timothy G. Cartwright.

Directors and Officers of Related Entities

Each of Leslie J. Schreyer, Jeffrey A. Robins and Anthony M. Roncalli is a citizen of the United States and has been a partner of Chadbourne & Parke LLP during the past five years. The business address for each of

Messrs. Schreyer, Robins and Roncalli is Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 and the telephone number for each at that address is (212) 408-5100.

Nigel T. Bentley is a citizen of the United Kingdom and has been a director of G&S Trustees Limited for the past five years.

Michael E. Powell is a citizen of the United Kingdom and has been a director of G&S Trustees Limited for the past five years.

Steven D. Robinson is a citizen of the United Kingdom and has been a director of G&S Trustees Limited since January 2006. Prior to January 2006, Mr. Robinson was a trust manager of G&S Trustees Limited.

Timothy G. Cartwright is a citizen of the United Kingdom and has been a director of G&S Trustees Limited since July 2005. Prior to July 2005, Mr. Cartwright was a trust manager of G&S Trustees Limited.

The business address for each of Messrs. Bentley, Powell, Robinson and Cartwright is c/o Hawksford International, 15 Esplanade, St. Helier, Jersey, Channel Islands, JE1 1RB and the telephone number at that address is +44 (0) 153-474-0000.

Voting Agreement

The Selling Stockholders, who control approximately 48.8% of the voting power of the outstanding shares of our capital stock, and GLG are parties to a voting agreement dated June 22, 2007.

Under the voting agreement as currently in effect, the Selling Stockholders party thereto, referred to as the “controlling stockholders”, agreed to vote all of the shares of common stock and Series A preferred stock and any other security of GLG beneficially owned by them that entitles them to vote in the election of directors of GLG (collectively, the “Voting Stock”) in accordance with the agreement and direction of the parties holding the majority of the Voting Stock collectively held by all controlling stockholders (the “Voting Block”) with respect to each of the following events:

•	the nomination, designation or election of the members of the board of directors of GLG (or the board of any subsidiary) or their respective successors (or their replacements);

•	the removal, with or without cause, from the board of directors of GLG (or the board of any subsidiary) of any director; and

•	any change in control of GLG.

The controlling stockholders and GLG have agreed that so long as the controlling stockholders and their respective permitted transferees collectively beneficially own (1) more than 25% of the Voting Stock and at least one Individual Principal is an employee, partner or member of GLG or any subsidiary of GLG or (2) more than 40% of the Voting Stock, GLG will not authorize, approve or ratify any of the following actions or any plan with respect thereto without the prior approval of the Individual Principals owning a majority of the Voting Stock held by all Individual Principals:

•	any incurrence of indebtedness, in one transaction or a series of related transactions, by GLG or any of its subsidiaries in excess of $570 million or, if a greater amount has been previously approved by the controlling stockholders and their respective permitted transferees, such greater amount;

•	any issuance by GLG of equity or equity-related securities that would represent, after such issuance, or upon conversion, exchange or exercise, as the case may be, at least 20% of the total voting power of GLG;

•	any commitment to invest or investment or series of related commitments to invest or investments in a person or group of related persons in an amount greater than $250 million;

•	the adoption of a shareholder rights plan;

•	any appointment of a Chief Executive Officer or Co-Chief Executive Officer of GLG; or

•	the termination of the employment of an Individual Principal with GLG or any of its material subsidiaries without cause.

The controlling stockholders and GLG have agreed, subject to the fiduciary duties of the directors of GLG, that so long as the controlling stockholders and their respective permitted transferee(s) beneficially own Voting Stock representing certain percentages of the total voting power of GLG as provided in the voting agreement, GLG will nominate individuals designated by the Voting Block such that the controlling stockholders will have a certain number of designees on the board of directors in relation to the percentages of their total voting power of GLG.

No controlling stockholder may transfer Voting Stock except that transfers may be made to permitted transferees and in public markets as permitted by the GLG Shareholders Agreement described below.

The controlling stockholders have agreed that if (1) the Voting Block proposes to transfer all of the Voting Stock held by it to any person other than an Individual Principal or a Trustee, (2) such transfer would result in a change in control of GLG, and (3) if such a transfer requires any approval under the voting agreement or under the GLG shareholders agreement, such transfer has been approved in accordance with the voting agreement and the GLG shareholders agreement, then if requested by the Voting Block, each other controlling stockholder will be required to sell all of his or its Voting Stock.

Martin Franklin, a director of GLG, became a party of the Voting Agreement on February 12, 2010, at which time all the provisions of the Voting Agreement described above became binding on Mr. Franklin for so long as he remained a party to the Voting Agreement, except that he (a) could at any time transfer any or all of his Voting Stock to any person or, upon no less than 30 days written notice to all other parties to the Voting Agreement, withdraw from the Voting Agreement, (b) was not subject to Section 4 (Drag-Along Rights) and Section 9.11 (Endorsement of Voting Stock Share Certificates) of the Voting Agreement, and (c) would only indemnify other parties to the Voting Agreement (other than GLG) for breaches of the Voting Agreement by Mr. Franklin. On May 16, 2010, prior to the execution of the share exchange agreement and the merger agreement, Mr. Franklin gave written notice of his election to withdraw from the Voting Agreement to the other parties to the Voting Agreement with immediate effect, and the other parties to the Voting Agreement waived the application of the 30-day notice period described above. Mr. Franklin stated that he was withdrawing from the Voting Agreement because he wanted his economic interests to be aligned with the unaffiliated stockholders of GLG. As a result, Mr. Franklin is no longer subject to the voting requirements of the Voting Agreement and his shares of GLG common stock will be acquired by Man in the merger. Mr. Franklin’s shares of GLG common stock will not be counted toward the Minority Stockholder Approval.

Agreement among Principals and Trustees

On June 22, 2007, the Individual Principals and the trustees of their respective trusts (the “Trustees”) entered into an agreement among principals and trustees.

The agreement among principals and trustees provides that in the event an Individual Principal voluntarily terminates his employment with us for any reason prior to November 2, 2012, the following percentages of our common stock, our Series A voting preferred stock or FA Sub 2 exchangeable shares held by that Individual Principal and his Trustee as of November 2, 2007, which we refer to as “Forfeitable Interests”, will be forfeited, together with the same percentage of all distributions received with respect to such Forfeitable Interests after the date the Individual Principal voluntarily terminates his employment with us, to the Individual Principals who continue to be employed by us or a subsidiary as of the applicable forfeiture date and their Trustees, as follows:

•	in the event the termination occurs prior to November 2, 2008, 82.5%;

•	in the event the termination occurs on or after November 2, 2008 but prior to November 2, 2009, 66%;

•	in the event the termination occurs on or after November 2, 2009 but prior to November 2, 2010, 49.5%;

•	in the event the termination occurs on or after November 2, 2010 but prior to November 2, 2011, 33%; and

•	in the event the termination occurs on or after November 2, 2011 but prior to November 2, 2012, 16.5%.

For purposes of the agreement, “forfeiture date” means the date which is the earlier of (1) the date that is six months after the applicable date of termination of employment by the Individual Principal and (2) the date on or after such termination date that is six months after the date of the latest publicly-reported disposition of our equity securities by any continuing Individual Principal, which disposition is not exempt from the application of the provisions of Section 16(b) of the Exchange Act.

Shares of our capital stock acquired by the Individual Principals or their Trustees after November 2, 2007 (other than by operation of the agreement among principals and trustees), including shares acquired as a result of equity awards from us, will not be subject to the forfeiture provisions described above.

None of the forfeited Forfeitable Interests will return to or benefit us. Forfeited Forfeitable Interests will be allocated among the continuing Individual Principals and their Trustees based on their and their permitted transferees’ collective pro rata ownership of all Forfeitable Interests held by the continuing Individual Principals and their Trustees and their respective permitted transferees as of the Forfeiture Date. For purposes of this allocation, each Individual Principal and his Trustee will be deemed to hold all Forfeitable Interests that he or his permitted transferee transfers to a charitable institution, even if such charitable institution subsequently transfers such Forfeitable Interests to any other person or entity.

To the extent that a continuing Individual Principal or his Trustee receives Forfeitable Interests of another Individual Principal or his Trustee or permitted transferee pursuant to the provisions described above, such Forfeitable Interests will be deemed to be Forfeitable Interests of the continuing Individual Principal or his Trustee receiving such Forfeitable Interests for all purposes of the agreement among principals and trustees.

The transfer by an Individual Principal or his Trustee of any Forfeitable Interests to a permitted transferee or any other person will in no way affect any of his obligations under the agreement. An Individual Principal or his Trustee may, in his or its sole discretion, satisfy all or a portion of his or its obligations under the agreement among principals and trustees by substituting, for any shares of our common stock or shares of our Series A voting preferred stock and FA Sub 2 exchangeable shares otherwise forfeitable, an amount of cash equal to the closing trading price, on the business day immediately preceding the Forfeiture Date, of such shares on the securities exchange, if any, where such shares then primarily trade.

The forfeiture requirements contained in the agreement among principals and trustees will lapse with respect to an Individual Principal and his Trustee and permitted transferees upon the death or disability of an Individual Principal, unless he voluntarily terminated his employment with us prior to such event.

The agreement among principals and trustees may be amended and the terms and conditions of the agreement may be changed or modified upon the approval of a majority of the Individual Principals who remain employed by us. We and our shareholders have no ability to enforce any provision thereof or to prevent the Individual Principals from amending the agreement among principals and trustees or waiving any forfeiture obligation.

Pursuant to the terms of the share exchange agreement, the Selling Stockholders have agreed to terminate the agreement among principals and trustees prior to the share exchange closing.

GLG Shareholders Agreement

Under the GLG Shareholders Agreement dated as of June 22, 2007 by and among GLG and certain GLG shareholders, including the Individual Principals, the Trustees and Lehman (Cayman Islands) Limited, the parties and their permitted transferees are restricted from the direct or indirect sale or transfer of their equity interests in GLG for periods of up to four years commencing November 2, 2007, in each case, on terms and conditions described below:

Noam Gottesman, Emmanuel Roman, Pierre Lagrange (collectively, the “Individual Principals”) and Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust, G&S Limited, in its capacity as trustee of the Lagrange GLG Trust and Jeffrey A. Robins, in his capacity as trustee of the Roman GLG Trust (collectively, the “Trustees”), Sage Summit LP and Lavender Heights Capital LP (on behalf of the key personnel participating in the equity participation plan), and each of their permitted transferees may each sell or transfer up to 10% of his or its original allocation of GLG common stock (plus the unused amounts of the 10% cap from prior years, if any) each year during the three years beginning on the first anniversary of November 2, 2007. After the fourth anniversary of November 2, 2007, sales or transfers of GLG common stock by these shareholders will be unrestricted.

All of the foregoing transfer restrictions may be waived by the affirmative vote of two-thirds of the members of the board of directors of GLG; provided, however, that a waiver with respect of any of these shareholders owning an amount of registrable securities representing 5% or more of the total voting power of GLG shall be conditioned on a pro rata release of all such shareholders owning such an amount of registrable securities, unless a waiver is consented to by each shareholder owning such an amount of registrable securities still subject to the transfer restrictions described above.

In connection with the share exchange agreement, the Selling Stockholders obtained a waiver of the transfer restrictions applicable to their shares. In addition, certain U.K. domiciled key personnel who are members of Sage Summit LP and Lavender Heights Capital LP obtained, as permitted transferees of those partnerships, waivers of the transfer restrictions described above to permit sales of vested shares of GLG common stock which have already been distributed from Sage Summit LP and Lavender Heights Capital LP to such members.

In addition, the agreement provides demand registration rights, piggyback registration rights and shelf registration rights for certain GLG shareholders party to the agreement.

Pursuant to the terms of the share exchange agreement, the Selling Stockholders have agreed to amend the GLG Shareholders Agreement to cause such agreement to terminate upon the effective time.

Founders Agreement

Under the founders agreement dated June 22, 2007 by and among Noam Gottesman, as seller’s representative, the Individual Principals, the Trustees, Berggruen Freedom Holdings Ltd. (“Berggruen”) and Marlin Equities II, LLC (“Marlin”), Berggruen and Marlin agreed that in connection with the redemption of the publicly traded warrants, at the written demand of Mr. Gottesman, as the GLG shareowners’ representative, they and any of their permitted transferees will exercise such warrants owned by them or their permitted transferees as requested to be exercised by Mr. Gottesman, provided that the warrant agreement has been amended to permit cashless exercise of the founders’ warrants. Mr. Franklin is an affiliate of Marlin.

Amended and Restated Warrant Agreement

Under the warrant agreement dated December 21, 2006, as amended, by and between Continental Stock Transfer & Trust Company and GLG, GLG issued public warrants, founders’ warrants, sponsors’ warrants and co-investment warrants. Each warrant entitles the holder to purchase one share of GLG common stock at a price of $7.50 per share, subject to certain adjustments set forth in the warrant agreement. The warrants expire on December 28, 2011. Holders of warrants do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock.

GLG, at its option, may redeem not less than all of the outstanding public warrants at any time after they become exercisable and prior to their expiration upon giving 30 days notice at the redemption price of $0.01 per warrant only if the last sale price of GLG common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption.

The public warrants may be exercised, for cash or on a “cashless basis”, in accordance with the warrant agreement at any time after notice of redemption has been given by GLG and prior to the redemption date. Thereafter, the holder of the public warrants will have no further rights except to receive the redemption price.

The sponsors’ warrants and the co-investment warrants have terms and provisions that are substantially similar to the public warrants, except that the sponsors’ warrants are non-redeemable so long as the sponsors or their permitted transferees (as defined below) hold such warrants, while the co-investment warrants are subject to the same redemption provisions as those to which the public warrants are subject.

The founders’ warrants (which are held by Berggruen, Ian Ashken, Martin Franklin, James N. Hauslein, William P. Lauder and Herbert A. Morey) are substantially similar to the public warrants, except that the founders’ warrants are not currently exercisable and will become exercisable if and when the last sales price of GLG common stock exceeds $14.25 per share for any 20 trading days within a 30-trading day period beginning February 1, 2008 and are non-redeemable so long as they are held by the founders or their permitted transferees. The holders of these warrants are permitted to transfer such warrants (including the common stock to be issued upon exercise of such warrants) in certain limited circumstances, such as to GLG’s officers and directors, and other persons or entities associated with such holder (“permitted transferees”), but the permitted transferees receiving such warrants will be subject to the same sale restrictions imposed on the holders.

If the number of outstanding shares of common stock is (1) increased by a stock dividend or by a stock split or (2) decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock, then on the effective date of such event, the number of shares of common stock issuable on exercise of each warrant shall be proportionately increased or decreased.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than a change referenced above), or in the case of any merger or consolidation of GLG with or into another corporation (other than a consolidation or merger in which GLG is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of GLG as an entirety or substantially as an entirety in connection with which GLG is dissolved, the warrant holders will thereafter have the right to purchase and receive, upon exercise of the warrants in lieu of common stock of GLG the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger, consolidation or dissolution described above, by a warrant holder of the number of shares of common stock of GLG obtainable upon exercise of the warrants immediately prior to such event. These provisions will similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

If any other event affecting GLG common stock occurs to which the above-described adjustments would not apply, or even if applicable, they would not, in the good faith judgment of the board of directors of GLG, fairly and adequately protect the purchase rights of the warrant holders, then the board of directors of GLG shall make such adjustments, in accordance with the essential intent and principles of such provisions, as shall be reasonably necessary, in the good faith opinion of the board of directors of GLG, to protect such purchase rights.

Convertible Subordinated Note Indenture

In May and June 2009, GLG issued an aggregate of $228.5 million principal amount of convertible notes, due 2014, in a private offering to qualified institutional buyers under Rule 144A. The convertible notes were issued at par and carry an interest rate of 5.00% per annum. Interest is payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2009.

Subject to limitations on the number of shares of common stock they may own, holders may convert their notes into shares of common stock at any time on or prior to the business day immediately preceding the maturity date of the notes. The initial conversion rate for the notes is 268.8172 shares of common stock per $1,000 initial principal amount of notes (which represents an initial conversion price of approximately $3.72 per share).

Upon conversion of a note, a holder will not receive any cash payment of interest and the conversion rate will not be adjusted for accrued or unpaid interest. Delivery of common stock is deemed to satisfy all obligations with respect to notes tendered for conversion. Notes can only be converted in denominations of $1,000 and multiples thereof. Cash will be paid in lieu of any fractional shares only.

Conversion rate adjustments will be made if there is an event which dilutes the value of common stock (e.g., share split, issuing common stock as a dividend or share combination). The conversion rate will be increased if there is a designated event which is a change of control or in connection with the conversion of notes at a time when GLG is in default of its obligations to file, have declared effective or maintain the effectiveness of a shelf registration statement for the resale of the notes.

If at any time after the third anniversary of the original issuance date of the notes the volume-weighted average price of GLG common stock exceeds 150% of the conversion price on at least 20 of the 30 consecutive trading days, the conversion rights may be withdrawn upon notice given between 30 and 60 days prior to the withdrawal.

Holders of the notes have the option to convert their notes into a fixed amount in cash based on the cash consideration payable in connection with the occurrence of a change of control of GLG, and, for a specified period after a change of control, holders are entitled to a “make-whole premium” adjustment to the conversion rate in accordance with the terms of the convertible notes indenture if the consideration in a change of control of GLG is between $3.10 and $12.00 per share of GLG common stock. In addition, shortly after a change of control, GLG must make a change of control offer to repurchase the outstanding convertible notes at a purchase price of 100 per cent of the principal amount plus accrued and unpaid interest to the date of such repurchase.

Support Agreement

Under the support agreement dated November 2, 2007 by and between GLG and FA Sub 2 Limited, GLG has agreed to instruct Continental Stock Transfer & Trust Co., its transfer agent, to do the following, promptly upon receiving a notice that the holder of the FA Sub 2 exchangeable shares desires to exchange such securities in accordance with their terms and conditions:

•	to issue that number of shares of GLG common stock as may be required to comply with any such exchange notice;

•	to deliver those shares upon receipt by GLG of (1) certificates representing the FA Sub 2 exchangeable shares tendered for exchange and (2) such other documents or instruments as may be reasonably requested by GLG; and

•	to record successive transfers of any shares of GLG common stock issued pursuant to any exchange notice first as a transfer by GLG to FA Sub 1 Limited (which will be treated as between GLG and FA Sub 1 Limited as a contribution to the capital of FA Sub 1 Limited) and second as a transfer by FA Sub 1 Limited to FA Sub 2 Limited (which will be treated as between FA Sub 1 Limited and FA Sub 2 Limited as a contribution to the capital of FA Sub 2 Limited) and third as a transfer by FA Sub 2 Limited to the person(s) named in the exchange notice.

If there is a recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of GLG’s assets, spin-off, distribution or other transaction in which holders of GLG common stock are entitled to receive stock, securities or assets with respect to or in exchange for GLG common stock, then GLG will deliver to the holder of FA Sub 2 exchangeable shares, in addition to or in lieu of GLG common stock, such stock, securities or assets as would have been issued or payable in exchange for the number of shares of GLG common stock issuable immediately prior thereto.

Upon any change in the number of outstanding shares of GLG common stock as a result of exercises of GLG warrants, GLG will have the right to purchase (directly or through a subsidiary) from FA Sub 2 Limited a number of FA Sub 2 Limited Class A ordinary shares equal to the net number of shares of GLG common stock issued upon exercise of the warrant. The purchase price per share will equal the cash price per share received by GLG for the shares of GLG common stock (or $0.0001 per share, the par value of the FA Sub 2 Limited Class A ordinary shares, in the event of a cashless exercise of warrants).

IMPORTANT INFORMATION REGARDING MAN, HOLDCO AND MERGER SUB

Important Information Regarding Man

Man has not, during the past five years, been convicted in a criminal proceeding, nor has it been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Set forth below for each director and executive officer of Man is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. During the last five years, none of the persons listed below has been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Unless otherwise stated, the business address and telephone number of each of the directors and officers listed below is c/o Man Group plc, Sugar Quay, Lower Thames Street, London, EC3R 6DU, United Kingdom; +44 (0)20-7144-1000.

•	Jon Aisbitt — Chairman of the Board. Mr. Aisbitt was appointed a Non-Executive Director of Man in August 2003 and Non-Executive Chairman of Man in September 2007. He was previously a Partner and Managing Director in the Investment Banking Division of Goldman Sachs and has 20 years’ experience in international corporate finance. Mr. Aisbitt is a citizen of the United Kingdom.

•	Robert Aitken — Management Committee, Head of Man Group Compliance. Mr. Aitken joined Man in 2003 from the Financial Services Authority after serving other operating roles in financial services. Mr. Aitken is a citizen of the United Kingdom.

•	Alison Carnwath — Senior Independent Non-Executive Director. Ms. Carnwath was appointed a Non-Executive Director of Man in January 2001. Prior to joining the Man Board she spent 20 years working in investment banking. She is Chairman of Land Securities Group plc, and an Independent Director of Paccar Inc. She was an Independent Director of MF Global Holdings Limited until August 2010. Ms. Carnwath is a citizen of the United Kingdom.

•	Peter Clarke — Chief Executive. Mr. Clarke joined Man in 1993 from the investment banking industry, having worked at Morgan Grenfell and Citicorp. He became Head of Corporate Finance & Corporate Affairs and was Company Secretary from April 1996 to November 2007. He was appointed to the Man Board in 1997 and became Finance Director in May 2000. Mr. Clarke was Deputy Group Chief Executive from November 2005 until his appointment as Chief Executive in March 2007. Mr. Clarke is a citizen of the United Kingdom.

•	Phillip Colebatch — Non-Executive Director. Mr. Colebatch was appointed a Non-Executive Director of Man in September 2007. He was previously a member of the Executive Boards of Swiss Reinsurance Company from 2002 to 2006, Fox Pitt Kelton from 2002 to 2006 and Credit Suisse Group from 1984 to 2001. He is a Non-Executive Director of Insurance Australia Group, Lend Lease Corporation, Swann Insurance (Aust) Pty Ltd. and three private companies. Mr. Colebatch is on the Boards of Trustees of the LGT Group Foundation and the Prince of Liechtenstein Foundation. Mr. Colebatch is a citizen of Australia.

•	Dugald Eadie — Non-Executive Director. Mr. Eadie was appointed a Non-Executive Director of Man in January 2002. He has held a number of senior executive positions in the fund management industry. He was most recently Group Managing Director of Henderson plc until his retirement in 1999, following its acquisition by AMP. He is an Honorary Fellow of the Faculty of Actuaries, and a Fellow of the UK Society of Investment Professionals. Mr. Eadie is a citizen of the United Kingdom.

•	Tony Gurney — Management Committee, Marketing and Client Services. Mr. E. A. Gurney is Global Head of Product & Client Operations at Man Investments and is a member of its Management Committee.

Prior to joining Man Investments in 2006, he spent four years with Financial Risk Management, a fund of hedge funds manager, as COO. In 2000, he left J.P. Morgan with the senior members of the convertible arbitrage trading team to set up Ferox Capital Management, serving as COO. Mr. Gurney is a citizen of the United Kingdom.

•	Kevin Hayes — Finance Director. Mr. Hayes joined Man as Chief Financial Officer in March 2007 from Lehman Brothers, where he served in a variety of senior finance and strategy positions, latterly as Global Director of Process and Productivity based in New York. He was previously a Partner in the Financial Services practice of Ernst & Young LLP in New York. He was Company Secretary of Man from November 2007 to July 2009 and was appointed to the Man Board in May 2007. Mr. Hayes is a citizen of the United Kingdom.

•	Ruud Hendriks — Non-Executive Director. Mr. Hendriks was appointed a Non-Executive Director of Man in August 2009. He was previously with Goldman Sachs Asset Management from 2001 to 2009 where he had been a Managing Director and Co-Head of Sales for Europe, Middle East and Africa. Prior to this, Mr. Hendriks was Global Head of Institutional Sales for Robeco, a leading international asset manager. Mr. Hendriks is a member of the Supervisory Board of Taler Group, Chairman of the Supervisory Board of Financial Assets and a member of the International Board of Advisors of Polaris (an Italian based asset manager). Mr. Hendriks is a citizen of the Netherlands.

•	Herbert Item — Management Committee, Chief Investment Officer and Head of hedge fund multi-manager business. Mr. Item joined Man in 1997 with 10 years of equity and derivatives trading experience. Mr. Item was appointed CIO of Man’s integrated hedge fund multi-manager business in 2009, with responsibility for all investment functions. Mr. Item is a citizen of Switzerland.

•	Frédéric Jolly — Non-Executive Director. Mr. Jolly was appointed a Non-Executive Director of Man in August 2009. Previously, Mr. Jolly spent fourteen years at Russell Investments where he served as Chief Executive Officer for Europe, Middle East and Africa and as a member of the Global Executive Committee from 2000 to 2008, and as Chairman of the Global Distribution Strategy Committee from 2005 to 2008. Prior to this, Mr. Jolly was Head of Investment Consulting at The Wyatt Company, Paris (now Watson Wyatt). Mr. Jolly was a board member of Pantheon Ventures Ltd. from 2004 to 2008. Mr. Jolly is founding partner of Lexam Partners, an advisory business specializing in financial services. Mr. Jolly is a citizen of France.

•	Christoph Möller — Management Committee, Sales. Mr. Möller joined Man in 1981 and moved to his current position in 2001 after serving roles in finance and product structuring. Mr. Möller is a citizen of Switzerland.

•	Patrick O’Sullivan — Non-Executive Director. Mr. O’Sullivan was appointed a Non-Executive Director of Man in September 2007. He was previously Vice Chairman of the Group Management Board, as well as Group Finance Director, of Zurich Financial Services Group from 2002 to 2009 and was a Non-Executive Director of Collins Stewart plc from 2006 to 2009. He is Chairman of Old Mutual plc and a Non-Executive Director of the Bank of Ireland and COFRA Holding AG. Mr. O’Sullivan is a citizen of Ireland.

•	Michael Robinson — Management Committee, Human Resources. Mr. Robinson joined Man in 2003 after serving in senior roles at INVESCO and as a main board director of Henderson Global Investors plc and a career in the Royal Navy. Mr. Robinson is a citizen of the United Kingdom.

•	Stephen Ross — Management Committee, Product Structuring and Financing; Legal. A lawyer by training, Mr. Ross joined Man in 2003 from Clifford Chance LLP, where he was a Partner and Co-head of the Private Funds Group. He is Group General Counsel of Man and Global Head of Product Structuring & Financing. He has been a member of the Management Committee since joining the firm. Mr. Ross is a citizen of the United Kingdom.

•	John Rowsell — Management Committee, Head of Man’s Principal Strategies Group. Prior to his current responsibilities, Mr. Rowsell was Chief Investment Officer of Man Glenwood and was Chairman of the Investment and Management Committees. Previously, Mr. Rowsell served as Chief Executive Officer for Glenwood Capital Investments L.L.C. Mr. Rowsell’s principal business address and telephone number is

123 N. Wacker Drive, 28th Floor, Chicago, IL 60606; (800) 446-5345. Mr. Rowsell is a citizen of the United States of America.

•	Tim Wong — Management Committee, AHL. Mr. Wong joined Man in 1991 and moved to his current position as CEO of AHL, Man’s largest fund, in 2001. Mr. Wong is a citizen of the United Kingdom.

•	Mike Wright — Management Committee, Technology. Mr. Wright joined Man in 2007 after serving IT leadership roles at Fidelity International (from 2005 to 2007) and Willis Group (from 1997 to 2004). Prior to this he was a consultant at McKinsey. Mr. Wright is a citizen of the United Kingdom.

Important Information Regarding Holdco

Set forth below for each member of the board of managers and executive officer of Holdco is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such manager and executive officer. During the last five years, none of the persons listed above has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

•	Lance Donenberg — Vice President. Mr. Donenberg is the Head of Strategic Investments of Man Investments. Prior to his current responsibilities, Mr. Donenberg was Head of Investment Sourcing for Man Glenwood and an Investment Committee member of Glenwood Capital Investments L.L.C. Before joining Glenwood in 2006, Mr. Donenberg was a founding principal with Balyasny Asset Management. Mr. Donenberg’s principal business address and telephone number is 123 N. Wacker Drive, 28th Floor, Chicago, IL 60606; (800) 446-5345. Mr. Donenberg is a citizen of the United States of America.

•	Orly Lax — Vice President and Secretary. Ms. Lax is the Head of U.S. Legal and Product Legal of Man Investments. Ms. Lax originally joined Man Investments in 2004. Ms. Lax’s principal business address and telephone number is One Rockefeller Plaza, 16th Floor, New York, NY 10020; (646) 452-9700. Ms. Lax is a citizen of the United States of America.

•	John Rowsell — President. See information provided for Mr. Rowsell above.

Important Information Regarding Merger Sub

Set forth below for each of the directors and executive officers of Merger Sub is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of such director and executive officer. During the last five years, none of the persons listed below has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

•	Lance Donenberg — Vice President. See information provided for Mr. Donenberg above.

•	Orly Lax — Vice President and Secretary. See information provided for Ms. Lax above.

•	John Rowsell — President. See information provided for Mr. Rowsell above.

APPRAISAL RIGHTS

If you do not vote for the Merger Proposal at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Appendix F to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Appendix F. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 of the DGCL and this summary to “stockholders” are to the record holders of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262. This proxy statement constitutes such notice to the holders of our common stock and Section 262 is attached to this proxy statement as Appendix F. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Appendix F carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, we believe that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

If you wish to exercise appraisal rights you must not vote for the Merger Proposal and must deliver to GLG, before the vote on the Merger Proposal, a written demand for appraisal of your shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy by telephone or through the Internet, without expressly directing that your shares of our common stock be abstained or voted against the Merger Proposal, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the Merger Proposal. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either vote against the Merger Proposal or abstain from voting when voting in person or submitting a proxy by telephone, through the Internet or by mail, or refrain from voting altogether. A vote or proxy against the Merger Proposal, an abstention or a failure to vote will not, in and of itself, constitute a demand for appraisal.

A written demand for appraisal will be sufficient if it reasonably informs GLG of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the Merger Proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will constitute a waiver of appraisal rights. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, exactly as the holder’s name appears on the stock certificates, should specify the holder’s mailing address and the number of shares registered in the holder’s name and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: GLG Partners, Inc., 399 Park Avenue, 38th Floor, New York, New York 10022, Attention: Secretary, or should be delivered to the Secretary at the special meeting, prior to the vote on the Merger Proposal.

Within ten days after the effective time of the merger, we, as the surviving corporation, will notify each stockholder who properly asserted appraisal rights under Section 262 and has not voted for the Merger Proposal of the effective time of the merger. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by all dissenting holders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file any such petition with respect to appraisal of the value of any shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of the Merger Proposal and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefore has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court shall take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262. In determining “fair value” of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation”. In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

The Delaware Court will direct the payment of the fair value of the shares of our common stock who have perfected appraisal rights, together with interest, if any. Upon application of a stockholder, costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable under the circumstances. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the merger agreement by delivering to us, as the surviving corporation, a written withdrawal of the demand for appraisal. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If we do not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the Merger Proposal and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

Proposal

You are being asked to approve the adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal. Any adjournment may be made without notice, except when expressly required by law.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of our shares of common stock and Series A voting preferred stock in person or by proxy and entitled to vote on the matter, voting as a single class. Any signed proxies received by us in which no voting instructions are provided on this matter will be voted “FOR” the Adjournment Proposal. Any adjournment or postponement of the meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the meeting as adjourned or postponed.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2011 annual meeting of our stockholders (the “2011 Annual Meeting”) only if the merger is not completed.

To be eligible for inclusion in our proxy statement and the proxy card, stockholder proposals for the 2011 Annual Meeting must be received on or before November 26, 2010 by the Office of the Secretary at our headquarters, 399 Park Avenue, 38th Floor, New York, New York 10022. Our Bylaws require a stockholder desiring to propose any matter for consideration of the stockholders at the 2011 Annual Meeting to notify GLG’s Secretary in writing at the address listed in the preceding sentence on or after January 12, 2011 and on or before February 11, 2011. If the number of directors to be elected to the board at the 2011 Annual Meeting is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the board on or before January 30, 2011, a stockholder proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the close of business on the tenth day following our public announcement of the increase. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, GLG may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

GLG is delivering only one proxy statement to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, GLG will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this document was delivered. If you are a stockholder at a shared address to which GLG delivered a single copy of this proxy statement and you desire to receive a separate copy of this proxy statement, or if you desire to notify us that you wish to receive a separate copy our proxy statements or annual reports in the future, or if you are a stockholder at a shared address to which GLG delivered multiple copies of this document and you desire to receive one copy in the future, please submit your request by mail or telephone to GLG at 399 Park Avenue, 38th Floor, New York, NY 10022, Attention: Investor Relations, (212) 224-7257.

If a broker, bank or other nominee holds your shares in GLG, please contact the broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement, or wish to receive separate copies of our proxy statements or annual reports in the future by revoking your consent to householding.

TRANSACTION OF OTHER BUSINESS

The board of directors does not know of any other matters that may be presented at the meeting. In the event of a vote on any matters other than those referred to in the accompanying Notice of Special Meeting of Stockholders, proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

WHERE YOU CAN FIND MORE INFORMATION

GLG files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document GLG files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents GLG files with the SEC by going to the “SEC Filings” section of our Investor Relations website at: www.glgpartners.com/investor_relations/overview.

The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein, except to the extent expressly set forth below under “Incorporation by Reference”.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request additional copies of this proxy statement and copies of any of the documents incorporated by reference in this proxy statement, without charge, by written or telephonic request directed to GLG Partners, Inc., 399 Park Avenue, 38th Floor, New York, NY 10022, Attention: Investor Relations, (212) 224-7257. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Because the merger may be a “going private” transaction, GLG, Man, Holdco, Merger Sub and each Individual Principal (each, a “filing person”) have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The filing of the Transaction Statement on Schedule 13E-3 shall not be construed as an admission by any filing person or by any of their respective affiliates that GLG is “controlled” by any other filing person.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. Some documents or information, such as that called for by Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. We incorporate by reference the documents listed below (except that the safe harbor under Section 21E of the Exchange Act referenced in the Form 10-K and Forms 10-Q listed below does not apply to any forward-looking statements we make in connection with the merger and share exchange):

•	GLG’s annual report on Form 10-K for the year ended December 31, 2009;

•	GLG’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	GLG’s current reports on Form 8-K, filed with the SEC on January 5, 2010, February 19, 2010, March 23, 2010, May 11, 2010, May 19, 2010, May 26, 2010, June 25, 2010, July 20, 2010 and August 9, 2010; and

•	GLG’s registration statement on Form 8-A/A, filed with the SEC on November 2, 2007, containing a description of GLG common stock.

GLG will incorporate into this proxy statement any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing date of this proxy statement and before the special meeting.

GLG has supplied all information in this proxy statement pertaining to itself. Man has supplied all information in this proxy statement pertaining to itself, Holdco and Merger Sub. Each of the Selling Stockholders and TOMS has supplied all information in this proxy statement pertaining to itself.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED AUGUST      , 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, OR THAT THE INFORMATION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE TO THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE THEREOF, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Appendix A

AGREEMENT AND PLAN OF MERGER
Dated as of May 17, 2010
among
MAN GROUP PLC,
ESCALATOR SUB 1 INC.
and
GLG PARTNERS, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 17, 2010 (this “Agreement”), is among Man Group plc, a public limited company existing under the laws of England and Wales (“Parent”), Escalator Sub 1 Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and GLG Partners, Inc., a Delaware corporation (the ‘‘Company”). Certain terms used in this Agreement are used as defined in Section 8.12.

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved this Agreement, and the merger of Merger Sub with and into the Company (the “Merger”) on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company (the “Controlling Holders”) are entering into (a) a voting and support agreement (the “Voting Agreement”) pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger, in each case on the terms set forth therein and (b) a share exchange agreement (the “Share Exchange Agreement”) pursuant to which, among other things, such stockholders have agreed to exchange their shares of Company Common Stock and Company Preferred Stock (in each case, as defined below) for Parent Ordinary Shares (as defined below);

WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain Controlling Holders are entering into (a) a non-competition and non-solicitation agreement among Parent, the Company and Noam Gottesman, (b) a deed of vendor covenant among Parent, the Company and Pierre Lagrange and (c) a deed of vendor covenant among Parent, the Company and Emmanuel Roman, each dated the date hereof and effective on and from the Closing Date (as defined below);

WHEREAS, the Board of Directors of the Company has determined that the consideration to be paid for each share of Company Common Stock in the Merger is fair to the holders of such shares and has resolved to recommend that such stockholders adopt and approve this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

WHEREAS, the Special Committee of the Board of Directors of the Company (the “Special Committee”) has determined that the consideration to be paid for each share of Company Common Stock in the Merger is fair to the holders of such shares (other than the Controlling Holders) and has resolved to recommend that such stockholders adopt and approve this Agreement and the Merger upon the terms and subject to the conditions set forth herein; and

WHEREAS, concurrently with the execution of this Agreement, the Company and the Controlling Holders are executing and delivering a written waiver (a ‘‘Shareholders Agreement Waiver”) which, upon its effectiveness, among other things, waives the transfer restrictions set forth in Article II of the Shareholders Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1  The Merger.  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2  Closing.  The closing of the Merger (the ‘‘Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 on a date and at a time to be specified by the Company and Parent, which date shall be no later than the third (3rd) Business Day after satisfaction or (to the extent permitted by Law and other than the condition set forth in Section 6.1(a), which may not be waived) waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time, and other than the condition set forth in Section 6.2(c)), and which time shall be immediately after the satisfaction of the condition set forth in Section 6.2(c), or at such other place, date and/or time as may be agreed to in writing by the Company and Parent. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3  Effective Time.  Subject to the provisions of this Agreement, as promptly as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with, and in such form as complies with, the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”).

Section 1.4  Effects of the Merger.  From and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5  Certificate of Incorporation and By-laws of the Surviving Corporation.  The certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended at and as of the Effective Time to be in the form of Exhibit A and Exhibit B, respectively, and as so amended shall be the certificate of incorporation and by-laws of Surviving Corporation until thereafter amended (subject to Section 5.8) as provided therein or by Law.

Section 1.6  Directors and Officers of the Surviving Corporation.  Each of the parties shall take all action necessary to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, to hold office until their respective successors are duly elected or appointed and qualified or their earlier death or resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. Prior to the Closing Date, the Company shall take all action necessary to cause the directors of the Company to resign as directors of the Company effective no later than the Effective Time. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death or resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES; COMPANY STOCK OPTIONS

Section 2.1  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) or the holder of any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Treasury Stock, Parent-Owned Stock and Preferred Stock.  Any shares of Company Common Stock that are owned by the Company as treasury stock, any shares of Company Common Stock owned by Parent, Merger Sub or any Subsidiary of the Company other than those Subsidiaries listed on

Schedule 2.1(b), and any shares of Company Preferred Stock shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock.  Each issued and outstanding share of Company Common Stock (other than (i) shares to be canceled in accordance with Section 2.1(b), (ii) Dissenting Shares, (iii) the Company Restricted Shares and (iv) the Company Stock Rights) shall be converted into the right to receive $4.50 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a ‘‘Certificate”), or un-certificated book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented any such shares of Company Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.2(b), without interest.

(d) Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder that did not vote in favor of the Merger (or consent thereto in writing) and is entitled to demand and properly demands appraisal of such shares pursuant to, and complies in all respects with, the provisions of Section 262 of the DGCL (each, a “Dissenting Stockholder”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the ‘‘Dissenting Shares”), but instead such holder shall be entitled to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1(c), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL. Any portion of the Merger Consideration made available to the Agent pursuant to Section 2.2 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

Section 2.2  Exchange of Certificates.

(a) Agent.  Upon the Effective Time, Parent shall deposit with such bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the “Agent”), for the benefit of the holders of shares of Company Common Stock converted at the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.1(c), the aggregate Merger Consideration to which such holders shall become entitled pursuant to Section 2.1(c). All cash so deposited with the Agent shall, pending its disbursement to such holders, be invested by the Agent as directed by Parent; provided, however, that any investment of such cash shall in all events be limited to (i) direct short-term obligations of the U.S. government, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services, respectively, (iv) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or (v) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of such investment; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Agent will be payable to Parent or as Parent otherwise directs.

(b) Procedures.  As promptly as practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Agent to mail to each holder of record of Company Common Stock converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration a letter of transmittal and related instructions, which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or book-entry transfer of the Book-Entry Shares) to the Agent and which shall otherwise be in customary form and shall include customary provisions (including with respect to delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares) for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Agent or such other evidence, if any, of transfer as the Agent may reasonably request), the holder of such Certificate (or Book-Entry Shares, as applicable) shall be entitled to receive promptly in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate (or Book-Entry Shares, as applicable), and the Certificate (or Book-Entry Shares, as applicable) so surrendered shall forthwith be canceled. If any portion of such consideration is to be issued and paid to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Shares were registered, it shall be a condition to such issuance and payment that (1) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred and (2) the Person requesting such issuance and payment shall have paid any transfer and other Taxes required by reason of the issuance and payment of such consideration to a Person other than the registered holder of such Certificate or Book-Entry Shares surrendered or shall have established to the reasonable satisfaction of the Agent and the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest. Notwithstanding anything to the contrary in this Agreement, a holder of Book-Entry Shares shall not be required to deliver a Certificate to the Agent to receive the consideration to which such holder is entitled pursuant to this Article II in respect of such Book-Entry Shares.

(c) Transfer Books; No Further Ownership Rights in Company Stock.  The Merger Consideration issued and paid in respect of shares of Company Common Stock represented by Book-Entry Shares, or upon the surrender for exchange of Certificates, in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Book-Entry Shares and Certificates (as applicable), and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Book-Entry Shares or Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for in this Agreement or by Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Agent will issue and pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be issued and paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

(e) Termination of Fund.  At any time following the one (1) year anniversary of the Closing Date, Parent or the Surviving Corporation shall be entitled to require the Agent to deliver to it any instruments and funds (including any interest received with respect thereto) that had been made available to the Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.3  Company Equity Awards.

(a) Immediately prior to the Effective Time, each Company Restricted Share which is then outstanding shall be converted into the right to receive from the Surviving Corporation an amount in cash equal to the Merger Consideration, the receipt of which shall be subject to the same vesting conditions and other restrictions that were applicable to such Company Restricted Share at the time it was cancelled. For the avoidance of doubt, no interest shall accrue on any cash amount pending the satisfaction of any vesting or other restrictions. As of the Effective Time, all such Company Restricted Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a Certificate or Book-Entry Shares, which immediately prior to the Effective Time represented any such Company Restricted Share shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration, subject to the applicable vesting conditions and other restrictions, to be paid in consideration therefor.

(b) As of the Effective Time, each outstanding award under the Company Stock Plans which represents a right to receive a share of Company Common Stock upon satisfaction of vesting conditions, which for the avoidance of doubt shall exclude the Company Restricted Shares (the “Company Stock Rights”), shall be assumed by the Surviving Corporation, subject to the same vesting and other terms and conditions that were applicable to such Company Stock Rights prior to the Effective Time. Following the Effective Time, subject to the terms and conditions thereof, the Company Stock Rights shall be settleable in Parent Ordinary Shares equal to the product (which shall be rounded down to the nearest whole share) of (i) the number of shares underlying such Company Stock Rights multiplied by (ii) the Exchange Ratio. Notwithstanding the foregoing, if and to the extent the representations and warranty contained in the last sentence of Section 3.2(c) is not true and complete as of the Effective Time, or the rollover contemplated in the first sentence of this Section 2.3(b) would be prohibited by applicable securities Laws, the affected Company Stock Rights shall be converted as of the Effective Time into a right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares of Company Common Stock covered by such Company Stock Rights, the receipt of which shall be subject to the same vesting and other conditions that were applicable to such Company Stock Rights immediately prior to the Effective Time.

(c) Prior to the Effective Time, the Company shall, or shall cause the appropriate administrative body to, take all actions and make such determinations with respect to the Company Restricted Shares and the Company Stock Rights, in each case, as necessary to implement the foregoing provisions of this Section 2.3 (including, any such actions as may be reasonably requested by Parent). Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not, at the Effective Time, be bound by any options, stock appreciation rights, restricted stock rights, restricted stock units, phantom equity awards, warrants or other rights or agreements which would entitle any Person, other than Parent and its subsidiaries, to own any equity interest in the Surviving Corporation or to receive any payment in respect thereof (other than as provided in Section 2.3(a) or 2.3(b)).

Section 2.4  Exchangeable Shares and Preferred Stock.  Prior to the Closing Date, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company), shall take all action or make such determinations, in each case, necessary to give effect to (a) the exchange or conversion of Exchangeable

Shares (as defined below) as contemplated by the Share Exchange Agreement and (b) the redemption of all outstanding shares of Series A Voting Preferred Stock, par value $0.0001 per share, of the Company.

Section 2.5  Withholding Taxes.  Parent, the Surviving Corporation and the Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law (including, as applicable, by acceleration to the Effective Time of the vesting of cash awards (under Section 2.3(b)) in an amount sufficient to pay the income tax and/or employee national insurance contributions liability that arises as a result of the transactions contemplated in Section 2.3(b) in respect of U.K. employees). To the extent amounts are so withheld and paid over to the appropriate Taxing Authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. In addition, to the extent such amounts are insufficient to cover the income tax and/or employee national insurance contributions liability imposed on the service provider, vesting of the awards shall be accelerated in an amount sufficient to cover such income tax and/or employee national insurance contributions liability.

Section 2.6  Adjustments.  Notwithstanding any provision of this Article II to the contrary (but without in any way limiting the covenants in Section 5.5), if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, stock split, reclassification, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, stock split, reclassification, combination, exchange of shares or similar transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed (I) in the Company SEC Documents filed with the SEC from and after March 2, 2009 but prior to date of this Agreement (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific, predictive or forward-looking in nature, in each case, other than any specific factual information contained therein) or (II) the definitive disclosure schedule letter delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1  Organization, Standing and Corporate Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as presently conducted.

(b) The Company is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that have the concept of good standing) in each jurisdiction where the ownership, leasing or operation of its properties or other assets or the nature its business requires such licensing or qualification, except for failures to be so licensed, qualified or in good standing that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company has made available to Parent correct and complete copies of the Organizational Documents of the Company, as in effect as of the date of this Agreement.

(d) The Company has made available to Parent correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Board of Directors of the Company and each committee of the Board of Directors of the Company, other than the Special Committee, held since November 2, 2007, except in each case for records that may discuss the Merger, strategic alternatives or other potential business development or strategic initiatives.

Section 3.2  Capitalization.

(a) The authorized capital stock of the Company consists of 1,000,000,000 shares of Company Common Stock and 150,000,000 shares of preferred stock, par value $0.0001 per share (“Company Preferred Stock”). At the close of business on May 4, 2010: (a) 251,242,969 shares of Company Common Stock were issued and outstanding (of which 20,664,059 shares of Company Common Stock were Company Restricted Shares), (b) 14,101,424 shares of Company Common Stock were held by the Company in its treasury, (c) 40,842,854 shares of Company Common Stock were reserved for issuance under the Company Stock Plans, (d) 58,904,993 shares of Company Preferred Stock were issued or outstanding, (e) 54,484,677 shares of Company Common Stock were reserved for issuance upon exercise of the warrants described in Section 3.2(a) of the Company Disclosure Schedule (“Warrants”), (f) 61,424,730 shares of Company Common Stock were reserved for issuance upon conversion of the convertible notes described in Section 3.2(a) of the Company Disclosure Schedule (“Convertible Notes”) and (g) 58,904,993 shares of Company Common Stock were reserved for issuance upon conversion of the exchangeable shares described in Section 3.2(a) of the Company Disclosure Schedule (“Exchangeable Shares”). Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, no Company Common Stock is owned by any Subsidiary of the Company.

(b) Except for the Warrants, the Convertible Notes and the Exchangeable Shares, as of May 4, 2010 there were (i) no outstanding shares of capital stock of the Company, (ii) no outstanding securities of the Company or its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company, and (iii) except as set forth in Section 3.2(b) of the Company Disclosure Schedule, no outstanding options, warrants or rights, or commitments or agreements, to acquire from the Company, or that obligate the Company to issue shares of capital stock of the Company or any securities of the Company or its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any securities, options, warrants or rights convertible into or exchangeable or exercisable for shares of capital stock of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, since December 31, 2009, the Company has not issued any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, other than pursuant to Warrants, Convertible Notes and Exchangeable Shares referred to in Section 3.2(a) that are outstanding as of the date of this Agreement or are issued after the date of this Agreement without violation of Section 5.5. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.

(c) The Company has made available to Parent with respect to each holder of Company Restricted Shares, as of May 16, 2010, the name of the holder of such awards, the number of shares of Company Restricted Shares held by such holder, the date on which such Company Restricted Shares was granted, and the applicable vesting schedule. The Company has made available to Parent with respect to each holder of Company Stock Rights, as of May 16, 2010, the name of the holder of such awards, the number of shares of Company Common Stock underlying such award, the date on which such Company Stock Right was granted, and the applicable vesting schedule and settlement dates. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, each holder of Company Stock Rights is a non-U.S. resident.

(d) The Company has delivered to Parent a true, complete and accurate list, as of May 16, 2010, of the name and address of each holder of Company Preferred Stock and Exchangeable Shares, in each case, as reflected on the stock transfer or other corporate records of the Company.

Section 3.3  Authority; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and for it to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors (upon recommendation of the Special Committee), and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Special Committee, at a meeting duly called and held, has, by unanimous vote, (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into this Agreement, (ii) recommended to the Board of Directors of the Company the approval of the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (subject to obtaining the Company Stockholder Approval), and (iii) recommended to the Board of Directors of the Company the approval of the execution and delivery of the Share Exchange Agreement by the stockholders of the Company party thereto, and the consummation of the Share Exchange Transactions.

(c) The Board of Directors of the Company, at a meeting duly called and held, has, by unanimous vote, (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, (iii) directed that the Company submit the adoption of this Agreement to a vote at a meeting of the stockholders of the Company to obtain the Company Stockholder Approval in accordance with the terms of this Agreement, (iv) resolved, subject to Section 5.3, to recommend that the stockholders of the Company adopt this Agreement at the Company Stockholders Meeting and (v) approved the execution and delivery of the Share Exchange Agreement by the stockholders of the Company party thereto and the consummation of the Share Exchange Transactions.

(d) The Company Stockholder Approval is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

(e) The Board of Directors of the Company has adopted resolutions sufficient to render inapplicable the limitations on “business combinations” contained in Section 203 of the DGCL to Parent and Merger Sub, this Agreement, the Share Exchange Agreement, the Voting Agreement and the Merger. No other state anti-takeover statute or regulation, nor any takeover-related provision in the Organizational Documents of the Company, is applicable to Parent or Merger Sub, this Agreement, the Share Exchange Agreement, the Voting Agreement and the Merger that would (i) prohibit or restrict the ability of the Company to perform its obligations under this Agreement or the Certificate of Merger or its ability to consummate the Merger or the other Transactions, (ii) have the effect of invalidating or voiding any provision of this Agreement, the Share Exchange Agreement, the Voting Agreement or the Certificate of Merger or (iii) subject Parent or Merger Sub to any impediment or condition in connection with the exercise of any of its rights under this Agreement, the Share Exchange Agreement, the Voting Agreement or the Certificate of Merger.

Section 3.4  Non-contravention.  None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions, compliance by the Company with any of the terms or provisions hereof or the consummation of the Share Exchange Transactions, will (a) violate or conflict with any provision of the Organizational Documents of the Company or any of its Subsidiaries or (b) assuming that the authorizations, consents and approvals referred to in Section 3.5 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.5 are made, (i) violate in any material respect any Law, injunction, order, judgment, ruling or decree of any Governmental Authority applicable to the Company or any of its Subsidiaries or (ii) violate, conflict with, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), or give rise to a right of termination, cancellation or redemption, an acceleration of performance required, a loss of benefits, or the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Permit to which the Company or any of its Subsidiaries is a party, except, in the case of clause (ii), for such violations, conflicts, defaults, terminations, cancellations, redemptions, accelerations, losses and Liens as, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the Share Exchange Transactions.

Section 3.5  Governmental Approvals.  Except for (a) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as such proxy statement may be amended or supplemented from time to time, the ‘‘Proxy Statement”), and other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of the New York Stock Exchange, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) filings that may be required under, and compliance with other applicable requirements of, the HSR Act and (d) filings with Governmental Authorities required under, and compliance with other applicable requirements of, the Laws listed on Section 3.5 of the Company Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions or the consummation by the stockholders of the Company party thereto of the Share Exchange Transactions, except for such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected, individually and in the aggregate, to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the Share Exchange Transactions.

Section 3.6  Information Supplied.

(a) None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference (i) in the Proxy Statement and contained in the Proxy Statement, at the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, or (ii) in any proxy solicitation materials of the Company and contained in any such proxy solicitation materials, as of the date of its first use, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of any Controlling Holder (in their capacity as a stockholder), Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing.

(b) None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Shareholder Circular or the Prospectus and contained in the Shareholder Circular or the Prospectus will, (a) in the case of the Shareholder Circular, at the date it (and any amendment or supplement thereto) is first mailed to shareholders of Parent or at the time of the Parent Shareholders Meeting and (b) in the case of the Prospectus, at the date it (and any amendment or supplement thereto) is published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of any Controlling Holder (in their capacity as a stockholder), Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing.

Section 3.7  Brokers.  Except for Goldman Sachs International (“Goldman”) and Moelis & Company LLC (“Moelis”), the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. A correct and complete copy of the engagement letter with each of Goldman and Moelis has been provided to Parent.

Section 3.8  Opinion of Financial Advisor.

(a) The Special Committee has received the opinion of Moelis, dated May 16, 2010, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received in the Merger by holders of shares of Company Common Stock (other than the Controlling Holders) is fair from a financial point of view to such stockholders (the “Moelis Fairness Opinion”). A correct and complete copy of the Moelis Fairness Opinion will be delivered to Parent for informational purposes only upon receipt thereof by the Company. The Company has been authorized by Moelis to permit the inclusion of the Moelis Fairness Opinion and references thereto in the Proxy Statement, subject to prior review and consent by Moelis.

(b) The Board has received the opinion of Goldman, dated May 17, 2010, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the aggregate consideration to be received by holders (other than Parent and its Affiliates) of shares of Company Common Stock, Exchangeable Shares and Convertible Notes under this Agreement and the Share Exchange Agreement is fair from a financial point of view to such holders (the “Goldman Fairness Opinion”). A correct and complete copy of the Goldman Fairness Opinion will be delivered to Parent for informational purposes only upon receipt thereof by the Company. The Company has been authorized by Goldman to permit the inclusion of the Goldman Fairness Opinion and references thereto in the Proxy Statement, subject to prior review and consent by Goldman.

Section 3.9  Subsidiaries.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company. Each Subsidiary of the Company is duly organized, validly existing and in good standing (with respect to jurisdictions that have the concept of good standing) under the Laws of the jurisdiction of its organization set forth on Section 3.9(a) of the Company Disclosure Schedule and has all corporate, limited liability or partnership, as the case may be, power and authority necessary to own or lease all of its properties and assets and to carry on its business as presently conducted, except for failure to be in good standing or so qualified or have such power or authority that individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as otherwise specified on Section 3.9(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of (or other equity interests in) each Subsidiary of the Company have been duly authorized, validly issued and are fully paid and non-assessable and, except for qualifying shares or the like, are owned, directly or indirectly, by the Company free and clear of any and all (x) Liens, (y) transfer restrictions (except for such transfer restrictions of general applicability as may be provided under applicable Laws) and (z) voting agreements or voting restrictions. Except as set forth on Section 3.9(a) of the Company Disclosure Schedule, no outstanding options, warrants or rights to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, shares of capital stock of (or other equity interests in) a Subsidiary of the Company, and no outstanding securities of a Subsidiary of the Company convertible into or exchangeable or exercisable for shares of capital stock of (or other equity interests in) a Subsidiary of the Company, in each case, are owned by a Person other than the Company or a wholly-owned Subsidiary of the Company.

(b) Except as set forth on Section 3.9(a) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, as of the date of this Agreement, any shares of capital stock of, or other equity interests in, any Person.

(c) Each Subsidiary of the Company is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that have the concept of good standing) in each jurisdiction where the ownership, leasing or operation of its properties or other assets or the nature its business requires licensing or qualification, except for failures to be so licensed, qualified or in good standing that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent correct and complete copies of the Organizational Documents of each Subsidiary of the Company as in effect of the date of this Agreement.

Section 3.10  Company SEC Documents; Undisclosed Liabilities.

(a) The Company has filed with or furnished to the SEC, on a timely basis, all required registration statements, prospectuses, certifications, proxy statements and reports with the SEC since November 2, 2007 (the “IPO Date”) (such documents collectively, and together with all documents filed during such period on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents. None of the Company’s Subsidiaries is (or has been at any time since the IPO Date) subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b) Each of the consolidated financial statements of the Company included (or incorporated by reference) in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of un-audited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of un-audited statements, to normal, recurring year-end audit adjustments).

(c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except liabilities or obligations (i) reflected or reserved against on the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2010 (the “Balance Sheet Date”), or disclosed in the notes thereto, included in the Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) incurred pursuant to this Agreement or otherwise in connection with the Transactions, or (iv) that individually and in the aggregate would not reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, or (v) liabilities and obligations under Contracts and the Company Plans.

(d) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required under as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, and such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the chief executive officer and the chief financial officer of the Company by others within the Company, and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting, to the Company’s auditors, to the audit committee of the Board of Directors of the Company and to Parent, (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e) Since the IPO Date, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(f) Since the IPO Date, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer or auditor of the Company or any of its Subsidiaries, has received or been informed of any credible complaint, allegation, assertion or claim, whether written or oral, regarding a deficiency with the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls reasonably likely to lead to material non-compliance by the Company with GAAP or the Exchange Act (including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices), which complaint, allegation, assertion or claim was not publicly disclosed in the Company SEC Documents or appropriately addressed or otherwise cured, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof.

(g) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements or Company SEC Documents.

Section 3.11  Absence of Certain Changes.  Since the Balance Sheet Date:

(a) the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business consistent with past practice except for the execution and performance of this Agreement and the discussions and negotiations related thereto; and

(b) there has not been any change, development, occurrence, event or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.12  Legal Proceedings.  Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, there is no legal, administrative or arbitral proceeding, claim, suit, action, injunction, order, judgment, ruling, decree, regulatory enforcement action or disciplinary proceeding, or, to the Knowledge of the Company, investigation (i) pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, any of the Funds or any of their respective properties or assets before any Governmental Authority or (ii) pending or, to the Knowledge of the Company, threatened before any Governmental Authority against any officer, director or employee of the Company or any Subsidiary of the Company or any Fund with respect to the Company’s, the Subsidiaries’ and the Funds’ business activities.

Section 3.13  Compliance With Laws; Licenses.

(a) The Company, each of its Subsidiaries and the Funds are (and since the IPO Date have been) in compliance with all Laws applicable to the Company, any of its Subsidiaries or any of the Funds and their respective properties and assets, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole. Since the IPO Date, none of the Company, any of its Subsidiaries or any of the Funds has received written notice to the effect that a Governmental Authority (i) claimed or charged that the Company, any of its Subsidiaries, any of their respective officers, directors or employees, acting in such capacities, or any of the Funds was not in compliance with all Laws applicable to the Company, any of its Subsidiaries, any of their respective officers, directors or employees or any of the Funds, as the case may be, any of their properties or other assets or any of their businesses or operations, except for claims and charges that have been favorably resolved or (ii) was considering the amendment, termination, revocation or cancellation of any License (as defined below), except, in the case of clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole.

(b) Since the IPO Date, none of the Company, any of its Subsidiaries or any of the Funds has received written notice of a claim or charge that has not been favorably resolved by a Governmental Authority of a violation of the securities Laws (which include, without limitation, Laws relating to investment management) of the United States, the United Kingdom or the Cayman Islands by the Company, any of its Subsidiaries, any of their respective officers, directors or employees, or any of the Funds that could, individually or in the aggregate, reasonably be expected to negatively affect (other than in a transitory manner) the reputation of the Company and its Subsidiaries, their business franchise, their ability to raise and retain assets under management and their ability to preserve and attract Clients or key employees and partners in a significant or fundamental way.

(c) Except as set forth on Section 3.13(c) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries, or to the Knowledge of the Company, any person (i) “associated” (as defined under the Investment Advisers Act of 1940, as amended (the “Advisers Act”)) with, or (ii) who is an “affiliated person” (as defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of any of the foregoing, has been convicted of any crime or is or has engaged in any conduct that would be a basis for (A) denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or the creation of a disclosure obligation under Rule 206(4)-4(b) thereunder, or ineligibility to serve as an associated person of an investment adviser, (B) being ineligible to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company pursuant to Section 9(a) or 9(b) of the Investment Company Act or (C) being ineligible to serve as a broker-dealer or an associated person of a broker-dealer pursuant to Section 15(b) of the Exchange Act, and to the Knowledge of the Company, there is no proceeding or investigation that is reasonably likely to become the basis for any such ineligibility, disqualification, denial, suspension or revocation.

(d) Each Subsidiary identified on Section 3.13(d) of the Company Disclosure Schedule (the “Registered Advisers”) has at all times required by applicable Law been duly registered as an investment adviser under the Advisers Act except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole. Each of the Company and its Subsidiaries has at all times required by applicable Law been duly registered, licensed and qualified as an investment adviser in all jurisdictions where such registration, licensing, qualification or notification is required in order to conduct its business, except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole. The Company has delivered to the Parent true and complete copies of the most recent Form ADV (including Part II) of each Registered Adviser, as amended to date, and any other applicable foreign and domestic registration forms, likewise as amended to date. The information contained in such forms was in material compliance with applicable Law and true and complete in all material respects at the time of filing and the Company has made all amendments to such forms as is required to make under applicable Laws. Each Registered Adviser has adopted a written policy regarding insider trading and a code of ethics, which complies in all material respects with all applicable provisions of the Advisers Act (including with respect to insider trading and personal trading under Section 204A thereof and Rule 204A-1 thereunder), copies of which have been made available to Parent. All employees of the Registered Advisers have executed acknowledgments that they are bound by the provisions of the applicable insider trading policies and code of ethics, except as would not, individually or in the aggregate, reasonably be expected to have a material impact on the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, during the past three (3) years, there have been no violations or allegations of violations of such codes of ethics or insider trading policies. Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, each Registered Adviser has adopted a written compliance program regarding such Registered Adviser’s satisfaction of the requirements of Rule 206(4)-7 under the Advisers Act. The Company and its Subsidiaries (i) have all Permits, registrations, certifications and other approvals (collectively, “Licenses”) required from Governmental Authorities required in order for them to lawfully conduct their business in the manner presently conducted, except where the failure to have the same would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole and (ii) are in compliance with the terms of all such Licenses, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole. No person other than any full-time employee of the Company or its Subsidiaries renders investment education or investment management services on behalf of the Company or its Subsidiaries to Clients of the Company or its Subsidiaries, or solicits Clients with respect to the provision of investment advice or investment management services by the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, and except as set forth on Section 3.13(e) of the Company Disclosure Schedule, none of the Subsidiaries of the Company is a “broker” or “dealer” within the meaning of the Exchange Act, a “commodity pool operator” or “commodity trading adviser” within the meaning of the Commodity Exchange Act, or a trust company. Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries or any of their respective officers or employees is, nor during the past five (5) years has any such Person been, registered or required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, a sales person or in any similar capacity with the SEC, the CFTC, the NFA, the FINRA or the securities commission of any state or any self-regulatory body and no such Person is subject to any material liability or disability by reason of any failure to be so registered.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has complied with (i) the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, which comprises Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder, (ii) the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and (iii) other national or international anti-money laundering Laws, in the case of clauses (ii) and (iii), to the extent such Laws are applicable to them.

Section 3.14  Contracts.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a list of each Company Material Contract as of the date of this Agreement, except for any contract that has been filed as an exhibit to the Annual Report on Form 10-K filed by the Company for the year ended December 31, 2009 or the Quarterly Report on Form 10-Q filed by the Company for the quarter ended March 31, 2010. For purposes of this Agreement, “Company Material Contract” shall mean each Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound that:

(i) is or would be required to be (A) filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K or (B) disclosed by the Company on a Current Report on Form 8-K;

(ii) (A) is an exclusivity agreement or arrangement, or (B) purports to (1) restrict the ability of the Company or any of its Subsidiaries or Affiliates to compete in any geographic area or line of business or (2) limit the Persons to whom the Company or any of its Subsidiaries or Affiliates may sell products or deliver services, in each case, in a manner that is material to the Company and its Subsidiaries taken as a whole;

(iii) is a joint venture, partnership or similar or related agreement;

(iv) involves the acquisition from another Person or disposition to another Person, directly or indirectly (by merger or otherwise), of a business, division or Subsidiary that (A) was for aggregate consideration under such Contract (or series of related Contracts) in excess of $1,500,000 or (B) contain obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect and could result in material payments by the Company or any of its Subsidiaries;

(v) is a loan or credit agreement, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, in each case, in excess of $5,000,000.

(vi) is a financial derivatives master agreement or confirmation, futures account agreement, or similar Contract or instrument, evidencing financial hedging or similar trading activities;

(vii) is a mortgage, pledge, security agreement or other Contract granting a Lien (other than a Permitted Lien) on any material property or asset of the Company or any of its Subsidiaries;

(viii) prohibits or requires the payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any of its wholly owned Subsidiaries prohibits the pledging of the capital stock or equity interests of the Company or any of its wholly owned Subsidiaries, or prohibits the issuance of guarantees by any wholly owned Subsidiary of the Company;

(ix) is reasonably likely to involve the payment, in one transaction or a series of related transactions, to or by the Company or any of its Subsidiaries of more than $5,000,000 in any twelve (12)-month period, other than (1) payments to Moelis and Goldman pursuant to their engagement letters, (2) interest payments under the Company’s outstanding indebtedness pursuant to Contracts and instruments set forth on Section 3.14(a)(v) of the Company Disclosure Schedule, (3) intercompany payments between or among the Company or its Subsidiaries, (4) payments under all management and investment management agreements between Funds and Clients, on the one hand, and the Company and its Subsidiaries, on the other hand, (5) payments and distributions under all limited partner interest letters and employment agreements and (6) payments under all Contracts that cannot be terminated without less than 60 days notice;

(x) is a license agreement pursuant to which the Company or any of its Subsidiaries is a named party and licenses in material Intellectual Property, or licenses out material Intellectual Property owned by the Company or its Subsidiaries, other than (A) non-exclusive licenses entered into in the ordinary course of business and (B) license agreements for commercially available software or information technology services on customary or standard terms;

(xi) is with any Governmental Authority, other than investment management agreements entered into in the ordinary course of business;

(xii) purports to subject the Company or any of its Subsidiaries to a “standstill” or similar restriction;

(xiii) is a voting agreement or registration rights agreement;

(xiv) is an Advisory Agreement with respect to Clients in managed accounts with $50,000,000 or more of assets under management;

(xv) is a side letter or similar agreement (a “Side Letter”) entered into between the Company or any of its Subsidiaries, on the one hand, and any Client, on the other hand, including those that grant any “right of first refusal” or “most favored nations” rights or provide for indemnification or “claw-back” or similar undertakings requiring the rebate, reimbursement or refund of any fees in any such case, that is material to the Company and its Subsidiaries taken as a whole;

(xvi) is a Contract for the distribution or sale of shares or units of a Fund, other than those entered into in the ordinary course of business;

(xvii) is a Contract for custody, transfer agent, administration, prime broker, accounting services or other similar services, other than those entered into in the ordinary course of business;

(xviii) is a Lease of real property that is material to the Company and its Subsidiaries taken as a whole;

(xix) is a Contract with any Controlling Holder or Affiliate thereof or any current or former member, officer, director or Affiliate of the Company, which was otherwise not made available to Parent on the Company’s electronic datasite prior to the date hereof that is material to the Company and its Subsidiaries, taken as a whole; or

(xx) is a Contract for the employment of any individual on a full-time, part-time or consulting or other basis providing annual compensation in excess of $1,000,000.

(b) The Company has made available to Parent or filed with the SEC correct and complete copies of each Company Material Contract, together with any and all amendments and supplements thereto. Each Company Material Contract is valid and binding on, and in full force and effect and enforceable in accordance with its terms, by the Company or its Subsidiary party thereto, and, to the Knowledge of the Company, each other party thereto, in each case, subject to the Bankruptcy and Equity Exception and except for failures to be valid, binding, in full force and effect and enforceable as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party to a Company Material Contract, is in default under any Company Material Contract (nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto), except for defaults as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No party to any Company Material Contract has given the Company or any of its Subsidiaries notice of its intention to cancel, terminate, change the scope of rights under, or not renew, any Company Material Contract which event would, individually or in the aggregate, reasonably be expected to have a material impact on the Company and its Subsidiaries, taken as a whole.

Section 3.15  Tax Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole:

(a) (i) All income, franchise and corporation Tax Returns and all other material Tax Returns required to be filed by or on behalf of each of the Company and the Subsidiaries have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all Taxes payable by or on behalf of each of the Company and the Subsidiaries have been fully and timely paid. The Company and each Subsidiary complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be withheld and paid under all applicable Laws. There are no liens as a result of any unpaid Taxes upon any of the assets of the Company or any Subsidiary, other than Permitted Liens.

(b) The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portion thereof through the date of such financial statements.

(c) All deficiencies asserted or assessments made, in writing, as a result of any examinations by any Taxing Authority of the Tax Returns of the Company or any Subsidiary have been fully paid. No issue has been raised by a Taxing Authority in any prior examination of the Company or any Subsidiary that, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

(d) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

(e) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to income, franchise or corporation Taxes or other material Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received. No written (or, to the Knowledge of the Company, other) claim has been made by a Taxing Authority in any jurisdiction where the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither the Company nor any Subsidiary is (i) subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority or (ii) has entered into any agreement with a Taxing Authority the provisions of which remain in force.

(f) The Company has made available to Parent correct and complete copies of (i) all income, franchise and corporation and all other material Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any material audit report issued within the last three (3) years (or otherwise with respect to any audit or proceeding in progress) relating to income, franchise or corporation Taxes of the Company or any of its Subsidiaries.

(g) The Company will not be during the five (5)-year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(h) None of the Company, any Subsidiary or any other Person on their behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any knowledge that any Taxing Authority has proposed any such adjustment, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company or any Subsidiary or (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company or any Subsidiary.

(i) Neither the Company nor any Subsidiary is a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing. Neither the Company nor any Subsidiary has ever been a member of any consolidated, combined, affiliated or unitary Tax group (other than a group the common parent of which is the Company).

(j) The Company and the Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. None of the Company or any Subsidiary has participated in any “listed transaction” or “reportable transaction” within the meaning of Section 6707A of the Code, Treasury Regulations Section 1.6011-4 (and any predecessor provision) or any applicable comparable provisions of state, local or non-United States law or regulations.

(k) No goodwill or going concern value of the Company or any Subsidiary was held or used by any of the Company, any Subsidiary or a “related person” (as defined in Section 197(f)(9)(C) of the Code) prior to August 11, 1993.

(l) No Subsidiary has ever been a passive foreign investment company within the meaning of Section 1297 of the Code or a foreign investment company within the meaning of Section 1246 of the Code.

(m) Neither the Company nor any of the Subsidiaries has, or has ever had, a permanent establishment, branch or agency in any country other than the country in which it is organized and resident, or has engaged in a trade or business in any country other than the country in which it is organized and resident that subjected it to Tax in such country, and neither the Company nor any Subsidiary is a permanent establishment, branch or agency of any Fund.

(n) Each Company and Subsidiary is and has at all times been tax resident only in its jurisdiction of organization or incorporation.

(o) Neither the execution nor the performance of, nor any action taken in pursuance of, this Agreement, nor the satisfaction of any condition to which this Agreement is subject, will result in any asset of the Company or any Subsidiary being deemed to have been disposed of and reacquired for Tax purposes or will otherwise give rise to a Tax liability for the Company or any Subsidiary.

(p) No event, transaction, act or omission has occurred which could result in the Company or any Subsidiary becoming liable for Tax which is primarily or directly chargeable against or attributable to a person other than the Company or Subsidiary or which is charged by reference to the income or gains of or any supplies, acquisitions or importations made by another person.

(q) Each of the Company and its Subsidiaries (i) if required by Law, is registered for the purposes of the VATA, (ii) has made, given, obtained and kept up-to-date, full and accurate records, invoices and documents appropriate or required for the purposes of the VATA, (iii) has complied in all respects with all other applicable VAT legislation and in particular has filed all returns and made all payments of VAT on a timely basis, (iv) has not been required by a Taxing Authority to give security under the VATA, and (v) is not a member of a VAT group.

Section 3.16  Employee Benefits and Labor Matters.

(a) Section 3.16(a) of the Company Disclosure Schedule sets forth a correct and complete list of: (i) all material “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and (ii) all other material benefit plans, programs, policies, agreements or arrangements (whether contractually binding or not) relating to or otherwise governing the holding of or acquisition of any stock or any rights to or options over any stock, any bonus or other incentive compensation, equity or equity-based compensation, deferred compensation, change in control, severance, termination of employment, retirement benefits, pension benefits, lump sum benefits (whether payable on leaving service, death, disablement or otherwise), jubilee payments, retention, loans, salary continuation, health, life insurance or educational assistance plan, with respect to which either (1) the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, to or in respect of current or former employees, staff engaged on a non employment basis (including without limitation any individuals who perform or who have in the past performed services and are or were members of any limited partnership, any individual consultants, or directors or other officers of the Company or any of its Subsidiaries) (such persons being collectively the “Covered Staff”), or any persons dependent upon any Covered Staff or (2) under which any Covered Staff or persons dependent on any Covered Staff have rights, entitlements or legitimate expectations which have arisen as a result of their employment by or engagement with the Company or any of its Subsidiaries or its predecessor entities (collectively, the “Company Plans”). No Company Plan is or has been subject to Title IV of ERISA, or is a “multiemployer plan”, as defined in Section 3(37) of and subject to ERISA (a “Multiemployer Plan”), or is subject to Sections 4063 or 4064 of ERISA. Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, contributed or been obligated to contribute (on a contingent basis or otherwise) to any employee benefit plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

(b) Correct and complete copies of the following documents with respect to each of the Company Plans have been delivered or made available to Parent by the Company to the extent applicable: (i) any plans, rules, governing documentation, trust documents, insurance contracts, investment agreements, funding agreements or other funding arrangements, guarantees and all amendments thereto; (ii) the most recent annual returns submitted to any relevant regulator or Taxing Authority including in respect of any relevant U.S. plans, Forms 5500 and all schedules thereto; (iii) the most recent actuarial report or other funding summary and any updates thereto; (iv) where the Company Plan benefits from any tax-favored status, the relevant confirmation from the Taxing Authorities including for any relevant U.S. plans the most recent IRS determination letter; (v) all booklets, summaries and other material communications to any Covered Staff regarding the Company Plans (excluding for the avoidance of doubt any correspondence that relates solely to an individual member of a Company Plan that provide benefits for more than one member of Covered Staff), the most recent summary plan descriptions, summaries of material modifications; and (vi) written summaries of all non-written Company Plans.

(c) A correct and complete copy of each of the employment agreements for each officer, director or member of the Senior Management Advisory Group of the Company, as set forth on Section 3.16(c) of the Company Disclosure Schedule, have previously been delivered by the Company to Parent.

(d) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company Plans and the Employment Agreements have been established, operated, administered and maintained, in all respects, in accordance with their terms and with all applicable provisions of all applicable Laws including where applicable ERISA and the Code.

(e) Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company Plans intended to qualify under Section 401 or other tax-favored treatment under of Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt, (ii) nothing has occurred with respect to the operation of the Company Plans that is reasonably expected to cause the loss of such qualification or exemption, or the imposition of any liability, penalty or Tax under ERISA or the Code, and (iii) the Company Plans intended to qualify for any tax-favored treatment or other similar exemption under any other non U.S. Tax regime comply with the relevant requirements and nothing has occurred with respect to the operation of any such Company Plan that could reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any liability, penalty or Tax.

(f) Except as would not reasonably be expected to have a Company Material Adverse Effect, there are no pending material actions, audits or investigations by any Governmental Authority, claims or lawsuits arising from or relating to the Company Plans, (other than routine benefit claims), nor does the Company have any Knowledge of facts that is reasonably likely to form the basis for any such claim or lawsuit.

(g) None of the Company Plans provide for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required by a relevant statute and at the expense of the participant or the participant’s beneficiary (excluding any governmental subsidy).

(h) Except as set forth on Section 3.16(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions (alone or in combination with another event) or the Share Exchange Transactions (either alone or in combination with another event) will (i) result in any payment becoming due to any member of Covered Staff; (ii) increase any benefits otherwise payable under any Company Plan; (iii) result in any member of Covered Staff being in a better position than he or she would have been in otherwise; (iv) result in the acceleration of the time of payment, funding or vesting of any benefits under any Company Plan; or (v) require any contributions or payments to fund any obligations under any Company Plan. Except as set forth on Schedule 3.16(h) of the Company Disclosure Schedule, the consummation of the Transactions will not be a factor causing payments to be made by the Company or any Subsidiary to be non-deductible (in whole or in part) under Section 280G or Section 162(m) of the Code, or would be subject to withholding under Section 4999 of the Code.

(i) Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any current or contingent liability for (i) the misclassification of any individual who performs services for and who is not treated as an employee of the Company or any of its Subsidiaries; (ii) any outstanding payments due to or in respect of any Covered Staff; or (iii) any claim arising out of any breach of contract, any claim arising out of employment protection law in any jurisdiction (whether in relation to discrimination or otherwise) or termination of employment or engagement of any member of Covered Staff.

(j) None of the Covered Staff of the Company or its Subsidiaries is represented in his or her relationship with the Company or any of its Subsidiaries by any trade union, works council, staff association or other labor organization (collectively a “Labor Organization”). Neither the Company nor any of its Subsidiaries has recognized any Labor Organization, nor has any Labor Organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any Labor Organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company has there ever been union representation involving any of the employees of the Company or any of its Subsidiaries. There are no strikes, slowdowns, or work stoppages or lockouts involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor has there ever been union representation involving any of the employees of the Company or any of its Subsidiaries. There is no picketing involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. Except as set forth on Section 3.16(j) of the Company Disclosure Schedule, in the last 12 months prior to the date of this Agreement there have been no redundancy or severance programs involving the termination of employment of 20 or more employees within a 30 day period and no transfer of staff to or from the Company or any Subsidiary by operation of the Transfer of Undertakings (Protection of Employment) Regulations 2006.

Section 3.17  Intellectual Property.

(a) For purposes of this Agreement:

(i) “Company Intellectual Property” means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by the Company or any of its Subsidiaries.

(ii) “Company Technology” means all Technology used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by the Company or any of its Subsidiaries.

(iii) “Intellectual Property Rights” shall mean all of the rights arising from or in respect of the following in any jurisdiction: (A) patents, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (B) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, ‘‘Marks”); (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights (collectively, ‘‘Copyrights”); (D) rights in databases whether arising under Directive 96/9/EC or otherwise (collectively “Database Rights”); (E) rights in designs not being Patents or Marks, whether registered or unregistered (collectively, “Designs”); (F) confidential and proprietary information, or non-public processes, designs, specifications, Technology, know-how, techniques, formulas, inventions, concepts, trade secrets, discoveries, ideas and technical data and information, (collectively, “Trade Secrets”); and (G) all applications, registrations and permits related to any of the foregoing clauses (A) through (F).

(iv) “Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.

(v) “Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

(b) Section 3.17(b) of the Company Disclosure Schedule sets forth an accurate and complete list of all material Patents, pending Patent applications, registered Marks, pending applications for registrations of any Marks, registered Copyrights, pending applications for registration of any Copyrights, and Internet domain names, in each case, owned or filed by the Company or any of its Subsidiaries (the “Registered Intellectual Property”) on the date hereof. Section 3.17(b) of the Company Disclosure Schedule lists the jurisdictions in which each such Registered Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed.

(c) The Company and/or one of its Subsidiaries is the sole and exclusive owner of, or has valid and continuing rights to use and license all of the Company Intellectual Property and Company Technology as used or licensed in the operation of the business, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, the use, practice or other exploitation of the Company Intellectual Property and/or the Company Technology by the Company or any of its Subsidiaries, and the operation of the Company’s and its Subsidiaries’ businesses do not infringe, constitute an unauthorized use of, misappropriate or otherwise violate any Intellectual Property Rights of any third Person. Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened suit, action, investigation or proceeding which involves a claim (i) against the Company or any of its Subsidiaries, of infringement, unauthorized use, misappropriation or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or (ii) contesting the right of the Company or any of its Subsidiaries to use, sell, license, practice, exploit, transfer or dispose of any Company Intellectual Property or Company Technology, or any products or services covered thereby in any manner nor has the Company nor any of its Subsidiaries received written notice of any such threatened claim.

(d) To the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, violating, misappropriating or otherwise misusing any Company Intellectual Property except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has made any such claims against any Person (including employees and former employees of the Company or any of its Subsidiaries).

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have taken reasonable measures to protect and preserve the confidentiality of all Trade Secrets and any other confidential information of the Company or its Subsidiaries. To the Knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its Subsidiaries is, as a result of or in the course of such employee’s, consultant’s or independent contractor’s engagement by the Company or its Subsidiaries, in default or breach of any material term of any non-disclosure agreement or assignment of invention agreement, except as would not, individually or in the aggregate, reasonably be expected to have a material negative impact on the Company and its Subsidiaries, taken as a whole.

(f) The Company and its Subsidiaries own, lease or license all Software, hardware, databases, computer equipment and other information technology (collectively, “Computer Systems”) that are necessary and adequate in all material respects for the operation of the Company’s and its Subsidiaries’ businesses, as currently conducted. The Computer Systems have not failed to any material extent and the data which they process has not been materially corrupted. The Company and its Subsidiaries have taken reasonable steps in accordance with industry standards to preserve the availability, security and integrity of the Computer Systems and the data and information stored on the Computer Systems.

Section 3.18  Title to Property.  The Company and its Subsidiaries have good and valid title to, or valid leasehold or sublease interests or other comparable contract rights in and to, all properties and other assets which were reflected on the most recent financial statements included in the Company SEC Documents and which are, individually or in the aggregate, material to the business or financial condition of the Company and its Subsidiaries, taken as a whole on a consolidated basis (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement),

Section 3.19  Insurance.  The Company and each of its Subsidiaries maintain insurance policies that, to the Knowledge of the Company, are reasonable and customary in the industry in which the Company and its Subsidiaries operate. All material insurance policies maintained by the Company and its Subsidiaries as of the date hereof (or summaries thereof) have been provided or made available to Parent or Merger Sub. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) all such policies are in full force and effect and (b) neither the Company nor any of its Subsidiaries is in breach or default under any policy.

Section 3.20  Funds.

(a) Section 3.20(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of each Fund (specifying the legal name of the entity acting as manager), together with its jurisdiction of organization and the jurisdictions in which it is licensed or qualified or registered to do business. Section 3.20(a) of the Company Disclosure Schedule further sets forth, for each Fund, the Adjusted Assets Under Management as of the most recent month-end.

(b) Except (x) as disclosed in Section 3.20(b) of the Company Disclosure Schedule or (y) as would not reasonably be expected to have a Company Material Adverse Effect:

(i) Each of the Company and its Subsidiaries, as applicable, complies, and has complied with all Advisory Agreements relating to the Funds (collectively, ‘‘IMA”) and all Fund documentation to which it is or has been a party or which relates or has related to it and has no outstanding liability in respect of any failure to comply with any such IMA or Fund documentation.

(ii) Each Fund that is operated, managed, marketed or distributed by the Company or any of its Subsidiaries is and has been operated, managed, marketed or distributed in all material respects in accordance with the terms of appointment of the Company or a Subsidiary, the relevant Fund documentation and with all applicable Laws, including (without limitation) the Laws of the jurisdiction in which the Fund is marketed and all applicable anti-money laundering Laws.

(iii) Each Fund has marketing literature that was when issued and (if still current) remains correct and not misleading and compliant with all applicable Laws.

(iv) Each Fund has, at all relevant times during which the Company or its Subsidiaries have managed the Fund, been duly established in the jurisdiction in which it purports to be established and all necessary notifications to, and registrations with, local regulatory and other bodies have been made to permit such activities as are carried out by or in relation to such Fund and all necessary licenses and approvals have been obtained in relation to it.

(v) Each Fund is, and has been at all relevant times during which the Company or its Subsidiaries have managed the Fund, duly authorized under the applicable Law in the country in which it is established and, to the Company’s knowledge, there is no investigation, inquiry, proceeding or other circumstance (including, without limitation, the entering into or consummation of this Agreement) which is likely to result in the suspension, cancellation, refusal, modification or revocation of any such authorization.

(vi) The ownership interests in each Fund have been duly and validly issued and are fully paid and nonassessable and the ownership interests in each Fund were issued and sold pursuant to applicable exemptions from any registration under, and/or in compliance with, any securities Laws.

(vii) Since their inception, each of the Funds operated or managed by the Company or any of its Subsidiaries has been operated and managed and is currently being operated and managed in compliance in all material respects with all applicable Laws and its respective investment objectives, guidelines, policies, constituent documents and any applicable restrictions. Except as set forth in Section 3.20(b) of the Disclosure Schedule, none of the Funds is registered as, or is required to be registered as, an investment company under the Investment Company Act.

(viii) True, correct and complete copies of all offering documents, forms of subscription agreements, administrative services agreements, distribution, solicitation or placement agency agreements, solicitation agreements and custody agreements, as applicable, or any similar written agreements, including all Side Letters, in any case pertaining to the Funds have been made available to Parent.

(c) Each Fund is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, limited company, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable Law, except where the failure to have such power, authority or qualification is not reasonably expected to have a Company Material Adverse Effect

(d) Except as set forth on Section 3.20(d) of the Company Disclosure Schedule, as of the date hereof, none of the Funds have suspended investor redemptions or imposed any “gates” or currently contemplate taking any such actions.

(e) Except as set forth in Section 3.20(e) of the Company Disclosure Schedule, none of the assets of any of the Funds are held in a side pocket within the Fund or have been transferred to a separate Fund which has been established for the sole purpose of holding such assets.

(f) Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, none of the IMA for the Funds are subject to key person provisions.

(g) Except as set forth in Section 3.20(g) of the Company Disclosure Schedule, the consummation of the Transactions or the Share Exchange Transactions are not a basis for termination of any Advisory Agreements to which the Company, its Subsidiaries or the Funds are party and relate to assets under management in excess of $50 million.

(h) Section 3.20(h) of the Company Disclosure Schedule sets forth each side letter or similar arrangement that has been entered into by the Company, any Subsidiary or any Fund with any Client in respect of such Client’s investment in any Fund which provide such Client with preferential redemption or withdrawal rights.

(i) Since April 1, 2010 and through the date of this Agreement, the net redemptions and withdrawals of funds by Clients (or notices from Clients indicating a clear and unequivocal intention to redeem or withdraw funds (whether present or future)) are not material to the Company and its Subsidiaries, taken as a whole.

Section 3.21  Environmental Matters.  Except for those matters that, individually or in the aggregate do not have and would not reasonably be expected to have a Company Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries has received any written notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws, and (B) to the Knowledge of the Company, no conditions exist with respect to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or any property to or at which the Company or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Liabilities.

Section 3.22  No Other Company Representations or Warranties.  Except for the representations and warranties made by the Company in this Article III, none of the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, members, managers, employees, Affiliates, advisors, agents or representatives or any other Person has made or is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities or condition (financial or otherwise) and any such other representations or warranties are hereby disclaimed. In particular, without limiting the foregoing disclaimer, none of the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, members, managers, employees, Affiliates, advisors, agents or representatives or any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their Affiliates or Representatives or shall have or be subjected to any liability with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or operations, or (ii) any oral or written information presented to Parent, Merger Sub, or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the definitive disclosure schedule letter delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub hereby represent and warrant to the Company as follows:

Section 4.1  Organization.  Parent is a public limited company duly organized, validly existing and in good standing under the Laws of England and Wales. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that have the concept of good standing) in each jurisdiction where the ownership, leasing or operation of its properties or other assets or the nature its business requires licensing or qualification, except for failures to be so licensed, qualified or in good standing that, individually and in the aggregate, has not had and could not reasonably be expected to prevent or materially impair the ability of Parent and Merger Sub to consummate the Transactions (a “Parent Material Adverse Effect”).

Section 4.2  Ownership and Operations of Merger Sub.  Parent owns of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and the Share Exchange Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement and the Share Exchange Agreement.

Section 4.3  Authority.

(a) Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining Parent Shareholder Approval, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and

Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Board of Directors and by Parent as the sole stockholder of Merger Sub, and except for obtaining the Parent Shareholder Approval and obtaining the approval of the Board of Directors of Parent to the publication of the Shareholder Circular and the Prospectus (provided that obtaining such approval shall not be a condition precedent to Parent’s and Merger Sub’s obligations to effect the Merger), no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent or Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Parent Ordinary Shares present and voting at the Parent Shareholders Meeting (or any adjournment or postponement thereof) in favor of approving the Transactions and the Share Exchange Transactions (the ‘‘Parent Shareholder Approval”) is the only vote or approval of the holders of any class or series of shares of Parent which is necessary to approve the Transactions and the Share Exchange Transactions. Parent confirms that the Parent Shareholder Approval is required in accordance with Chapter 10 of the Listing Rules by reference to the relevant facts and circumstances at the date of this Agreement.

Section 4.4  Non-contravention.  None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Transactions, compliance by Parent and Merger Sub with any of the terms or provisions hereof or the consummation of the Share Exchange Transactions, will (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub or (b) assuming that the authorizations, consents and approvals referred to in Section 4.5 and the Parent Shareholder Approval are obtained and the filings referred to in Section 4.5 are made, (i) violate any Law, injunction, order, judgment, ruling or decree of any Governmental Authority applicable to Parent or Merger Sub or (ii) violate, conflict with, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), or give rise to a right of termination or cancellation, an acceleration of performance required, a loss of benefits, or the creation of any Lien upon any of the respective properties or assets of Parent or Merger Sub, under, any of the terms, conditions or provisions of any Contract or Permit to which Parent or Merger Sub is a party, except, in the case of clause (ii), for such violations, conflicts, defaults, terminations, cancellations, accelerations, losses and Liens as, individually and in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the Share Exchange Transactions.

Section 4.5  Governmental Approvals.  Except for (a) the filing with, and approval of, the UKLA of (i) a circular relating to the Parent Shareholders Meeting (as such shareholder circular may be amended or supplemented from time to time, the “Shareholder Circular”) and (ii) a prospectus in respect of Parent Ordinary Shares to be issued in connection with the Share Exchange Transactions (as such prospectus may be amended or supplemented from time to time, the “Prospectus”) and other filings required under, and in compliance with other applicable requirements of, the Exchange Act, FSMA and the Listing Rules of the UKLA made under Part VI of FSMA (the “Listing Rules”) or the Admission and Disclosure Standards of the London Stock Exchange, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) filings required under, and compliance with other applicable requirements of, the HSR Act and (d) filings with Governmental Authorities required under, and compliance with other applicable requirements of, the Laws listed on Section 4.5 of the Parent Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent and Merger Sub of the Transactions or the consummation of the Share Exchange Transactions, except for such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the Share Exchange Transactions.

Section 4.6  Information Supplied.

(a) None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference (i) in the Proxy Statement and contained in the Proxy Statement, at the date it (and any amendment or supplement thereto) is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, or (ii) in any proxy solicitation materials of the Company and contained in any such proxy solicitation materials, as of the date of its first use, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by or on behalf of any Controlling Holder (in their capacity as a stockholder) or the Company for inclusion or incorporation by reference in any of the foregoing.

(b) None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Shareholder Circular or Prospectus and contained in the Shareholder Circular or Prospectus will, (a) in the case of the Shareholder Circular, at the date it (and any amendment or supplement thereto) is first mailed to shareholders of Parent or at the time of the Parent Shareholders Meeting and (b) in the case of the Prospectus, at the date it (and any amendment or supplement thereto) is published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that no representation is made by Parent or Merger Sub with respect to information supplied by or on behalf of any Controlling Holder (in their capacity as a stockholder) or the Company for inclusion or incorporation by reference in any of the foregoing.

Section 4.7  Brokers.  Except for the fees and expenses of brokers that will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions or the Share Exchange Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries in connection with Parent’s and Merger Sub’s entering in to this Agreement.

Section 4.8  Sufficient Funds.  Parent and Merger Sub, at the Effective Time, will have sufficient funds to pay the aggregate Merger Consideration and to pay all fees and expenses payable by them in connection with the Transactions and the Share Exchange Transactions.

Section 4.9  Share Ownership.  Neither Parent nor Merger Sub has been, at any time during the three years preceding the date hereof, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL. Each of Parent and Merger Sub does not own (directly or indirectly, beneficially or of record) and is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement, the Share Exchange Agreement or the Voting Agreement).

Section 4.10  Legal Proceedings.  There is no pending or, to the knowledge of Parent, threatened, Legal Proceeding imposed upon, Parent or any of its Subsidiaries, or any of their respective properties or assets, or any of the officers, directors or employees of Parent or its Subsidiaries, or to which Parent or one of its Subsidiaries is otherwise a party, in each case that could reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Transactions or the Share Exchange Transactions.

Section 4.11  Agreements and Understandings.  Parent has disclosed to the Company and the Special Committee all contracts, arrangements or understandings (and, with respect to those that are written, Parent has furnished to the Company correct and complete copies thereof) between or among Parent, Merger Sub, or any other Subsidiary or affiliate of Parent, on the one hand, and (a) any Controlling Holder, (b) any other member of the Board of Directors or management of the Company or (c) any person that owns 5% or more of the shares of the outstanding capital stock of the Company (based on information filed with the SEC), on the other hand, in each case that relate in any way to the Company, the Surviving Corporation, the Transactions or the Share Exchange Transactions.

Section 4.12  No Other Parent Representations or Warranties.  Except for the representations and warranties made by Parent in this Article IV, none of Parent or any of its Subsidiaries, or any of their respective stockholders, directors, officers, members, managers, employees, Affiliates, advisors, agents or representatives or any other Person has made or is making any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities or condition (financial or otherwise) and any such other representations or warranties are hereby disclaimed. In particular, without limiting the foregoing disclaimer, none of Parent or any of its Subsidiaries, or any of their respective stockholders, directors, officers, members, managers, employees, Affiliates, advisors, agents or representatives or any other Person makes or has made any representation or warranty to the Company, any of its Subsidiaries, or any of their Affiliates or Representatives or shall have or be subjected to any liability with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses or operations, or (ii) any oral or written information presented to the Company, any of its Subsidiaries or any of their Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

Section 5.1  Company Stockholders Meeting; Preparation of the Proxy Statement.

(a) The Company shall establish a record date for, duly call, give notice of, convene and hold a special meeting of stockholders of the Company (including any adjournment or postponement thereof, the “Company Stockholders Meeting”) as promptly as practicable after the date of this Agreement for the purpose of obtaining the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Parent, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders. The Company’s obligations pursuant to this Section 5.1(a) shall not be diminished or otherwise affected by (i) the receipt, disclosure or commencement of any Takeover Proposal (whether or not a Superior Proposal) or (ii) any proposed or actual change, qualification, withdrawal or modification of the Company Board Recommendation.

(b) The Company shall, through the Board of Directors of the Company or any authorized committee thereof, but subject to the right to make a Company Adverse Recommendation Change in accordance with Section 5.3, (i) recommend to the stockholders of the Company that such stockholders adopt this Agreement and give the Company Stockholder Approval (the “Company Board Recommendation”) and (ii) include the Company Board Recommendation in the Proxy Statement. The Company shall use reasonable best efforts to obtain the Company Stockholder Approval. The Company shall provide Parent with such information with respect to the solicitation of the Company Stockholder Approval as Parent may reasonably request.

(c) As promptly as practicable following the date of this Agreement, the Company shall (using its reasonable best efforts) prepare, and file with the SEC, a preliminary Proxy Statement, which shall comply as to form in all material respects with applicable requirements of the Exchange Act. The Company shall use its reasonable best efforts to respond to any comments of the SEC or its staff and cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable after the Proxy Statement has been cleared by the SEC for mailing to the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of the Company’s Representatives (as defined in Section 5.3), on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions (and, to the extent practicable, the Company and its counsel shall permit Parent and its counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) with respect to the Proxy Statement or the Transactions). If at any time prior to the Company Stockholders Meeting any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall prepare and file with the SEC such amendment or supplement as promptly as practicable and, to the extent required by Law, cause such amendment or supplement to be disseminated to the stockholders of the Company. Parent shall cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company all information relating to it required by the Exchange Act to be set forth in the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such document or response and shall consider in good faith all comments reasonably proposed by Parent and its counsel.

Section 5.2  Parent Shareholders Meeting; Preparation of the Shareholder Circular and Prospectus

(a) Parent shall establish a record date for, duly call, given notice of, convene and hold a general meeting of shareholders of Parent (including any adjournment or postponement thereof, the “Parent Shareholders Meeting”) as soon as practicable after the date of this Agreement for the purpose of obtaining the Parent Shareholder Approval.

(b) Provided that to do so is not inconsistent with the fiduciary duties of the Board of Directors of Parent to Parent under applicable Law (as reasonably determined by such Board of Directors in good faith after consultation with outside legal counsel), Parent shall, through the Board of Directors of Parent, include a recommendation in the Shareholder Circular that shareholders of Parent vote so as to provide the Parent Shareholder Approval (the “Parent Recommendation”). Provided that to do so is not inconsistent with the fiduciary duties of the Board of Directors of Parent to Parent under applicable Law (as reasonably determined by such Board of Directors in good faith after consultation with outside legal counsel), Parent shall use reasonable best efforts to obtain the Parent Shareholder Approval as promptly as practicable after the date hereof and shall not adjourn or postpone the Parent Shareholders Meeting in order to frustrate or delay obtaining such Parent Shareholder Approval. Parent shall provide the Company with such information with respect to the solicitation of the Parent Shareholder Approval as the Company may reasonably request.

(c) As soon as practicable following the date of this Agreement, Parent shall (using its reasonable best efforts) prepare, and file with the UKLA, drafts of the Shareholder Circular and the Prospectus, which shall comply as to form in all material respects with applicable requirements of the Listing Rules and FSMA. Parent shall use its reasonable best efforts to respond to any comments of the UKLA or its staff on the Shareholder Circular and the Prospectus. Parent shall cause (a) the Shareholder Circular to be mailed to the shareholders of Parent; and (b) the Prospectus to be published, in each case as soon as practicable after the Shareholder Circular and the Prospectus have both been approved by the UKLA. Parent shall notify the Company promptly of the receipt of any comments from the UKLA or its staff for amendments or supplements to the Shareholder Circular and Prospectus and will supply the Company with copies of all correspondence between Parent or any of Parent’s Representatives, on the one hand, and the UKLA or its staff, on the other hand, with respect to the Shareholder Circular and the Prospectus (and, to the extent practicable, Parent and its counsel shall permit the Company and its counsel to participate in all communications with the UKLA and its staff (including all meetings and telephone conferences) with respect to the Shareholder Circular and the Prospectus).

(d) If at any time prior to the Parent Shareholders Meeting any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment or supplement to the Shareholder Circular, the party that discovers such information shall promptly notify the other parties hereto and Parent shall prepare and file with the UKLA such amendment or supplement as promptly as practicable and, to the extent required by Law, cause such amendment or supplement to be disseminated to the shareholders of Parent.

(e) If at any time prior to the commencement of the trading of the Parent Ordinary Shares on the London Stock Exchange in connection with the Share Exchange Transactions, there arises or is noted a significant new factor, material mistake or inaccuracy relating to the information included in the Prospectus, that should be set forth in a supplement to the Prospectus, the party that discovers such information shall promptly notify the other parties hereto and Parent shall prepare and file with the UKLA such supplement as promptly as practicable and shall cause such supplement to be published once it has been approved by the UKLA.

(f) The Company shall, and shall cause its Subsidiaries and Representatives to, cooperate with Parent (i) in the preparation of the Shareholder Circular and Prospectus or any amendment or supplement thereto and (ii) in connection with maintaining or obtaining working capital financing for the Surviving Corporation. Without limiting the generality of the foregoing, the Company will furnish to Parent all information relating to it required by the Listing Rules and FSMA to be set forth in the Shareholder Circular and the Prospectus and all other information reasonably requested by the working capital financing sources. Notwithstanding anything to the contrary stated above, prior to filing, mailing or publishing the Shareholder Circular and the Prospectus (or any amendment or supplement thereto) or responding to any comments of the UKLA or its staff with respect thereto, Parent shall provide the Company and its counsel with a reasonable opportunity to review and comment on such document or response and shall consider in good faith all comments reasonably proposed by the Company and its counsel.

Section 5.3  Takeover Proposals; Board Recommendation; Etc.

(a) Except as otherwise permitted by this Section 5.3, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its and its Subsidiaries’ respective officers, directors, employees, financial advisors and investment bankers, agents and representatives (collectively, ‘‘Representatives”) to, directly or indirectly, (A) solicit (or facilitate or encourage, including by way of furnishing non-public information) the making of, or any inquiries regarding, or the making of any proposal or offer that is reasonably likely to lead to, a Takeover Proposal or (B) engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding a Takeover Proposal; provided, however, that if the Company or any of its Subsidiaries or Representatives receives following the date of this Agreement and prior to receipt of the Company Stockholder Approval, a written Takeover Proposal which was unsolicited and not involving a breach of this Agreement or any “standstill” agreement and that the Board of Directors of the Company (or any authorized committee thereof) reasonably determines in good faith, after consultation with outside legal counsel and an outside financial advisor, constitutes or is reasonably likely to lead to a Superior Proposal, and such Board reasonably determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the Company directors’ fiduciary duties to the stockholders of the Company under applicable Law, then the Company and its Representatives may, prior to receipt of the Company Stockholder Approval and after providing Parent prior written notice of its intention to take such action, and subject to compliance with the Company’s obligations under this Section 5.3, (1) furnish, pursuant to an Acceptable Confidentiality Agreement (as defined below), any information with respect to the Company and its Subsidiaries to the Person (or group of Persons) making such Takeover Proposal (provided, that the Company shall concurrently provide to Parent all non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives) and (2) engage and participate in discussions and negotiations with such Person (or group of Persons) regarding such Takeover Proposal. Nothing contained in this Section 5.3 shall restrict the ability of the Company and its Representatives to request and obtain clarification of the terms of any Takeover Proposal. The Company shall provide Parent with a correct and complete copy of each confidentiality agreement entered into pursuant to this Section 5.3 within 48 hours of the execution thereof. The Company shall not enter into any confidentiality agreement with any Person which prohibits the Company from complying with its obligations to Parent under this Section 5.3. Without limiting any of the foregoing, it is understood that any violation of this Section 5.3 by the Company’s Subsidiaries or Representatives under the Company’s control shall be deemed to be a breach of this Section 5.3 by the Company.

(b) Except as permitted by this Section 5.3(b), neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw, qualify or change, or publicly propose to withdraw, qualify or change, in a manner adverse to Parent, the Company Board Recommendation or (B) approve or recommend a Takeover Proposal or an indication of interest (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) authorize or permit the Company or any of its Subsidiaries to enter into any merger, acquisition, share exchange or other agreement with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement in accordance with this Section 5.3) (each, a ‘‘Company Acquisition Agreement”) or (iii)(A) authorize or take any action to make the provisions of Section 203 of the DGCL (or any other “business combination,” “control share acquisition,” “fair price” or other similar anti-takeover Law), inapplicable to any transaction contemplated by a Takeover Proposal, or (B) release any Person from, or waive, terminate or fail to enforce, any “standstill” or similar obligation of any Person (other than Parent) with respect to the Company or any of its Subsidiaries. Notwithstanding the foregoing, prior to receipt of the Company Stockholder Approval, if the Board of Directors of the Company or an authorized committee thereof receives a

Takeover Proposal that the Board of Directors of the Company or an authorized committee thereof reasonably determines in good faith, after consultation with outside legal counsel and an outside financial advisor, constitutes a Superior Proposal, the Company may make a Company Adverse Recommendation Change with respect to such Superior Proposal and/or the Company or its Subsidiaries may enter into one or more Company Acquisition Agreements with respect to such Superior Proposal if, in the case of a Company Acquisition Agreement, the Company shall have, concurrently with such entry into such Company Acquisition Agreement, terminated this Agreement pursuant to Section 7.1(d)(ii) and paid to Parent the Company Termination Fee due under Section 7.3(b); provided, however, that no Company Adverse Recommendation Change and/or entry into any Company Acquisition Agreement and termination of this Agreement by the Company pursuant to Section 7.1(d)(ii), shall be made until after the third (3rd) Business Day following Parent’s receipt of written notice (unless at the time such notice is otherwise required to be given there are less than three (3) Business Days until the Company Stockholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable) from the Company (a “5.3 Notice”) advising Parent that the Board of Directors of the Company intends to make such Company Adverse Recommendation Change and/or enter into such Company Acquisition Agreement and terminate this Agreement pursuant to Section 7.1(d)(ii) and specifying the terms and conditions of (and the identity of the Person or group of Persons making) the Superior Proposal and including copies of all materials described in Section 5.3 (d)(ii) (it being understood and agreed that any amendment to the financial terms or other material terms or conditions of such Superior Proposal shall require a new 5.3 Notice and a new three (3) Business Day period (unless at the time such notice is otherwise required to be given there are less than three (3) Business Days until the Company Stockholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable)); and during such period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend this Agreement in a manner such that the failure by the Board of Directors of the Company to make a Company Adverse Recommendation Change or to so terminate this Agreement (taking into account the share exchange agreement and any similar arrangements or agreements contemplated by the relevant Takeover Proposal) would not be inconsistent with its fiduciary duties under applicable Law; and in determining whether to make any such Company Adverse Recommendation Change or termination (and whether the relevant Takeover Proposal still constitutes a Superior Proposal), the Board of Directors of the Company shall take into account any changes to the terms of this Agreement and the Share Exchange Agreement proposed by Parent. Any Company Adverse Recommendation Change shall be deemed not to change the approval of the Board of Directors of the Company for the purposes of causing Section 203 of the DGCL or any other state takeover statute or similar state Law to be inapplicable to the Transactions and the Share Exchange Transactions.

(c) The Board of Directors of the Company may take and disclose to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if such Board determines in good faith, after consultation with outside legal counsel, that failure to so disclose such position would constitute a violation of applicable Law.

(d) In addition to the other obligations of the Company set forth in this Section 5.3:

(i) within 24 hours of the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and Representatives to, cease immediately and cause to be terminated any and all existing discussion or negotiation of, or cooperation with, or assistance or participation in, or facilitation of, any such inquiries, proposal, discussions or negotiations with any third party or its representatives or financing sources conducted prior to the date of this Agreement with respect to any Takeover Proposal, and the Company shall promptly require that each Person (other than Parent) that has executed a confidentiality agreement within the twelve (12)-month period prior to the date of this Agreement in connection with consideration of any potential Takeover Proposal to return to the Company or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries and all analyses and other materials prepared by or on behalf of such Person that contains, reflects or analyzes that information; and

(ii) the Company shall promptly advise Parent in writing, and in no event later than 24 hours after receipt, if any proposal, offer or inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or its Subsidiaries or Representatives in respect of a Takeover Proposal, and shall, in such notice to Parent, indicate the identity of the Person or group of Persons making such proposal, offer, inquiry or request and the terms and conditions of such proposal or offer and the nature of such inquiry or request (and shall include with such notice copies of any draft agreements, financing commitment letters and other written materials and correspondence received from or on behalf of such Person or group of Persons relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent informed of all material developments affecting the status and terms and conditions of such proposal, offer, inquiry or request (and the Company shall provide Parent with copies of any additional drafts of agreements, financing commitment letters and other written materials and correspondence received that relate thereto) and the status of discussions or negotiations.

(e) As used in this Agreement:

(i) “Acceptable Confidentiality Agreement” shall mean any confidentiality agreement entered into after the date of this Agreement that contains provisions that are no less favorable in the aggregate to the Company (and no less restrictive in any material respect with respect to the conduct of the Person to whom information is disclosed, including with respect to “standstill” provisions) than those contained in the Confidentiality Agreement.

(ii) “Superior Proposal” shall mean any bona fide written offer made by a third-party to the Company entered into after the date of this Agreement not involving a breach of this Agreement or any “standstill” agreement, to acquire, directly or indirectly, more than 50% of the equity securities of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, which offer is on terms and conditions which the Board of Directors of the Company or any authorized committee thereof reasonably determines in good faith, after consultation with outside legal counsel and an outside financial advisor, to be more favorable from a financial point of view to the holders of Company Common Stock (in their capacity as such) than the Merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation thereof based upon, among other things, the availability of financing and the expectation of obtaining required approvals) and this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing).

(iii) “Takeover Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) or group of Persons relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries (including securities of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 15% or more of the Company’s consolidated assets or to which 15% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) acquisition of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 15% or more of the outstanding Company Common Stock or any other class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person (or ‘‘group,” as defined under Section 13 of the Exchange Act) beneficially owning 15% or more of the outstanding Company Common Stock or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company; in each case, other than the Transactions and the Share Exchange Transactions.

Section 5.4  Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement (including Section 5.3(b) and 5.4(d)), each of the parties hereto shall cooperate with the other parties hereto and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations (A) required from third parties in connection with the Transactions (provided, however, that no party hereto shall be obligated to pay any consideration (or grant any financial accommodation) to any third party from whom any such approval, consent or other confirmation is requested) and (B) from Governmental Authorities necessary, proper or advisable to consummate the Transactions. For purposes hereof, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, and the Federal Trade Commission Act, as

amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to (1) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or harm to competition or (2) regulate foreign investment through mergers or similar transactions.

(b) In furtherance and not in limitation of the foregoing, (i) each of the parties hereto shall make any required filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as promptly as practicable, and (ii) each of the parties hereto shall each use its reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law becomes applicable to any of the Transactions or Share Exchange Transactions, and (B) if any state takeover statute or similar Law becomes applicable to any of the Transactions and Share Exchange Transactions, take all action necessary to ensure that the Transactions and Share Exchange Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Share Exchange Agreement and otherwise minimize the effect of such Law on the Transactions and the Share Exchange Transactions.

(c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other parties informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, the European Commission or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions. Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall (1) have the right to review in advance, and to the extent practicable each shall consult the other on, all the information relating to Transactions or the other parties that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Transactions, and (2) to the extent allowed by the applicable Governmental Authority, consult with the other parties hereto in advance of any meeting or conference with, the Federal Trade Commission, the Antitrust Division of the Department of Justice, the European Commission or other Governmental Authority relating to the Transactions and give the other parties hereto the opportunity to attend and participate in such meetings.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 5.4 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 7.1 so long as such party has up to then complied in all material respects with its obligations under this Section 5.4, or (ii) require Parent to offer, accept or agree to (A) dispose or hold separate any part of its or the Surviving Corporation’s (or their respective Subsidiaries’) businesses, operations, assets or product lines, (B) not compete in any geographic area or line of business, and/or (C) restrict the manner in which, or whether, Parent, the Surviving Corporation or any of their Affiliates may carry on business in any part of the world or (iii) require any party to litigate or otherwise resist any administrative or judicial action or proceeding (including any proceeding by a private party) challenging any of the Transactions as violative of any Antitrust Law.

(e) The Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to obtain, as promptly as practicable following the date of this Agreement, the approval of the Irish Financial Services Regulatory Authority to the continued management of each Irish Fund by GLG Partners Asset Management Limited and discretionary investment management by GLG Partners LP following the Closing. The parties hereto agree that each such Irish Fund shall be deemed to have consented for all purposes under this Agreement to the transactions contemplated hereby and the continued management of such Irish Fund by GLG Partners Asset Management Limited and discretionary investment management by GLG Partners LP following the Closing if such continued management following the Closing has been approved in accordance with the immediately preceding sentence, unless at any time prior to the Closing such Irish Fund notifies the GLG Partners Asset Management Limited in writing that such Irish Fund has terminated its Advisory Agreement prior to or following the Closing (and such notice is not withdrawn).

(f) If consent is required or notice is required to be given (i) by applicable Law, (ii) by the Advisory Agreement of, or relating to, any Client (other than an Irish Fund) for the deemed assignment or continuation of the Advisory Agreement relating to such Client, or (iii) by the offering documents or constituent documents of any Fund, in each case as a result of the consummation of the transactions contemplated by this Agreement, as promptly as practicable following the date of this Agreement, the Company shall, and shall cause its Subsidiaries to, send a notice (“Transaction Notice”) informing any relevant Client of the transactions contemplated by this Agreement and (if required) requesting the consent of such Client to the transactions or the deemed assignment or continuation of such Advisory Agreement.

(g) In connection with obtaining the Client consents under this Section 5.4, at all times prior to the Closing, the Company shall take reasonable steps to keep Parent informed of the status of obtaining such Client consents and, upon Parent’s request, make available to Parent copies of all such executed Client consents.

(h) The Company shall deliver (or cause to be delivered) drafts of all Transaction Notices and other consent materials prepared by Company or its Affiliates to Parent a reasonable time prior to the mailing or distribution of such documents to any Client in order to afford Parent an opportunity to fully review and comment on such documents, and Parent shall have the right to so review and comment on such documents. Any reasonable comments provided by Parent on such documents shall be considered in good faith by the Company. The Company shall reasonably cooperate with Parent and its Affiliates in connection with the obtaining of Client consents under this Section 5.4.

Section 5.5  Conduct of Business.

(a) Except as expressly contemplated, permitted or required by this Agreement or as required by applicable Law or as set forth in Section 5.5 of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is terminated), unless Parent otherwise consents in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (1) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, to use reasonable best efforts to maintain existing relationships with Clients, intermediaries, employees, consultants and other Persons with whom the Company or its Subsidiaries have material business relationships, and (2) without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) issue, sell or grant any shares of its capital stock, equity or equity-based interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or equity interests, or any warrants, options or right to purchase or acquire any shares of its capital stock or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or equity interests, or amend the terms of any warrants, options, rights to purchase or acquire shares of its capital stock or equity interests or any securities or rights into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or equity interests; provided, that the Company may issue shares of Company Common Stock upon (A) the exercise of Warrants, (B) the conversion of Convertible Notes and (C) the exchange of the Exchangeable Shares, in each case, that are outstanding on the date of this Agreement and in accordance with the terms thereof;

(ii) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or equity interests, or any rights, warrants or options to acquire any shares of its capital stock or equity interests, except (A) pursuant to Contracts in effect as of the date of this Agreement and set forth in Section 5.5(a)(ii) of the Company Disclosure Schedule, or (B) in connection with withholding to satisfy tax obligations with respect to Restricted Stock or the forfeiture of equity awards that were granted under the Company Stock Plans and are outstanding on the date of this Agreement;

(iii) declare, set aside for payment or pay any dividend on, or make any other distribution (whether in cash, stock or property) in respect of, any shares of its capital stock or equity interests or otherwise make any payments to its stockholders or other equity-holders in their capacity as such (other than dividends by a wholly owned Subsidiary of the Company to its parent or cumulative dividends in respect of the Exchangeable Shares in the ordinary course of business consistent with practice and in accordance with the terms of the FA Sub 2 Limited Organizational Documents);

(iv) split, combine, subdivide or reclassify any shares of its capital stock;

(v) incur or assume any indebtedness for borrowed money, issue or sell any debt securities, or guarantee any indebtedness or enter into any “keep well” or other Contract to maintain any financial statement condition of another Person, except (A) borrowings by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practices under the Company’s existing credit facility set forth in Section 5.5(a)(v) of the Company Disclosure Schedule and guarantees of such borrowings issued by the Company’s Subsidiaries to the extent required under the terms of such credit facility, (B) inter-company borrowings solely among the Company and its wholly owned Subsidiaries in the ordinary course consistent with past practice and (C) in connection with letters of credit issued in the ordinary course of business in amounts not in excess of $1,000,000 in the aggregate;

(vi) make any loans or advances to any Person (other than the Company or any wholly owned Subsidiary of the Company), except travel and similar advances to its employees, and advances to customers, in each case, made in the ordinary course of business consistent with past practice;

(vii) make any capital expenditure or expenditures which (A) involves the purchase of real property or (B) is in excess of $2,000,000 individually or $5,000,000 in the aggregate, except for any such capital expenditures as budgeted in the Company’s 2010 capital expenditure plan set forth in Section 5.5(a)(vii) of the Company Disclosure Schedule;

(viii) sell, dispose of or otherwise transfer (by merger or otherwise), lease out or license out, or pledge, mortgage or otherwise encumber, any of its material properties or assets (including securities of Subsidiaries), except (A) sales, leases and licenses, in each case, in the ordinary course of business consistent with past practice or up to $10,000,000 in the aggregate, (B) pursuant to Contracts in force on the date of this Agreement and listed in Section 5.5(a)(viii) of the Company Disclosure Schedule, (C) dispositions of obsolete or worthless assets, (D) Permitted Liens and (E) pledges, mortgages or other encumbrances to secure indebtedness permitted hereunder;

(ix) directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all or any substantial amount of the capital stock or equity interest in, any Person (or a division or business of any Person), or (B) except in the ordinary course of business consistent with past practice, any assets for consideration in excess of $5,000,000 in the aggregate (excluding assets acquired from wholly owned Subsidiaries), in each case, other than acquisitions between or among the Company or its wholly owned Subsidiaries;

(x) (A) increase in the severance, compensation, distributions or benefits payable to any of its current or former directors, officers, employees or consultants (including any limited partners, Affiliates or trustees) or establish, adopt, enter into, amend or terminate any Company Plan or Employment Agreements or any plan, program, policy, trust, fund or Contract (or other arrangement that would be a Company Plan or Employment Agreement if it were in existence as of the date of this Agreement) with, for or in respect of, any current or former director, officer, employee or consultant (including any limited partner, Affiliate or trustee), other than (1) as required pursuant to (x) the terms of the Company Plan or Employment Agreement in effect as of the date of this Agreement or (y) applicable Law, (2) increases in salaries, wages and benefits of employees (other than officers or directors) made as a result of promotions in the ordinary course of business and in amounts and in a manner consistent with past practice and (3) increases in salaries and wages of employees (other than officers or directors) that are otherwise in the ordinary course of business and in amounts and in a manner consistent with past practice or (B) pay or accrue any compensation, distributions or bonuses in advance or prior to the time such amounts would otherwise be due, paid or accrued in the ordinary course of business and in a manner consistent with the past practices of the Company and its Subsidiaries;

(xi) (A) enter into, terminate or amend any Material Contract, or any other Contract that is material to the Company and its Subsidiaries taken as a whole, other than in the ordinary course of business consistent with past practice, (B) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (C) amend or modify the engagement letters referred to in Section 3.7, (D) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions or the Share Exchange Transactions or (E) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement;

(xii) make any material changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

(xiii) (A) make, change or revoke any material Tax election, (B) settle or compromise any material Tax claim or assessment, (C) surrender any Tax refund, (D) amend any Tax Return or (E) file any Tax Return not prepared in accordance with the Company’s or the relevant Subsidiary’s or Fund’s past practices, in each case except insofar as may be required by applicable Law;

(xiv) amend its Organizational Documents;

(xv) adopt a plan or agreement of complete or partial liquidation or dissolution other than with respect to wholly owned Subsidiaries;

(xvi) commence, settle or compromise any legal, regulatory, arbitral or administrative proceeding, claim, suit or action material to the Company and its Subsidiaries taken as a whole;

(xvii) (A) redeem, repurchase, prepay, defease or cancel any indebtedness for borrowed money, other than as required in accordance with its terms, or (B) except as required by Law, any judgment by a court of competent jurisdiction or the terms of any Contract in effect on the date hereof, pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise) that are otherwise material to the Company and its Subsidiaries taken as a whole, other than the payment, discharge, settlement or satisfaction (1) in the ordinary course of business or in accordance with their terms of claims, liabilities or obligations (i) disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents (for amounts not in excess of such reserves) or (ii) incurred since the date of such financial statements in the ordinary course of business or (2) of costs and expenses related to this Agreement, the Share Exchange Agreement or the Voting Agreement and the Transactions or the Share Exchange Transactions; or

(xviii) agree to take any of the foregoing actions or any action which would reasonably be expected to prevent, or materially delay or impede, the satisfaction of any of the conditions set forth in Article VI.

Section 5.6  Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, no party hereto shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to this Agreement, the Merger, the other Transactions or the Share Exchange Transactions without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with, or rules and regulations of, any national securities exchange (including the Listing Rules and the Disclosure and Transparency Rules), as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party where practicable). The Company shall, and shall cause its Subsidiaries to, cooperate and consult with Parent with respect to any broadly disseminated communications of a general nature to employees (including general communications relating to benefits and compensation) or Clients relating to the Transactions or the Share Exchange Transactions prior to making any such communications and shall consider in good faith all comments reasonably proposed by Parent and its counsel.

Section 5.7  Access to Information; Confidentiality.

(a) Except as prohibited by Law or any obligation of confidentiality of the Company or its Subsidiaries, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s representatives reasonable access during normal business hours to the Company’s and its Subsidiaries’ properties, Contracts, books and records, correspondence, personnel, representatives, accountants and advisors, and furnish promptly to Parent such other information concerning the Company’s and its Subsidiaries’ businesses and properties as Parent may reasonably request (provided, further, that the Company shall use its commercially reasonable efforts to (i) obtain the required consent of such third party to provide such access or disclosure, (ii) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company and/or (iii) enter into a joint defense agreement or implement such other commercially reasonable techniques if doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such attorney-client privilege, as applicable).

(b) Until the Effective Time, the information provided will be subject to the terms of the Confidentiality Agreement, dated March 1, 2010, between Parent and the Company (as it may be amended from time to time, the ‘‘Confidentiality Agreement”).

(c) No investigation, or information received, pursuant to this Section 5.7 will modify any of the representations and warranties of the parties hereto.

Section 5.8  Indemnification and Insurance.

(a) From and after the Effective Time, Parent and the Surviving Corporation, jointly and severally, shall (i) indemnify, defend and hold harmless the past and present directors and officers (including for the avoidance of doubt persons holding similar positions, such as managers of a limited liability company) of the Company and its Subsidiaries (each, an ‘‘Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel, experts and litigation consultants, and the cost of any appeal bonds) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative, each a “Proceeding”), whenever asserted, based on or arising out of, in whole or in part, (1) the fact that an Indemnitee is or was a director, officer or employee of the Company or of a Subsidiary of the Company or (2) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director or officer of the Company or of a Subsidiary of the Company or taken at the request of the Company or of a Subsidiary of the Company (including in connection with serving at the request of the Company or of a Subsidiary of the Company as a director or officer of another Person (including any employee benefit plan)), in each case under clause (1) or (2), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the Transactions or the Share Exchange Transactions), to the fullest extent permitted under applicable Law and as provided under the certificate of incorporation and by-laws of the Company and under any indemnification agreements (the ‘‘Indemnification Agreements”) as in effect on the date of this Agreement. The Surviving Corporation shall advance all fees and expenses (including without limitation fees and expenses of legal counsel, experts, litigation consultants, and the cost of any appeal bonds) incurred by Indemnitee in connection with any Proceeding within ten (10) Business Days after the receipt by the Surviving Corporation of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. The Indemnitee shall qualify for advances, to the fullest extent permitted under applicable Law, solely upon the execution and delivery to the Surviving Corporation of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Organizational Documents of the Surviving Corporation, applicable Law or otherwise. Without limiting the foregoing, from and after the Effective Time, Parent shall cause the Organizational Documents of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers, indemnification and advancement of expenses than are set forth as of the date of this Agreement in the Organizational Documents of the Company,

which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b) Parent and the Surviving Corporation shall maintain and extend all directors’ and officers’ liability insurance policies (both primary and any and all excess policies) maintained by the Company on the date of this Agreement (collectively, the “Current D&O Policies”) for a period of not less than six (6) years after the Effective Time with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of this Agreement and the Transactions or the Share Exchange Transactions; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to the covered persons; provided, further, that if the Current D&O Policies expire or are terminated or cancelled during such period through no fault of Parent or the Surviving Corporation, then Parent or the Surviving Corporation shall obtain substantially similar D&O insurance; provided further, however, that in no event shall Parent be required to pay aggregate premiums for such similar insurance in excess of 300% of the last annual premiums paid in the aggregate by the Company for the Current D&O Policies, as set forth on Section 5.8 of the Company Disclosure Schedule (the “Maximum Premium”). In lieu of the foregoing, the Company may obtain one or more prepaid and non-cancelable directors’ and officers’ insurance tail policies applicable for the period of six (6) years commencing at the Effective Time (including with respect to acts or omissions in connection with the Transactions or the Share Exchange Transactions) and ending on the six (6)-year anniversary of the Effective Time (the “D&O Tail Period”); such insurance policies shall provide at least the same coverage with respect to amounts, scope, terms and conditions as the Current D&O Policies; provided, that the aggregate premium for such prepaid policies shall not exceed the Maximum Premium, and provided, further, that if the Company is unable to obtain, prior to the Effective Time, insurance tail policies meeting the above requirements, the Company may instead obtain prior to the Effective Time as much comparable insurance for the D&O Tail Period as reasonably practicable for an aggregate policy premium not in excess of the Maximum Premium.

(c) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

(d) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.8.

Section 5.9  Section 16 Matters.  Prior to the Effective Time, the parties hereto shall cooperate to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) in the Transactions or the Share Exchange Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the interpretative guidance set forth by the SEC with respect to such matters.

Section 5.10  Delisting; Deregistration.  Parent shall use its reasonable best efforts to cause the Company’s securities to be de-listed from the New York Stock Exchange, and de-registered under the Exchange Act, as promptly as practicable following the Effective Time.

Section 5.11  Notification of Certain Matters; Reports.

(a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or the Share Exchange Transactions, (ii) any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions or the Share Exchange Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent, (iii) any material actions, suits, claims, investigations or legal or regulatory proceedings commenced or, to the Knowledge of such party, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries, (iv) any actions, suits, claims, investigations or legal or regulatory proceedings which relate to the Transactions or the Share Exchange Transactions, and (v) the discovery of any fact, circumstance or failure to perform, or the occurrence or non-occurrence of any event, which, individually or in the aggregate, if the same were occurring or continuing as of the Closing Date, would give rise to the failure of a condition set forth in Section 6.2(a), 6.2(b), 6.3(a) or 6.3(b), as applicable; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not (A) cure any breach of, or non-compliance with, any other provision of this Agreement or (B) affect the remedies available to, or the conditions in Article VI to the obligations of, the party receiving such notice.

(b) The Company shall deliver to Parent the information and reports listed on Exhibit 5.11(b).

Section 5.12  Securityholder Litigation.  Company and the Parent shall reasonably cooperate in connection with the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions or the Share Exchange Transactions, and shall not settle or offer to settle any such litigation without Parent’s prior consent.

Section 5.13  Consolidation.  The Company shall, and shall cause its Subsidiaries and GLG Partners Services LP and GLG Partners LP to, use reasonable best efforts to amend their respective Contracts, effective on or before Closing, with the effect that funds under management by any of them would not be required to be included in the consolidated accounts of Parent immediately following Closing under International Financial Reporting Standards as applied by Parent (which efforts shall include, without limitation, accepting the reasonable directions of Parent’s external auditor).

Section 5.14  Warrant Tender Offers.  The Company shall, and may cause its Subsidiaries to, use their respective reasonable best efforts to commence, at such time as mutually agreed between Parent and the Company after the date hereof and prior to the Closing Date, offers to purchase with respect to all of the Warrants at a price of $0.129 per Warrant (collectively, the ‘‘Warrant Offers”), and Parent shall assist the Company in connection therewith. Notwithstanding anything to the contrary, the closing of the Warrant Offers shall be conditioned on the completion of the Merger and the Warrant Offers shall otherwise be consummated in compliance with applicable Laws and SEC rules and regulations. Parent shall ensure that, at the Effective Time, the Surviving Corporation has all funds necessary in connection with any such Warrant Offer. Parent shall (i) upon request by the Company, reimburse the Company for all reasonable out of pocket costs (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the actions of the Company and its Subsidiaries contemplated by this Section 5.14 and (ii) indemnify and hold harmless the Company and its Subsidiaries from and against any and all claims, losses and damages suffered or incurred by any of them in connection with the Warrant Offers.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1  Conditions to Each Party’s Obligations to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or, to the extent permitted under Law, waiver by Parent and the Company other than the condition set forth in clause (a) below, which may not be waived) on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval.  The Company Stockholder Approval shall have been received.

(b) Parent Shareholder Approval.  The Parent Shareholder Approval shall have been received.

(c) Antitrust and Other Regulatory Approvals.  The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated. In addition, (i) any waiting period (and any extension thereof) applicable to the Merger under other Antitrust Laws listed on Exhibit D shall have expired or been terminated, and all consents, approvals and authorizations of any Governmental Authority required of Parent, the Company or any of their respective Subsidiaries under such Antitrust Laws to consummate the Merger shall have been obtained; (ii) the Governmental Authorities listed on Exhibit E shall have Approved the Transactions and (iii) each other Governmental Authority shall have

Approved the Transactions where, in the absence of such approval, the consummation of the Merger would be unlawful in any jurisdiction.

(d) No Restraints.  No Law, injunction, order, judgment, ruling or decree enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) of competent jurisdiction located in the United States, or in a jurisdiction outside of the United States in which the Company, Parent or any of their respective Subsidiaries engages in material business activities, shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or the Share Exchange or making the consummation of the Merger or the Share Exchange illegal.

Section 6.2  Additional Conditions to Obligations of Parent and Merger Sub to Effect the Merger.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or, to the extent permitted under Law, waiver by Parent) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  (i) The representation and warranty of the Company contained in Sections 3.11(b) and 3.13(b) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date; (ii) the representations and warranties of the Company contained in Sections 3.1(a), 3.2, 3.3, 3.4(a), 3.7 and 3.8 shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date), except for de minimis inaccuracies; (iii) the representations and warranties of the Company contained in Section 3.9(a), disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date); and (iv) all other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date), except (in the case of this clause (iv)) for such failures to be true and correct that, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Share Exchange.  The transactions contemplated by the Share Exchange Agreement shall have been consummated.

(d) Certificates.

(i) Parent shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying on behalf of the Company that the conditions specified in Sections 6.2(a), 6.2(b) and 6.2(d) have been satisfied.

(ii) Parent shall have received from the Company a certificate, dated as of the Share Exchange Closing Date, in the form attached hereto as Exhibit F. In connection with the delivery of the certificate, the Company shall comply with the notification requirements set forth in Treasury Regulations Section 1.897-2(h)(2).

Section 6.3  Additional Conditions to Obligations of the Company to Effect the Merger.  The obligation of the Company to effect the Merger is further subject to the satisfaction (or, to the extent permitted under Law, waiver by the Company) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date), except for such failures to be true and correct that, individually and in the aggregate, do not prevent Parent or Merger Sub from consummating the Merger.

(b) Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c) Certificate.  The Company shall have received a certificate of an executive officer of Parent, dated the Closing Date, certifying on behalf of Parent that the conditions specified in Sections 6.3(a) and 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1  Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by the mutual written consent of the Company and Parent; or

(b) by either of the Company or Parent, if:

(i) the Merger shall not have been consummated on or before December 31, 2010 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose material breach of this Agreement has been the principal cause of the failure of the Merger to be consummated on or before the Outside Date;

(ii) (A) any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and non-appealable or (B) there shall be a final non-appealable denial of any regulatory approval required by Section 6.1(b); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose material breach of this Agreement has been the principal cause of the issuance of such final, non-appealable Restraint or denial of regulatory approval;

(iii) the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, as permitted by this Agreement, other than in the circumstances contemplated by Section 7.1(c)(ii);

(iv) the Parent Shareholder Approval shall not have been obtained at the Parent Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof, as permitted by this Agreement, other than in the circumstances contemplated by Section 7.1(d)(iii); or

(c) by Parent, if:

(i) (A) a failure to perform or breach of any of the Company’s covenants or agreements set forth in Section 5.1 or 5.3 of this Agreement shall have occurred or (B) a failure to perform or breach of any of the Company’s representations, warranties, covenants or agreements set forth in this Agreement (other than as set forth in clause (A) of this Section 7.1(c)(i)) shall have occurred, which failure to perform or breach (1) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (2) cannot be cured by the Company by the Outside Date or, if capable of being cured by the Company by the Outside Date, shall not have been cured within twenty (20) calendar days following receipt of written notice from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c)(i) shall not be available to the Parent if it is then in material breach under this Agreement;

(ii) other than in the circumstances contemplated by Section 7.1(d)(i) or 7.1(d)(iii), (A) a Company Adverse Recommendation Change shall have occurred, (B) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement or (C) the Board of Directors of the Company

or an authorized committee thereof shall not have (1) rejected any publicly disclosed Takeover Proposal within ten (10) days of the public disclosure thereof (including, for these purposes, by taking no position with respect to the acceptance by the Company’s stockholders of a tender offer or exchange offer, which shall constitute a failure to reject such Takeover Proposal) and (2) publicly reconfirmed the Company Board Recommendation within five (5) days after receipt of a written request from Parent that it do so following the making by any Person of a publicly disclosed Takeover Proposal; or

(iii) after the date hereof, a Company Material Adverse Event shall have occurred; or

(d) by the Company:

(i) if a failure to perform or breach of any of Parent’s or Mergers Sub’s representations, warranties, covenants or agreements set forth in this Agreement shall have occurred, which failure to perform or breach (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (B) cannot be cured by Parent and Merger Sub by the Outside Date or, if capable of being cured by Parent and Merger Sub by the Outside Date, shall not have been cured within twenty (20) calendar days following receipt of written notice from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to the Company if it is then in material breach under this Agreement;

(ii) prior to the receipt of the Company Stockholder Approval, in order to enter into a transaction that is a Superior Proposal in accordance with Section 5.3, if concurrently with such termination the Company enters into one or more definitive Company Acquisition Agreements providing for such Superior Proposal and prior to or concurrently with such termination the Company shall have paid to Parent the Company Termination Fee due under Section 7.3(b); provided, however, that the Company shall not terminate this Agreement pursuant to this Section 7.1(d)(ii) unless the Company, its Subsidiaries and Representatives shall have complied in all respects with the conditions of Section 5.3 that the Company is required to satisfy before taking action pursuant to this Section 7.1(d)(ii); or

(iii) the Board of Directors of Parent shall have either (a) not made the Parent Recommendation in the Shareholder Circular or (b) withdrawn, qualified or adversely modified the Parent Recommendation once contained in the Shareholder Circular, other than in the circumstances contemplated by Section 7.1(c).

Section 7.2  Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the Confidentiality Agreement in accordance with its terms, Section 5.7(b), this Section 7.2, Section 7.3 and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (i) as provided in Section 7.3, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.

(b) The party desiring to terminate this Agreement pursuant to Section 7.1 (other than under clause (a)) shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other party in accordance with Section 8.11, specifying the provision or provisions hereof pursuant to which such termination is effected.

Section 7.3  Fees and Expenses.

(a) Except as otherwise provided below in this Section 7.3, whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, except that expenses incurred in connection with the printing and mailing of the Proxy Statement and notices or other filings with Governmental Authorities under any Antitrust Laws shall be shared equally by Parent and the Company.

(b) If after the date of this Agreement:

(i) (A) a Takeover Proposal shall have been made to the Company (or to the Company’s stockholders generally), or any Person shall have announced (or otherwise made known to the Board of Directors of the Company) an intention (whether or not conditional) to make a Takeover Proposal, and

(B) following the occurrence of an event described in the preceding clause (A) (provided that, in the case of a termination pursuant to Section 7.1(b)(iii), such event shall have occurred prior to the Company Stockholder Meeting), this Agreement shall have been terminated (1) by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii), or (2) by Parent pursuant to Section 7.1(c)(i), and

(C) within twelve (12) months of the date this Agreement is terminated as described in the preceding clause (B), the Company enters into one or more definitive Company Acquisition Agreements with respect to, or consummates a transaction contemplated by, any Takeover Proposal (provided that for purposes of this clause (C), the references to “15%” in the definition of Takeover Proposal shall be deemed to be references to “40%”); or

(ii) this Agreement shall have been terminated by Parent pursuant to Section 7.1(c)(ii); or

(iii) this Agreement shall have been terminated by the Company pursuant to Section 7.1(d)(ii),

then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay the Company Termination Fee to Parent by wire transfer of immediately available funds to an account to be designated by Parent. ‘‘Company Termination Fee” shall mean an amount equal to $48,000,000 (inclusive of any applicable VAT or its equivalent).

(c) If this Agreement shall have been terminated by (i) the Company or Parent pursuant to Section 7.1(b)(iii) or (ii) Parent pursuant to Section 7.1(c)(i) prior to the Company Stockholders Meeting and the Company’s breach or failure triggering such termination shall have been a breach of (or failure to comply with) the Company’s obligations under Section 5.1 or Section 5.3, and, in each case, no Company Termination Fee is payable in respect thereof pursuant to Section 7.3(b), then the Company shall pay to Parent (by wire transfer of immediately available funds to an account to be designated by Parent) an amount equal to the Parent Expenses (as defined below), and the Company shall remain obligated to pay to Parent the Company Termination Fee (less the amount of Parent Expenses previously actually paid to Parent pursuant to this sentence) if the Company Termination Fee becomes payable pursuant to Section 7.3(b). “Parent Expenses” shall mean the lesser of (i) all out-of-pocket fees and expenses (including fees and expenses of counsel, accountants, financial advisors and investment bankers) incurred by or on behalf of Parent or its Affiliates in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the filing of any required notices under applicable Antitrust Laws or other regulations and (ii) $15,000,000 (the “Cap Amount”).

(d) If this Agreement shall have been terminated by the Company or Parent pursuant to Section 7.1(b)(iv) then Parent shall pay to the Company (by wire transfer of immediately available funds to an account to be designated by the Company) an amount equal to the Company Expenses. “Company Expenses” shall mean the lesser of (i) all out-of-pocket fees and expenses (including fees and expenses of counsel, accountants, financial advisers and investment bankers) incurred by or on behalf of the Company or its Affiliates (other than the Controlling Holders) in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement (and the filing of any required notices under applicable Antitrust laws or other regulations) and (ii) the Cap Amount.

(e) If this Agreement shall have been terminated by the Company pursuant to Section 7.1(d)(iii), then Parent shall pay the Parent Termination Fee to the Company by wire transfer of immediately available funds to an account to be designated by the Company. “Parent Termination Fee” shall mean an amount equal to $48,000,000 (inclusive of any applicable VAT or its equivalent).

(f) Any payment required to be made pursuant to Section 7.3(b)(i) shall be made to Parent promptly following the earlier execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Takeover Proposal as described in Section 7.3(b)(i) (and in any event not later than three (3) Business Days after delivery to the Company of notice of demand for payment thereunder); any payment required to be made pursuant to

Section 7.3(b)(ii) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(c)(ii) (and in any event not later than three (3) Business Days after delivery to the Company of notice of demand for payment thereunder); any payment required to be made pursuant to Section 7.3(e) shall be made by Parent promptly following termination of this Agreement by the Company pursuant to Section 7.1(d)(iii) (and in any event not later than three (3) Business Days after delivery to Parent of notice of demand for payment thereunder); and, in circumstances in which Parent Expenses or Company Expenses are payable, such payment shall be made to Parent or the Company, as applicable, not later than three (3) Business Days after delivery to the Company or to Parent, as applicable, of an itemization setting forth in reasonable detail such Parent Expenses or Company Expenses.

(g) In the event that (i) the Company shall fail to pay the Company Termination Fee and/or Parent Expenses or (ii) Parent shall fail to pay the Parent Termination Fee or the Company Expenses, in each case, as required pursuant to this Section 7.3 when due, such unpaid Company Termination Fee or Parent Expenses or Parent Termination Fee or Company Expenses, as the case may be, shall accrue interest for the period commencing on the date the Company Termination Fee or Parent Expenses or Parent Termination Fee or Company Expenses, as the case may be, became past due, at a rate equal to the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. In addition, if (x) the Company shall fail to pay the Company Termination Fee or Parent Expenses or (y) Parent shall fail to pay the Parent Termination Fee or Company Expenses, as the case may be, when due, the Company or Parent, as applicable, shall also pay to the other party all of such other party’s reasonable and documented out-of-pocket attorneys’ fees and other costs and expenses in connection with efforts to collect the Termination Fee or Parent Expenses or the Parent Termination Fee or Company Expenses, as the case may be.

(h) Each of the parties hereto acknowledges that the covenants and agreements contained in this Section 7.3 are an integral part of the Transactions.

(i) Notwithstanding anything in this Agreement to the contrary (including anything in Section 7.2 or 8.8), in the event that the Company Termination Fee is paid in accordance with this Section 7.3, the payment of such Company Termination Fee shall be the sole and exclusive remedy of Parent, Merger Sub and their respective Affiliates against the Company or any of its Affiliates with respect to any breach by the Company, or termination, of this Agreement or the failure of the Merger to be consummated. Notwithstanding anything in this Agreement to the contrary (including anything in Section 7.2 or 8.8), in the event that the Parent Termination Fee is paid in accordance with this Section 7.3, the payment of such Parent Termination Fee shall be the sole and exclusive remedy of the Company and its Affiliates against Parent or any of its Affiliates with respect to any breach by Parent or Merger Sub, or termination, of this Agreement or the failure of the Merger to be consummated.

ARTICLE VIII

MISCELLANEOUS

Section 8.1  Survival.  The representations, warranties, covenants and agreements in this Agreement (or pursuant to any certificate delivered pursuant to Section 6.2 or Section 6.3) shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (a) the covenants and agreements set forth in Article II and Section 5.8, and any other covenant or agreement set forth in this Agreement which contemplates performance after the Effective Time, shall survive the Effective Time, and (b) the covenants and agreements set forth in Sections 5.7(b), 7.2, 7.3 and this Article VIII shall survive termination. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

Section 8.2  Amendments; Waivers; Etc.

(a) At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto; provided, however, that following approval of the Transactions by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

(b) At any time prior to the Effective Time, any party may, subject to Law, (i) waive any inaccuracies in the representations and warranties of any other party hereto, (ii) extend the time for the performance of any of the obligations or acts of any other party hereto, (iii) waive compliance by the other party with any of the agreements contained herein or (iv) except as otherwise provided herein, waive any of such party’s conditions. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c) Parent shall ensure that neither the Share Exchange Agreement nor the Voting Agreement shall be amended, modified or waived in any manner prior to the Effective Time without the prior written consent of the Company and the approval of the Special Committee.

Section 8.3  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

Section 8.4  Entire Agreement.  This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Exhibits hereto, the Voting Agreement, the Share Exchange Agreement, the Lock-Up Agreements (as defined in the Share Exchange Agreement) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

Section 8.5  No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any right or remedy of any nature whatsoever under or by reason of this Agreement, other than as provided in Section 5.8.

Section 8.6  Governing Law.  This Agreement, all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any choice or conflicts of Law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.7  Jurisdiction.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (the “Agreed Courts”) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Without limiting other means of service of process permissible under applicable Law, each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.11 shall be effective service of process for any suit or proceeding in connection with this Agreement. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.8  Specific Enforcement.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Agreed Court, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security in connection therewith); specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

Section 8.9  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.10  Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.11  Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopy faxed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

Man Group plc
Sugar Quay
Lower Thames Street
London
EC3R 6DU

Attention:	Stephen Ross Jasveer Singh
Fax: +44 20 7144 2001

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Fax: (212) 310 8007

Attention:	Jane McDonald Danielle D. Do

If to the Company, to:

GLG Partners, Inc.
399 Park Avenue, 38th Floor
New York, New York 10022
Attention: Alejandro San Miguel
Fax: (212) 224-7244

with a copies (which shall not constitute notice) to:

Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112

Attention:	Allen Miller Marc Alpert Sey-Hyo Lee
Fax: (212) 541-5369

and to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166-4193

Attention:	William J. Grant Terrence R. Brady
Fax: (212) 294-4700

or such other address or telecopy fax number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 8.12  Definitions.  As used in this Agreement, the following terms have the meanings ascribed thereto below:

“5.3 Notice” has the meaning set forth in Section 5.3(b).

“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.3(e)(i).

“Adjusted Assets Under Management” shall mean, with respect to each account of each Client and each Fund, as of a specified date, the amount of assets under management by the Company or any of its Subsidiaries in such account as of the Base Date, as adjusted, in the case of any determination of Adjusted Assets Under Management after the Base Date, to reflect additions and withdrawals of funds, new accounts and terminated accounts during the period after the Base Date through and including such specified date. For the avoidance of doubt, (i) the calculation of Adjusted Assets Under Management shall not take into account any distributions of interest, dividends, income or capital gains from any account (or reinvestments of such distributions) or any increase or decrease in assets under management due to market appreciation or depreciation and any currency fluctuations after the Base Date, (ii) additions and contributions shall be taken into account only when actually funded and withdrawals shall be taken into account when they are actually funded only out of such account or, if earlier, the date on which the Company, any of its Subsidiaries or any Fund receives notice communicating an intention to withdraw any assets from an existing account and/or Fund (unless such notice has been revoked prior to the applicable date), (iii) any assets under management for any account (including any Fund) for which the Company or any of its Subsidiaries act as investment adviser and subadviser shall be counted only once, and (iv) any assets under management for any set of accounts (including any Fund) one of which invests in the other shall be counted only once if the Company or any of its Subsidiaries act as an investment adviser to both, except to the extent that an investment management fee is payable to one or more of the Company and any of its Subsidiaries in respect of both accounts.

“Advisers Act” has the meaning set forth in Section 3.13(c).

“Advisory Agreement” shall mean any Contract, including, without limitation, any investment advisory, management and investment management agreement, entered into by the Company or any of its Subsidiaries for the purpose of providing management, investment advisory or investment management services, including any sub-advisory services, to a Person.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, ‘‘controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agent” has the meaning set forth in Section 2.2(a).

“Agreed Courts” has the meaning set forth in Section 8.7.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 5.4(a).

“Approved” shall mean approved, cleared or decided neither to initiate proceedings nor otherwise to intervene in respect of the Transactions and not to refer the Transactions to any other competent Governmental Authority, and as of the Closing Date such approvals, clearances and decisions shall be in full force and effect and shall not have been reversed, stayed, enjoined, set aside or suspended and shall also mean the expiration of any waiting period absent any legally prohibitive objection from the competent Governmental Authority following the notification of the Transactions to that Governmental Authority.

“Balance Sheet Date” has the meaning set forth in Section 3.10(c).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3(a).

“Base Date” shall mean March 31, 2010.

“Book-Entry Shares” has the meaning set forth in Section 2.1(c).

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Cap Amount” has the meaning set forth in Section 7.3(c).

“Certificate” has the meaning set forth in Section 2.1(c).

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Client” shall mean any Person who is (i) party to an Advisory Agreement pursuant to which the Company or any of its Subsidiaries provides management, investment management or investment advisory services, including any sub-advisory services, to such Person, or (ii) an investor in a Fund.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and, as applicable, the rules and Treasury Regulations promulgated thereunder.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.3(b).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.3(b).

“Company Board Recommendation” has the meaning set forth in Section 5.1(b).

“Company Common Stock” has the meaning set forth in Section 2.1.

“Company Disclosure Schedule” is defined in the Preamble to Article III.

“Company Expenses” has the meaning set forth in Section 7.3(d).

“Company Intellectual Property” has the meaning set forth in Section 3.17(a).

“Company Material Adverse Effect” shall mean, with respect to the Company, any change, development, occurrence, event or state of facts that is, or would reasonably be expected to be, materially adverse to the financial condition, assets, liabilities, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall constitute a Company Material Adverse Effect:

(i) changes in the United States or European economy, financial markets, political or regulatory conditions generally;

(ii) changes, developments, occurrences or events generally affecting the alternative investment management industry in Europe (the Company’s ‘‘Industry”);

(iii) the negotiation, execution or announcement of the Transactions and the Share Exchange Transactions or any changes, developments, occurrences, events or states of fact arising therefrom;

(iv) (A) changes in Law or in generally accepted accounting principles or accounting standards, or changes in general legal, regulatory or political conditions, (B) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (C) any action taken by the Company or its Subsidiaries as required by this Agreement or with the written consent of Parent, or (D) any decline in the market price, or change in trading volume, of the capital stock of the Company, or any failure to meet internal or publicly announced revenue or earnings projections; provided, further, however, that changes, developments, occurrences, events or effects referred to in:

(x) clauses (i), (ii), (iv)(A) and (iv)(B) of this definition may constitute (and may be taken into account in determining the occurrence or expected occurrence of) a Company Material Adverse Effect to the extent they adversely affect the Company and its Subsidiaries taken as a whole in a disproportionate manner relative to other participants in the Company’s Industry,

(y) clause (iii) shall not apply with respect to Sections 3.4, 3.5, 3.14 and 4.4; and

(z) clause (iv)(D) of this definition shall not prevent a determination that the underlying cause of any decline, change or failure referred to therein is a Company Material Adverse Effect.

“Company Material Contract” has the meaning set forth in Section 3.14.

“Company Plans” has the meaning set forth in Section 3.16(a).

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company Restricted Shares” shall mean an issued and outstanding share of Company Common Stock granted by the Company pursuant to any of the Company Stock Plans.

“Company SEC Documents” has the meaning set forth in Section 3.10(a).

“Company Stock Plans” shall mean the 2007 Restricted Stock Plan, the 2007 Long Term Incentive Plan and the 2009 Long Term Incentive Plan.

“Company Stock Rights” has the meaning set forth in Section 2.3(b).

“Company Stockholder Approval” shall mean each of (i) the affirmative vote (in person or by proxy) at the Company Stockholders Meeting (or any adjournment or postponement thereof) of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting as a single class, in favor of the adoption of this Agreement and (ii) the affirmative vote (in person or by proxy) at the Company Stockholders Meeting (or any adjournment or postponement thereof) of the holders of a majority of the outstanding shares of Company Common Stock (excluding the Controlling Holders and their Affiliates, Parent and its Affiliates, the Company and its Affiliates (other than the directors who are members of the Special Committee) and employees of the Company) in favor of the adoption of this Agreement.

“Company Stockholders Meeting” has the meaning set forth in Section 5.1(a).

“Company Technology” has the meaning set forth in Section 3.17(a).

“Company Termination Fee” has the meaning set forth in Section 7.3(b).

“Computer Systems” has the meaning set forth in Section 3.17(f).

“Confidentiality Agreement” has the meaning set forth in Section 5.7(b).

“Contract” shall mean any loan or credit agreement, indenture, debenture, note, bond, mortgage, lease, license or other contract, agreement or instrument, in each case, whether oral or written.

“Controlling Holders” has the meaning set forth in the Preamble.

“Convertible Notes” has the meaning set forth in Section 3.2(a).

“Copyrights” has the meaning set forth in Section 3.17(a).

“Covered Staff” has the meaning set forth in Section 3.16(a).

“Current D&O Policies” has the meaning set forth in Section 5.8(b).

“D&O Tail Period” has the meaning set forth in Section 5.8(b).

“Database Rights” has the meaning set forth in Section 3.17(a).

“Designs” has the meaning set forth in Section 3.17(a).

“DGCL” has the meaning set forth in Section 1.1.

“Disclosure and Transparency Rules” shall mean the UK Disclosure and Transparency Rules of the UK Listing Authority made under Part VI of FSMA.

“Dissenting Stockholder” has the meaning set forth in Section 2.1(d).

“Dissenting Shares” has the meaning set forth in Section 2.1(d).

“Effective Time” has the meaning set forth in Section 1.3.

“ERISA” has the meaning set forth in Section 3.16(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” has the meaning set forth in the Share Exchange Agreement.

“Exchangeable Shares” has the meaning set forth in Section 3.2(a).

“FSMA” shall mean the United Kingdom Financial Services and Markets Act 2000, including any regulations made pursuant thereto.

“Fund” shall mean any partnership, limited liability company or other collective or pooled investment vehicle or account (whether open ended or close ended) to which the Company or any of its Subsidiaries, directly or indirectly, provides management, investment management, sub-management or sub-investment management or investment advisory services (including, for the avoidance of doubt, any managed account) or acts as sub-manager or sub-investment manager, including each of the entities set forth on Section 3.20(a) of the Company Disclosure Schedule. For the avoidance of doubt, with respect to any collective or pooled investment vehicle or account (whether open ended or close ended) for which the Company or any of its Subsidiaries, directly or indirectly, provides management, advisory or investment management services with respect to a sub-set of or one or more specific portfolios of the assets invested in such vehicle or account, only such sub-set or portfolios shall be deemed to be a Fund for purposes of this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Goldman” has the meaning set forth in Section 3.7.

“Goldman Fairness Opinion” has the meaning set forth in Section 3.8(b).

“Governmental Authority” shall mean any government, court, municipality, regulatory or administrative agency, commission, body or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IMA” has the meaning set forth in Section 3.20(b)(i).

“Indemnification Agreement” has the meaning set forth in Section 5.8(a).

“Indemnitee” has the meaning set forth in Section 5.8(a).

“Intellectual Property Rights” has the meaning set forth in Section 3.17(a).

“Investment Company Act” has the meaning set forth in Section 3.13(c).

“IPO Date” has the meaning set forth in Section 3.10(a).

“Irish Fund” shall mean any collective investment scheme authorized by the Irish Financial Services Regulatory Authority as a UCITS pursuant to the European Union (Undertakings for Collective Investment in Transferable Securities) Regulations 2003, as amended or as a Non-UCITS pursuant to Part XII of the Companies Act 1990.

“IRS” shall mean the U.S. Internal Revenue Service.

“Knowledge” shall mean, the actual knowledge (i.e., not encompassing imputed or similar concepts of knowledge) after due and careful inquiry of, in the case of the Company, the individuals listed on Exhibit H, and in the case of Parent, the individuals listed on Exhibit I.

“Labor Organization” has the meaning set forth in Section 3.16(j).

“Law” shall mean any law, statute, code, rule, regulation or ordinance of a Governmental Authority.

“Licenses” has the meaning set forth in Section 3.13(d).

“Liens” shall mean any pledge, lien, charge, right of first refusal or other option to purchase or otherwise acquire any interest, easement, security interest or other encumbrance.

“Listing Rules” has the meaning set forth in Section 4.5.

“Marks” has the meaning set forth in Section 3.17(a).

“Maximum Premium” has the meaning set forth in Section 5.8(b).

“Merger” has the meaning set forth in the Preamble.

“Merger Consideration” has the meaning set forth in Section 2.1(c).

“Merger Sub” has the meaning set forth in the Preamble.

“Moelis” has the meaning set forth in Section 3.7.

“Moelis Fairness Opinion” has the meaning set forth in Section 3.8(a).

“Multiemployer Plan” has the meaning set forth in Section 3.16(a).

“Organizational Documents” shall mean, with respect to an entity, its certificate of incorporation, articles of incorporation, by-laws, articles of association, memorandum of association, certificate of trust, trust agreement, partnership agreement, limited partnership agreement, certificate of formation, limited liability company agreement or operating agreement, as applicable.

“Outside Date” has the meaning set forth in Section 7.1(b)(i).

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Schedule” has the meaning set forth in the Preamble of Article IV.

“Parent Expenses” has the meaning set forth in Section 7.3(c).

“Parent Material Adverse Effect” has the meaning set forth in Section 4.1.

“Parent Ordinary Shares” shall mean the ordinary shares of Parent.

“Parent Recommendation” has the meaning set forth in Section 5.2(b).

“Parent Shareholder Approval” has the meaning set forth in Section 4.3(b).

“Parent Shareholders Meeting” has the meaning set forth in Section 5.2(a).

“Patents” has the meaning set forth in Section 3.17(a).

“Permit” shall mean a permit, license, franchise or authorization from a Governmental Authority.

“Permitted Liens” shall mean (i) Liens for Taxes, assessments or other similar charges by Governmental Authorities securing payments not yet due or the amount or validity of which is being contested in good faith and by appropriate proceedings, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens which arise in the ordinary course of business, (iii) such other Liens or imperfections of title that, individually and in the aggregate, do not, and would not reasonably be expected to, materially detract from the value of, or materially impair the existing use of, the property or asset affected by the applicable Lien and (iv) other immaterial Liens.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proceeding” has the meaning set forth in Section 5.8(a).

“Prospectus” has the meaning set forth in Section 4.5.

“Proxy Statement” has the meaning set forth in Section 3.5.

“Registered Advisers” has the meaning set forth in Section 3.13(d).

“Registered Intellectual Property” has the meaning set forth in Section 3.17(b).

“Representatives” has the meaning set forth in Section 5.3(a).

“Restraint” has the meaning set forth in Section 6.1(d).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Exchange Agreement” has the meaning set forth in the Preamble.

“Share Exchange Transactions” refers collectively to the Share Exchange Agreement and the transactions contemplated thereby.

“Shareholders Agreement” shall mean the Company Shareholders Agreement dated as of June 22, 2007 among the Company and the Persons set forth on the signature page thereto.

“Shareholder Circular” has the meaning set forth in Section 4.5.

“Shareholders Agreement Waiver” has the meaning set forth in the Recitals.

“Side Letter” has the meaning set forth in Section 3.14(a)(xv).

“Software” has the meaning set forth in Section 3.17(a).

“Special Committee” has the meaning set forth in the Recitals.

“Subsidiary” when used with respect to the Company, the Surviving Corporation, Parent or any other party, shall mean any corporation, limited liability company, partnership, trust or other entity of which the Company, the Surviving Corporation, Parent or such other party, as the case may be, owns (either alone, directly, or indirectly through, or together with, one or more of its Subsidiaries) 50% or more of the equity interests the holder of which is generally entitled to vote for the election of the board of directors or governing body of such corporation, limited liability company, partnership, trust or other entity. For the avoidance of doubt, each of Sage Summit LP and Lavender Heights Capital LP are Subsidiaries of the Company, and after the Effective Time, of the Surviving Corporation. For purposes of determining whether a Subsidiary is wholly owned, the Exchangeable Shares shall be disregarded. For the avoidance of doubt, the Funds shall not constitute Subsidiaries of the Company or any of its Subsidiaries.

“Superior Proposal” has the meaning set forth in Section 5.3(e)(ii).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Proposal” has the meaning set forth in Section 5.3(e)(iii).

“Tax Returns” shall mean any return, report, claim for refund, estimate, computation, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” shall mean (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies duties or other assessments, including without limitation all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to Tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, deed, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Taxing Authority” shall mean the IRS, HM Revenue and Customs and any other Governmental Authority responsible for the administration of any Tax or exercising a fiscal, revenue, customs or excise function.

“Technology” has the meaning set forth in Section 3.17(a).

“Trade Secrets” has the meaning set forth in Section 3.17(a).

“Transaction Notice” has the meaning set forth in Section 5.4(f).

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby and by the Voting Agreement, including the Merger.

“Treasury Regulations” means the U.S. Department of Treasury regulations promulgated under the Code.

“UCITS” shall mean a collective investment scheme governed by the Irish regulations on Undertakings for the Collective Investment of Transferable Securities.

“UKLA” shall mean the United Kingdom Financial Services Authority acting in its capacity as the competent authority in the United Kingdom under Part VI of FSMA.

“VAT” means value added tax as provided for in the VATA and any other tax of a similar nature.

“VATA” means, in the United Kingdom, the Value Added Tax Act 1994 and, in any other jurisdiction, any equivalent registration.

“Voting Agreement” has the meaning set forth in the Recitals.

“Warrants” has the meaning set forth in Section 3.2(a).

Section 8.13  Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Schedule or Exhibit, such reference shall be to an Article of, a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” A “willful” breach of this Agreement shall mean a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, where breaching was the conscious objective of the act or failure to act. All terms defined in this Agreement shall have the defined meanings when used in any Schedule or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

(b) The Company Disclosure Schedule and Parent Disclosure Schedule shall identify items of disclosure by reference to a particular section or subsection of this Agreement; provided, that any matter disclosed with respect to one section or subsection of this Agreement shall be deemed disclosed for purposes of all other sections or subsections of this Agreement to the extent its relevance to such other sections or subsections is reasonably apparent.

(c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.14  Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MAN GROUP PLC

By:	/s/ Stephen Ross
Name:     Stephen Ross

Title:	General Counsel

ESCALATOR SUB 1 INC.

By:	/s/ John B. Rowsell
Name:     John B. Rowsell

Title:	President

GLG PARTNERS, INC.

By:	/s/ Alejandro San Miguel
Name:     Alejandro San Miguel

Title:	General Counsel and Corporate Secretary

Appendix B

SHARE EXCHANGE AGREEMENT
Dated as of May 17, 2010
among
MAN GROUP PLC
and
THE STOCKHOLDERS LISTED ON SCHEDULE I HERETO

B-i

B-ii

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of May 17, 2010 (this “Agreement”), is among MAN GROUP PLC, a public limited company existing under the laws of England and Wales (“Parent”), and each of the stockholders listed on Schedule I (each, a “Stockholder” and, collectively with any permitted transferee under Section 6.3(b), including any Permitted Trust Transferee, the “Stockholders”).

Introduction

WHEREAS, Parent, Escalator Sub 1 Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and GLG Partners, Inc., a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving entity (the “Merger”); and

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of, (i) the number of unrestricted shares (the “Common Shares”) of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), (ii) the number of shares (the “Preferred Shares”) of Series A Voting Preferred Stock, par value $0.0001 per share, of the Company and (iii) the number of shares (the “Exchangeable Shares” and together with the Common Shares and Preferred Shares, the “Shares”) of Ordinary Class B Shares, par value $0.0001 per share, of FA Sub 2 Limited (the “Exchangeable Stock”), in each case, set forth opposite such Stockholder’s name on Schedule I (such Shares, together with any other shares of capital stock of the Company or Exchangeable Stock acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any warrants or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder’s “Subject Shares”); provided, that, notwithstanding the foregoing, Subject Shares shall not include (i) any shares (the “Conversion Shares”) of Company Common Stock such Stockholder acquired upon conversion of the Company’s 5.00% Convertible Dollar-Denominated Subordinated Notes due May 15, 2014 (the “Convertible Notes”) and (ii) the number of shares (the “Open Market Shares”) of Company Common Stock acquired by such Stockholder in the open market prior to the date hereof set forth opposite such Stockholder’s name on Schedule I;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that (i) each Stockholder agree, and each Stockholder is willing to agree, to exchange immediately prior to the Effective Time of the Merger such Stockholder’s Subject Shares for ordinary shares of US$0.034286 cents each of Parent (the “Parent Ordinary Shares”) pursuant to the terms and subject to the conditions of this Agreement (the “Share Exchange”), and (ii) each Stockholder that is party to the Voting and Support Agreement, dated as of the date hereof (the “Voting Agreement”), among Parent and certain of the Stockholders, agree, and each such Stockholder is willing to agree, to vote such Stockholder’s Subject Shares in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement and this Agreement, Parent has required that (i) Noam Gottesman enter into a non-competition and non-solicitation agreement with Parent and the Company, (ii) Emmanuel Roman enter into a deed of vendor covenant with Parent and the Company and (iii) Pierre Lagrange enter into a deed of vendor covenant with Parent and the Company, each dated the date hereof and effective on and from the Share Exchange Closing Date (as defined below).

In consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1.   Defined Terms.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1(a):

“Admission and Disclosure Standards” means the requirements contained in the Admission and Disclosure Standards published by the London Stock Exchange containing, among other things, the admission requirements to be met by companies seeking admission to trading on the London Stock Exchange’s main market for listed securities, as amended or updated from time to time.

“Average Dollar Closing Price” means the average of the daily volume weighted average price of a Parent Ordinary Share in pounds sterling on the London Stock Exchange for the ten consecutive trading days prior to, but not including, the Share Exchange Closing Date, converted daily into U.S. dollars using the closing U.S. dollar/sterling rate quoted by WM/Reuters on each such trading day.

“Dealing” has the meaning set forth in the definitions section of the UK Takeover Code issued by The Panel on Takeovers and Mergers.

“Disclosure and Transparency Rules” means the UK Disclosure and Transparency Rules of the UK Listing Authority made under Part VI of FSMA.

“Exchange Ratio” means the Signing Date Exchange Ratio; provided, that if, on close of trading on the last trading day immediately prior to the Share Exchange Closing Date, the product of the Average Dollar Closing Price times the Signing Date Exchange Ratio is greater than the Maximum Price, then the “Exchange Ratio” shall equal the quotient obtained by dividing the Maximum Price by the Average Dollar Closing Price.

“FSA” means the Financial Services Authority of the United Kingdom or its successor organization or organizations.

“FSMA” mean the United Kingdom Financial Services and Markets Act 2000, including any regulations made pursuant thereto.

“London Stock Exchange” means London Stock Exchange plc.

“Listing Rules” means the Listing Rules of the UK Listing Authority made under Part VI of FSMA.

“Lock-up Agreement” has the meaning set forth in Section 2.1.

“Maximum Price” means $4.25.

“Official List” means the Official List maintained by the UK Listing Authority pursuant to Part VI of FSMA.

“Parent Material Adverse Effect” means any change, development, occurrence, event or state of facts that is, or would reasonably be expected to be, materially adverse to the financial condition, assets, liabilities, business or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that none of the following shall constitute a Parent Material Adverse Effect:

(i) changes in the United States or European economy, financial markets, political or regulatory conditions generally,

(ii) changes, developments, occurrences or events generally affecting the alternative investment management industry (Parent’s “Industry”),

(iii) the negotiation, execution, announcement and consummation of the Transactions and the Share Exchange Transactions or any changes, developments, occurrences, events or states of fact arising therefrom, and

(iv) (A) changes in Law or in generally accepted accounting principles or accounting standards, or changes in general legal, regulatory or political conditions, (B) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (C) any action taken by Parent or its Subsidiaries as required by this Agreement or with the written consent of the other parties hereto, or (D) any decline in the market price, or change in trading volume, of the capital stock of Parent, or any failure to meet internal or publicly announced revenue or earnings projections; provided, further, however, that changes, developments, occurrences, events or effects referred to in:

(x) clauses (i), (ii), (iv)(A) and (iv)(B) of this definition may constitute (and may be taken into account in determining the occurrence or expected occurrence of) a Parent Material Adverse Effect to the extent they adversely affect Parent and its Subsidiaries, taken as a whole, in a disproportionate manner relative to other participants in Parent’s Industry,

(y) clause (iii) shall not apply with respect to Sections 3.2, 3.3, 5.4 and 5.5; and

(z) clause (iv)(D) of this definition shall not prevent a determination that the underlying cause of any decline, change or failure referred to therein is a Parent Material Adverse Effect.

“Parent Shares” means the Parent Ordinary Shares and the deferred sterling shares, par value £1 per share of Parent and any other shares issued by Parent from time to time.

“Principal Stockholders” mean Emmanuel Roman, Pierre Lagrange, Noam Gottesman and their respective Related Trusts.

“Prospectus Rules” means the rule and regulations made by the FSA in its capacity as the UKLA under Part VI of FSMA and contained in the UKLA publication of the same name.

“Related Trust” means, in the case of Noam Gottesman, the Gottesman GLG Trust, in the case of Emmanuel Roman, the Roman GLG Trust, and in the case of Pierre Lagrange, the Lagrange GLG Trust.

“Reinvestment Holder” means a Stockholder listed on Schedule II attached hereto.

“Restricted Reinvested Assets” means with respect to a Reinvestment Holder, those funds that are designated by such Reinvestment Holders as “restricted” pursuant to Section 6.14 (including any earnings and profits thereon from and after the Effective Time).

“Service Partnerships” means Lavender Heights Capital LP and Sage Summit LP.

“Signing Date Exchange Ratio” means 1.0856.

“Trustee Party” has the meaning set forth in Section 8.2.

“UK Listing Authority” means the FSA acting in its capacity as the competent authority in the United Kingdom under Part VI of FSMA.

“Unrestricted Reinvested Assets” means with respect to a Reinvestment Holder, any funds of such Reinvestment Holder (together with the assets of such Reinvestment Holder’s Related Trust) that are invested in any of the Funds and that are not Restricted Reinvestment Assets.

(b) Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

ARTICLE 2

SHARE EXCHANGE

Section 2.1.  Share Exchange.  Upon the terms and subject to the conditions of this Agreement, each Stockholder shall exchange, assign, transfer and deliver all of such Stockholder’s Subject Shares to Parent at the Share Exchange Closing (as hereinafter defined); and, in exchange therefor, Parent shall allot and issue to each Stockholder such number of shares (rounded to the nearest whole share) of Parent Ordinary Shares (the “Exchange Shares”) as is equal to the product of (i) the number of such Stockholder’s Subject Shares that are Company Common Stock multiplied by (ii) the Exchange Ratio. All of the Exchange Shares (other than those allotted and issued to the Service Partnerships) shall be subject to a Share Lock-Up Deed of Trust in substantially the form attached hereto as Exhibit A (a “Lock-Up Agreement”) with respect to each Stockholder. The Exchange Shares allotted and issued to the Service Partnerships shall continue to be subject to the same vesting and other terms and conditions that were applicable to the Service Partnerships’ Subject Shares immediately prior to the Share Exchange Closing, except to the extent acceleration is necessary to permit payment of applicable Taxes.

Section 2.2.  Share Exchange Closing.

(a) The closing of the Share Exchange (the “Share Exchange Closing”) shall take place after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time) and immediately prior to the Closing at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto (such date upon which the Share Exchange Closing occurs, the “Share Exchange Closing Date”).

(b) At the Share Exchange Closing, each Stockholder shall cause the book entry transfer of such Stockholder’s Subject Shares to an account designated by Parent and (ii) Parent shall allot and issue to the Stockholders their respective number of Exchange Shares, which shall be subject to the Lock-Up Agreements.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Except as disclosed in the definitive disclosure schedule letter delivered by the Stockholders to Parent prior to the execution of this Agreement (the “Stockholder Disclosure Schedule”), each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

Section 3.1.  Authority.

(a) If such Stockholder is incorporated as a corporation, then such Stockholder has the requisite corporate power and authority and full legal capacity to enter into, execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is organized as a partnership, then such Stockholder has the requisite partnership power and authority and full legal capacity to enter into, execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is organized as a limited liability company, then such Stockholder has the requisite limited liability company power and authority and full legal capacity to enter into, execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is organized as a trust, then such Stockholder has the requisite power and authority and full legal capacity to enter into, execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is an individual, then such Stockholder has the power and authority and full legal capacity to, and is competent to, enter into, execute and deliver this Agreement, to perform fully his or her obligations hereunder and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized and approved by such Stockholder. No other proceedings on the part of such

Stockholder are necessary to authorize the execution and delivery of this Agreement and the performance by such Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

Section 3.2.  Non-Contravention.  Neither the execution and delivery of this Agreement and each other agreement contemplated to be executed and delivered herein by such Stockholder nor the consummation by such Stockholder of the Share Exchange, nor compliance by such Stockholder with any of the terms or provisions hereof or thereof, will (a) violate or conflict with any provision of the Organizational Documents of such Stockholder (if such Stockholder is not a natural person) or (b) assuming that the authorizations, consents and approvals referred to in Sections 3.3 are obtained and the filings referred to in Section 3.3 are made, (i) violate in any material respect any Law, injunction, order, judgment, ruling or decree of any Governmental Authority applicable to such Stockholder or (ii) violate, conflict with, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), or give rise to a right of termination, cancellation or redemption, an acceleration of performance required, a loss of benefits, or the creation of any Lien upon such Stockholder’s Subject Shares, under, any of the terms, conditions or provisions of any Contract or Permit to which such Stockholder is a party, except, in the case of clause (ii), as set forth on Section 3.2(b)(ii) of the Stockholder Disclosure Schedule and for such violations, conflicts, defaults, terminations, cancellations, redemptions, accelerations, losses and Liens as, individually and in the aggregate, would not reasonably be expected to materially delay or impair such Stockholder’s ability to perform its obligations hereunder or thereunder or the consummation of the Share Exchange (a “Stockholder Material Adverse Effect”). If such Stockholder is a married individual and such Stockholder’s Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

Section 3.3.  Governmental Approvals.  Except for filings with Governmental Authorities required under, and compliance with other applicable requirements of, the Laws listed on Section 3.3 of the Stockholder Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the Share Exchange, except for such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Stockholder Material Adverse Effect.

Section 3.4.  Ownership of Shares.  Such Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder’s name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except for any such encumbrances arising under the Stockholder Agreement (which, in the case of each such encumbrance, shall be released and cease to be of effect upon the Share Exchange Closing), any such encumbrances arising under applicable securities law or any such encumbrances arising hereunder. Such Shares represent all of the shares of capital stock of the Company beneficially owned by such Stockholder, or in the case such Stockholder is a trustee of a trust, all the shares of capital stock of the Company for which such Stockholder is the record holder. There are no outstanding options, shares of Company Common Stock subject to vesting or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of capital stock of the Company.

Section 3.5.  Brokers.  Except for those fees and expenses to be paid by the Company and which are disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Share Exchange based upon arrangements made by or, with the knowledge of such Stockholder, on behalf of such Stockholder in connection with its entering into this Agreement.

Section 3.6.  Purchase for Own Account.  Such Stockholder is acquiring the Exchange Shares for its own account and not with a view to, or for offer or sale in connection with, any distribution or sale thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Securities Act”), and such Stockholder has no present or contemplated agreement, understanding, arrangement, obligation or commitment providing for the disposition of the Exchange Shares, other than in compliance with the Securities Act.

Section 3.7.  Ability to Protect Its Own Interests and Bear Economic Risk.  Such Stockholder, by reason of its business and financial experience, has the capacity to protect such Stockholder’s own interests in connection with the transactions contemplated by this Agreement. Such Stockholder is able to bear the economic risk of an investment in the Exchange Shares and is able to sustain a loss of all of such Stockholder’s investment in the Exchange Shares without economic hardship if such a loss should occur.

Section 3.8.  Receipt of Information.  Such Stockholder has received all the information he, she or it considers necessary or appropriate for deciding whether to acquire the Exchange Shares. Such Stockholder further represents that he, she or it has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the Exchange Shares and the business and financial condition of Parent and to obtain additional information necessary to verify the accuracy of any information furnished to such Stockholder or to which such Stockholder had access. The foregoing, however, does not limit or modify the representations and warranties of Parent in this Agreement or the right of such Stockholder to rely upon such representations and warranties. Such Stockholder has not received, nor is such Stockholder relying on, any representations from Parent other than as provided in this Agreement.

Section 3.9.  Private Placement.  Such Stockholder understands that (a) the Exchange Shares have not been registered under the Securities Act or any other applicable U.S. federal or state securities Laws by reason of their issuance by Parent in a transaction exempt from the registration requirements thereof (and that Parent’s reliance on such exemption is predicated on such Stockholder’s representations and warranties set forth in this Article 3) and (b) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder. Such Stockholder represents that he, she or it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).

Section 3.10.  Parent Shares.  Other than pursuant to this Agreement, such Stockholder does not own any of the Parent Shares, has any interest therein or has any rights under a derivative referenced to the Parent Shares or has entered into any contract, option or other arrangement or understanding to subscribe for or acquire any of the Parent Shares, any interest therein or any rights under a derivative referenced to the Parent Shares.

Section 3.11.   Information Supplied.  None of the information supplied or to be supplied by or on behalf of such Stockholder for inclusion or incorporation by reference in the Shareholder Circular or the Prospectus and contained in the Shareholder Circular or the Prospectus will, (a) in the case of the Shareholder Circular, at the date it (and any amendment or supplement thereto) is first mailed to shareholders of Parent or at the time of the Parent Shareholders Meeting and (b) in the case of the Prospectus, at the date it (and any amendment or supplement thereto) is published, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, that no representation or warranty is made by such Stockholder with respect to information supplied by or on behalf of either Parent or the Company for inclusion or incorporation by reference in any of the foregoing.

ARTICLE 4

[RESERVED]

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in (I) the Regulatory Reports (as defined below) filed from and after May 28, 2009 and prior to the date of this Agreement or (II) the definitive disclosure schedule letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Share Exchange Disclosure Schedule”), Parent hereby represents and warrants to the Stockholders as follows:

Section 5.1.  Organization.

(a) Parent is a public limited company duly organized and validly existing under the Laws of England and Wales and has all power and authority necessary to own or lease all of its properties and assets and to carry on its business as presently conducted.

(b) Parent is duly authorized or qualified to do business and is in good standing (with respect to jurisdictions that have the concept of good standing) in each jurisdiction where the ownership, leasing or operation of its properties or other assets or the nature its business requires such authorization or qualification, except for failures to be so licensed, qualified or in good standing that, individually and in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(c) Parent has made available to the Stockholders correct and complete copies of the Organizational Documents of Parent, in effect as of the date of this Agreement, and which has annexed or incorporated copies of all resolutions or agreements required by applicable Law to be so annexed or incorporated.

Section 5.2.  Capitalization.

(a) At the close of business on May 14, 2010, the authorized capital stock of Parent consists of 2,858,329,201 Parent Ordinary Shares of US$0.034286 each, 1,043,449,209 deferred shares of 0.001 US cent each, 600,000 preference shares of US$1,000 each and 50,000 deferred shares of £1 each (the “Deferred Sterling Shares”). At the close of business on April 30, 2010, 1,712,341,544 Parent Ordinary Shares and 50,000 Deferred Sterling Shares were allotted and fully paid. As of March 31, 2010, up to 36,017,161 Parent Ordinary Shares were reserved for issuance in connection with share awards under Parent incentive schemes and Parent employee share options (collectively, “Parent Options”).

(b) Except as set forth in Section 5.2(a), as of April 30, 2010, there were (i) no outstanding shares of capital stock of Parent, (ii) no outstanding securities of Parent or its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Parent, and (iii) no outstanding options, warrants or rights, or commitments or agreements, to acquire from Parent, or that obligate Parent to issue, shares of capital stock of Parent or any securities of Parent or its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Parent. As of the date of this Agreement, there are no outstanding agreements of any kind which obligate Parent any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any securities, options, warrants or rights convertible into or exchangeable or exercisable for shares of capital stock of Parent. Since April 30, 2010 to the date of this Agreement, Parent has not issued any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, other than or pursuant to Parent Options, referred to in Section 5.2(a) that are outstanding as of the date of this Agreement. All outstanding shares of Parent Ordinary Shares have been duly authorized and duly and validly issued and are fully paid, not subject to calls for further payments or otherwise assessable and free of preemptive rights, other than statutory rights under the laws of England and Wales.

Section 5.3.  Authority.

(a) Parent has all necessary power and authority to execute and deliver this Agreement and, subject to obtaining the Parent Shareholder Approval, to perform its obligations hereunder and to consummate the Share Exchange. The execution, delivery and performance by Parent of this Agreement, and the consummation by it of the

Share Exchange, have been duly authorized and approved by its Board of Directors, and except for obtaining the Parent Shareholder Approval and obtaining the approval of the Board of Directors of Parent to publishing, and the publication of, the Shareholder Circular and the Prospectus, no other action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Share Exchange. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The Parent Shareholder Approval is the only vote or approval of the holders of any class or series of shares of Parent which is necessary to approve the Share Exchange.

Section 5.4.  Non-Contravention.  Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the Share Exchange, nor compliance by Parent with any of the terms or provisions hereof, will (a) violate or conflict with any provision of the Organizational Documents of Parent or (b) assuming that the authorizations, consents and approvals referred to in Section 5.5 are obtained and the filings referred to in Section 5.5 are made, (i) violate in any material respect any Law, injunction, order, judgment, ruling or decree of any Governmental Authority applicable to Parent or (ii) violate, conflict with, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), or give rise to a right of termination, cancellation or redemption, an acceleration of performance required, a loss of benefits, or the creation of any Lien upon any of the properties or assets of Parent, under, any of the terms, conditions or provisions of any Contract or Permit to which Parent is a party, except, in the case of clause (ii), for such violations, conflicts, defaults, terminations, cancellations, redemptions, accelerations, losses and Liens as, individually and in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Share Exchange.

Section 5.5.  Governmental Approvals.  Except for (a) the admission of the Exchange Shares to listing on the Official List becoming effective in accordance with the Listing Rules and to trading on the London Stock Exchange becoming effective in accordance with the Admission and Disclosure Standards, (b) filings required under, and compliance with other applicable requirements of the HSR Act and (c) the filing with, and approval of, the UKLA of the Shareholder Circular and Prospectus and any other filings with Governmental Authorities required under, and compliance with other applicable requirements of, the Laws listed on Section 5.5 of the Parent Share Exchange Disclosure Schedule, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the Share Exchange, except for such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected, individually and in the aggregate, to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Share Exchange.

Section 5.6.  Brokers.  Except for the fees and expenses of brokers and financial advisors, that will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Share Exchange Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries in connection with Parent’s entering in to this Agreement.

Section 5.7.  Regulatory Reports; Undisclosed Liabilities.

(a) Parent has filed all matters required to be registered with the Registrar of Companies for England and Wales and has published all material information, reports, shareholder circulars, prospectuses or regulatory announcements required to be published by it under the Listing Rules, the Prospectus Rules and/or the Disclosure and Transparency Rules and/or the rules of the London Stock Exchange for the two years preceding the date hereof (the foregoing materials, including the exhibits and amendments thereto, being collectively referred to herein as the “Regulatory Reports”) on a timely basis or has received a valid extension of such time of filing and/or publication and has filed and/or published any such Regulatory Reports prior to the expiration of any such extension. As of their respective dates, the Regulatory Reports complied in all material respects with the requirements of the relevant Listing Rules, Prospectus Rules and/or Disclosure and Transparency Rules and all other applicable Laws.

(b) Each of the consolidated financial statements of Parent included in the Regulatory Reports complied as to form, as of their respective dates of filing or publication, in all material respects with all applicable accounting requirements and with the published rules and regulations of the applicable Governmental Authority with respect thereto, have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union on the basis set out therein (except, in the case of un-audited statements, as permitted by the rules and regulations of the applicable Governmental Authority) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and, in the case of audited consolidated financial statements, give a true and fair view of the state of affairs of Parent and its consolidated Subsidiaries as at the dates stated and of the profit and loss of Parent and its consolidated Subsidiaries for the periods specified (subject, in the case of un-audited statements, to normal, recurring year-end audit adjustments).

(c) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise), except liabilities or obligations (i) reflected or reserved against on the consolidated balance sheet of Parent and its Subsidiaries as of September 30, 2009 (the “Parent Balance Sheet Date”), including the notes thereto, included in the Regulatory Reports, (ii) incurred after the Parent Balance Sheet Date in the ordinary course of business, (iii) incurred pursuant to this Agreement or the Merger Agreement or otherwise in connection with the Share Exchange Transactions or the Transactions, (iv) that individually and in the aggregate would not reasonably be expected to have a material negative impact on Parent and its Subsidiaries, taken as a whole, or (v) liabilities and obligations under Contracts and employee benefit plans.

(d) Since January 1, 2007, Parent has complied in all material respects with FSMA, the Listing Rules, the Prospectus Rules, the Disclosure and Transparency Rules, the Admission and Disclosure Standards and the UK Companies Act 1985 or 2006 (as the case may be).

Section 5.8.  Absence of Certain Changes.  Since the Parent Balance Sheet Date:

(a) the business of Parent and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business consistent with past practice, except for the execution and performance of this Agreement, the Merger Agreement and other agreements contemplated by the Merger Agreement and the discussions and negotiations related thereto, and

(b) there has not been any change, development, occurrence, event or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

Section 5.9.  Legal Proceedings.  Except as set forth on Section 5.9 of the Parent Share Exchange Disclosure Schedule, there is no legal, administrative or arbitral proceeding, claim, suit, action, injunction, order, judgment, ruling, decree, regulatory enforcement action or disciplinary proceeding, or, to the Knowledge of Parent, investigation (i) pending or, to the Knowledge of Parent, threatened against Parent, any of its Subsidiaries or any of their respective properties or assets before any Governmental Authority or (ii) pending or, to the Knowledge of Parent, threatened before any Governmental Authority against any officer, director or employee of Parent or any Subsidiary of Parent with respect to Parent’s and its Subsidiaries’ business activities that, in the cases of clause (i) or (ii) would, individually or in the aggregate, reasonably be expected to have a material negative impact on Parent and its Subsidiaries taken as a whole.

Section 5.10.  Valid Issuance.  The Exchange Shares will, at the time of issue, have been duly authorized by all necessary action on behalf of Parent. When registered in the Parent’s share register and issued against receipt of the consideration therefor, the Exchange Shares will be duly authorized and duly and validly issued, fully paid, not subject to calls for further payments or otherwise assessable, and free of encumbrances and preemptive rights, other than statutory rights under the laws of England and Wales or as contemplated by this Agreement.

Section 5.11.  Purchase for Own Account.  Parent is acquiring the Subject Shares for its own account and not with a view to, or for offer or sale in connection with, any distribution or sale thereof in violation of the Securities Act, and Parent has no present or contemplated agreement, understanding, arrangement, obligation or commitment providing for the disposition of the Subject Shares.

Section 5.12.  Ability to Protect its Own Interests and Bear Economic Risk.  Parent, by reason of its business and financial experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Parent is able to bear the economic risk of an investment in the Subject Shares and is able to sustain a loss of all of its investment in the Subject Shares without economic hardship if such a loss should occur.

Section 5.13.  Receipt of Information.  Parent has received all the information it considers necessary or appropriate for deciding whether to acquire the Subject Shares. Parent further represents that it has had the opportunity to ask questions and receive answers from the Stockholders regarding the terms and conditions of the Subject Shares and the business and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to Parent or to which Parent had access. The foregoing, however, does not limit or modify the representations and warranties of the Stockholders in this Agreement or the right of Parent to rely upon such representations and warranties. Parent has not received, nor is Parent relying on, any representations from the Stockholders other than as provided in this Agreement.

Section 5.14.  Private Placement.  Parent understands that (a) certain of the Subject Shares have not been registered under the Securities Act or any other applicable securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (b) that such unregistered Subject Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

Section 5.15.  Legend.  Parent hereby acknowledges and agrees that any certificate representing an unregistered Subject Share will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable Law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER U.S. JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

Section 5.16.  Exclusivity of Representations and Warranties.  Parent acknowledges and agrees that no Stockholder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in this Agreement and the Voting Agreement.

Section 5.17.  No Other Parent Representations or Warranties.  Except for the representations and warranties made by Parent in this Article 5, none of Parent or any of its Subsidiaries, or any of their respective stockholders, directors, officers, members, managers, employees, Affiliates, advisors, agents or representatives or any other Person has made or is making any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities or condition (financial or otherwise) and any such other representations or warranties are hereby disclaimed. In particular, without limiting the foregoing disclaimer, none of Parent or any of its Subsidiaries, or any of their respective stockholders, directors, officers, members, managers, employees, Affiliates, advisors, agents or representatives or any other Person makes or has made any representation or warranty to any Stockholder or any of their Affiliates or Representatives or shall have or be subjected to any liability with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses or operations, or (ii) any oral or written information presented to any Stockholder or any of their Affiliates or Representatives in the course of their due diligence investigation of the Stockholders, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE 6

ADDITIONAL AGREEMENTS

Section 6.1.  Exchange of Exchangeable Shares.  Following receipt of approval by the Cayman Islands Monetary Authority as set forth on Section 3.3 of the Stockholder Disclosure Schedule and prior to the Share Exchange Closing, each Stockholder agrees to exchange all of such Stockholder’s Exchangeable Shares, if any, for shares of Company Common Stock.

Section 6.2.  Share Exchange Commitment.  Each Stockholder, to the extent permitted by Law, hereby waives any right of withdrawal of his acceptance to receive Exchange Shares pursuant to Section 2.1 which arises pursuant to section 87Q(4) of FSMA in the event that Parent publishes any supplementary prospectus pursuant to section 87G of FSMA. Each Stockholder will exchange, assign, transfer and deliver all of such Stockholder’s Subject Shares to Parent in exchange for the Exchange Shares to which it is entitled pursuant to Section 2.1 even if it has subsequently exercised any right of withdrawal pursuant to section 87Q(4) of FSMA in respect of such Exchange Shares.

Section 6.3.  Transfer and Other Restrictions.

(a) Until this Agreement is terminated in accordance with its terms, except pursuant to the Share Exchange contemplated hereby or as otherwise permitted by Section 6.1 or 6.3(b), each Stockholder agrees (severally with respect to itself and not jointly) not to sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Stockholder’s Subject Shares or any interest contained therein.

(b) At any time prior to the Share Exchange Closing Date, the Stockholders may by written notice to Parent, Transfer such Stockholder’s Subject Shares to an Affiliate or other Person (i) for purpose of facilitating the Share Exchange and the other transactions contemplated by this Agreement or (ii) in accordance with Section 8.2(d); provided, however, that any Transfer contemplated by Section 6.3(b)(i) shall not impede or delay the consummation of the Share Exchange or the other transactions contemplated by this Agreement or otherwise impede any rights of Parent under this Agreement. Any transferee pursuant to such a Transfer shall agree to be bound by all of the provisions and obligations of this Agreement applicable to the transferring Stockholder, including, without limitation, the Share Exchange, shall become a party to this Agreement and shall become a “Stockholder” for all purposes under this Agreement. No such Transfer shall limit or affect such transferring Stockholder’s obligations hereunder.

Section 6.4.  No Solicitation.

(a) Subject in all respects to Section 6.8, each Stockholder shall, and shall cause its Affiliates (excluding for this purpose the Company) and its and its Affiliates’ respective Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and use best efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by such Stockholder or its Representatives. Subject in all respects to Section 6.8, from the date hereof until any termination of this Agreement in accordance with its terms, each Stockholder shall not, and shall cause its Representatives not to, and shall not authorize or permit its Representatives to, directly or indirectly, (i) solicit (or facilitate or encourage, including by way of furnishing non-public information) the making of, or any inquiries regarding, or the making of any proposal or offer that is reasonably likely to lead to, a Takeover Proposal or (ii) engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding a Takeover Proposal.

(b) Subject in all respects to Section 6.8, in addition, from the date hereof until any termination of this Agreement in accordance with its terms, each Stockholder shall promptly advise Parent in writing, and in no event later than 24 hours after receipt, if any proposal, offer or inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, such Stockholder, its Affiliates (excluding for this purpose the Company) or their respective Representatives in respect of a Takeover Proposal, and shall, in such notice to Parent, indicate the identity of the Person or group of Persons making such proposal, offer, inquiry or request and the terms and conditions of such proposal or offer and the nature of such inquiry or request

(and shall include with such notice copies of any draft agreements, financing commitment letters and other written materials and correspondence received from or on behalf of such Person or group of Persons relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent informed of all material developments affecting the status and terms and conditions of such proposal, offer, inquiry or request (and such Stockholder shall provide Parent with copies of any additional drafts of agreements, financing commitment letters and other written materials and correspondence received that relate thereto) and the status of discussions or negotiations.

(c) Notwithstanding anything to the contrary in this Section 6.4, a Stockholder may participate in discussions or negotiations with a third party regarding a Takeover Proposal if (i) the Board of Directors is permitted to participate in discussions or negotiations with such third party regarding such Takeover Proposal pursuant to Section 5.3 of the Merger Agreement and (ii) the Board of Directors requests the participation of such Stockholder in discussions or negotiations with respect to such Takeover Proposal without any, direct or indirect, solicitation, initiation, causation, facilitation or encouragement by such Stockholder.

Section 6.5.  Further Assurances.  Subject in the case of the Stockholders in all respects to Section 6.8 and subject in the case of each party to the other terms and conditions provided herein, each party hereto agrees to use, in both cases of clause (a) and (b) below, its reasonable best efforts (a) to take, or cause to be taken, all action, and (b) to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable, the Share Exchange, including (i) the obtaining of all permits, consents, approvals, authorizations and actions or nonactions required for or in connection with the consummation by the parties hereto of the Share Exchange, (ii) the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Authority, (iii) the obtaining of all necessary consents from third parties, and (iv) the execution and delivery of any additional instruments necessary to consummate the Share Exchange to fully carry out the purposes of this Agreement.

Section 6.6.  Exchange Shares.  Following the admission of the Exchange Shares to the Official List becoming effective in accordance with the Listing Rules and to trading on the London Stock Exchange’s main market for listed Securities becoming effective in accordance with the Admission and Disclosure Standards, Parent shall issue a certificate for the number of Exchange Shares to which each Stockholder is entitled as determined in accordance with Section 2.1. Parent shall retain all Exchange Shares of each Stockholder (other than the Service Partnerships) in accordance with the terms of such Stockholder’s Lock-Up Agreement. Subject to the immediately following sentence, each Service Partnership acknowledges and agrees that each certificate representing Exchange Shares allotted and issued to it will bear a legend to the following effect unless Parent determines otherwise in compliance with applicable Law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER U.S. JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, OTHER THAN ON THE LONDON STOCK EXCHANGE, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

In connection with a distribution of Exchange Shares required to be made pursuant to the Organizational Documents of an Service Partnership to a limited partner of such Service Partnership, Parent shall deliver to such Service Partnership a share certificate evidencing title to that number of Exchange Shares required to be distributed to such limited partner free from the foregoing legend or any similar wording; provided, that such limited partner shall have agreed in writing for the benefit of Parent only to resell the Exchange Shares represented by such share certificate in ordinary transactions on the London Stock Exchange.

Section 6.7.  Public Statements.  Subject in all respects to Section 6.8, each Stockholder agrees (severally with respect to itself and not jointly) that no public release or announcement concerning the Share Exchange Transactions or the Transactions shall be issued by such Stockholder without the prior written consent of Parent

(which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law, including, without limitation, the HSR Act and Sections 13 and 16 of the Exchange Act, or the rules or regulations of any applicable Governmental Authority to which such Stockholder is subject or submits, wherever situated, in which case the Stockholder required to make the release or announcement shall not issue or cause the publication or making of such press release or other public announcement without prior consultation with Parent.

Section 6.8.  Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary: (a) each Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of its Subject Shares (or in the case of a Stockholder who is the trustee of a trust, makes no agreement or understanding herein in any capacity other than the trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of its Subject Shares) and (b) nothing herein will be construed to limit or affect any action or inaction by such Stockholder (or a designee of such Stockholder) in such person’s capacity as an officer or director of the Company in connection with this Agreement, the Merger Agreement or otherwise, and such actions shall not be deemed to be a breach of this Agreement.

Section 6.9.  Amendment of Agreements.

(a) Prior to the Share Exchange Closing, the Stockholders agree to amend the GLG Shareholders Agreement, dated as of June 22, 2007, among Freedom Acquisition Holdings, Inc. and the Persons set forth therein to cause such agreement to terminate upon the Effective Time.

(b) Prior to the Share Exchange Closing, Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Leslie J. Schreyer, G&S Trustees Limited and Jeffrey A. Robins shall terminate the Agreement among Principals and Trustees, dated as of June 22, 2007, among Noam Gottesman, Pierre Lagrange, Emmanuel Roman, Leslie J. Schreyer, as Trustee, G&S Trustees Limited, as Trustee, and Jeffrey A. Robins, as Trustee, and all rights and obligations thereunder shall be of no further force and effect.

Section 6.10.  Resignation from the Company’s Board of Directors.  Each Stockholder acknowledges the provisions contained in Section 1.6 of the Merger Agreement, and each Stockholder who is a director of the Company agrees to resign as a director of the Company, as provided for in Section 1.6 of the Merger Agreement. Each Stockholder further agrees and acknowledges that such resignation shall not constitute a breach of the terms of any Stockholder’s employment contract and to the extent that resignation shall constitute a breach of such contract each Stockholder agrees to waive such breach.

Section 6.11.  No Dealing.

(a) Other than pursuant to this Agreement, each Stockholder agrees not to engage in any Dealing in relation to the Parent Shares until after the Share Exchange Closing Date.

(b) Except as required by Section 6.1, from the date hereof, each Stockholder agrees not to acquire any shares of capital stock of the Company or any Exchangeable Stock (including through the exercise of any warrants or any other convertible or exchangeable securities or similar instruments); provided, that the Stockholders may acquire Conversion Shares upon conversion of Convertible Notes.

Section 6.12.  Parent Shareholders Meeting; Preparation of the Shareholder Circular and Prospectus.

(a) If at any time prior to the Parent Shareholders Meeting any event shall occur, or fact or information shall be discovered by a Stockholder, that should be set forth in an amendment or supplement to the Shareholder Circular, that Stockholder shall promptly notify the other parties hereto and Parent shall prepare and file with the UKLA such amendment or supplement as promptly as practicable and, to the extent required by Law, cause such amendment or supplement to be disseminated to the shareholders of Parent.

(b) If at any time prior to the commencement of the trading of the Parent Ordinary Shares on the London Stock Exchange to be issued in connection with the Share Exchange, any Stockholder becomes aware of a significant new factor, material mistake or inaccuracy relating to the information included in the Prospectus relating to the Company or the Stockholders, that should be set forth in a supplement to the Prospectus, that Stockholder shall promptly notify the other parties hereto and Parent shall prepare and file with the UKLA such supplement as promptly as practicable and shall cause such supplement to be published once it has been approved by the UKLA.

(c) Each Stockholder shall cooperate with Parent in the preparation of the Shareholder Circular and Prospectus or any amendment or supplement thereto. Without limiting the generality of the foregoing, each Stockholder will furnish to Parent all information relating to it required by the Listing Rules and FSMA to be set forth in the Shareholder Circular and the Prospectus.

Section 6.13.  Employment Agreements.  Each of Parent, Noam Gottesman, Pierre Lagrange and Emmanuel Roman agree to negotiate in good faith and use his or its reasonable best efforts to enter into, prior to the Share Exchange Closing, definitive employment agreements substantially in the form attached as Exhibit B.

Section 6.14.  Continued Reinvestment.

(a) Immediately prior to the Effective Time, each Reinvestment Holder shall designate as “restricted” a portion of the funds that are then-invested by such Reinvestment Holder (and/or such Reinvestment Holder’s Related Trust) in one or more of the Funds that have a net asset value at such time equal to the amount set forth opposite such Reinvestment Holder’s name on Schedule II (such Reinvestment Holder’s “Effective Time Reinvestment Amount”). To the extent the net asset value of the amounts invested by such Reinvestment Holder (and/or such Reinvestment Holder’s Related Trust) in one or more of the Funds at the Effective Time are less than such Reinvestment Holder’s Effective Time Reinvestment Amount, then at the Effective Time such Reinvestment Holder shall invest additional funds in one or more of the Funds and designate them as “restricted” so that the aggregate amount of funds invested by it (and such Reinvestment Holder’s Related Trust) at the Effective Time are equal to such Reinvestment Holder’s Effective Time Reinvestment Amount. Each Reinvestment Holder’s Restricted Reinvested Assets shall remain invested in one or more of in the Funds until the third anniversary of the Closing on the same terms and conditions that are generally applicable at such time to other investors in the applicable Fund, including with respect to the payment of fees and taking into account any rebates customarily paid in respect of management, incentive or distribution fees. At all times Restricted Reinvested Assets and any Unrestricted Reinvested Assets shall be held in segregated accounts. For the avoidance of doubt, nothing in this Section 6.14 shall (i) prevent any Reinvestment Holder from moving Restricted Reinvested Assets between and among the Funds, (ii) prevent any Reinvestment Holder from redeeming or withdrawing that portion (if any) of the Restricted Reinvested Assets equal to the amount by which the net asset value of such Stockholder’s Restricted Reinvested Assets at the time of such redemption or withdrawal exceeds the Maximum Restricted Assets Amount set forth opposite such Reinvestment Holder’s name on Schedule II or (iii) require any Reinvestment Holder to make any additional investment in any of the Funds after the Effective Time. For the further avoidance of doubt, nothing in this Section 6.14 shall restrict or prevent any Reinvestment Holder from withdrawing or redeeming Unrestricted Reinvestment Assets (as such Unrestricted Reinvestment Assets may have increased or decreased over time as a result of investment results) at any time, including, during such time as such Reinvestment Holder would be precluded by this Section 6.14 from redeeming or withdrawing Restricted Reinvested Assets.

(b) Each of the parties agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate to effectuate the provisions of this Section 6.14.

ARTICLE 7

CONDITIONS

Section 7.1.  Conditions to Each Party’s Obligation to Effect the Share Exchange.

(a) The respective obligations of each party hereto to effect the Share Exchange shall be subject to the satisfaction, by the party responsible for fulfilling the obligation, or, to the extent permitted under applicable Law, waiver, by the party entitled to the benefit thereof, on or prior to the Share Exchange Closing Date of each of the conditions set forth in Article VI of the Merger Agreement; provided, however, that for purposes of this Section 7.1, the condition in Section 6.2(c) of the Merger Agreement relating to the transactions contemplated by this

Agreement shall be disregarded; provided, further, for purposes of this Section 7.1(a) that no waiver shall be given effect hereunder unless the corresponding waiver shall have been given under the Merger Agreement.

(b) Antitrust and Other Regulatory Approvals.  The waiting period (and any extension thereof) applicable to the Share Exchange under the HSR Act shall have expired or been terminated. In addition, (i) any waiting period (and any extension thereof) applicable to the Share Exchange under other Antitrust Laws listed on Exhibit C shall have expired or been terminated, and all consents, approvals and authorizations of any Governmental Authority required of Parent, the Company, any of their respective Subsidiaries or any Stockholder under such Antitrust Laws to consummate the Share Exchange shall have been obtained, assuming consummation of the Share Exchange; and (ii) the Governmental Authorities listed on Exhibit D shall have Approved the Share Exchange Transactions and the Transactions and (iii) each other Governmental Authority shall have Approved the Transactions where, in the absence of such approval, the consummation of the Merger would be unlawful in any jurisdiction.

(c) No Restraints.  No Law, injunction, order, judgment, ruling or decree enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction located in the United States, or in a jurisdiction outside of the United States in which the Company, Parent or any of their respective Subsidiaries or any Stockholder engages in material business activities, shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Share Exchange or making the consummation of the Share Exchange illegal.

(d) Admission of Exchange Shares.  Admission of the Exchange Shares to listing on the Official List shall have become effective in accordance with the Listing Rules and admission of the Exchange Shares to trading on the London Stock Exchange shall have become effective in accordance with the Admission and Disclosure Standards.

Section 7.2.  Conditions to Obligations of Parent.  The obligations of Parent to effect the Share Exchange are further subject to the satisfaction, or to the extent permitted under applicable Law, the waiver on or prior to the Share Exchange Closing Date of each of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of each Stockholder contained in Sections 3.3 and 3.11, disregarding all qualifications and exceptions contained therein relating to materiality and Stockholder Material Adverse Effect, shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Share Exchange Closing Date as if made on and as of the Share Exchange Closing Date, except (in the case of this clause (i)) for such failures to be true and correct that, individually and in the aggregate, would not reasonably be expected to have a Stockholder Material Adverse Effect and (ii) all other representations and warranties of each Stockholder contained in Article 3 of this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Share Exchange Closing Date as if made on and as of the Share Exchange Closing Date (or, to the extent given as of a specific date, as of such date), except for de minimis inaccuracies.

(b) Performance of Obligations of the Stockholders.  Each Stockholder shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Share Exchange Closing Date.

(c) Certificate.  Parent shall have received certificates from each Stockholder certifying that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

(d) Required Consents.  The Stockholders shall have obtained the consents set forth on Section 3.2 of the Stockholder Disclosure Schedule.

(e) Lock-Up Agreements.  Each Stockholder, other than the Service Partnerships, shall have executed and delivered a Lock-Up Agreement.

Section 7.3.  Conditions to Obligation of the Stockholders.  The obligation of each Stockholder to effect the Share Exchange is further subject to the satisfaction, or to the extent permitted under applicable Law, the waiver on or prior to the Share Exchange Closing Date of each of the following conditions:

(a) Representations and Warranties.  (i) The representation and warranty of Parent contained in Section 5.8(b) shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Share Exchange Closing Date as if made on and as of the Share Exchange Closing Date; (ii) the representations and warranties of Parent contained in Sections 5.1(a), 5.2, 5.3, 5.4(a), and 5.6 shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Share Exchange Closing Date as if made on and as of the Share Exchange Closing Date (or, to the extent given as of a specific date, as of such date), except for de minimis inaccuracies (and in the case of Section 5.2, disregarding any inaccuracies arising from the issue of the Exchange Shares at the Share Exchange Closing); and (iii) all other representations and warranties of Parent contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Parent Material Adverse Effect, shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Share Exchange Closing Date as if made on and as of the Share Exchange Closing Date (or, to the extent given as of a specific date, as of such date), except (in the case of this clause (iii)) for such failures to be true and correct that, individually and in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent.  Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Share Exchange Closing Date.

(c) Certificates.  Each Stockholder shall have received certificates executed on behalf of Parent by an authorized officer of Parent, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

(d) Audited 2010 Financial Statements.  Audited financial statements of the Parent for the year ended March 31, 2010 (the “Audited 2010 Financial Statements”) shall have been released and subject to an unqualified opinion of the independent public accountants of Parent, and such Audited 2010 Financial Statements (including the notes thereto) shall not have any discrepancies compared to the draft financial statements of Parent for the fiscal year ended March 31, 2010 previously delivered to the Stockholders, except for such discrepancies, individually or in the aggregate, which would not be reasonably expected to have a Parent Material Adverse Effect.

ARTICLE 8

SURVIVAL; TRUSTEE LIABILITY

Section 8.1.  Survival.  The representations, warranties, covenants and agreements in this Agreement (or pursuant to any certificate delivered pursuant to Section 7.2 or Section 7.3) shall terminate at the Share Exchange Closing; provided, however, that (a) the representations and warranties set forth in Sections 3.1 (Authority), 3.3 (Ownership of Shares), 5.3 (Authority) and 5.10 (Valid Issuance) shall survive the Closing indefinitely and (b) the covenants and agreements set forth in Section 6.14 and any other covenant or agreement set forth in this Agreement which contemplates performance after the Share Exchange Closing, shall survive the Share Exchange Closing.

Section 8.2.  Trustee Liability.  The following provisions shall apply to each of the parties to this Agreement that are acting as trustees of a trust (a “Trustee Party”):

(a) No Trustee Party shall have any personal liability or obligations of any kind under this Agreement or any other document contemplated by the Merger Agreement to which such Trustee Party is a party. Any and all personal liability of any Trustee Party for breaches by any Stockholder of any obligations, covenants or agreements, either at common law or at equity, under any law or otherwise, is hereby expressly waived by Parent as a condition of and consideration for the execution of this Agreement.

(b) By executing and delivering this Agreement or any other document contemplated by the Merger Agreement, such Trustee Party is acting solely on behalf of, and each of this Agreement and any other document contemplated by the Merger Agreement to which such Trustee Party is a party, is solely an obligation of, and solely a claim against, the trust estate and assets of the trust administered by such Trustee Party.

(c) Any claim or right to proceed against any Trustee Party individually, or the individual property or assets of any Trustee Party, is hereby irrevocably waived and released. No recourse under this Agreement or any other document contemplated by the Merger Agreement to which such Trustee Party is a party shall be had against any Trustee Party or any of its assets, except to the extent of the trust estate and assets of the trust administered by such Trustee Party from time to time, by the enforcement of any assessment or by any legal or equitable proceedings seeking to assert such recourse against the Trustee Party by virtue of any law or otherwise.

(d) Nothing in this Agreement or any other document contemplated by the Merger Agreement to which such Trustee Party is a party shall prevent any Trustee Party from making any distribution from, investment, reinvestment, purchase, sale or other disposition of, other transactions of any kind involving, the trust estate and assets of the trust administered by such Trustee Party other than the Subject Shares; provided, that Subject Shares may be distributed or otherwise transferred (a “Permitted Transfer”) to a Person (each, a “Permitted Trust Transferee”) who or which is (i) a trust beneficiary or a spouse, former spouse, grandparent, parent, brother, sister or lineal descendent of a trust beneficiary or a Permitted Trust Transferee, (ii), upon the death of a trust beneficiary or a Permitted Trust Transferee, executors, testamentary trustees, devisees or legatees of or heirs to the estate of such deceased person, (iii) any trust principally for the benefit of one or more of the trust beneficiaries and/or any Permitted Trust Transferee, (iv) upon disability of any trust beneficiary or any Permitted Trust Transferee, any guardian or conservator for such disabled person or (v) any corporation, partnership or other entity if all the beneficial ownership of such entity is held by the Trustee Party, the trust beneficiary and/or any Permitted Trust Transferee; provided, further, that prior to the effectiveness of any Permitted Transfer, the applicable Permitted Trust Transferee assumes and agrees to perform, becomes a party to and becomes a “Stockholder” for all purposes under, this Agreement.

(e) Parent hereby irrevocably agrees that, in furtherance of the provisions of this Section, (i) it shall not institute against, or join any other Person in instituting against, any Trustee Party individually, or the individual property or assets of any Trustee Party, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under any international, national, federal or state bankruptcy or similar law, in connection with any claim relating to the Transaction; (ii) in the event of any reorganization under the Bankruptcy Reform Act of 1978, as amended, of any Trustee Party, it will make the election under Section 111(b)(2) of such Act; and (iii) if for any reason, whether or not related to the Bankruptcy Reform Act of 1978, as amended, it shall recover from any Trustee Party individual property or assets of such Trustee Party, it promptly shall return such asset or amount recovered to such Trustee Party.

ARTICLE 9

TERMINATION, AMENDMENT AND WAIVER

Section 9.1.  Termination.  This Agreement shall terminate and cease to have any force or effect on the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the written agreement of the parties hereto to terminate this Agreement. In addition, the holders of a majority of the Subject Shares held by the Principal Stockholders may elect to terminate this Agreement upon the effectiveness of any amendment or other modification to the Merger Agreement, or of any waiver by the Company of any material covenant or condition thereof, that is effected without the prior written consent of the holders of a majority of the Subject Shares held by the Principal Stockholders; provided, that this right shall not apply to any amendment, modification or waiver that is not adverse to the Company or any of the Stockholders.

Section 9.2.  Amendment.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto; provided, however, that with respect to the obligations of any single Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent subject to the prior written consent of the other Stockholders, which consent shall not be unreasonably withheld or delayed.

Section 9.3.  Waiver.  No failure or delay by a Stockholder or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 10.1 shall be null and void.

Section 10.2.  Entire Agreement.  This Agreement (including all exhibits hereto), the Stockholder Disclosure Schedule, the Parent Share Exchange Disclosure Schedule, the Lock-Up Agreements, the Merger Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

Section 10.3.  No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any right or remedy of any nature whatsoever under or by reason of this Agreement, other than as provided in Article 8.

Section 10.4.  Governing Law.  All claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement (including, without limitation, the negotiation, termination, performance or non-performance of such other Sections) or the execution of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware (without regard to any choice or conflicts of Law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware).

Section 10.5.  Jurisdiction.

(a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (the “Agreed Courts”) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

(b) Without limiting other means of service of process permissible under applicable Law, each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10.9 shall be effective service of process for any suit or proceeding in connection with this Agreement. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 10.6.  Specific Performance.  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Agreed Court, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security in connection therewith); specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

Section 10.7.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES

HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.8.  Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the Share Exchange Transactions or the Transactions are fulfilled to the extent possible.

Section 10.9.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopy faxed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Parent:

Man Group plc
Sugar Quay
Lower Thames Street
London
EC3R 6DU

Attention:	Stephen Ross
Jasveer Singh
Fax: +44 207144 2001

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Fax: (212) 310 8007

Attention:	Jane McDonald
Danielle D. Do

if to a Stockholder, to the appropriate address set forth on Schedule I hereto,

with a copy (which shall not constitute notice) to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
Fax: (212) 610-6399
Attention: Eric Shube

or such other address or telecopy fax number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 10.10.  Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the Share Exchange Transactions or the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Share Exchange is consummated.

Section 10.11.  Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Schedule or Exhibit, such reference shall be to an Article of, a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any Schedule or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

(b) The Stockholder Disclosure Schedule and the Parent Share Exchange Disclosure Schedule shall identify items of disclosure by reference to a particular section or subsection of this Agreement; provided, that any matter disclosed with respect to one section or subsection of this Agreement shall be deemed disclosed for purposes of all other sections or subsections of this Agreement to the extent its relevance to such other sections or subsections is reasonably apparent.

(c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 10.12.  Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

MAN GROUP PLC

By:	/s/ Stephen Ross
Name:     Stephen Ross

Title:	General Counsel

Stockholders:

/s/ Noam Gottesman
Noam Gottesman

/s/  Pierre Lagrange
Pierre Lagrange

/s/  Emmanuel Roman
Emmanuel Roman

/s/  Leslie J. Schreyer
Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust

/s/  Jeffrey A. Robins
Jeffrey A. Robins, in his capacity as trustee of the
Roman GLG Trust

JACKSON HOLDING SERVICES INC.

By:	/s/ Jeffrey A. Robins
Name:     Jeffrey A. Robins

Title:	Director

G&S TRUSTEES LIMITED, in its capacity as trustee of the LAGRANGE GLG TRUST

By:	/s/ Nigel Bentley
Name:     Nigel Bentley

Title:	Director

POINT PLEASANT VENTURES LTD.

By:	/s/ Nigel Bentley
Name:     Nigel Bentley

Title:	Director

LAVENDER HEIGHTS CAPITAL LP

By: Mount Garnet Limited, its general partner

By:	/s/ Leslie J. Schreyer
Name:     Leslie J. Schreyer

Title:	Director

SAGE SUMMIT LP

By: Sage Summit Ltd., its general partner

By:	/s/ Leslie J. Schreyer
Name:     Leslie J. Schreyer

Title:	Director

TOMS INTERNATIONAL LTD.

By:	/s/ Jeffrey A. Robins
Name:     Jeffrey A. Robins

Title:	Vice President and Assistant Secretary

SCHEDULE I

Stockholders Participating in Share Exchange Agreement

	Common
	Shares		Preferred
	(Other than	Open	Shares and
	Open Market	Market	Exchangeable
Name	Shares)	Shares	Shares

Noam Gottesman		1,309,664	4,623
Pierre Lagrange	4,623
Emmanuel Roman	1,466	348,696
Gottesman GLG Trust			58,900,370
Jackson Holding Services Inc.	17,988,050
Roman GLG Trust(1)
Point Pleasant Ventures Ltd.	58,900,370
Lagrange GLG Trust(2)
Lavender Heights Capital LP	5,640,570
Sage Summit LP	8,460,854
Total	90,995,933	1,658,360	58,904,993

(1)	Stockholder owns its interests through Jackson Holding Services Inc.

(2)	Stockholder owns its interests through Point Pleasant Ventures Ltd.

Appendix C

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of May 17, 2010, is entered into by and among MAN GROUP PLC, a public limited company incorporated under the laws of England and Wales (“Parent”), ESCALATOR SUB 1 INC., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and each of the stockholders listed on Schedule I hereto (each, a “Stockholder” and, collectively with any Permitted Trust Transferee, the “Stockholders”).

WHEREAS, concurrently with the execution of this Agreement, GLG Partners, Inc., a Delaware corporation (the “Company”), Parent and Merger Sub are entering into an Agreement and Plan of Merger of even date herewith (as may be amended in connection with Section 5.3(b) therein, the “Merger Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the parties hereto are entering into a share exchange agreement of even date herewith (the ‘‘Share Exchange Agreement”);

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of, or is a Trustee Party (as defined herein) that is the record holder of and whose beneficiaries are the beneficial owners of, the number of shares of Company Common Stock and Company Preferred Stock (together with the Company Common Stock, the “Shares”), as set forth opposite such Stockholder’s name on Schedule I hereto (such Shares, together with any other Shares that are acquired by the Stockholders after the date hereof, being collectively referred to herein as the “Covered Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement and to Parent’s willingness to enter into the Share Exchange Agreement, Parent and Merger Sub have required that each Stockholder enter into this Agreement and, in order to induce Parent and Merger Sub to enter into the Merger Agreement and to induce Parent to enter into the Share Exchange Agreement, each Stockholder is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Agreements of Stockholders.

(a) Voting.  From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, each Stockholder shall vote all Covered Shares owned by such Stockholder (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal and (iii) against any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s Organizational Documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger. Any such vote shall be cast (or consent shall be given) by each Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

(b) [Reserved]

(c) Restriction on Transfer; Proxies; Non-Interference; etc.  From the date hereof until any termination of this Agreement in accordance with its terms, each Stockholder shall not, directly or indirectly, (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Covered Shares (or any right, title or interest thereto or therein), (ii) deposit any Covered Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Covered Shares, (iii) otherwise permit any Liens to be created on any Covered Shares, (iv) subject to Section 5(a), knowingly take any action that would make any representation or warranty of such Stockholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying such Stockholder from performing any of its obligations under this Agreement or (v) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii), (iii) and (iv) of this Section 1(c).

(d) Waiver of Appraisal and Dissenters’ Rights.  Each Stockholder hereby irrevocably waives and agrees not to exercise or assert any rights of appraisal or similar rights under Section 262 of the DGCL or other applicable Law in connection with the Merger and the other transactions contemplated by the Merger Agreement.

(e) [Reserved]

(f) Information for Proxy Statement; Publication.

(i) Each Stockholder hereby authorizes Parent and Merger Sub to publish and disclose in the Proxy Statement, Shareholder Circular and Prospectus and any other filing with any Governmental Authority required to be made in connection with the Merger Agreement or the Share Exchange Agreement its identity and ownership of Covered Shares and the nature of its commitments, arrangements and understandings under this Agreement; provided, that in advance of any such publication or disclosure, each Stockholder shall be afforded a reasonable opportunity to review and comment on such disclosure (which comments shall be considered in good faith). Except as otherwise required by applicable law or a Governmental Authority, neither Parent nor Merger Sub will make any other disclosures regarding any Stockholder in any press release or otherwise without the prior written approval of each Stockholder (not to be unreasonably withheld or delayed).

(ii) No Stockholder shall issue or cause the publication of any press release or make any other public announcement (to the extent not previously issued or made in accordance the Merger Agreement or the Share Exchange Agreement) with respect to this Agreement, the Merger Agreement, the Share Exchange Agreement or the transactions contemplated by the Merger Agreement or the Share Exchange Agreement without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed), except as may be required by Law (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and Sections 13 and 16 of the Securities Exchange Act of 1934) or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the Stockholder proposing to make such release (in which case such Stockholder shall not issue or cause the publication or making of such press release or other public announcement without prior consultation with Parent).

(g) Notices of Certain Events.  Each Stockholder shall promptly notify Parent and Merger Sub of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any of the representations and warranties of the Stockholders set forth in this Agreement to no longer be true and correct.

2. Representations and Warranties of Stockholders.  Each Stockholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub as follows:

(a) Binding Agreement.

(i) If such Stockholder is incorporated as a corporation, then such Stockholder has the requisite corporate power and authority and full legal capacity to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. If such Stockholder is organized as a partnership, then such Stockholder has the requisite partnership power and authority and full legal capacity to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. If such Stockholder is organized as a limited liability company, then such Stockholder has the requisite limited liability company power and authority and full legal capacity to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. If such Stockholder is organized as a trust, then such Stockholder has the requisite power and authority and full legal capacity to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. If such Stockholder is an individual, then such Stockholder has the power and authority and full legal capacity to, and is competent to, enter into, execute and deliver this Agreement and to perform fully his or her obligations hereunder.

(ii) The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly and validly authorized and approved by such Stockholder. No other proceedings on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement and the performance by such Stockholder of its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (B) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Consents and Approvals; No Violations; Non-Contravention.  Except for filings under the Exchange Act or as set forth on Section 3.3 of the Stockholder Disclosure Schedule (as defined in the Share Exchange Agreement), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the performance by such Stockholder of its obligations under this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations under this Agreement. Neither the execution and delivery of this Agreement and each other agreement contemplated to be executed and delivered herein by such Stockholder nor the consummation by such Stockholder of its obligations under this Agreement, nor compliance by such Stockholder with any of the terms or provisions hereof or thereof, will (i) violate or conflict with any provision of the Organizational Documents of such Stockholder (if such Stockholder is not natural person) or (ii) (A) violate in any material respect any Law, injunction, order, judgment, ruling or decree of any Governmental Authority applicable to such Stockholder or (B) violate, conflict with, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), or give rise to a right of termination or cancellation, an acceleration of performance required, a loss of benefits, or the creation of any Lien upon such Stockholder’s Covered Shares, under, any of the terms, conditions or provisions of any Contract or Permit to which such Stockholder is a party, except, in the case of clause (ii), as set forth on Section 3.2(b)(ii) of the Stockholder Disclosure Schedule and for such violations, conflicts, defaults, terminations, cancellations, accelerations, losses and Liens as, individually and in the aggregate, would not reasonably be expected to materially delay or impair such Stockholder’s ability to perform its obligations hereunder. If such Stockholder is a married individual and such Stockholder’s Covered Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c) Ownership of Shares.  Each Stockholder is the record and beneficial owner of, or is a Trustee Party that is the record holder of and whose beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder’s name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any proxy and any restriction on the right to vote, sell or otherwise dispose of such Shares), except for any such encumbrances arising hereunder or under the Share Exchange Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States. Without limiting the foregoing, except for any such encumbrances arising hereunder or under the Share Exchange Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, such Stockholder has sole voting power and sole power of disposition with respect to all of its Covered Shares, with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto and no Person other than such Stockholder has any right to direct or approve the voting or disposition of any of its Covered Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any voting securities of the Company other than the number of Shares which constitute its Covered Shares.

(d) Brokers.  Except for those fees and expenses to be paid by the Company and which are disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, based upon arrangements made by or, with the knowledge of such Stockholder, on behalf of such Stockholder in connection with its entering into this Agreement.

3. [Reserved]

4. Termination.  This Agreement shall terminate on the first to occur of (a) the written agreement executed by the parties hereto to terminate this Agreement, (b) the termination of the Merger Agreement in accordance with its terms, (c) the termination of the Share Exchange Agreement in accordance with its terms and (d) the Effective Time. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for breach of this Agreement and (ii) the provisions of Section 2(c), Section 2(d), this Section 4 and Section 5 of this Agreement, and the “Whereas” recitals in this Agreement, shall survive any termination of this Agreement.

5. Miscellaneous.

(a) Action in Stockholder Capacity Only.  The parties acknowledge that this Agreement is entered into by each Stockholder in its capacity as an owner of Covered Shares and that nothing in this Agreement shall in any way restrict or limit any Stockholder from taking or authorizing any action or inaction in his or her capacity as a director, officer, trustee or other fiduciary of the Company or any subsidiary thereof or of any employee benefit plan of the Company, including, without limitation, participating in his or her capacity as a director of the Company in any discussions or negotiations in accordance with Section 5.3 of the Merger Agreement.

(b) Trustee Liability.  The following provisions shall apply to each of the parties to this Agreement that are acting as trustees of a trust (a ‘‘Trustee Party”):

(i) No Trustee Party shall have any personal liability or obligations of any kind under this Agreement or any other document contemplated by the Merger Agreement to which such Trustee Party is a party. Any and all personal liability of any Trustee Party for breaches by any Stockholder of any obligations, covenants or agreements, either at common law or at equity, under any law or otherwise, is hereby expressly waived by each of Parent and Merger Sub as a condition of and consideration for the execution of this Agreement.

(ii) By executing and delivering this Agreement or any other document contemplated by the Merger Agreement, such Trustee Party is acting solely on behalf of, and each of this Agreement and any other document contemplated by the Merger Agreement to which such Trustee Party is a party, is solely an obligation of, and solely a claim against, the trust estate and assets of the trust administered by such Trustee Party.

(iii) Any claim or right to proceed against any Trustee Party individually, or the individual property or assets of any Trustee Party, is hereby irrevocably waived and released. No recourse under this Agreement or any other document contemplated by the Merger Agreement to which such Trustee Party is a party shall be had against any Trustee Party or any of its assets, except to the extent of the trust estate and assets of the trust administered by such Trustee Party from time to time, by the enforcement of any assessment or by any legal or equitable proceedings seeking to assert such recourse against the Trustee Party by virtue of any law or otherwise.

(iv) Nothing in this Agreement or any other document contemplated by the Merger Agreement to which such Trustee Party is a party shall prevent any Trustee Party from making any distribution from, investment, reinvestment, purchase, sale or other disposition of, other transactions of any kind involving, the trust estate and assets of the trust administered by such Trustee Party other than the Covered Shares; provided, however, that Covered Shares may be distributed or otherwise transferred (a ‘‘Permitted Transfer”) to a Person (each, a “Permitted Trust Transferee”) who or which is (A) a trust beneficiary or a spouse, former spouse, grandparent, parent, brother, sister or lineal descendent of a trust beneficiary or a Permitted Trust Transferee, (B), upon the death of a trust beneficiary or a Permitted Trust Transferee, executors, testamentary trustees, devisees or legatees of or heirs to the estate of such deceased person, (C) any trust principally for the benefit of one or more of the trust beneficiaries and/or any Permitted Trust Transferee, (D) upon disability of any trust beneficiary or any Permitted Trust Transferee, any guardian or conservator for such disabled person or (E) any corporation, partnership or other entity if all the beneficial ownership of such entity is held by the Trustee Party, the trust beneficiary and/or any Permitted Trust Transferee; provided, further, that prior to the effectiveness of any Permitted Transfer, the applicable Permitted Trust Transferee assumes and agrees to perform, becomes a party to, and becomes a “Stockholder” for all purposes under this Agreement.

(v) Each of Parent and Merger Sub hereby irrevocably agrees that, in furtherance of the provisions of this Section, (i) it shall not institute against, or join any other Person in instituting against, any Trustee Party individually, or the individual property or assets of any Trustee Party, any bankruptcy, reorganization, insolvency or liquidation proceeding, or other proceeding under any international, national, federal or state bankruptcy or similar law, in connection with any claim relating to the Transaction; (ii) in the event of any reorganization under the Bankruptcy Reform Act of 1978, as amended, of any Trustee Party, it will make the election under Section 111(b)(2) of such Act; and (iii) if for any reason, whether or not related to the Bankruptcy Reform Act of 1978, as amended, it shall recover from any Trustee Party individual property or assets of such Trustee Party, it promptly shall return such asset or amount recovered to such Trustee Party.

(c) Expenses.  Except as otherwise expressly provided in this Agreement and the Share Exchange Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(d) Additional Shares.  Until any termination of this Agreement in accordance with its terms, each Stockholder shall promptly notify Parent of the number of Shares, if any, as to which such Stockholder acquires record or beneficial ownership after the date hereof. Any Shares as to which such Stockholder acquires record and beneficial ownership (or acquires record ownership, if such Stockholder is a trustee of a trust) after the date hereof and prior to termination of this Agreement shall be Covered Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Common Stock, the number of Shares constituting Covered Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock, Company Preferred Stock or other voting securities of the Company issued to Stockholder in connection therewith.

(e) Definition of “Beneficial Ownership”.  For purposes of this Agreement, “beneficial ownership” with respect to (or to ‘‘beneficially own”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(f) Further Assurances.  From time to time, at the request of Parent and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(g) Entire Agreement; No Third Party Beneficiaries.  This Agreement and the Share Exchange Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

(h) Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign its rights and interests hereunder to Parent or to any wholly-owned subsidiary of Parent if such assignment would not cause a delay in the consummation of any of the transactions contemplated by the Merger Agreement, provided that no such assignment shall relieve Merger Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

(i) Amendments; Waiver.  This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. Any party to this Agreement may, subject to Law, (i) waive any inaccuracies in the representations and warranties of any other party hereto, (ii) extend the time for the performance of any of the obligations or acts of any other party hereto, (iii) waive compliance by the other party with any of the agreements contained herein or (iv) except as otherwise provided herein, waive any of such party’s conditions. No failure or delay by Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(j) Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(k) Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(l) Descriptive Headings.  Headings of Sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(m) Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, telecopy faxed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Parent or Merger Sub, to:

Man Group plc
Sugar Quay
Lower Thames Street
London
EC3R 6DU
Fax: +44 207144 2001

Attention:	Stephen Ross
Jasveer Singh

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Fax: (212) 310 8007

Attention:	Jane McDonald
Danielle D. Do

if to a Stockholder, to the address on Schedule I

with a copy (which shall not constitute notice) to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, New York 10020
Fax: (212) 610-6399
Attention: Eric Shube

or such other address or telecopy fax number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(n) Drafting.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(o) Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i) This Agreement, all claims or causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any choice or conflicts of Law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(ii) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (the “Agreed Courts”) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Without limiting other means of service of process permissible under applicable Law, each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5(m) shall be effective service of process for any suit or proceeding in connection with this Agreement. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(iii) Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding between the parties hereto arising out of relating to this Agreement of the transactions contemplated hereby.

(iv) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Agreed Court, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security in connection therewith); specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

MAN GROUP PLC

By:	/s/ Stephen Ross
Name:     Stephen Ross

Title:	General Counsel

ESCALATOR SUB 1 INC.

By:	/s/ John B. Rowsell
Name:     John B. Rowsell

Title:	President

Stockholders:

/s/  Noam Gottesman
Noam Gottesman

/s/  Perre Lagrange
Pierre Lagrange

/s/  Emmanuel Roman
Emmanuel Roman

/s/  Leslie J. Schreyer
Leslie J. Schreyer, in his capacity as trustee of the
Gottesman GLG Trust

/s/  Jeffrey A. Robins
Jeffrey A. Robins, in his capacity as trustee of the
Roman GLG Trust

JACKSON HOLDING SERVICES INC.

By:	/s/ Jeffrey A. Robins
Name:     Jeffrey A. Robins

Title:	Director

G&S TRUSTEES LIMITED, in its capacity as trustee of the LAGRANGE GLG TRUST

By:	/s/ Nigel Bentley
Name:     Nigel Bentley

Title:	Director

POINT PLEASANT VENTURES LTD.

By:	/s/ Nigel Bentley
Name:     Nigel Bentley

Title:	Director

LAVENDER HEIGHTS CAPITAL LP

By:     Mount Garnet Limited, its general partner

By:	/s/ Leslie Schreyer
Name:     Leslie J. Schreyer

Title:	Director

SAGE SUMMIT LP
By:     Sage Summit Ltd., its general partner

By:	/s/ Leslie J. Schreyer
Name:     Leslie J. Schreyer

Title:	Director

TOMS INTERNATIONAL LTD.

By:	/s/ Jeffrey A. Robins
Name:     Jeffrey A. Robins

Title:	Vice President and Assistant Secretary

SCHEDULE I

Stockholders Participating in Voting and Support Agreement

			Company
			Common Stock
			Issuable Upon
	Company		Conversion of
	Common	Company	Convertible
Name	Stock	Preferred Stock	Notes

Noam Gottesman	1,309,664	4,623
Pierre Lagrange	4,623
Emmanuel Roman	350,162
Gottesman GLG Trust		58,900,370
Jackson Holding Services Inc.	17,988,050		1,344,086
Roman GLG Trust(1)
Point Pleasant Ventures Ltd.	58,900,370		4,032,258
Lagrange GLG Trust(2)
Lavender Heights Capital LP	5,640,570
Sage Summit LP	8,460,854
TOMS International Ltd.			2,688,172
Total	92,654,293	58,904,993	8,064,516

(1)	Stockholder owns its interests through Jackson Holding Services Inc.

(2)	Stockholder owns its interests through Point Pleasant Ventures Ltd.

Appendix D

399 PARK AVENUE 5TH FLOOR NEW YORK, NEW YORK 10022
T 212.880.7300 F 212.880.4260

May 16, 2010

Special Committee of the Board of Directors
GLG Partners, Inc.
399 Park Avenue, 38th Floor
New York, NY 10022

Members of the Special Committee of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to the stockholders of GLG Partners, Inc. (the “Company”), other than the Controlling Holders (as defined in the Agreement, as defined below) of the Consideration (as defined below) to be received by such stockholders (other than the Controlling Holders) pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of May 17, 2010 (the “Agreement”), to be entered into by the Company, Man Group plc (the “Acquiror”) and Escalator Sub 1 Inc., a wholly owned subsidiary of the Acquiror (the “Acquisition Sub”). As more fully described in the Agreement, Acquisition Sub will be merged with the Company (the “Transaction”) and each issued and outstanding share of the common stock of the Company, par value of $0.0001 per share (the “Company Common Stock”), except as set forth in the Agreement, will be converted into $4.50 in cash (the “Consideration”).

We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We are a securities firm engaged in a number of merchant banking and investment banking activities. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter. At your direction, we have not been asked to, nor do we, offer any opinion as to (i) the material terms of the Agreement or the form of the Transaction or any other contractual arrangement that the parties may enter into in connection with the Transaction or (ii) the fairness of the Transaction to, or any consideration that may be received in connection therewith by, the Controlling Holders, nor do we offer any opinion as to the relative fairness of the Consideration and the consideration to be received by the Controlling Holders.

We have assumed, with your consent, that the representations and warranties of all parties to the Agreement are true and correct, that each party to the Agreement will perform all of the covenants and agreements required to be performed by such party, that all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and that the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreement, without any modifications or amendments thereto or any adjustment to the Consideration. In rendering this opinion, we have also assumed, with your consent, that the final executed form of the Agreement does not differ in any material respect from the draft that we have examined. We have not been authorized to and have not solicited indications of interest in a possible transaction with the Company from any party.

NEW YORK	|	BOSTON	|	CHICAGO	|	LONDON	|	LOS ANGELES	|	SYDNEY

D-1

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company, including estimates of certain Wall Street analysts with respect to the Company for 2010 and 2011, and the Acquiror; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company; (iii) conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses (i) and (ii) of this paragraph, as well as the business and prospects of the Company and the Acquiror generally; (iv) reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared them with those of certain other companies in lines of business that we deemed relevant; (v) compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant; (vi) reviewed a draft of the Agreement, dated May 16, 2010; (vii) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors; and (viii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have not assumed any responsibility for independent verification of any of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. You have directed us to use the average of the Wall Street analysts estimates referred to above with certain additional assumptions provided by management of the Company for the purposes of our analysis and this opinion.

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Common Stock that are not Controlling Holders. We also do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration or otherwise.

This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company in its evaluation of the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by the stockholders of the Company (other than the Controlling Holders) in the Transaction is fair from a financial point of view to such stockholders other than the Controlling Holders.

Very truly yours,

MOELIS & COMPANY LLC

NEW YORK	|	BOSTON	|	CHICAGO	|	LONDON	|	LOS ANGELES	|	SYDNEY

D-2

Appendix E

PERSONAL AND CONFIDENTIAL

May 17, 2010

Board of Directors
GLG Partners Inc.
20th Floor, 390 Park Avenue
New York, NY 10022

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to holders (other than Man Group plc (“Man”) and its affiliates) of shares of Common Stock, Exchangeable Shares and Convertible Notes (each as defined below) of GLG Partners Inc. (the “Company”) of the Aggregate Consideration (as defined below) to be paid pursuant to the Transaction Agreements (as defined below).

The Agreement and Plan of Merger, dated as of May 17, 2010 (the “Merger Agreement”), by and among Man, Escalator Sub 1 Inc., a wholly owned subsidiary of Man, and the Company, provides that, upon effectiveness of the merger described therein (the “Merger”), each outstanding share of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (other than the Rollover Shares (as defined below) and shares held by Man and its subsidiaries not specified therein) will be converted into the right to receive US$4.50 in cash (such cash, in aggregate, the “Public Consideration”).

Pursuant to the terms of the Company’s convertible notes due May 15, 2014 (the “Convertible Notes”) and the Merger Agreement, each $1,000 principal amount of Convertible Notes is convertible into a number of shares of Common Stock determined in accordance with the terms thereof and if the Convertible Notes are converted prior to the Merger, such shares of Common Stock will be converted into the right to receive US$4.50 per share in cash in the Merger (such cash, in aggregate, the “Convertible Consideration”).

Under the Share Exchange Agreement (the “Exchange Agreement”), dated as of May 17, 2010, among Man and Noam Gottesman, Emmanuel Roman, Pierre Lagrange (including in each case any affiliated entities and trusts) and two equity participation plan limited partnerships that are parties to the Exchange Agreement (collectively, the “Principal Group”), each member of the Principal Group will exchange all of his or its exchangeable Class B ordinary shares of FA Sub 2 Limited (the “Exchangeable Shares”), if any, for shares of Common Stock, and, simultaneously with such exchange, each share of Series A voting preferred stock, par value $0.0001 per share, of the Company will be redeemed by the Company in accordance with its terms. Thereafter, the shares of Common Stock issued in such exchange (the “Exchanged Shares”) will be exchanged for a number of ordinary shares of Man (“Man Shares”) equal to the product of (i) the number of Exchanged Shares multiplied by (ii) the Exchange Ratio (as defined in the Exchange Agreement) (such Man Shares, the “Exchangeable Consideration”).

Under the Exchange Agreement, each member of the Principal Group also will exchange all of his or its other shares of Common Stock (other than any shares into which Convertible Notes were converted and any shares acquired in open market purchases) for Man Shares based on the Exchange Ratio (such Man Shares, the “Rollover Consideration”, and such shares of Common Stock, together with the Exchanged Shares, the “Rollover Shares”).

The “Aggregate Consideration” is the sum of the aggregate Public Consideration, Convertible Consideration, Exchangeable Consideration and Rollover Consideration.

Goldman Sachs International and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs International and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, Man and any of their respective affiliates and any affiliates of the members of the Principal Group or any

Board of Directors
GLG Partners Inc.
May 17, 2010
Page Two

currency or commodity that may be involved in the transactions contemplated by the Transaction Agreements (the “Transactions”) for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transactions. We expect to receive fees for our services in connection with the Transactions, the principal portion of which is contingent upon consummation of the Transactions, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. In addition, we have provided certain investment banking and other financial services to the Company and its affiliates from time to time for which our investment banking division has received, and may receive, compensation. We also have provided certain investment banking and other financial services to Man and its affiliates from time to time for which our investment banking division has received, and may receive, compensation. We also may provide investment banking and other financial services to the Company, Man, the members of the Principal Group and their respective affiliates in the future for which our investment banking division may receive compensation. Certain of the members of the Principal Group are former employees of Goldman Sachs International or its affiliates.

In connection with this opinion, we have reviewed, among other things, the Transaction Agreements and certain other agreements being entered into by the Company as of the date of this opinion in connection with the Transactions (the “Ancillary Agreements”); annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended 31 December 2007, 2008 and 2009; the Proxy Statement of Freedom Acquisition Holdings, Inc. (“Freedom”), dated October 11, 2007, relating to the acquisition by Freedom of GLG Partners LP and certain affiliated entities; Annual Reports of Man for the three fiscal years ended 31 March 2007, 2008, 2009; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and certain interim reports to stockholders and Quarterly Reports of Man; the Prospectus for the Convertible Notes; certain other communications from the Company and Man to their respective stockholders; publicly available research analyst reports for the Company and Man; certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”); and certain synergies projected by the management of the Company to result from the Transactions, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and Man regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition and future prospects of their respective companies; reviewed the reported price and trading activity for the shares of Common Stock and Man Shares; compared certain financial and stock market information for the Company and Man with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the financial and asset management industries specifically and in other industries generally; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and we do not assume any responsibility for any such information. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. As you are aware, the management of Man did not make available its forecasts of the future financial performance of Man. With your consent, for purposes of rendering this opinion, we have relied upon published research analyst estimates of Man. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Man or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on the Company or Man on the expected benefits of the Transactions in any way meaningful to our analysis. We also have assumed that the Transactions will be consummated on the terms set forth in the Agreements, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Board of Directors
GLG Partners Inc.
May 17, 2010
Page Three

Our opinion does not address the underlying business decision of the Company to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view, as of the date hereof, of the Aggregate Consideration to be paid to the holders (other than Man and its affiliates) of shares of Common Stock, Exchangeable Shares and Convertible Notes pursuant to the Transaction Agreements. We do not express any view on, and our opinion does not address, any other term or aspect of the Transaction Agreements or Transactions or any term or aspect of any other agreement or instrument contemplated by the Transaction Agreements or entered into or amended in connection with the Transactions, including, without limitation, the Ancillary Agreements, the Warrant Offers (as defined in the Merger Agreement), the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the consideration to be paid to the holders of the Warrants (as defined in the Merger Agreement) as provided in the Merger Agreement or the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transactions, whether relative to the Aggregate Consideration to be paid to the holders of shares of Common Stock, Exchangeable Shares and Convertible Notes pursuant to the Transaction Agreements or otherwise; nor as to the allocation of the Aggregate Consideration as among the Public Consideration, Convertible Consideration, Exchangeable Consideration and Rollover Consideration. We are not expressing any opinion as to the prices at which Man Shares will trade at any time or as to the impact of the Transactions on the solvency or viability of the Company or Man or the ability of the Company or Man to pay its obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transactions and such opinion does not constitute a recommendation as to how any holder of shares of Common Stock, Exchangeable Shares and/or Convertible Notes should vote with respect to the Transactions or any other matter or whether any holder of shares of Common Stock or Exchangeable Shares should enter into the Exchange Agreement or any other agreements in connection with the Transactions. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the holders (other than Man and its affiliates) of shares of Common Stock, Exchangeable Shares and Convertible Notes pursuant to the Transaction Agreements is fair from a financial point of view to such holders.

Very truly yours,

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Joseph A. Stern
Authorized Signatory

Appendix F

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation.

Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix G

[EMPLOYMENT AND SERVICE AGREEMENTS BETWEEN CERTAIN MAN GROUP PLC ENTITIES AND EACH OF
NOAM GOTTESMAN, EMMANUEL ROMAN AND PIERRE LAGRANGE]

G-1

Appendix H

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (the “Agreement”) is made and entered into as of the 17th day of May, 2010, by and among Man Group plc, a public limited company existing under the laws of England and Wales (the “Parent”); GLG Partners Inc., a Delaware corporation (“GLG”); and Noam Gottesman (the “Vendor”).

WHEREAS, Parent, Escalator Sub 1 Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and GLG propose to enter into an Agreement and Plan of Merger, dated on or about the date hereof, (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into GLG, and GLG will be the surviving entity (the “Merger”);

WHEREAS, the Vendor and a trust known as the Gottesman GLG Trust, which has been established for the benefit of, inter alia, the Vendor and/or his family (together the “Vendor Stockholders”), are acknowledged to be substantial stockholders in GLG;

WHEREAS, as a condition of the Merger Agreement, it is agreed in accordance with the terms of a share exchange agreement, dated on or about the date hereof, by and among the Parent, the Vendor Stockholders and certain other stockholders in GLG (the “Share Exchange Agreement”) that the Vendor Shareholders will exchange their shares in GLG for shares of Parent;

WHEREAS, the Share Exchange Agreement and the Merger Agreement are the mechanism by which the Vendor Stockholders will sell, and the Parent will acquire, the interests of the Vendor Stockholders in GLG, thereby providing a substantial financial benefit to the Vendor Stockholders (the “Transaction”); and

WHEREAS, the parties acknowledge and agree that the restrictive covenants contained in this Agreement are reasonable and necessary for the protection of the business of GLG and its related good will, which the Vendor is selling to the Parent as part of the Transaction;

NOW, THEREFORE, the parties hereto, in consideration of the foregoing recitals and the other good and valuable consideration set forth herein, do hereby agree as follows:

1. Definitions.  Capitalized terms used herein that are not defined elsewhere in this Agreement or in the Share Exchange Agreement shall have the meanings given to such terms as set forth below.

1.1 “GLG Entity” means GLG, any wholly owned subsidiary of GLG and any other entity, legal person, partnership, limited partnership or limited liability partnership which is controlled directly or indirectly by GLG at the Share Exchange Closing Date, including the following partnerships and companies: Laurel Heights LLP, an English limited liability partnership, Mount Granite Limited an International Business Corporation existing and operating under the laws of the British Virgin Islands, Sage Summit LP, an English limited partnership, Lavender Heights LLP, a Delaware limited liability partnership, Lavender Heights Capital LP, a Delaware limited partnership, Mount Garnet Limited a British Virgin Islands company, GLG Partners LP an English limited partnership, GLG Partners Services LP, a Cayman Islands exempted limited partnership, GLG Holdings Limited, an International Business Corporation existing and operating under the laws of the British Virgin Islands, GLG Partners Limited, an English company, GLG Partners Services Limited, a Cayman Islands exempted company, Albacrest Corporation, an International Business Corporation existing and operating under the laws of the British Virgin Islands, Betapoint Corporation, an International Business Corporation existing and operating under the laws of the British Virgin Islands, GLG Partners (Cayman) Limited, a Cayman Islands exempted company, and GLG Partners Asset Management Limited, an Irish limited company.

1.2 “Business” means the management, investment management and investment advisory businesses, and the business of structuring, establishing, marketing, distributing and managing investment funds, as carried on by any GLG Entity as of the Share Exchange Closing Date; and for the avoidance of doubt, if during the Restriction Period all or any part of such business is transferred to another entity in the Parent Group, it shall remain protected as “Business” for purposes of this Agreement.

1.3 “Parent Group” shall mean Parent, any subsidiary of Parent, any parent of Parent or any subsidiary of such parent, in each case from time to time.

1.4 “Intermediary” means (a) any person who, at the Share Exchange Closing Date, promoted, marketed, advised or arranged for investors in the services and/or products (including investment funds) of any GLG Entity, (b) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of, or consultant to, such Intermediary, or (c) any person who as of the Share Exchange Closing Date was a partner, member, employee or agent of a client or prospective client of any GLG Entity and who was working in the capacity of an Intermediary, and, in all cases, with which Intermediary the Vendor had direct dealings on behalf of any GLG Entity in connection with such Intermediary’s promoting, marketing, advising or arranging for investors in the services and/or products (including investment funds) of any GLG Entity.

1.5 “Investor” means (a) any person who, at the Share Exchange Closing Date, held investment(s) in any investment product(s) for which any GLG Entity provided services whether as investment manager, investment adviser, marketing adviser or in some other capacity, or (b) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of, or consultant to, or affiliate of, such Investor; and in all cases, with which Investor the Executive had dealings either directly or through an Intermediary (or Prospective Intermediary) on behalf of any GLG Entity in connection with such investment(s).

1.6 “Key Individual” means any person who, as of the Share Exchange Closing Date, is employed or engaged by or a partner in any GLG Entity (a) with whom the Vendor has had material contact and (b) is employed or engaged in the marketing of any GLG Entity’s services and products (including investment funds) or in managing fund assets, as an analyst or in a senior management position; and for the avoidance of doubt, if during the Restriction Period any Key Employee ceases to be employed by a GLG Entity and becomes employed by another entity in the Parent Group, he or she shall remain a “Key Individual” for the purposes of this Agreement.

1.7 “Prospective Investor” means (a) any person with whom or which any GLG Entity (either directly or through an Intermediary or Prospective Intermediary) entered into negotiations or discussions, or (b) on whom or which any GLG Entity expended a material amount of money, at the Share Exchange Closing Date and to the knowledge of the Executive prior to the Share Exchange Closing Date, and in either case, (i) with a view toward securing investment(s) in any investment product(s) for which any GLG Entity provides services whether as investment manager, investment adviser, marketing adviser or in some other capacity, (ii) with which person the Executive had dealings (either directly or through an Intermediary or Prospective Intermediary) on behalf of any GLG Entity, and (iii) which person does not affirmatively indicate to any GLG Entity, at the Share Exchange Closing Date, that he, she or it does not wish to become an investor.

1.8 “Restricted Area” means the United States, England, Scotland, Wales and Northern Ireland, Cayman Islands, and any other country or territory in which any GLG Entity had material operations as of the Share Exchange Closing Date.

1.9 “Restriction Period” means the period from and including the Share Exchange Closing Date until and including the third anniversary of the Share Exchange Closing Date.

1.10 “Share Exchange Closing Date” shall have the same meaning as set forth in the Share Exchange Agreement.

2. The Restrictive Covenants.  In consideration of, and as a material inducement to, the Parent entering into the Merger Agreement and the Share Exchange Agreement, and in further consideration of the payment of US$100,000, less any applicable withholding and other taxes as required by law, which amount shall be deposited by Parent into the bank account of the Vendor (bank account details to be provided in due course), within 14 days following the Share Exchange Closing Date, such consideration being hereby acknowledged and accepted by the Vendor as good and valuable consideration for the undertakings he now gives, the Vendor agrees and covenants as follows:

2.1 The Vendor shall not during the Restriction Period, alone or jointly with or on behalf of any other person, directly or indirectly, own, be employed or engaged by or in, or otherwise assist or have any stake or interest in, any business that is carried on in competition with the Business anywhere within the Restricted Area, except Vendor may be a shareholder or other equity owner of not more than 3% of the shares of any company whose shares are quoted on any recognized investment exchange.

2.2 The Vendor shall not, during the Restriction Period, either alone or jointly with or on behalf of any person, directly or indirectly:

(a) in connection with the carrying on of any business that is in competition with the Business, have business dealings with, provide services to, or otherwise accept business from any person who or which, as of the Share Exchange Closing Date, had business dealings with or received services or products from any GLG Entity as a client, Investor or Prospective Investor;

(b) in connection with the carrying on of any business that is in competition with the Business, have business dealings with any Intermediary for the purpose of securing (or seeking to secure) from such Intermediary the opportunity to provide to his, her or its clients or prospective clients any services or products (including investment funds) that are the same or substantially similar to any of those provided by any GLG Entity, or to place the business of any such client or prospective client with any business that competes with the Business;

(c) in connection with the carrying on of any business that is in competition with the Business, solicit or attempt to solicit any person who or which was, as of the Share Exchange Closing Date, a client, Investor or Prospective Investor of any GLG Entity, for the purpose of providing or offering to provide to such person any services or products (including investment funds) that are the same or substantially similar to any of those offered or provided by any GLG Entity;

(d) in connection with the carrying on of any business that is in competition with the Business, solicit or approach any Intermediary for the purpose of securing (or seeking to secure) from such Intermediary the opportunity to provide to his, her or its clients or prospective clients any services or products (including investment funds) that are the same or substantially similar to any of those provided by any GLG Entity, or to place the business of any such client or prospective client with any business that competes with the Business;

(e) in connection with the carrying on of any business that is in competition with the Business, solicit, induce or encourage any Key Individual to cease his or her employment, consultancy, partnership or other similar relationship with any GLG Entity.

2.3 The covenants contained in Clause 2.1 and Clause 2.2 (a), (b), (c), (d) and (e) of this Agreement (collectively, the “Restrictive Covenants”) shall not prevent the Vendor from being interested in, in any capacity, any business that includes a business carried on in competition with the Business, provided that the Vendor is not concerned or involved with and does not otherwise assist in any way whatsoever that part of the business carried on in competition with the Business and does not otherwise act in any way contrary to the Restrictive Covenants, directly or indirectly.

3. Acknowledgments and Limitations on Certain Defenses.  The Vendor acknowledges and agrees that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Parent and GLG (including the value of the good will of GLG) being transferred to the Parent as part of the Transaction, that this Agreement was negotiated in good faith by the parties, that the Vendor was represented at all times by legal counsel of his own choosing, that the Vendor is himself a highly sophisticated business person who has entered into similar restrictive covenant agreements as part of prior transactions with other parties, and that the Vendor has entered into this Agreement of his own free will and act and with a full understanding of its terms, intending to be bound. Accordingly, the Vendor represents and warrants that, should any action ever be brought against him seeking to enforce the terms of this Agreement, the Vendor shall not claim or allege as a defense that any part of this Agreement is invalid, unreasonable, or unenforceable in any respect.

4. Injunctive Relief.  The Vendor acknowledges and agrees that GLG and/or the Parent would be immediately and irreparably harmed if the Vendor violated or threatened to violate any of the terms of this Agreement and that monetary damages alone, in such a circumstance, would be inadequate as a remedy. Accordingly, the Vendor hereby acknowledges and agrees that GLG and/or the Parent, in addition to any other remedies available to either or both at law, also shall be entitled to obtain injunctive or other equitable relief, without the need to post a bond or other security, to enjoin and/or prevent any continuing violation or threatened violation of the Restrictive Covenants by the Vendor.

5. Governing Law, Choice of Venue and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to its conflict of law principles, and the parties hereby submit to the exclusive jurisdiction of the state and federal courts located in New York, New York for purposes of litigating any claims (and counterclaims) arising out of the terms of this Agreement, including for purposes of obtaining any form of injunctive or other equitable relief as set forth in Clause 4 above. Accordingly, the parties hereto irrevocably and unconditionally (a) submit to the jurisdiction of the state and federal courts located in New York, New York and (b) waive (i) any objection to the laying of venue in any such court and (ii) any claim that any such court constitutes an inconvenient forum.

6. Severability.  If any term, provision or part of this Agreement shall be determined to be in conflict with any applicable federal, state or other governmental law or regulation or otherwise shall be determined to be invalid or unlawful, such term, provision or part shall continue in effect to the fullest extent permitted by such law or regulation. Such invalidity, unenforceability or unlawfulness shall not affect or impair any other terms, provisions or parts of this Agreement not in conflict, invalid or unlawful, and all such terms, provisions and parts shall continue in full force and effect and remain binding upon the parties hereto. The parties further agree that to the extent a court of competent jurisdiction determines that any Restrictive Covenant contained in this Agreement is unreasonable in any respect, the court shall have the authority to modify or “blue pencil” the offending provision or term thereof to the extent necessary to render the Restrictive Covenant reasonable under the circumstances, and the court shall enforce the Restrictive Covenant as so modified or “blue-penciled” to the fullest extent permitted by law. The Restrictive Covenants contained in this Agreement are, in each instance, intended to be separate and distinct covenants and are intended to be construed and enforced accordingly.

7. Conditions on Agreement.  This Agreement shall be conditional upon the occurrence of and shall come into effect on and from the Share Exchange Closing Date. Notwithstanding anything to the contrary contained herein, the parties’ respective rights and obligations under this Agreement shall be of no force or effect if the Share Exchange Agreement is terminated in accordance with the provisions of Article 9 of the Share Exchange Agreement.

8. Amendments and Waivers.  The terms of this Agreement may be amended or waived, but only by a written instrument signed by all the parties hereto, or, in the case of a waiver of any term of this Agreement, by the party expressly waiving compliance. Delay on the part of a party in exercising a right granted to it or him under this Agreement shall not constitute a waiver of such right, nor will the waiver of any right provided under this Agreement preclude a party’s subsequent exercise of that right or the exercise of any other right granted to it or him under this Agreement.

9. Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, CONTROVERSY OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10. Assignment.  The Vendor shall not assign or delegate any of his rights, interests or obligations under this Agreement, without the prior written consent of the Parent and GLG. The Parent and GLG also may not assign any of their respective rights, interests or obligations under this Agreement without the prior written approval of the Vendor; provided, however, that the Parent and GLG shall be entitled to assign this Agreement or any of their respective rights, interests and obligations hereunder without approval of the Vendor (i) to any member of the Parent Group; or (ii) in connection with the sale of all or a majority of the equity securities of the Parent and/or GLG or a sale of all or substantially all of the assets or business of the Parent and/or GLG.

11. Attorneys’ Fees.  In the event any legal action or proceeding arising out of this Agreement is commenced by any party, the prevailing party in such action or proceeding shall be entitled to recover from the losing party all of its or his costs and expenses incurred in connection with such action or proceeding, including court costs and reasonable attorneys’ fees. For purposes of this Agreement (including Clause 4 hereof), the term “Prevailing Party” shall mean any party who or which receives a favorable judgment, award or decision, whether or not any monetary damages are awarded, on any claim for relief asserted by said party.

12. Implied Covenant.  The parties agree that nothing contained in this Agreement, the Share Exchange Agreement, or the Merger Agreement shall be deemed to extinguish, conflict with, narrow, or otherwise impair the implied covenant of a vendor, as recognized in the common law of New York, to refrain from soliciting former customers and clients following the sale of its business, along with its good will, to a purchaser, which implied covenant is recognized and acknowledged to be indefinite in duration and shall be deemed incorporated, without waiver or prejudice, into this Agreement

13. Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the first date set forth above.

MAN GROUP PLC

By:	/s/ Jasveer Singh
Name:     Jasveer Singh

Title:	Attorney

GLG PARTNERS INC

By:	/s/ Alejandro San Miguel
Name:     Alejandro San Miguel

Title:	General Counsel

NOAM GOTTESMAN

/s/  Noam Gottesman
Noam Gottesman

/s/  Mark Jones
Witness

May 17, 2010
Date

(1) MAN GROUP PLC

(2) GLG PARTNERS, INC

(3) EMMANUEL ROMAN

DEED OF VENDOR COVENANT

THIS DEED is made the 17th day of May 2010.

BETWEEN:

(1) MAN GROUP PLC a company registered in England under number 2921462 whose registered office is at Sugar Quay, Lower Thames Street, London EC3R 6DU (the “Parent”); and;

(2) GLG PARTNERS, INC a Delaware corporation (“GLG”); and

(3) EMMANUEL ROMAN of                      (the “Vendor”).

WHEREAS:

(A) Parent, Escalator Sub 1 Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and GLG propose to enter into an Agreement and Plan of Merger, to be dated on or about the date of this Deed (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into GLG, and GLG will be the surviving entity (the “Merger”);

(B) The Vendor and a trust known as the Roman GLG Trust which has been established for the benefit of inter alia the Vendor and/or his family (together the “Vendor Stockholders”) are substantial stockholders in GLG;

(C) As Parent wishes to acquire the shares held by the Vendor Shareholders on different terms than the terms being offered under the Merger Agreement it is proposed that Parent, the Vendor Stockholders and certain other stockholders in GLG enter into an agreement pursuant to which Parent agrees to acquire the GLG shares held by the other parties (the “Share Exchange Agreement”), governed by the laws of the State of Delaware, under which the Vendor Shareholders will exchange their shares in GLG for ordinary shares of Parent (the “Share Exchange”);

(D) It is contemplated that closing of the Merger Agreement will take place immediately after, and conditional upon closing of the Share Exchange Agreement.

(E) As an inducement to Parent to enter into the Share Exchange Agreement, from which the Vendor Stockholders will derive a substantial financial benefit, and in order to protect the goodwill of and all and any other legitimate interests attaching to GLG, which are a valuable and integral part of what the Parent is acquiring from the Vendor Shareholders as a result of the Share Exchange the Vendor is willing to enter into this Deed of Vendor Covenant.

(F) The protections provided to the Parent and GLG by this Deed of Vendor Covenant are an integral part of the Share Exchange and are contained in a separate Deed of Covenant (as opposed to being included in the Share Exchange Agreement) because the parties wish these matters to be governed by English law and subject to the exclusive jurisdiction of the English courts.

IT IS NOW HEREBY AGREED AS FOLLOWS:

1. In this Deed the following words and phrases shall have the meanings specified in this clause 1 as follows:

1.1 “GLG Entity” means GLG, any wholly owned subsidiary of GLG and any other entity, legal person, partnership, limited partnership or limited liability partnership which is controlled directly or indirectly by GLG as at the Share Exchange Date including without prejudice to the generality of the foregoing following partnerships and companies: Laurel Heights LLP, an English limited liability partnership, Mount Granite Limited an International Business Corporation existing and operating under the laws of the British Virgin Islands, Sage Summit LP, an English limited partnership, Lavender Heights LLP, a Delaware limited liability partnership, Lavender Heights Capital LP, a Delaware limited partnership, Mount Garnet Limited a British Virgin Islands company, GLG Partners LP an English limited partnership, GLG Partners Services LP, a Cayman Islands exempted limited partnership, GLG Holdings Limited, an International Business Corporation existing and operating under the laws of the British Virgin Islands, GLG Partners Limited, an English company,

GLG Partners Services Limited, a Cayman Islands exempted company, Albacrest Corporation, an International Business Corporation existing and operating under the laws of the British Virgin Islands, Betapoint Corporation, an International Business Corporation existing and operating under the laws of the British Virgin Islands, GLG Partners (Cayman) Limited, a Cayman Islands exempted company, and GLG Partners Asset Management Limited, an Irish limited company.

1.2 “Business” means the management, investment management and investment advisory businesses, and the business of structuring, establishing, marketing, distributing and managing investment funds, as carried on by any GLG Entity at the Share Exchange Closing Date; and for the avoidance of doubt if during the Restriction Period all or any part of such business is transferred to another entity in the Parent Group it shall remain protected as “Business” for the purposes of this Deed.

1.3 “Parent Group” shall mean Parent, any subsidiary undertaking of Parent, any parent undertaking of Parent or any subsidiary undertaking of such parent undertaking, in each case from time to time.

1.4 “Intermediary” means (a) any person who, at the Share Exchange Closing Date promoted, marketed, advised or arranged for investors in the services and/or products (including investment funds) of any GLG Entity, (b) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of, or consultant to, such Intermediary, or (c) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of a client or prospective client of any GLG Entity and who was working in the capacity of an Intermediary, and in all cases, with which Intermediary the Vendor had direct dealings on behalf of any GLG Entity in connection with such Intermediary’s promoting, marketing, advising or arranging for investors in the services and/or products (including investment funds) of any GLG Entity.

1.5 “Investor” means (a) any person who, at the Share Exchange Closing Date, held investment(s) in any investment product(s) for which any GLG Entity provided services whether as investment manager, investment adviser, marketing adviser or in some other capacity, or (b) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of, or consultant to, or affiliate of, such Investor; and in all cases, with which Investor the Executive had dealings either directly or through an Intermediary (or Prospective Intermediary) on behalf of any GLG Entity in connection with such investment(s).

1.6 “Key Individual” means any person who, immediately before the Share Exchange Closing Date, is employed or engaged by or a partner or member in any GLG Entity (a) with whom the Vendor has had material contact and (b) is employed or engaged in the marketing of any GLG Entity’s services and products (including investment funds), in managing fund assets, as an analyst or in a senior management position; and for the avoidance of doubt if during the Restriction Period any Key Employee ceases to be employed or engaged by or a partner or member of a GLG Entity and becomes employed or engaged by (or a partner or member of) another entity in the Parent Group he or she shall remain protected as a “Key Individual” for the purposes of this Deed.

1.7 “Prospective Investor” means (a) any person with whom or which any GLG Entity (either directly or through an Intermediary or Prospective Intermediary) entered into negotiations or discussions, or (b) on whom or which any GLG Entity expended a material amount of money, at the Share Exchange Closing Date and to the knowledge of the Executive prior to the Share Exchange Closing Date, and in either case, (i) with a view toward securing investment(s) in any investment product(s) for which any GLG Entity provides services whether as investment manager, investment adviser, marketing adviser or in some other capacity, (ii) with which person the Executive had dealings (either directly or through an Intermediary or Prospective Intermediary) on behalf of any GLG Entity, and (iii) which person does not affirmatively indicate to any GLG Entity, at the Share Exchange Closing Date, that he, she or it does not wish to become an investor.

1.8 “Restricted Area” means the United Kingdom, the Cayman Islands, Switzerland, the United States and any other country in which any GLG Entity had material operations as at the Share Exchange Closing Date.

1.9 “Restriction Period” means the period from and including the Share Exchange Closing Date until and including the third anniversary of the Share Exchange Closing Date.

1.10 the “Merger Agreement” shall have the meaning in recital (A).

1.11 the “Share Exchange Agreement” shall have the meaning in recital (C).

1.12 “Vendor Stockholders” shall have the meaning in recital (B).

1.13 the “Share Exchange Closing Date” shall have the meaning in the Share Exchange Agreement.

1.14 “parent undertaking” and “subsidiary undertaking” shall have the same meanings as in section 1162 of the Companies Act 2006.

1.15 references to a Clause are to clauses of this Deed.

2. In consideration of the Parent and GLG being willing to enter into the Merger Agreement and the Parent being willing to enter into the Share Exchange Agreement and in further consideration of the payment of US$100,000 which shall be paid by Parent on behalf of it, GLG and all and any GLG Entity direct into the bank account of the Vendor (bank account details to be provided in due course) such payment to be made (subject to such withholdings as the Parent is required to make) within 14 days after the Share Exchange Closing Date which consideration is hereby acknowledged and accepted by the Vendor as being good and valuable consideration for the undertaking which he gives, the Vendor hereby covenants that he shall not, for the Restriction Period, without the prior written consent of the Chief Executive Officer of the Parent, in his or her sole and absolute discretion, either alone or jointly with or on behalf of any person, directly or indirectly:

2.1 carry on or set up, or be employed or engaged by or in, be a partner in, or otherwise assist or be interested in, in any capacity (except as a shareholder or other equity owner of not more than 3% of the shares of any company whose shares are quoted on any recognized investment exchange), any business that is carried on in competition with the Business anywhere within the Restricted Area;

2.2 in connection with the carrying on of any business that is in competition with the Business, have business dealings with, provide services to, or otherwise accept the custom of any person who or which as at the Share Exchange Closing Date did business or dealt with, or received services from any GLG Entity as a client, Investor or Prospective Investor, and with whom or which the Vendor shall have had dealings on behalf of any GLG Entity;

2.3 in connection with the carrying on of any business that is in competition with the Business, have business dealings with any Intermediary for the purpose of securing or seeking to secure from such Intermediary the opportunity to provide to his, her or its clients or prospective clients services or products (including investment funds) that are the same or substantially similar to those provided by any GLG Entity, or to place the business of any such client or prospective client with another business that is in competition with the Business;

2.4 in connection with the carrying on of any business that is in competition with the Business, canvass solicit or approach, or cause to be canvassed or solicited or approached, for orders or instructions in respect of any services or products (including investment funds) of a type offered or provided by any GLG Entity, as at the Share Exchange Closing Date any person who or which as at that date is a client, Investor or Prospective Investor of any GLG Entity, and with whom or which the Vendor had dealings on behalf of any GLG Entity;

2.5 in connection with the carrying on of any business that is in competition with the Business, canvass solicit or approach, or cause to be canvassed solicited or approached, any Intermediary for the purpose of securing or seeking to secure from such Intermediary the opportunity to provide to his, her or its clients or prospective clients any services or products (including investment funds) that are the same or substantially similar to those provided by any GLG Entity, or to place the business of any such client or prospective client with another business that is in competition with the Business

2.6 in connection with the carrying on of any business that is in competition with the Business, solicit or entice away, or endeavour to solicit or entice away, from employment or engagement by or from partnership with any GLG Entity or any member of the Parent Group any Key Individual.

2.7 The covenants contained in Clauses 2.1 to 2.6 shall not prevent the Vendor from being interested in, in any capacity, any business which includes a business that is carried on in competition with the Business provided that the Vendor is not concerned or involved with and does not otherwise assist in any way whatsoever directly or indirectly that part of the business which is carried on in competition with the Business and does not otherwise act in any way contrary to Clauses 2.1 to 2.6.

2.8 The covenants contained in Clauses 2.1 to 2.6 are intended to be separate and severable and enforceable as such. The provisions of Clauses 2.1 to 2.6 have been agreed by the parties to be reasonable and necessary to protect the legitimate interests of GLG and the Parent and were negotiated in good faith by the parties, the Vendor having taken independent legal advice.

3. The Vendor acknowledges that were he to act in breach of the covenants contained in Clauses 2.1 to 2.6 damages would not be an adequate remedy and that accordingly the Parent and/or GLG will seek to enforce the terms of these covenant by way of injunctive or other equitable relief.

4. If the Vendor receives any offer of employment, engagement or any offer to enter into any partnership, association or other business relationship which, if accepted, would or might involve the Vendor acting in breach of any of the covenants in Clauses 2.1 to 2.6, the Vendor shall promptly notify the Chief Executive Officer of the Parent of such offer.

5. The provisions of Clauses 2 to 4 shall be conditional upon the occurrence of and shall only come into effect on and from the Share Exchange Closing Date.

6. The parties’ obligations under the provisions of Clauses 2 to 4 shall not have any effect if the Share Exchange Agreement is terminated in accordance with the provisions of Article 9 of the Share Exchange Agreement.

7. This Deed is governed by and shall be construed in accordance with English law and the parties to this Deed hereby submit to the exclusive jurisdiction of the English Courts.

8. This Deed may be executed in any number of counterparts, including facsimiles, each of which is an original and all of which together evidence the same Deed.

IN WITNESS whereof this Deed has been executed as a Deed by the Parties hereto and is intended to be and is delivered on the date first above written.

Executed as a Deed by		)
Emmanuel Roman		)	/s/ Emmanuel Roman

in the presence of:		)

Signature	/s/ Barrie Roman

Name	Barrie S. Roman

Executed as a Deed by	)	/s/ Jasveer Singh

Man Group PLC	)

Jasveer Singh

Attorney

In the presence of:

/s/ Elisabeth Marsden

Solicitor

Executed as a Deed by	)	/s/ Alejandro San Miguel

GLG Partners, Inc.	)

Alejandro San Miguel

Name

General Counsel

Title

(1) MAN GROUP PLC

(2) GLG PARTNERS, INC

(3) PIERRE LAGRANGE

DEED OF VENDOR COVENANT

THIS DEED is made the 17th day of May 2010.

BETWEEN:

(4) MAN GROUP PLC a company registered in England under number 2921462 whose registered office is at Sugar Quay, Lower Thames Street, London EC3R 6DU (the “Parent”); and;

(5) GLG PARTNERS, INC a Delaware corporation (“GLG”); and

(6) PIERRE LAGRANGE of            (the “Vendor”).

WHEREAS:

(G) Parent, Escalator Sub 1 Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and GLG propose to enter into an Agreement and Plan of Merger, to be dated on or about the date of this Deed (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into GLG, and GLG will be the surviving entity (the “Merger”);

(H) The Vendor and a trust known as Lagrange GLG Trust which has been established for the benefit of inter alia the Vendor and/or his family (together the “Vendor Stockholders”) are substantial stockholders in GLG;

(I) As Parent wishes to acquire the shares held by the Vendor Shareholders on different terms than the terms being offered under the Merger Agreement it is proposed that Parent, the Vendor Stockholders and certain other stockholders in GLG enter into an agreement pursuant to which Parent agrees to acquire the GLG shares held by the other parties (the “Share Exchange Agreement”), governed by the laws of the State of Delaware, under which the Vendor Shareholders will exchange their shares in GLG for ordinary shares of Parent (the “Share Exchange”);

(J) It is contemplated that closing of the Merger Agreement will take place immediately after, and conditional upon closing of the Share Exchange Agreement.

(K) As an inducement to Parent to enter into the Share Exchange Agreement, from which the Vendor Stockholders will derive a substantial financial benefit, and in order to protect the goodwill of and all and any other legitimate interests attaching to GLG, which are a valuable and integral part of what the Parent is acquiring from the Vendor Shareholders as a result of the Share Exchange the Vendor is willing to enter into this Deed of Vendor Covenant.

(L) The protections provided to the Parent and GLG by this Deed of Vendor Covenant are an integral part of the Share Exchange and are contained in a separate Deed of Covenant (as opposed to being included in the Share Exchange Agreement) because the parties wish these matters to be governed by English law and subject to the exclusive jurisdiction of the English courts.

IT IS NOW HEREBY AGREED AS FOLLOWS:

1. In this Deed the following words and phrases shall have the meanings specified in this clause 1 as follows:

1.1 “GLG Entity” means GLG, any wholly owned subsidiary of GLG and any other entity, legal person, partnership, limited partnership or limited liability partnership which is controlled directly or indirectly by GLG as at the Share Exchange Date including without prejudice to the generality of the foregoing following partnerships and companies: Laurel Heights LLP, an English limited liability partnership, Mount Granite Limited an International Business Corporation existing and operating under the laws of the British Virgin Islands, Sage Summit LP, an English limited partnership, Lavender Heights LLP, a Delaware limited liability partnership, Lavender Heights Capital LP, a Delaware limited partnership, Mount Garnet Limited a British Virgin Islands company, GLG Partners LP an English limited partnership, GLG Partners Services LP, a Cayman Islands exempted limited partnership, GLG Holdings Limited, an International Business Corporation existing and operating under the laws of the British Virgin Islands, GLG Partners Limited, an English company,

GLG Partners Services Limited, a Cayman Islands exempted company, Albacrest Corporation, an International Business Corporation existing and operating under the laws of the British Virgin Islands, Betapoint Corporation, an International Business Corporation existing and operating under the laws of the British Virgin Islands, GLG Partners (Cayman) Limited, a Cayman Islands exempted company, and GLG Partners Asset Management Limited, an Irish limited company.

1.2 “Business” means the management, investment management and investment advisory businesses, and the business of structuring, establishing, marketing, distributing and managing investment funds, as carried on by any GLG Entity at the Share Exchange Closing Date; and for the avoidance of doubt if during the Restriction Period all or any part of such business is transferred to another entity in the Parent Group it shall remain protected as “Business” for the purposes of this Deed.

1.3 “Parent Group” shall mean Parent, any subsidiary undertaking of Parent, any parent undertaking of Parent or any subsidiary undertaking of such parent undertaking, in each case from time to time.

1.4 “Intermediary” means (a) any person who, at the Share Exchange Closing Date promoted, marketed, advised or arranged for investors in the services and/or products (including investment funds) of any GLG Entity, (b) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of, or consultant to, such Intermediary, or (c) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of a client or prospective client of any GLG Entity and who was working in the capacity of an Intermediary, and in all cases, with which Intermediary the Vendor had direct dealings on behalf of any GLG Entity in connection with such Intermediary’s promoting, marketing, advising or arranging for investors in the services and/or products (including investment funds) of any GLG Entity.

1.5 “Investor” means (a) any person who, at the Share Exchange Closing Date, held investment(s) in any investment product(s) for which any GLG Entity provided services whether as investment manager, investment adviser, marketing adviser or in some other capacity, or (b) any person who at the Share Exchange Closing Date was a partner, member, employee or agent of, or consultant to, or affiliate of, such Investor; and in all cases, with which Investor the Executive had dealings either directly or through an Intermediary (or Prospective Intermediary) on behalf of any GLG Entity in connection with such investment(s).

1.6 “Key Individual” means any person who, immediately before the Share Exchange Closing Date, is employed or engaged by or a partner or member in any GLG Entity (a) with whom the Vendor has had material contact and (b) is employed or engaged in the marketing of any GLG Entity’s services and products (including investment funds), in managing fund assets, as an analyst or in a senior management position; and for the avoidance of doubt if during the Restriction Period any Key Employee ceases to be employed or engaged by or a partner or member of a GLG Entity and becomes employed or engaged by (or a partner or member of) another entity in the Parent Group he or she shall remain protected as a “Key Individual” for the purposes of this Deed.

1.7 “Prospective Investor” means (a) any person with whom or which any GLG Entity (either directly or through an Intermediary or Prospective Intermediary) entered into negotiations or discussions, or (b) on whom or which any GLG Entity expended a material amount of money, at the Share Exchange Closing Date and to the knowledge of the Executive prior to the Share Exchange Closing Date, and in either case, (i) with a view toward securing investment(s) in any investment product(s) for which any GLG Entity provides services whether as investment manager, investment adviser, marketing adviser or in some other capacity, (ii) with which person the Executive had dealings (either directly or through an Intermediary or Prospective Intermediary) on behalf of any GLG Entity, and (iii) which person does not affirmatively indicate to any GLG Entity, at the Share Exchange Closing Date, that he, she or it does not wish to become an investor.

1.8 “Restricted Area” means the United Kingdom, the Cayman Islands, Switzerland, the United States and any other country in which any GLG Entity had material operations as at the Share Exchange Closing Date.

1.9 “Restriction Period” means the period from and including the Share Exchange Closing Date until and including the third anniversary of the Share Exchange Closing Date.

1.10 the “Merger Agreement” shall have the meaning in recital (A).

1.11 the “Share Exchange Agreement” shall have the meaning in recital (C).

1.12 “Vendor Stockholders” shall have the meaning in recital (B).

1.13 the “Share Exchange Closing Date” shall have the meaning in the Share Exchange Agreement.

1.14 “parent undertaking” and “subsidiary undertaking” shall have the same meanings as in section 1162 of the Companies Act 2006.

1.15 references to a Clause are to clauses of this Deed.

2. In consideration of the Parent and GLG being willing to enter into the Merger Agreement and the Parent being willing to enter into the Share Exchange Agreement and in further consideration of the payment of US$100,000 which shall be paid by Parent on behalf of it, GLG and all and any GLG Entity direct into the bank account of the Vendor (bank account details to be provided in due course) such payment to be made (subject to such withholdings as the Parent is required to make) within 14 days after the Share Exchange Closing Date which consideration is hereby acknowledged and accepted by the Vendor as being good and valuable consideration for the undertaking which he gives, the Vendor hereby covenants that he shall not, for the Restriction Period, without the prior written consent of the Chief Executive Officer of the Parent, in his or her sole and absolute discretion, either alone or jointly with or on behalf of any person, directly or indirectly:

2.1 carry on or set up, or be employed or engaged by or in, be a partner in, or otherwise assist or be interested in, in any capacity (except as a shareholder or other equity owner of not more than 3% of the shares of any company whose shares are quoted on any recognized investment exchange), any business that is carried on in competition with the Business anywhere within the Restricted Area;

2.2 in connection with the carrying on of any business that is in competition with the Business, have business dealings with, provide services to, or otherwise accept the custom of any person who or which as at the Share Exchange Closing Date did business or dealt with, or received services from any GLG Entity as a client, Investor or Prospective Investor, and with whom or which the Vendor shall have had dealings on behalf of any GLG Entity;

2.3 in connection with the carrying on of any business that is in competition with the Business, have business dealings with any Intermediary for the purpose of securing or seeking to secure from such Intermediary the opportunity to provide to his, her or its clients or prospective clients services or products (including investment funds) that are the same or substantially similar to those provided by any GLG Entity, or to place the business of any such client or prospective client with another business that is in competition with the Business;

2.4 in connection with the carrying on of any business that is in competition with the Business, canvass solicit or approach, or cause to be canvassed or solicited or approached, for orders or instructions in respect of any services or products (including investment funds) of a type offered or provided by any GLG Entity, as at the Share Exchange Closing Date any person who or which as at that date is a client, Investor or Prospective Investor of any GLG Entity, and with whom or which the Vendor had dealings on behalf of any GLG Entity;

2.5 in connection with the carrying on of any business that is in competition with the Business, canvass solicit or approach, or cause to be canvassed solicited or approached, any Intermediary for the purpose of securing or seeking to secure from such Intermediary the opportunity to provide to his, her or its clients or prospective clients any services or products (including investment funds) that are the same or substantially similar to those provided by any GLG Entity, or to place the business of any such client or prospective client with another business that is in competition with the Business

2.6 in connection with the carrying on of any business that is in competition with the Business, solicit or entice away, or endeavour to solicit or entice away, from employment or engagement by or from partnership with any GLG Entity or any member of the Parent Group any Key Individual.

2.7 The covenants contained in Clauses 2.1 to 2.6 shall not prevent the Vendor from being interested in, in any capacity, any business which includes a business that is carried on in competition with the Business provided that the Vendor is not concerned or involved with and does not otherwise assist in any way whatsoever directly or indirectly that part of the business which is carried on in competition with the Business and does not otherwise act in any way contrary to Clauses 2.1 to 2.6.

2.8 The covenants contained in Clauses 2.1 to 2.6 are intended to be separate and severable and enforceable as such. The provisions of Clauses 2.1 to 2.6 have been agreed by the parties to be reasonable and necessary to protect the legitimate interests of GLG and the Parent and were negotiated in good faith by the parties, the Vendor having taken independent legal advice.

3. The Vendor acknowledges that were he to act in breach of the covenants contained in Clauses 2.1 to 2.6 damages would not be an adequate remedy and that accordingly the Parent and/or GLG will seek to enforce the terms of these covenant by way of injunctive or other equitable relief.

4. If the Vendor receives any offer of employment, engagement or any offer to enter into any partnership, association or other business relationship which, if accepted, would or might involve the Vendor acting in breach of any of the covenants in Clauses 2.1 to 2.6, the Vendor shall promptly notify the Chief Executive Officer of the Parent of such offer.

5. The provisions of Clauses 2 to 4 shall be conditional upon the occurrence of and shall only come into effect on and from the Share Exchange Closing Date.

6. The parties’ obligations under the provisions of Clauses 2 to 4 shall not have any effect if the Share Exchange Agreement is terminated in accordance with the provisions of Article 9 of the Share Exchange Agreement.

7. This Deed is governed by and shall be construed in accordance with English law and the parties to this Deed hereby submit to the exclusive jurisdiction of the English Courts.

8. This Deed may be executed in any number of counterparts, including facsimiles, each of which is an original and all of which together evidence the same Deed.

IN WITNESS whereof this Deed has been executed as a Deed by the Parties hereto and is intended to be and is delivered on the date first above written.

Executed as a Deed by		)
Pierre Lagrange		)	/s/ Pierre Lagrange

in the presence of:		)

Signature	/s/ Catherine Amspach

Name	Catherine Amspach

Executed as a Deed by	)	/s/ Jasveer Singh

Man Group PLC	)

Jasveer Singh

Attorney

In the presence of:

/s/ Elizabeth Marsden

Solicitor

Executed as a Deed by	)	/s/ Alejandro San Miguel

GLG Partners, Inc.	)

Alejandro San Miguel

Name

General Counsel

Title

Appendix I

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of June 21, 2010, is by and among Man Group plc, a public limited company existing under the laws of England and Wales (“Man”), Escalator Sub 1 Inc., a Delaware corporation and a wholly owned subsidiary of Man (“Merger Sub”), GLG Partners, Inc., a Delaware corporation (“GLG”), Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Blue Hill Trust, a Cayman Islands STAR Trust (“Blue Hill”), Ogier Fiduciary Services (Cayman) Limited, acting solely in its capacity as trustee of Green Hill Trust, a Cayman Islands STAR Trust (“Green Hill”), Sage Summit LP, a UK partnership (“Sage Summit”), and Lavender Heights Capital LP, a Delaware limited partnership (“Lavender Heights”).

WHEREAS, Man, Merger Sub and GLG are parties to an Agreement and Plan of Merger (the ‘‘Merger Agreement”) dated as of May 17, 2010;

WHEREAS, Man and, Sage Summit, Lavender Heights and certain other stockholders of GLG (collectively, the “Selling Stockholders”) are parties to a Share Exchange Agreement (the “Share Exchange Agreement”) dated as of May 17, 2010;

WHEREAS, Man, Merger Sub and the Selling Stockholders are parties to a Voting and Support Agreement (the “Voting and Support Agreement”) dated as of May 17, 2010;

WHEREAS, Sage Summit and Blue Hill are parties to a Purchase Agreement (the ‘‘Sage Purchase Agreement”) dated as of the date hereof, pursuant to which it is contemplated that (i) Blue Hill shall purchase from Sage Summit all shares of common stock of GLG held by Sage Summit, which are subject to the Share Exchange Agreement and the Voting and Support Agreement, and (ii) Blue Hill shall become a party to and assume the rights and obligations of Sage Summit under the Share Exchange Agreement and the Voting and Support Agreement; and

WHEREAS, Lavender Heights and Green Hill are parties to a Purchase Agreement (the ‘‘Lavender Purchase Agreement”) dated as of the date hereof, pursuant to which it is contemplated that (i) Green Hill shall purchase from Lavender Heights all shares of common stock of GLG held by Lavender Heights, which are subject to the Share Exchange Agreement and the Voting and Support Agreement, and (ii) Green Hill shall become a party to and assume the rights and obligations of Lavender Heights under the Share Exchange Agreement and the Voting and Support Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Share Exchange Agreement Joinder.  Each of Blue Hill and Green Hill hereby agrees that, upon execution of this Agreement and subject to the following sentence, (i) it shall become a party to the Share Exchange Agreement and shall have the benefit of and be bound by, and subject to, all of the rights, covenants, terms and conditions of the Share Exchange Agreement as fully and the same as though each of Blue Hill and Green Hill was an original party thereto, and shall be subject to all the provisions and shall perform all the obligations of the Share Exchange Agreement (including Section 2.1 thereof) applicable to Sage Summit or Lavender Heights, as the case may be, as fully and the same as though performed by Sage Summit or Lavender Heights, as the case may be, and (ii) without limiting the generality of the foregoing, it hereby makes the representations and warranties in Article 3 of the Share Exchange Agreement of a “Stockholder” as defined in and under the Share Exchange Agreement. The parties hereto acknowledge and agree that, in accordance with the terms of the Share Exchange Agreement, for all purposes under the Share Exchange Agreement, each of Blue Hill and Green Hill shall be deemed to be a “Stockholder” and a “Service Partnership” as such terms are defined thereunder and Ogier Fiduciary Services (Cayman) Limited (“OFSCL”) shall be deemed to be a “Trustee Party” as such term is defined thereunder, with the full benefit of the provisions in the Share Exchange Agreement that apply to a “Trustee Party”. For the avoidance of doubt, each of Blue Hill and Green Hill is a purpose trust and currently does not have any beneficiaries as of the date hereof but may in the future have beneficiaries.

2.  Voting and Support Agreement Joinder.  Each of Blue Hill and Green Hill hereby agrees that, upon execution of this Agreement and subject to the following sentence, (i) it shall become a party to the Voting and Support Agreement and shall have the benefit of and be bound by, and subject to, all of the rights, covenants, terms and conditions of the Voting and Support Agreement as fully and the same as though each of Blue Hill and Green Hill was an original party thereto, and shall be subject to all the provisions and shall perform all the obligations of the Voting and Support Agreement applicable to Sage Summit or Lavender Heights, as the case may be, as fully and the same as though performed by Sage Summit or Lavender Heights, as the case my be, and (ii) without limiting the generality of the foregoing, it hereby makes the representations and warranties in Article 2 of the Voting and Support Agreement of a “Stockholder” as defined in and under the Voting and Support Agreement. The parties hereto acknowledge and agree that, in accordance with the terms of the Voting and Support Agreement, for all purposes under the Voting and Support Agreement, each of Blue Hill and Green Hill shall be deemed to be a “Stockholder” as such term is defined thereunder and OFSCL shall be deemed to be a “Trustee Party” as such term is defined thereunder, with the full benefit of the provisions in the Voting and Support Agreement that apply to a “Trustee Party”.

3.  Consent.  Man and Merger Sub hereby consent to the execution, delivery and performance of the Sage Purchase Agreement and the Lavender Purchase Agreement and the transactions contemplated thereby (including delivery of shares of GLG common stock), by Sage Summit and Lavender Heights, respectively, for purposes of Sections 5.5(a)(vi), 5.5(a)(viii), 5.5(a)(xi) and 5.5(a)(xviii) of the Merger Agreement, the Share Exchange Agreement and the Voting and Support Agreement.

4.  GLG Shares.  Each of Sage Summit and Lavender Heights hereby represents and warrants to Man and Merger Sub that the dates and numbers of GLG Shares subject to the calculation of the number of Man Shares to be delivered by Blue Hill to Sage Summit or Green Hill to Lavender Heights, as applicable, as set forth on the applicable Schedule I to the Sage Purchase Agreement or Lavender Purchase Agreement, as the case may be, correspond to the true and correct vesting dates and applicable vested amounts under the Second Amended and Restated Limited Partnership Agreement of Sage Summit or the Second Amended and Restated Limited Partnership Agreement of Lavender Heights, as applicable, in effect on May 17, 2010 (the “Limited Partnership Agreements”).

5.  Vesting and Other Terms.  Each of Sage Summit and Lavender Heights hereby agrees that the purchase price to be received by Sage Summit from Blue Hill under the Sage Purchase Agreement or by Lavender from Green Hill under the Lavender Purchase Agreement, as applicable, shall be subject to the same vesting and other terms and conditions that were applicable to Sage Summit’s and Lavender Heights’ GLG Shares immediately prior to the closing of the Sage Purchase Agreement or Lavender Purchase Agreement, as applicable, except to the extent acceleration is necessary to permit payment of applicable taxes; provided, however, such purchase price and the payment dates of such purchase price may be adjusted to the extent that forfeitures and/or reallocations of membership interest held by certain members of Sage Summit or Lavender Heights occur after the date of this Agreement in accordance with the terms of the applicable Limited Partnership Agreement.

6.  Certification.  Starting on December 31, 2010 and ending on the date on which the final purchase price installment is payable under the Sage Purchase Agreement or the Lavender Purchase Agreement, as applicable, on June 30 and December 31 of each year, each of Sage Summit, Lavender Heights, Blue Hill and Green Hill shall provide certifications to Man to the effect that it has not distributed Man Shares (or proceeds from the sale of Man Shares) other than in accordance with the provisions of the Sage Purchase Agreement, Lavender Purchase Agreement or the applicable Limited Partnership Agreement, as the case may be.

7.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7 shall be null and void.

8.  Further Assurances.  Each party hereto shall, from time to time execute such other documents and agreements and provide such certificates as any other party hereunder may reasonably request to carry out and fulfill the transactions, and permit the exercise and assumption of, such rights and obligations as are contemplated hereunder.

9.  Headings and Counterparts.  The descriptive headings of this Agreement are for convenience of reference only and do not constitute a part of this Agreement. This Agreement may be executed by facsimile or portable document format (pdf) transmission and in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

10.  Governing Law.  All claims or causes of action (whether at law, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Agreement (including, without limitation, the negotiation, termination, performance or non-performance of this Agreement) or the execution of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to any choice or conflicts of law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware).

11.  Jurisdiction.

(a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

(b) Without limiting other means of service of process permissible under applicable law, each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in the Share Exchange Agreement (as supplemented by this Agreement) shall be effective service of process for any suit or proceeding in connection with this Agreement. The consents to jurisdiction set forth in this Section 11 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 11 and shall not be deemed to confer rights on any person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.  Notices.  For purposes of the Share Exchange Agreement and the Voting and Support Agreement, all notices, requests and other communications to be given or made to Blue Hill and Green Hill shall be delivered at the following addresses:

If to Blue Hill, to:

Blue Hill Trust
c/o Ogier Fiduciary Services (Cayman) Limited
89 Nexus Way
Camana Bay
Grand Cayman KY1-9007
Cayman Islands

If to Green Hill, to:

Green Hill Trust
c/o Ogier Fiduciary Services (Cayman) Limited
89 Nexus Way
Camana Bay
Grand Cayman KY1-9007
Cayman Islands

13.  Effective Time.  This Agreement shall not become effective until the closing of the transactions contemplated by the Sage Purchase Agreement and the Lavender Purchase Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAN GROUP PLC

By:	/s/ Peter Clarke
Name:     Peter Clarke

Title:	Chief Executive

ESCALATOR SUB 1, INC.

By:	/s/ John B. Rowsell
Name:     John B. Rowsell

Title:	President

GLG PARTNERS, INC.

By:	/s/ Alejandro San Miguel
Name:     Alejandro San Miguel

Title:	General Counsel and Corporate
Secretary

SAGE SUMMIT LP

By:	Sage Summit Ltd., its general partner

By:	/s/ Leslie J. Schreyer
Name:     Leslie J. Schreyer

Title:	Director

LAVENDER HEIGHTS CAPITAL LP

By:	Mount Garnet Limited, its general partner

By:	/s/ Leslie J. Schreyer
Name:     Leslie J. Schreyer

Title:	Director

OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED, acting solely in its capacity as
Trustee of BLUE HILL TRUST

By:	/s/ Fiona Barrie
Name:     Fiona Barrie

Title:	Authorised Signatory

By:	/s/ Inderjit Singh
Name:     Inderjit Singh

Title:	Authorised Signatory

OGIER FIDUCIARY SERVICES (CAYMAN) LIMITED, acting solely in its capacity as
Trustee of GREEN HILL TRUST

By:	/s/ Fiona Barrie
Name:     Fiona Barrie

Title:	Authorised Signatory

By:	/s/ Inderjit Singh
Name:     Inderjit Singh

Title:	Authorised Signatory

PRELIMINARY, SUBJECT TO COMPLETION
DATED AUGUST 10, 2010
GLG PARTNERS, INC.
399 PARK AVENUE,
38TH FLOOR NEW
YORK, NY 10022
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September     , 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by the Internet, you should not return your proxy card.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September     , 2010. Have your proxy card in hand when you call and then follow the instructions. If you vote by telephone, you should not return your proxy card.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received by September     , 2010.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS    PROXY    CARD    IS    VALID    ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
1 Adoption of the Agreement and Plan of Merger dated as of May 17, 2010 among GLG Partners, Inc., Man Group plc, and Escalator Sub 1 Inc. (the “Merger Proposal”).	☐	☐	☐

	For	Against	Abstain
2     Approval of the adjournment of the special meeting, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal.
	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GLG PARTNERS, INC.
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER     , 2010
10:00 a.m. Eastern Time
CHADBOURNE & PARKE LLP
30 ROCKEFELLER PLAZA
NEW YORK, NY 10112
(212) 408-5100
YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE INSTRUCTIONS ON THE
OTHER SIDE OF THIS CARD.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com.

PROXY CARD
GLG PARTNERS, INC.
SOLICITED BY AND ON BEHALF OF THE BOARD OF
DIRECTORS
The undersigned hereby appoints Noam Gottesman, Emmanuel Roman and Alejandro San Miguel, or any of them, each with full power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as designated on this proxy card, all of the shares of Common Stock and Series A Preferred Stock of GLG PARTNERS, INC. (the “Company”) which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 on September     , 2010 at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof.
SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 17, 2010 AMONG THE COMPANY, MAN GROUP PLC, AND ESCALATOR SUB 1 INC., AND “FOR” PROPOSAL 2, AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED.
Continued and to be signed on reverse side